Back to Form 8-K	Exhibit 10.1

Contract No. FA971

STATE OF FLORIDA
AGENCY FOR HEALTH CARE ADMINISTRATION
STANDARD CONTRACT

THIS CONTRACT is entered into between the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the "Agency", whose address is 2727 Mahan Drive, Tallahassee, Florida 32308, and WELLCARE OF FLORIDA, INC., D/B/A STAYWELL HEALTH PLAN OF FLORIDA hereinafter referred to as the "Vendor", whose address is 8735 Henderson Road, Renaissance 2, Tampa, Florida 33634, a Florida For Profit Corporation, to provide health care services to eligible Medicaid recipients.

I.              THE VENDOR HEREBY AGREES:

A.            General Provisions

1.
To provide services according to the terms and conditions set forth in this Contract, Attachment I, Scope of Services, and Attachment II, Core Contract Provisions and all other attachments named herein which are attached hereto and incorporated by reference (collectively referred to herein as the “Contract”).

2.	To perform as an independent vendor and not as an agent, representative, or employee of the Agency.

3.	To recognize that the State of Florida, by virtue of its sovereignty, is not required to pay any taxes on the services or goods purchased under the terms of this Contract.

B.            Federal Laws and Regulations

1.	This Contract contains federal funds, therefore, the Vendor shall comply with the provisions of 45 CFR, Part 74, and/or 45 CFR, Part 92, and other applicable regulations.

2.
This Contract contains federal funding in excess of $100,000, therefore, the Vendor must, upon Contract execution, complete the Certification Regarding Lobbying form, Attachment IV. If a Disclosure of Lobbying Activities form, Standard Form LLL, is required, it may be obtained from the Agency’s Contract Manager. All disclosure forms as required by the Certification Regarding Lobbying form must be completed and returned to the Agency’s Procurement Office.

3.
Pursuant to 45 CFR, Part 76, the Vendor must, upon Contract execution, complete the Certification Regarding Debarment, Suspension, Ineligibility, and Voluntary Exclusion Contracts/Subcontracts, Attachment V.

C.            Audits and Records

1.
To maintain books, records, and documents (including electronic storage media) pertinent to performance under this Contract in accordance with generally accepted accounting procedures and practices which sufficiently and properly

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reflect all revenues and expenditures of funds provided by the Agency under this Contract.

2.
To assure that these records shall be subject at all reasonable times to inspection, review, or audit by state personnel and other personnel duly authorized by the Agency, as well as by federal personnel.

3.
To maintain and file with the Agency such progress, fiscal and inventory reports as specified in Attachment II, Core Contract Provisions, and other reports as the Agency may require within the period of this Contract. In addition, access to relevant computer data and applications which generated such reports should be made available upon request.

4.	To ensure that all related party transactions are disclosed to the Agency Contract Manager.

5.	To include these aforementioned audit and record keeping requirements in all approved subcontracts and assignments.

D.            Retention of Records

1.
To retain all financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to performance under this Contract for a period of six (6) years after termination of this Contract, or if an audit has been initiated and audit findings have not been resolved at the end of six (6) years, the records shall be retained until resolution of the audit findings.

2.	Persons duly authorized by the Agency and federal auditors, pursuant to 45 CFR, Part 74 and/or 45 CFR, Part 92, shall have full access to and the right to examine any of said records and documents.

3.	The rights of access in this section must not be limited to the required retention period but shall last as long as the records are retained.

E.            Monitoring

1.
To provide reports as specified in Attachment II, Core Contract Provisions. These reports will be used for monitoring progress or performance of the contractual services as specified in Attachment I, Scope of Services and Attachment II, Core Contract Provisions.

2.	To permit persons duly authorized by the Agency to inspect any records, papers, documents, facilities, goods and services of the Vendor which are relevant to this Contract.

F.           Indemnification

The Vendor shall save and hold harmless and indemnify the State of Florida and the Agency against any and all liability, claims, suits, judgments, damages or costs of whatsoever kind and nature resulting from the use, service, operation or performance of work under the terms of this Contract, resulting from any act, or

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failure to act, by the Vendor, its subcontractor, or any of the employees, agents or representatives of the Vendor or subcontractor.

G.            Insurance

1.
To the extent required by law, the Vendor will be self-insured against, or will secure and maintain during the life of this Contract, Workers’ Compensation Insurance for all its employees connected with the work of this project and, in case any work is subcontracted, the Vendor shall require the subcontractor similarly to provide Workers’ Compensation Insurance for all of the latter’s employees unless such employees engaged in work under this Contract are covered by the Vendor’s self insurance program. Such self insurance or insurance coverage shall comply with the Florida Workers’ Compensation law. In the event hazardous work is being performed by the Vendor under this Contract and any class of employees performing the hazardous work is not protected under Workers’ Compensation statutes, the Vendor shall provide, and cause each subcontractor to provide, adequate insurance satisfactory to the Agency, for the protection of its employees not otherwise protected.

2.
The Vendor shall secure and maintain Commercial General Liability insurance including bodily injury, property damage, personal & advertising injury and products and completed operations. This insurance will provide coverage for all claims that may arise from the services and/or operations completed under this Contract, whether such services and/or operations are by the Vendor or anyone directly employed by it. Such insurance shall include the State of Florida as an Additional Named Insured for the entire length of the Contract and hold the State of Florida harmless from subrogation. The Vendor shall set the limits of liability necessary to provide reasonable financial protections to the Vendor and the State of Florida under this Contract.

3.
All insurance policies shall be with insurers licensed or eligible to transact business in the State of Florida. The Vendor’s current insurance policy(ies) shall contain a provision that the insurance will not be canceled for any reason except after thirty (30) days written notice. The Vendor shall provide thirty (30) day written notice of cancellation to the Agency’s Contract Manager.

H.            Assignments and Subcontracts

To neither assign the responsibility of this Contract to another party nor subcontract for any of the work contemplated under this Contract without prior written approval of the Agency. No such approval by the Agency of any assignment or subcontract shall be deemed in any event or in any manner to provide for the incurrence of any obligation of the Agency in addition to the total dollar amount agreed upon in this Contract. All such assignments or subcontracts shall be subject to the conditions of this Contract and to any conditions of approval that the Agency shall deem necessary.

I.             Return of Funds

To return to the Agency any overpayments due to unearned funds or funds disallowed pursuant to the terms of this Contract that were disbursed to the Vendor by the Agency. The Vendor shall return any overpayment to the Agency within forty

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(40) calendar days after either discovery by the Vendor, its independent auditor, or notification by the Agency, of the overpayment.

J.           Purchasing

1.	P.R.LD.E.

It is expressly understood and agreed that any articles which are the subject of, or required to carry out this Contract shall be purchased from the corporation identified under Chapter 946, Florida Statutes, if available, in the same manner and under the same procedures set forth in Section 946.515(2), and (4), Florida Statutes; and, for purposes of this Contract, the person, firm or other business entity carrying out the provisions of this Contract shall be deemed to be substituted for this Agency insofar as dealings with such corporation are concerned.

The "Corporation identified" is PRISON REHABILITATIVE INDUSTRIES AND DIVERSIFIED ENTERPRISES, INC. (P.R.I.D.E.) which may be contacted at:

P.R.I.D.E.
12425 28th Street North, Suite 300
St. Petersburg, FL 33716
E-Mail: info@pride-enterprises.org
(727) 556-3300
Toll Free: 1-800-643-8459
Fax: (727) 570-3366

2.	RESPECT of Florida

It is expressly understood and agreed that any articles that are the subject of, or required to carry out, this Contract shall be purchased from a nonprofit agency for the blind or for the severely handicapped that is qualified pursuant to Chapter 413, Florida Statutes, in the same manner and under the same procedures set forth in Section 413.036(1) and (2), Florida Statutes; and, for purposes of this Contract, the person, firm, or other business entity carrying out the provisions of this Contract shall be deemed to be substituted for this Agency insofar as dealings with such qualified nonprofit agency are concerned.

The "nonprofit agency" identified is RESPECT of Florida which may be contacted at:

RESPECT of Florida.
2475 Apalachee Parkway, Suite 205
Tallahassee, Florida 32301-4946
(850) 487-1471
Website: www.respectofflorida.org

3.	Procurement of Products or Materials with Recycled Content

It is expressly understood and agreed that any products which are required to carry out this Contract shall be procured in accordance with the provisions of Section 403.7065, Florida Statutes.

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K.            Civil Rights Requirements/Vendor Assurance

The Vendor assures that it will comply with:

1.	Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.
2.	Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.
3.	Title IX of the Education Amendments of 1972, as amended, 20 U.S.C. 1681 et seq., which prohibits discrimination on the basis of sex.
4.	The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.
5.
Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9849, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

6.	The Americans with Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires reasonable accommodation for persons with disabilities.
7.	All regulations, guidelines, and standards as are now or may be lawfully adopted under the above statutes.

The Vendor agrees that compliance with this assurance constitutes a condition of continued receipt of or benefit from funds provided through this Contract, and that it is binding upon the Vendor, its successors, transferees, and assignees for the period during which services are provided. The Vendor further assures that all contractors, subcontractors, subgrantees, or others with whom it arranges to provide services or benefits to participants or employees in connection with any of its programs and activities are not discriminating against those participants or employees in violation of the above statutes, regulations, guidelines, and standards.

L.            Discrimination

An entity or affiliate who has been placed on the discriminatory vendor list may not submit a bid, proposal, or reply on a contract to provide any goods or services to a public entity; may not submit a bid, proposal, or reply on a contract with a public entity for the construction or repair of a public building or public work; may not submit bids, proposals, or replies on leases of real property to a public entity; may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity; and may not transact business with any public entity. The Florida Department of Management Services is responsible for maintaining the discriminatory vendor list and intends to post the list on its website. Questions regarding the discriminatory vendor list may be directed to the Florida Department of Management Services, Office of Supplier Diversity at (850) 487-0915.

M.           Requirements of Section 287.058, Florida Statutes

1.	To submit bills for fees or other compensation for services or expenses in detail sufficient for a proper pre-audit and post-audit thereof.

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2.
Where applicable, to submit bills for any travel expenses in accordance with Section 112.061, Florida Statutes. The Agency may establish rates lower than the maximum provided in Section 112.061, Florida Statutes.

3.
To provide units of deliverables, including reports, findings, and drafts, in writing and/or in an electronic format agreeable to both parties, as specified in Attachment I, Scope of Services and Attachment II, Core Contract Provisions, to be received and accepted by the Contract Manager prior to payment.

4.	To comply with the criteria and final date, as specified herein, by which such criteria must be met for completion of this Contract.

This Contract shall begin upon execution by both parties or September 1, 2012, (whichever is later) and end on August 31, 2015, inclusive.

In accordance with Section 287.057(13), Florida Statutes, this Contract may be renewed for a period that may not exceed three (3) years or the term of the original Contract, whichever period is longer. Renewal of the Contract shall be in writing and subject to the same terms and conditions set forth in the initial contract. A renewal Contract may not include any compensation for costs associated with the renewal. Renewals are contingent upon satisfactory performance evaluations by the Agency, are subject to the availability of funds, and optional to the Agency.

5.
The Vendor agrees that the Agency may unilaterally cancel this Contract for refusal by the Vendor to allow public access to all documents, papers, letters, or other material made or received by the Vendor in conjunction with this Contract, unless the records are exempt from Section 24(a) of Art. I of the State Constitution and Section 119.07(1), Florida Statutes.

6.	To comply with Patents, Royalties, Copyrights, Right to Data, and Works for Hire/Software requirements as follows:

The Vendor, without exception, shall indemnify and hold harmless the Agency and its employees from liability of any nature or kind, including cost and expenses for or on account of any copyrighted, patented, or unattended invention, process, or article manufactured or supplied by the Vendor. The Vendor has no liability when such claim is solely and exclusively due to the combination, operation or use of any article supplied hereunder with equipment or data not supplied by the Vendor or is based solely and exclusively upon the Agency’s alteration of the article.

The Agency shall provide prompt written notification of a claim of copyright or patent infringement and shall afford the Vendor full opportunity to defend the action and control the defense. Further, if such a claim is made or is pending, the Vendor may, at its option and expense procure for the Agency the right to continue the use of, replace or modify the article to render it non-infringing (if none of the alternatives is reasonably available, the Agency agrees to return the article on request to the Vendor and receive reimbursement, if any, as may be determined by a court of competent jurisdiction).

If the Vendor brings to the performance of this Contract a pre-existing patent, patent-pending and/or copyright at the time of Contract execution, the Vendor

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shall retain all rights and entitlements to that pre-existing patent, patent-pending and/or copyright, unless this Contract provides otherwise.

If the Vendor uses any design, device, or materials covered by letter, patent, or copyright, it is mutually agreed and understood without exception that the proposed prices shall include all royalties or cost arising from the use of such design, device, or materials in any way involved in the work. Prior to the initiation of services under this Contract, the Vendor shall disclose, in writing, all intellectual properties relevant to the performance of this Contract which the Vendor knows, or should know, could give rise to a patent or copyright. The Vendor shall retain all rights and entitlements to any pre-existing intellectual property which is so disclosed. Failure to disclose will indicate that no such property exists. The Agency shall then have the right to all patents and copyrights which arise as a result of performance under this Contract as provided in this section.

If any discovery or invention arises or is developed in the course of, or as a result of, work or services performed under this Contract, or in any way connected herewith, the Vendor shall refer the discovery or invention to the Agency for a determination whether patent protection will be sought in the name of the State of Florida. Any and all patent rights accruing under or in connection with the performance of this Contract are hereby reserved to the State of Florida. All materials to which the Agency is to have patent rights or copyrights shall be marked and dated by the Vendor in such a manner as to preserve and protect the legal rights of the Agency.

Where activities supported by this Contract produce original writing, sound recordings, pictorial reproductions, drawings or other graphic representation and works of any similar nature, the Agency has the right to use, duplicate and disclose such materials in whole or in part, in any manner, for any purpose whatsoever and to have others acting on behalf of the Agency to do so. If the materials so developed are subject to copyright, trademark, or patent, legal title and every right, interest, claim, or demand of any kind in and to any patent, trademark or copyright, or application for the same, shall vest in the State of Florida, Department of State for the exclusive use and benefit of the state. Pursuant to Section 286.021, Florida Statutes, no person, firm, corporation, including parties to this Contract shall be entitled to use the copyright, patent, or trademark without the prior written consent of the Florida Department of State.

The Agency shall have unlimited rights to use, disclose, or duplicate, for any purpose whatsoever, all information and data developed, derived, documented, or furnished by the Vendor under this Contract.

All rights and title to works for hire under this Contract, whether patentable or copyrightable or not, shall belong to the Agency and shall be subject to the terms and conditions of this Contract.

The computer programs, materials and other information furnished by the Agency to the Vendor hereunder shall be and remain the sole and exclusive property of the Agency, free from any claim or right of retention by or on behalf of the Vendor. The services and products listed in this Contract shall become the property of the Agency upon the Vendor’s performance and delivery thereof. The Vendor hereby acknowledges that said computer programs, materials and other information provided by the Agency to the Vendor hereunder, together with the products delivered and services performed by the Vendor hereunder, shall be and remain confidential and proprietary in nature to the extent provided by Chapter 119, Florida Statutes, and that the Vendor shall not disclose, publish or use same for any purpose other than the purposes provided in this Contract; however, upon the Vendor first demonstrating to the Agency’s satisfaction that such information, in part or in whole, (1) was already known to the Vendor prior to its receipt from the Agency; (2) became known to the Vendor from a source other than the Agency; or (3) has been disclosed by the Agency to third parties without restriction, the Vendor shall be free to use and disclose same without restriction. Upon completion of the Vendor’s performance or otherwise cancellation or termination of this Contract, the Vendor shall surrender and deliver to the Agency, freely and voluntarily, all of the above-described information remaining in the Vendor's possession.

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The Vendor warrants that all materials produced hereunder will be of original development by the Vendor and will be specifically developed for the fulfillment of this Contract and will not knowingly infringe upon or violate any patent, copyright, trade secret or other property right of any third party, and the Vendor shall indemnify and hold the Agency harmless from and against any loss, cost, liability or expense arising out of any breach or claimed breach of this warranty.

The terms and conditions specified in this section shall also apply to any subcontract made under this Contract. The Vendor shall be responsible for informing the subcontractor of the provisions of this section and obtaining disclosures.

7.	The financial consequences that the Agency must apply if the Vendor fails to perform in accordance with this Contract are outlined in Attachment II, Core Contract Provisions.

N.            Sponsorship

Pursuant to Section 286.25, Florida Statutes, any nongovernmental organization which sponsors a program financed partially by state funds or funds obtained from a state agency shall, in publicizing, advertising, or describing the sponsorship of the program, state:

“Sponsored by WELLCARE OF FLORIDA, INC., D/B/A STAYWELL HEALTH PLAN OF FLORIDA and the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION.”

If the sponsorship reference is in written material, the words "State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION" shall appear in the same size letters or type as the name of the organization.

O.           Use Of Funds For Lobbying Prohibited

To comply with the provisions of Section 216.347, Florida Statutes, which prohibits the expenditure of Contract funds for the purpose of lobbying the Legislature, the judicial branch or a state agency.

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AHCA Form 2100-0007 (Rev. JULY 12)

P.            Public Entity Crime

A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in Section 287.017, Florida Statutes, for category two, for a period of 36 months from the date of being placed on the convicted vendor list.

Q.           Health Insurance Portability and Accountability Act

To comply with the Department of Health and Human Services Privacy Regulations in the Code of Federal Regulations, Title 45, Sections 160 and 164, regarding disclosure of protected health information as specified in Attachment III, Business Associate Agreement.

R.	Confidentiality of Information

Not to use or disclose any confidential information, including social security numbers that may be supplied under this Contract pursuant to law, and also including the identity or identifying information concerning a Medicaid recipient or services under this Contract for any purpose not in conformity with state and federal laws, except upon written consent of the recipient, or his/her guardian.

S.            Employment

To comply with Section 274A (e) of the Immigration and Nationality Act. The Agency shall consider the employment by any contractor of unauthorized aliens a violation of this Act. If the Vendor knowingly employs unauthorized aliens, such violation shall be cause for unilateral cancellation of this Contract. The Vendor shall be responsible for including this provision in all subcontracts with private organizations issued as a result of this Contract.

T.	Work Authorization Program

The Immigration Reform and Control Act of 1986 prohibits employers from knowingly hiring illegal workers. The Vendor shall only employ individuals who may legally work in the United States – either U.S. citizens or foreign citizens who are authorized to work in the U.S. The Vendor shall use the U.S. Department of Homeland Security’s E-Verify Employment Eligibility Verification system, https://e-verify.uscis.gov/emp, to verify the employment eligibility of all new employees hired by the Vendor during the term of this Contract and shall also include a requirement in its subcontracts that the subcontractor utilize the E-Verify system to verify the employment eligibility of all new employees hired by the subcontractor performing work or providing services pursuant to this Contract.

U.	Scrutinized Companies Lists

The Vendor shall complete Attachment VI, Vendor Certification Regarding Scrutinized Companies List, certifying that it is not listed on either the Scrutinized Companies with Activities in Sudan List or the Scrutinized Companies with Activities in the Iran Petroleum Energy Sector List, created pursuant to section 215.473, Florida Statutes (F.S.). Pursuant to section 287.135(5), F.S., the Vendor agrees the

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Agency may immediately terminate this Contract for cause if the Vendor is found to have submitted a false certification or if the Vendor is placed on the Scrutinized Companies with Activities in Sudan List or the Scrutinized Companies with Activities in the Iran Petroleum Energy Sector List during the term of the Contract.

II.            THE AGENCY HEREBY AGREES:

A.           Contract Amount

To pay for contracted services according to the conditions of Attachment I, Scope of Services and Attachment II, Core Contract Provisions, in an amount not to exceed $1,247,913,828.00, subject to the availability of funds. The State of Florida's performance and obligation to pay under this Contract is contingent upon an annual appropriation by the Legislature.

III.           THE VENDOR AND AGENCY HEREBY MUTUALLY AGREE:

A.            Termination

1.	Termination at Will

This Contract may be terminated by the Agency upon no less than thirty (30) calendar days written notice, without cause, unless a lesser time is mutually agreed upon by both parties. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery.

2.	Termination Due To Lack of Funds

In the event funds to finance this Contract become unavailable, the Agency may terminate the Contract upon no less than twenty-four (24) hours’ written notice to the Vendor. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. The Agency shall be the final authority as to the availability of funds. The Vendor shall be compensated for all work performed up to the time notice of termination is received.

3.	Termination for Breach

Unless the Vendor's breach is waived by the Agency in writing, the Agency may, by written notice to the Vendor, terminate this Contract upon no less than twenty-four (24) hours’ written notice. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. If applicable, the Agency may employ the default provisions in Chapter 60A-1.006(4), Florida Administrative Code.

Waiver of breach of any provisions of this Contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this Contract. The provisions herein do not limit the Agency's right to remedies at law or to damages.

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B.	Contract Managers

1.	The Agency’s Contract Manager’s contact information is as follows:

Suzanne Stacknik
Agency for Health Care Administration
2727 Mahan Drive, MS# 50
Tallahassee, FL 32308
(850) 412-4067

2.	The Vendor’s Contract Manager’s contact information is as follows:

Robert Diaz
WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida
8735 Henderson Road
Renaissance 2
Tampa, FL 33634
(813) 206-1758

3.
All matters shall be directed to the Contract Managers for appropriate action or disposition. A change in Contract Manager by either party shall be reduced to writing through an amendment or minor modification to this Contract by the Agency.

C.	Renegotiation or Modification

1.
Modifications of provisions of this Contract shall only be valid when they have been reduced to writing and duly signed during the term of the Contract. The parties agree to renegotiate this Contract if federal and/or state revisions of any applicable laws, or regulations make changes in this Contract necessary.

2.
The rate of payment and the total dollar amount may be adjusted retroactively to reflect price level increases and changes in the rate of payment when these have been established through the appropriations process and subsequently identified in the Agency's operating budget.

D.	Name, Mailing and Street Address of Payee

1.	The name (Vendor name as shown on Page 1 of this Contract) and mailing address of the official payee to whom the payment shall be made;

WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida
P.O. Box 31379
Tampa, FL 33634

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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2.	The name of the contact person and street address where financial and administrative records are maintained:

Thomas Tran
WellCare of Florida, Inc.
d/b/a Staywell Health Plan of Florida
8735 Henderson Road
Renaissance 2
Tampa, FL 33634

F.	All Terms and Conditions

This Contract and its attachments as referenced herein contain all the terms and conditions agreed upon by the Parties.

IN WITNESS THEREOF, the Parties hereto have caused this three hundred twenty-two (322) page Contract, which includes any referenced attachments, to be executed by their undersigned officials as duly authorized. This Contract is not valid until signed and dated by both parties.

WELLCARE OF FLORIDA, INC.		STATE OF FLORIDA, AGENCY FOR
D/B/A STAYWELL HEALTH PLAN		HEALTH CARE ADMINISTRATION
OF FLORIDA

SIGNED		SIGNED
BY:	/s/ Christina Cooper	BY:	/s/ Elizabeth Dudek

NAME:	Christina Cooper	NAME:	Elizabeth Dudek

TITLE:	President, FL and HI Division	TITLE:	Secretary

DATE:	8/28/12	DATE:	8/30/12

FEDERAL ID NUMBER (or SS Number for an individual):  59-2583622

VENDOR FISCAL YEAR ENDING DATE:  December 31st

List of Attachments/Exhibits included as part of this Contract:

Specify Type	Letter/ Number	Description
Attachment	I	Scope of Services (18 Pages)
Attachment	II	Core Contract Provisions (285 Pages)
Attachment	III	Business Associate Agreement (4 Pages)
Attachment	IV	Lobbying Certification (1 Page)
Attachment	V	Debarment Certification (1 Page)
Attachment	VI	Vendor Certification Regarding Scrutinized
Companies List (1 Page)

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AHCA Form 2100-0007 (Rev. JULY 12)

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

ATTACHMENT I
SCOPE OF SERVICES
CAPITATED HEALTH PLANS

A.	Plan Type

The Vendor (Health Plan) is approved to provide contracted services as the following health plan type as denoted by an “X” in Table 1 below.

TABLE 1 Effective Date: 09/01/12 – 08/31/15
Health Maintenance Organization (HMO)	Fee- for-Service (FFS) Provider Service Network (PSN)	Capitated PSN	Specialty Health Plan for Children with Chronic Conditions	Specialty Plan for Recipients Living with HIV/AIDS	Non-Reform HMOs that Specialize in HIV/AIDS
X

B.	Population(s) to be Served

1.	Population Groups

The Health Plan shall deliver covered services as defined in Attachment II, Core Contract Provisions, to the specific population(s) approved as denoted by an “X” in Table 2 below and as listed in Attachment II, Core Contract Provisions, Section III, Eligibility and Enrollment.

TABLE 2 Effective Date: 09/01/12 – 08/31/15
Non-Reform					Reform
TANF	SSI	Dually Eligible	Frail/ Elderly*	HIV/ AIDS**	TANF	SSI	Dually Eligible	Children with Chronic Conditions***	HIV/ AIDS****
X	X	X

*
Enrollees, who have been determined to be at risk for nursing home institutionalization by the Comprehensive Assessment and Review for Long Term Care (CARES) Unit, and are enrolled in an Agency-authorized plan which participates in the Frail/Elderly Program.

**	Enrolled in an Agency-authorized non-Reform HMO that specializes in HIV/AIDS.
***
Enrolled in an Agency-authorized specialty plan for children with chronic conditions and screened by the Florida Department of Health (DOH) as clinically eligible for Children’s Medical Services using an Agency-approved screening tool as specified in Attachment II, Core Contract Provisions, Exhibit 3, Eligibility and Enrollment.

****	Enrolled in an Agency-authorized specialty plan for recipients with HIV/AIDS.

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WellCare of Florida, Inc.,                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	Age Restrictions

The Health Plan’s enrollment is restricted as denoted by an “X” in Table 3 below in regard to the age range for the population groups referenced in Item 1., Population Groups, which the Health Plan is authorized by the Agency to serve:

TABLE 3 Effective Date: 09/01/12 – 08/31/15
Age Restriction	Non-Reform Restricted	Reform Restricted
None	X
Only ages 0 up to 21
Only ages 21 and over

3.	Enrollment Levels and Authorized Counties of Operation

The Agency assigns the Health Plan an authorized maximum enrollment level for each operational county indicated in Exhibit 1, Maximum Enrollment Levels Effective Date 09/01/12 – 08/31/15, of this Attachment for Reform and non-Reform populations if those populations are covered in this Contract as specified in Attachment I, Scope of Services, Section B, Population(s) to be Served. The authorized maximum enrollment level listed is effective on September 1, 2012, or upon Contract execution, whichever is later.

a.
The Agency must approve in writing any increase or decrease in the Health Plan’s maximum enrollment level for each operational county to be served. The Health Plan shall submit requests for county enrollment level increases, decreases or expansions in writing to the Agency Bureau of Health Systems Development (HSD).

b.
Such approval shall be based upon the Health Plan’s satisfactory performance of the terms of the Contract and upon the Agency’s approval of the Health Plan’s administrative and service resources, as specified in this Contract, in support of each enrollment level.

c.
When the Statewide Medicaid Managed Care (SMMC) program for the Managed Medical Assistance (MMA) component begins, the authorized counties of operation will be voided on a county-by-county basis to accommodate the transition.

d.	The frail/elderly program will end with the regional implementation of the long-term care (LTC) managed care component of the SMMC.

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AHCA Contract No. FA971, Attachment I, Page 2 of 18

WellCare of Florida, Inc.,                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

C.	Service Level Required

The Health Plan shall deliver Medicaid covered services at the service level(s) denoted by an “X” in Table 4 below

TABLE 4 Effective Date: 09/01/12 – 08/31/15
Non-Reform Medicaid State Plan	Reform Plan
X

D.	Service(s) to be Provided

1.	Covered Medicaid Services

a.
The Health Plan shall ensure the provision of the Medicaid services as denoted by an “X” in Table 5 below and as specified in applicable exhibits to Attachment I, Scope of Services, and as defined in Attachment II, Core Contract Provisions, Section I, Definitions and Acronyms; Section V, Covered Services; and Section VI, Behavioral Health Care.

b.
For non-Reform populations, Medicaid State Plan dental services and transportation services (notated in Table 5 with an asterisk and in bold-type font) are considered optional services, and the Health Plan may request that the Agency allow the Health Plan to provide these services under this Contract. The denotation of an “X” in Table 5 below indicates the Agency has approved the Health Plan to cover these services. See Item 3, Other Service Requirements, of this subsection and Attachment II, Core Contract Provisions, Exhibit 5, Covered Services, for more information regarding optional services.

(1)	For optional dental services for the non-Reform population, the Health Plan is further limited as follows:

(a)
Dental services include the arrangement and provision of Medicaid State Plan dental services to the adult and child populations. The Health Plan shall comply with the limitations and exclusions in the Medicaid Dental Services Coverage and Limitations & Reimbursement Handbooks.

(b)	In no instance may the limitations or exclusions imposed by the Health Plan be more stringent than those specified in the Medicaid Dental Services Coverage and Limitations & Reimbursement Handbooks.

(2)	For optional transportation for the non-Reform population, the Health Plan is further limited as follows:

(a)	Only certain HMOs are authorized to provide transportation services to non- Reform populations. The only county for which optional transportation services may be authorized is Miami-Dade County.

AHCA Contract No. FA971, Attachment I, Page 3 of 18

WellCare of Florida, Inc.,                                                           Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(b)
Transportation services include the arrangement and provision of an appropriate mode of transportation, including emergency transportation services, for enrollees to receive medically necessary health care services. The Health Plan shall comply with the limitations and exclusions in the Medicaid Transportation Coverage and Limitations Handbook.

(c) In no instance may the limitations or exclusions imposed by the Health Plan be more stringent than those specified in the Medicaid Transportation Coverage and Limitations Handbook.

(d)
If an “X” is listed in the Non-Reform column, the Agency has authorized the Health Plan to provide such transportation services in Miami-Dade County. See Item 3, Other Service Requirements, of this subsection for more information regarding optional services.

(3)	For the optional frail/elderly program for the non-Reform population, the Health Plan is further limited as follows:

(a)
Only certain HMOs are authorized to provide frail/elderly services to non- Reform populations. The only county for which optional frail/elderly services may be authorized is Miami-Dade County. When the SMMC program for the Managed Long-Term Care (LTC) component begins, these designations will be voided on a county-by-county basis to accommodate the transition.

(b)
Frail/elderly services include the provision, coordination, and management of services to prevent or delay placement in a nursing home. A variety of mandatory and supportive services shall be available to enrollees who meet the eligibility requirements as set out in Attachment II, Core Contract Provisions, Exhibit 3, Non-Reform HMO Frail/Elderly Program.

(c)	If an “X” is listed in the Non-Reform column, the Agency has authorized the Health Plan to provide such frail/elderly services in Miami-Dade County.

TABLE 5 Effective Date: 09/01/12 – 08/31/15
Health Plan Covered Services Chart	Non-Reform Covered	Reform Covered
Advanced Registered Nurse Practitioner Services	X
Ambulatory Surgical Center Services	X
Birth Center Services	X
Child Health Check-Up Services	X
Chiropractic Services	X
Community Behavioral Health Services	X
County Health Department Services	X
Dental Services*

AHCA Contract No. FA971, Attachment I, Page 4 of 18

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

TABLE 5 Effective Date: 09/01/12 – 08/31/15
Health Plan Covered Services Chart	Non-Reform Covered	Reform Covered
Durable Medical Equipment and Medical Supplies	X
Dialysis Services	X
Emergency Room Services	X
Family Planning Services	X
Federally Qualified Health Center Services	X
Frail/Elderly Program Services*
Freestanding Dialysis Centers	X
Hearing Services	X
Home Health Care Services	X
Hospital Services – Inpatient	X
Hospital Services – Outpatient	X
Immunizations	X
Independent Laboratory Services	X
Licensed Midwife Services	X
Optometric Services	X
Physician Services	X
Physician Assistant Services	X
Podiatry Services	X
Portable X-ray Services	X
Prescribed Drugs	X
Prescribed Pediatric Extended Care Services
Primary Care Case Management Services	X
Rural Health Clinic Services	X
Targeted Case Management	X
Therapy Services: Occupational	X
Therapy Services: Physical	X
Therapy Services: Respiratory	X
Therapy Services: Speech	X
Transplant Services	X
Transportation Services*
Vision Services	X

AHCA Contract No. FA971, Attachment I, Page  5 of 18

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	Approved Expanded Benefits

a.
The Health Plan shall provide the following expanded benefits to non-Reform enrollees as denoted in Table 6 below in accordance with the Contract provisions including Attachment I, Scope of Services, Section B., Population(s) to be Served, and Attachment II, Core Contract Provisions, Section V, Covered Services, of this Contract.

TABLE 6 Effective Date: 09/01/12 – 08/31/15
Non-Reform Expanded Services
Up to $25 credit per household each month for selected over the counter drugs and/or health supplies.

b.
The Health Plan shall provide the expanded benefits listed in Attachment I, Scope of Services, Section G., Benefit Grid/Customized Benefit Package – Reform Capitated Plans Only, below as part of the Health Plan’s customized benefit package to Reform enrollees in accordance with Contract provisions including Attachment I, Scope of Services, Section B., Population(s) to be Served, and Attachment II, Core Contract Provisions, Section V, Covered Services, of this Contract.

3.	Other Service Requirements

a.	The Health Plan shall meet the minimum service requirements as outlined and defined in Attachment I, Scope of Services, and Attachment II, Core Contract Provisions, of this Contract.

b.
Health plans serving Reform populations agree to provide the services listed in Attachment I, Scope of Services, Section G., Benefit Grid/Customized Benefit Package - Reform Capitated Plans Only, in accordance with Contract provisions.

c.
The Health Plan shall submit for approval any changes to the optional services listed in Table 5 and expanded services listed in Table 6 and, for health plans serving Reform populations, those covered services listed in Section G., Benefit Grid/Customized Benefit Package - Reform Capitated Plans Only, to HSD by June 15th of each contract year or by the date specified in writing by the Agency. These services may be changed on an annual basis and only if approved by the Agency in writing.

d.
The Health Plan shall use the following service provisions for prescribed drug services as allowed in Attachment II, Core Contract Provisions, Section V, Covered Services, and as denoted by an “X” in Table 7 below.

TABLE 7 Effective Date: 09/01/12 – 08/31/15
Pharmacy Authorizations	Authorized
The Health Plan shall use a pharmacy benefits manager as specified in Attachment II, Core Contract Provisions, Section V, Covered Services.	X

AHCA Contract No. FA971, Attachment I, Page  6 of 18

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

e.
The Health Plan has agreed to and is authorized by the Agency to use the Medicaid redetermination date data provided in its enrollment files as specified in Attachment II, Core Contract Provisions, Section IV, Enrollee Services, Community Outreach and Marketing, only if denoted by an “X” in Table 8 below.

TABLE 8 Effective Date: 09/01/12 – 08/31/15
Medicaid Redetermination Date Data	Authorized
The Health Plan shall use Medicaid redetermination date data as specified in Attachment II, Core Contract Provisions, Section IV, Enrollee Services, Community Outreach and Marketing.	X

f.
The Health Plan has agreed to and is authorized by the Agency to provide services through telemedicine and as specified in Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 22., Telemedicine; Section VI, Behavioral Health Care, Item A., General Provisions; and Exhibit 5, Covered Services, only if denoted by an “X” in Table 9 below.

TABLE 9 Effective Date: 09/01/12 – 08/31/15
Telemedicine	Dental Authorized	Behavioral Health Authorized
The Health Plan shall provide telemedicine as specified in Attachment II, Core Contract Provisions, Section V, Covered Services, Item H., Coverage Provisions, sub-item 22., Telemedicine; Section VI, Behavioral Health Care, Item A., General Provisions; and Exhibit 5, Covered Services.

E.	Method of Payment

1.	General

This is a fixed price (unit cost) Contract. The Agency will manage this Contract for the delivery of services to enrollees (service units). The Health Plan will be paid through the Agency’s Medicaid fiscal agent, in accordance with the terms of this Contract, a total dollar amount not to exceed $1,247,913,828.00, subject to the availability of funds in accordance with Attachment II, Core Contract Provisions, Section XIII, Method of Payment.

a.	The Health Plan shall be paid capitation payments for each Agency service area, based upon the tables in Attachment I, Scope of Services, Exhibit 2.

b.	All payments made to the Health Plan shall be in accordance with this section and Attachment II, Core Contract Provisions, Section XIII, Method of Payment.

AHCA Contract No. FA971, Attachment I, Page 7 of 18

WellCare of Florida, Inc.,                                                           Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	Health Plan Capitation Rates and Reform Kick Payments

a.	The Health Plan provider numbers associated with the capitation rates indicated in Exhibit 2–NR and 2-R tables are provided in Attachment I, Scope of Service, Exhibit 1, Maximum Enrollment Levels.

b.
For health plans serving non-Reform populations, Attachment I, Scope of Services, Exhibit 2-NR table(s) provides the capitation rates respective to the authorized areas of operation. The capitation rate payment shall be in accordance with Attachment II, Core Contract Provisions, Section XIII, Method of Payment. These rates are titled “ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS.”

c.
For health plans serving Reform populations, Attachment I, Scope of Services, Exhibit 2-R tables provide the capitation rates and Reform kick payments respective to the authorized areas of operation. The capitation rate payment shall be in accordance with Attachment II, Core Contract Provisions, Section XIII, Method of Payment. These rates are titled “ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS.”

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AHCA Contract No. FA971, Attachment I, Page  8 of 18

WellCare of Florida, Inc.,                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

F.	Applicable Exhibits
Any additions or variations from Contract requirements specified in Attachments I and II are provided in the exhibits to those Attachments. Exhibits required are denoted by an “X” in Table 10 below depending on health plan type and population served. There are no additional requirements or changes to the Health Plan’s Contract in those exhibits marked N/A.

Table 10 Applicable Exhibits Effective Date: 09/01/12 – 08/31/15
Attachment/ Exhibit*	HMO Reform	HMO Non-Reform	Specialty Plans for Recipients Living with HIV/AIDS Reform	Fee-for-Service PSN Non-Reform	Capitated PSN Non-Reform	Fee-for-Service PSN Reform	Capitated PSN Reform	Specialty Plan for Children with Chronic Conditions Reform	HMO Non-Reform with Frail/ Elderly Program	Non-Reform HMOs that Specialize in HIV/AIDS
Att. I, Exh. 1	X	X	X	N/A	X	N/A	X	N/A	X	X
Att. I, Exh. 1-FFS	N/A	N/A	N/A	X	N/A	X	N/A	X	N/A	N/A
Att. I, Exh. 2-NR	N/A	X	N/A	N/A	X	N/A	N/A	N/A	X	X
Att. I, Exh. 2-R	X	N/A	X	N/A	N/A	N/A	X	N/A	N/A	N/A
Att. I, Exh.2-FFS-NR	N/A	N/A	N/A	X	N/A	N/A	N/A	N/A	N/A	N/A
Att.I, Exh. 2-FFS-R	N/A	N/A	N/A	N/A	N/A	X	N/A	X	N/A	N/A
Att. II, Exh. 1	N/A	N/A	X	N/A	N/A	N/A	N/A	X	N/A	X
Att. II, Exh. 2	X	X	X	X	X	X	X	X	X	X
Att. 2, Exh. 3	X	N/A	X	X	N/A	X	X	X	X	X
Att. II, Exh. 4	X	N/A	X	N/A	N/A	X	X	X	X	X
Att. II, Exh. 5	X	X	X	X	X	X	X	X	X	X
Att. II, Exh. 6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Att. II, Exh. 7	X	X	X	X	X	X	X	X	X	X
Att. II, Exh. 8	X	X	X	X	X	X	X	X	X	X
Att. II, Exh. 9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Att. II, Exh. 10	X	X	X	X	X	X	X	X	X	X
Att. II, Exh. 11	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Att. II, Exh. 12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Att. II, Exh. 13-CAP-R	X	N/A	X	N/A	N/A	X	X	N/A	N/A	N/A
Att. II, Exh. 13-CAP-NR	N/A	X	N/A	N/A	X	N/A	N/A	N/A	X	X
Att. II, Exh. 13-FFS	N/A	N/A	N/A	X	N/A	X	N/A	X	N/A	N/A
Att. II, Exh. 14	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Att. II, Exh. 15	X	X	X	X	X	X	X	X	X	X
Att. II, Exh. 16	X	X	X	X	X	X	X	X	X	X

* Plans offering certain optional coverage also will have additional language in the exhibits as follows: Exhibits 3, 4, 5, 8 and 13 – Frail/Elderly Program and non-Reform HMOs that Specialize in HIV/AIDS; Exhibit 5 – dental and transportation. Safety-net hospital-based PSNs and PSNs that are approved to subcapitate for services will have additional language in Exhibit 13. . FFS PSNs capitated for transportation and/or behavioral health and approved to subcapitate for services will have additional language in Exhibit 15.

AHCA Contract No. FA971, Attachment I, Page 9 of 18

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

G.	Benefit Grid/Customized Benefit Package - Reform Capitated Plans Only

The benefit grids below describe the Reform Health Plan’s Customized Benefit Packages (CBP). The CBP comprises all covered services including expanded services as specified in Attachment I, Scope of Services, Attachment II, Core Contract Provisions, Section V, Covered Services, and Section VI, Behavioral Health Care. The CBP has been determined to meet actuarial equivalency and sufficiency standards for the population or populations covered by the CBP. The Health Plan shall provide these services to all enrollees in accordance with Contract provisions.

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AHCA Contract No. FA971, Attachment I, Page  10 of 18

WellCare of Florida, Inc.                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

EXHIBIT 1

MAXIMUM ENROLLMENT LEVELS EFFECTIVE DATE 09/01/12 – 08/31/15

Maximum enrollment levels and Health Plan provider numbers associated with the counties an populations served as denoted below. Attachment I, Scope of Services, Exhibits 2-NR provide the capitation rate tables respective to the areas of operation listed below.

A.	Non-Reform

See Exhibit 2-NR Table 2, General Capitation Rates plus Mental Health Rates

Area 3 Counties:  Hernando, Sumter, Columbia

Effective Date: 09/01/12
County	Enrollment Level	Provider Number
Hernando	15,000	015016901
Sumter	4,500	015016916
Columbia	8,287	TBD

See Exhibit 2-NR Table 2, General Capitation Rates plus Mental Health Rates

Area 4 Counties:  St. Johns, Flagler

Effective Date: 09/01/12
County	Enrollment Level	Provider Number
St. Johns	8,300	015016920
Flagler	7,400	TBD

See Exhibit 2-NR Table 2, General Capitation Rates plus Mental Health Rates

Area 5 Counties:  Pasco, Pinellas

Effective Date: 09/01/12
County	Enrollment Level	Provider Number
Pasco	7,000	015016903
Pinellas	15,000	015016904

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AHCA Contract No. FA904, Attachment I, Page 11 of 18

WellCare of Florida, Inc.,                                                                          Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

See Exhibit 2-NR Table 2, General Capitation Rates plus Mental Health Rates

Area 6 Counties:  Hillsborough, Manatee, Polk, Hardee

Effective Date: 09/01/12
County	Enrollment Level	Provider Number
Hillsborough	28,000	015016902
Manatee	12,000	015016912
Polk	25,000	015016905
Hardee	4,100	015016921

See Exhibit 2-NR Table 2, General Capitation Rates plus Mental Health Rates

Area 7 Counties:  Orange, Seminole, Osceola, Brevard

Effective Date: 09/01/12
County	Enrollment Level	Provider Number
Orange	38,000	015016906
Seminole	6,000	015016908
Osceola	12,000	015016907
Brevard	14,000	015016913

See Exhibit 2-NR Table 2, General Capitation Rates plus Mental Health Rates

Area 8 Counties:  DeSoto, Lee, Sarasota, Charlotte

Effective Date: 09/01/12
County	Enrollment Level	Provider Number
DeSoto	4,100	015016919
Lee	15,000	015016911
Sarasota	6,000	015016914
Charlotte	27,000	015016917

AHCA Contract No. FA971, Attachment I, Exhibit 1, Page 12 of 18

WellCare of Florida, Inc.,                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

See Exhibit 2-NR Table 2, General Capitation Rates plus Mental Health Rates

Area 9 Counties:  Palm Beach, St. Lucie, Indian River

Effective Date: 09/01/12
County	Enrollment Level	Provider Number
Palm Beach	15,000	015016910
St. Lucie	4,500	015016915
Indian River	10,500	015016918

See Exhibit 2-NR Table 2, General Capitation Rates plus Mental Health Rates

Area 10 County:  Broward

Effective Date: 09/01/09
County	Enrollment Level	Provider Number
Broward	25,000	015016900

See Exhibit 2-NR Table 2, General Capitation Rates, Mental Health Rates

Area 11 County:  Miami-Dade

Effective Date: 09/01/12
County	Enrollment Level	Provider Number
Miami-Dade	25,000	015016909

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AHCA Contract No. FA971, Attachment I, Exhibit 1, Page  13 of 18

ATTACHMENT I
EXHIBIT 2-NR
ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
MEDICAID NON-REFORM HMO CAPITATION RATES
By Area, Age and Eligibility Category
Effective September 1, 2011
General Rates:
					TANF								SSI-N				SSI-B	SSI-AB
Area	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)		AGE (21-54)		AGE (55+)	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)	AGE (21-54)	AGE (55+)		AGE (65-) AGE (65+)
					Female	Male	Female	Male
01	944.58	184.93	99.14	62.81	127.84	67.50	271.85	155.86	430.03	12,534.08	1,853.67	459.10	183.60	219.90	719.01	846.95	304.31	95.72	75.16
02	809.74	158.54	85.26	55.17	110.84	59.12	234.16	134.73	369.40	10,634.20	1,571.89	378.61	129.11	165.06	567.50	702.50	304.31	85.34	66.80
03	977.48	191.38	102.88	66.37	133.57	71.13	282.47	162.44	445.78	13,033.48	1,927.78	480.73	199.09	235.25	760.70	885.63	304.31	86.58	67.80
04	982.26	192.25	101.91	59.51	127.52	64.77	277.81	157.18	443.92	13,413.62	1,983.70	490.64	194.84	234.00	766.84	905.39	304.31	79.94	62.45
05	1,109.71	217.27	116.92	75.94	152.20	81.32	321.19	184.92	506.42	14,476.72	2,141.09	531.81	215.85	257.04	836.50	980.51	304.31	74.93	58.42
06	1,021.04	199.94	108.39	73.89	143.78	78.57	298.90	173.52	468.21	13,062.91	1,932.30	484.19	205.34	240.45	771.66	891.12	304.31	73.50	57.26
07	966.83	189.24	100.39	58.99	125.91	64.15	273.80	155.07	437.19	13,593.51	2,010.10	494.41	190.58	231.59	766.17	913.39	304.31	72.84	56.74
08	952.04	186.41	100.57	66.44	131.76	70.95	276.63	159.73	435.19	12,412.16	1,835.77	456.44	186.23	221.31	719.07	841.38	304.31	80.42	62.84
09	1,032.49	202.14	108.41	68.86	139.93	73.98	297.32	170.54	470.17	14,347.56	2,121.42	519.54	195.54	239.92	799.72	960.67	304.31	82.17	64.25
10	1,028.53	201.37	108.26	69.90	140.62	74.92	297.28	170.98	469.11	17,915.36	2,649.60	657.40	265.37	316.67	1,032.39	1,212.35	304.31	92.58	72.64
11	1,187.84	232.59	125.70	84.02	165.46	89.59	346.10	200.24	543.62	15,014.29	2,220.47	549.99	220.03	263.49	861.45	1,014.60	304.31	120.99	95.51
6B*	1,020.54	199.85	108.39	74.07	143.91	78.73	298.94	173.68	468.11	13,061.73	1,932.14	484.22	205.49	240.58	771.87	891.14	304.31	73.50	57.26

TABLE 2
General + Mental Health Rates:
					TANF								SSI-N				SSI-B	SSI-AB
Area	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)		AGE (21-54)		AGE (55+)	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)	AGE (21-54)	AGE (55+)		AGE (65-)	AGE (65+)
					Female	Male	Female	Male
01	944.69	185.04	101.42	73.90	138.20	77.86	281.21	165.22	436.32	12,535.85	1,855.44	479.56	233.51	260.16	798.67	877.14	321.65	105.67	85.11
02	809.82	158.62	86.94	63.35	118.47	66.75	241.06	141.63	374.03	10,636.65	1,574.34	406.90	198.14	220.74	677.67	744.25	321.65	95.29	76.75
03	977.58	191.48	104.95	76.48	143.01	80.57	291.00	170.97	451.51	13,035.03	1,929.33	498.65	242.81	270.52	830.48	912.07	321.65	96.53	77.75
04	982.44	192.43	105.47	76.86	143.72	80.97	292.45	171.82	453.76	13,415.57	1,985.65	513.21	249.90	278.41	854.72	938.69	321.65	89.89	72.40
05	1,109.82	217.38	119.15	86.82	162.35	91.47	330.37	194.10	512.59	14,478.63	2,143.00	553.88	269.70	300.48	922.45	1,013.08	321.65	84.88	68.37
06	1,021.10	200.00	109.62	79.88	149.37	84.16	303.96	178.58	471.61	13,064.26	1,933.65	499.77	243.36	271.12	832.34	914.11	321.65	83.45	67.21
07	967.00	189.41	103.81	75.65	141.46	79.70	287.85	169.12	446.63	13,595.73	2,012.32	520.10	253.26	282.15	866.20	951.30	321.65	82.79	66.69
08	952.12	186.49	102.22	74.49	139.28	78.47	283.42	166.52	439.76	12,413.76	1,837.37	474.89	231.24	257.62	790.90	868.60	321.65	90.37	72.79
09	1,032.61	202.26	110.86	80.78	151.06	85.11	307.38	180.60	476.93	14,350.11	2,123.97	548.96	267.31	297.81	914.26	1,004.08	321.65	92.12	74.20
10	1,028.64	201.48	110.43	80.47	150.48	84.78	306.20	179.90	475.10	17,917.79	2,652.03	685.44	333.77	371.85	1,141.56	1,253.72	321.65	102.53	82.59
11	1,187.93	232.68	127.53	92.93	173.78	97.91	353.62	207.76	548.67	15,016.41	2,222.59	574.45	279.72	311.64	956.71	1,050.70	321.65	130.94	105.46
6B*	1,020.60	199.91	109.57	79.84	149.30	84.12	303.81	178.50	471.38	13,063.07	1,933.48	499.73	243.33	271.10	832.26	914.03	321.65	83.45	67.21

AHCA Contract No. FA971, Attachment I, Exhibit 2-NR, Page 14 of 18

ATTACHMENT I
EXHIBIT 2-NR
ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
MEDICAID NON-REFORM HMO CAPITATION RATES
By Area, Age and Eligibility Category
Effective September 1, 2011

TABLE 3
General + MH + Dental Rates:
	TANF										SSI-N						SSI-B	SSI-AB
Area	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)		AGE (21-54)		AGE (55+)	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)	AGE (21-54)	AGE (55+)		AGE (65-)	AGE (65+)
					Female	Male	Female	Male
01	944.69	185.06	103.23	76.91	140.85	80.79	282.97	166.83	439.41	12,535.91	1,855.47	481.31	235.72	262.09	800.18	879.25	323.95	106.76	86.03
02	809.83	158.64	89.86	68.21	122.74	71.49	243.79	144.12	378.82	10,636.74	1,574.39	409.58	201.51	223.69	679.30	746.53	323.95	96.63	77.87
03	977.59	191.53	110.77	86.18	151.54	90.02	294.80	174.45	458.19	13,035.24	1,929.45	504.95	250.74	277.45	832.71	915.19	323.95	98.64	79.52
04	982.45	192.46	108.89	82.56	148.73	86.53	296.76	175.76	461.32	13,415.69	1,985.72	516.72	254.31	282.27	857.39	942.42	323.95	92.21	74.35
05	1,109.84	217.44	125.83	97.95	172.14	102.32	334.38	197.77	519.63	14,478.85	2,143.13	560.70	278.28	307.98	924.69	1,016.22	323.95	87.28	70.38
06	1,021.11	200.04	114.54	88.08	156.58	92.15	306.21	180.64	475.56	13,064.42	1,933.74	504.77	249.66	276.62	833.92	916.32	323.95	85.20	68.68
07	967.01	189.46	109.65	85.37	150.01	89.18	290.76	171.78	451.74	13,595.93	2,012.43	526.15	260.87	288.80	868.02	953.84	323.95	84.50	68.13
08	952.14	186.58	112.21	91.13	153.91	94.69	286.81	169.62	445.71	12,414.04	1,837.53	483.35	241.89	266.93	792.93	871.43	323.95	92.29	74.40
09	1,032.63	202.32	118.34	93.24	162.01	97.26	310.56	183.50	482.50	14,350.33	2,124.09	555.67	275.75	305.19	916.18	1,006.76	323.95	93.99	75.77
10	1,028.65	201.51	114.40	87.08	156.30	91.23	307.29	180.90	477.01	17,917.96	2,652.12	690.55	340.20	377.47	1,142.86	1,255.53	323.95	103.74	83.61
11	1,188.00	232.75	137.40	108.70	186.71	110.84	355.80	209.75	552.50	15,016.42	2,222.60	586.08	291.88	320.59	959.38	1,054.43	323.95	134.01	108.03
6B*	1,020.61	199.95	114.49	88.04	156.51	92.11	306.06	180.56	475.33	13,063.23	1,933.57	504.73	249.63	276.60	833.84	916.24	323.95	85.20	68.68

TABLE 4
General + MH + Transportation Rates:
					TANF								SSI-N				SSI-B	SSI-AB
Area	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)		AGE (21-54)		AGE (55+)	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)	AGE (21-54)	AGE (55+)		AGE (65-)	AGE (65+)
					Female	Male	Female	Male
01	951.62	187.12	102.70	74.71	140.05	80.81	284.50	169.78	440.86	12,591.13	1,898.82	487.69	238.50	269.54	826.05	900.84	324.43	109.55	88.28
02	816.21	160.54	88.12	64.09	120.17	69.47	244.09	145.84	378.22	10,685.88	1,612.98	414.14	202.58	229.10	702.06	765.36	324.43	98.51	79.37
03	984.48	193.55	106.22	77.28	144.85	83.50	294.27	175.51	456.03	13,083.83	1,967.63	505.83	247.21	278.80	854.65	932.99	324.43	100.56	81.04
04	988.24	194.17	106.54	77.53	145.26	83.43	295.20	175.63	457.56	13,465.86	2,025.12	520.61	254.44	286.95	879.63	960.26	324.43	94.30	75.99
05	1,114.99	218.93	120.10	87.42	163.73	93.67	332.82	197.50	515.98	14,525.16	2,179.52	560.72	273.90	308.38	945.50	1,033.03	324.43	88.93	71.67
06	1,026.36	201.58	110.59	80.49	150.77	86.40	306.46	182.04	475.06	13,112.00	1,971.11	506.79	247.67	279.22	855.98	934.58	324.43	87.18	70.25
07	972.68	191.11	104.86	76.31	142.97	82.11	290.54	172.85	450.35	13,646.03	2,051.80	527.50	257.80	290.69	891.11	972.87	324.43	85.88	69.21
08	958.75	188.48	103.44	75.26	141.04	81.29	286.56	170.88	444.10	12,462.04	1,875.26	481.99	235.60	265.82	814.81	889.30	324.43	93.02	74.95
09	1,039.33	204.28	112.10	81.56	152.85	87.97	310.57	185.02	481.33	14,399.99	2,163.12	556.29	271.81	306.28	938.96	1,025.47	324.43	96.06	77.41
10	1,034.50	203.24	111.51	81.15	152.04	87.27	308.98	183.75	478.93	17,971.60	2,694.26	693.35	338.63	380.98	1,168.21	1,276.79	324.43	106.30	85.66
11	1,192.81	234.14	128.43	93.50	175.08	99.98	355.93	210.97	551.86	15,061.69	2,258.13	581.11	283.81	319.33	979.14	1,070.12	324.43	134.22	108.13
6B*	1,025.86	201.49	110.54	80.45	150.70	86.36	306.31	181.96	474.83	13,110.81	1,970.94	506.75	247.64	279.20	855.90	934.50	324.43	87.18	70.25

AHCA Contract No. FA971, Attachment I, Exhibit 2-NR, Page 15 of 18

ATTACHMENT I
EXHIBIT 2-NR
ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
MEDICAID NON-REFORM HMO CAPITATION RATES
By Area, Age and Eligibility Category
Effective September 1, 2011
TABLE 5
General + Transportation Rates:
	TANF										SSI-N						SSI-B	SSI-AB
Area	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)		AGE (21-54)		AGE (55+)	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20) AGE (21-54)		AGE (55+)		AGE (65-) AGE (65+)
					Female	Male	Female	Male
01	951.51	187.01	100.42	63.62	129.69	70.45	275.14	160.42	434.57	12,589.36	1,897.05	467.23	188.59	229.28	746.39	870.65	307.09	99.60	78.33
02	816.13	160.46	86.44	55.91	112.54	61.84	237.19	138.94	373.59	10,683.43	1,610.53	385.85	133.55	173.42	591.89	723.61	307.09	88.56	69.42
03	984.38	193.45	104.15	67.17	135.41	74.06	285.74	166.98	450.30	13,082.28	1,966.08	487.91	203.49	243.53	784.87	906.55	307.09	90.61	71.09
04	988.06	193.99	102.98	60.18	129.06	67.23	280.56	160.99	447.72	13,463.91	2,023.17	498.04	199.38	242.54	791.75	926.96	307.09	84.35	66.04
05	1,114.88	218.82	117.87	76.54	153.58	83.52	323.64	188.32	509.81	14,523.25	2,177.61	538.65	220.05	264.94	859.55	1,000.46	307.09	78.98	61.72
06	1,026.30	201.52	109.36	74.50	145.18	80.81	301.40	176.98	471.66	13,110.65	1,969.76	491.21	209.65	248.55	795.30	911.59	307.09	77.23	60.30
07	972.51	190.94	101.44	59.65	127.42	66.56	276.49	158.80	440.91	13,643.81	2,049.58	501.81	195.12	240.13	791.08	934.96	307.09	75.93	59.26
08	958.67	188.40	101.79	67.21	133.52	73.77	279.77	164.09	439.53	12,460.44	1,873.66	463.54	190.59	229.51	742.98	862.08	307.09	83.07	65.00
09	1,039.21	204.16	109.65	69.64	141.72	76.84	300.51	174.96	474.57	14,397.44	2,160.57	526.87	200.04	248.39	824.42	982.06	307.09	86.11	67.46
10	1,034.39	203.13	109.34	70.58	142.18	77.41	300.06	174.83	472.94	17,969.17	2,691.83	665.31	270.23	325.80	1,059.04	1,235.42	307.09	96.35	75.71
11	1,192.72	234.05	126.60	84.59	166.76	91.66	348.41	203.45	546.81	15,059.57	2,256.01	556.65	224.12	271.18	883.88	1,034.02	307.09	124.27	98.18
6B*	1,025.80	201.43	109.36	74.68	145.31	80.97	301.44	177.09	471.56	13,109.47	1,969.60	491.24	209.80	248.68	795.51	911.61	307.09	77.23	60.30

TABLE 6
General + Dental Rates:
		TANF										SSI-N						SSI-B	SSI-AB
Area		BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)		AGE (21-54)		AGE (55+)	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)	AGE (21-54)	AGE (55+)		AGE (65-) AGE (65+)
						Female	Male	Female	Male
01		944.58	184.95	100.95	65.82	130.49	70.43	273.61	157.47	433.12	12,534.14	1,853.70	460.85	185.81	221.83	720.52	849.06	306.61	96.81	76.08
02		809.75	158.56	88.18	60.03	115.11	63.86	236.89	137.22	374.19	10,634.29	1,571.94	381.29	132.48	168.01	569.13	704.78	306.61	86.68	67.92
03		977.49	191.43	108.70	76.07	142.10	80.58	286.27	165.92	452.46	13,033.69	1,927.90	487.03	207.02	242.18	762.93	888.75	306.61	88.69	69.57
04		982.27	192.28	105.33	65.21	132.53	70.33	282.12	161.12	451.48	13,413.74	1,983.77	494.15	199.25	237.86	769.51	909.12	306.61	82.26	64.40
05		1,109.73	217.33	123.60	87.07	161.99	92.17	325.20	188.59	513.46	14,476.94	2,141.22	538.63	224.43	264.54	838.74	983.65	306.61	77.33	60.43
06		1,021.05	199.98	113.31	82.09	150.99	86.56	301.15	175.58	472.16	13,063.07	1,932.39	489.19	211.64	245.95	773.24	893.33	306.61	75.25	58.73
07		966.84	189.29	106.23	68.71	134.46	73.63	276.71	157.73	442.30	13,593.71	2,010.21	500.46	198.19	238.24	767.99	915.93	306.61	74.55	58.18
08		952.06	186.50	110.56	83.08	146.39	87.17	280.02	162.83	441.14	12,412.44	1,835.93	464.90	196.88	230.62	721.10	844.21	306.61	82.34	64.45
09		1,032.51	202.20	115.89	81.32	150.88	86.13	300.50	173.44	475.74	14,347.78	2,121.54	526.25	203.98	247.30	801.64	963.35	306.61	84.04	65.82
10		1,028.54	201.40	112.23	76.51	146.44	81.37	298.37	171.98	471.02	17,915.53	2,649.69	662.51	271.80	322.29	1,033.69	1,214.16	306.61	93.79	73.66
11		1,187.91	232.66	135.57	99.79	178.39	102.52	348.28	202.23	547.45	15,014.30	2,220.48	561.62	232.19	272.44	864.12	1,018.33	306.61	124.06	98.08
6B	*	1,020.55	199.89	113.31	82.27	151.12	86.72	301.19	175.69	472.06	13,061.89	1,932.23	489.22	211.79	246.08	773.45	893.35	306.61	75.25	58.73

AHCA Contract No. FA971, Attachment I, Exhibit 2-NR, Page 16 of 18

ATTACHMENT I
EXHIBIT 2-NR
ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
MEDICAID NON-REFORM HMO CAPITATION RATES
By Area, Age and Eligibility Category
Effective September 1, 2011
TABLE 7
General + Dental + Transportation Rates:
	TANF										SSI-N						SSI-B	SSI-AB
Area	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20) Female Male		AGE (21-54) Female Male		AGE (55+)	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)	AGE (21-54)	AGE (55+)		AGE (65-)	AGE (65+)
01	951.51	187.03	102.23	66.63	132.34	73.38	276.90	162.03	437.66	12,589.42	1,897.08	468.98	190.80	231.21	747.90	872.76	309.39	100.69	79.25
02	816.14	160.48	89.36	60.77	116.81	66.58	239.92	141.43	378.38	10,683.52	1,610.58	388.53	136.92	176.37	593.52	725.89	309.39	89.90	70.54
03	984.39	193.50	109.97	76.87	143.94	83.51	289.54	170.46	456.98	13,082.49	1,966.20	494.21	211.42	250.46	787.10	909.67	309.39	92.72	72.86
04	988.07	194.02	106.40	65.88	134.07	72.79	284.87	164.93	455.28	13,464.03	2,023.24	501.55	203.79	246.40	794.42	930.69	309.39	86.67	67.99
05	1,114.90	218.88	124.55	87.67	163.37	94.37	327.65	191.99	516.85	14,523.47	2,177.74	545.47	228.63	272.44	861.79	1,003.60	309.39	81.38	63.73
06	1,026.31	201.56	114.28	82.70	152.39	88.80	303.65	179.04	475.61	13,110.81	1,969.85	496.21	215.95	254.05	796.88	913.80	309.39	78.98	61.77
07	972.52	190.99	107.28	69.37	135.97	76.04	279.40	161.46	446.02	13,644.01	2,049.69	507.86	202.73	246.78	792.90	937.50	309.39	77.64	60.70
08	958.69	188.49	111.78	83.85	148.15	89.99	283.16	167.19	445.48	12,460.72	1,873.82	472.00	201.24	238.82	745.01	864.91	309.39	84.99	66.61
09	1,039.23	204.22	117.13	82.10	152.67	88.99	303.69	177.86	480.14	14,397.66	2,160.69	533.58	208.48	255.77	826.34	984.74	309.39	87.98	69.03
10	1,034.40	203.16	113.31	77.19	148.00	83.86	301.15	175.83	474.85	17,969.34	2,691.92	670.42	276.66	331.42	1,060.34	1,237.23	309.39	97.56	76.73
11	1,192.79	234.12	136.47	100.36	179.69	104.59	350.59	205.44	550.64	15,059.58	2,256.02	568.28	236.28	280.13	886.55	1,037.75	309.39	127.34	100.75
6B*	1,025.81	201.47	114.28	82.88	152.52	88.96	303.69	179.15	475.51	13,109.63	1,969.69	496.24	216.10	254.18	797.09	913.82	309.39	78.98	61.77
TABLE 8
General + Mental Health + Dental + Transportation Rates:
		TANF										SSI-N						SSI-B	SSI-AB
Area		BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20) Female Male		AGE (21-54) Female Male		AGE (55+)	BTHMO+2MO	3MO-11MO	AGE (1-5)	AGE (6-13)	AGE (14-20)	AGE (21-54)	AGE (55+)		AGE (65-)	AGE (65+)
01		951.62	187.14	104.51	77.72	142.70	83.74	286.26	171.39	443.95	12,591.19	1,898.85	489.44	240.71	271.47	827.56	902.95	326.73	110.64	89.20
02		816.22	160.56	91.04	68.95	124.44	74.21	246.82	148.33	383.01	10,685.97	1,613.03	416.82	205.95	232.05	703.69	767.64	326.73	99.85	80.49
03		984.49	193.60	112.04	86.98	153.38	92.95	298.07	178.99	462.71	13,084.04	1,967.75	512.13	255.14	285.73	856.88	936.11	326.73	102.67	82.81
04		988.25	194.20	109.96	83.23	150.27	88.99	299.51	179.57	465.12	13,465.98	2,025.19	524.12	258.85	290.81	882.30	963.99	326.73	96.62	77.94
05		1,115.01	218.99	126.78	98.55	173.52	104.52	336.83	201.17	523.02	14,525.38	2,179.65	567.54	282.48	315.88	947.74	1,036.17	326.73	91.33	73.68
06		1,026.37	201.62	115.51	88.69	157.98	94.39	308.71	184.10	479.01	13,112.16	1,971.20	511.79	253.97	284.72	857.56	936.79	326.73	88.93	71.72
07		972.69	191.16	110.70	86.03	151.52	91.59	293.45	175.51	455.46	13,646.23	2,051.91	533.55	265.41	297.34	892.93	975.41	326.73	87.59	70.65
08		958.77	188.57	113.43	91.90	155.67	97.51	289.95	173.98	450.05	12,462.32	1,875.42	490.45	246.25	275.13	816.84	892.13	326.73	94.94	76.56
09		1,039.35	204.34	119.58	94.02	163.80	100.12	313.75	187.92	486.90	14,400.21	2,163.24	563.00	280.25	313.66	940.88	1,028.15	326.73	97.93	78.98
10		1,034.51	203.27	115.48	87.76	157.86	93.72	310.07	184.75	480.84	17,971.77	2,694.35	698.46	345.06	386.60	1,169.51	1,278.60	326.73	107.51	86.68
11		1,192.88	234.21	138.30	109.27	188.01	112.91	358.11	212.96	555.69	15,061.70	2,258.14	592.74	295.97	328.28	981.81	1,073.85	326.73	137.29	110.70
6B	*	1,025.87	201.53	115.46	88.65	157.91	94.35	308.56	184.02	478.78	13,110.97	1,971.03	511.75	253.94	284.70	857.48	936.71	326.73	88.93	71.72

AHCA Contract No. FA971, Attachment I, Exhibit 2-NR, Page 17 of 18

ATTACHMENT I
EXHIBIT 2-NR
ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS
MEDICAID NON-REFORM HMO CAPITATION RATES
By Area, Age and Eligibilit Category
Effective September 1, 2011

Area 1	Escambia, Okaloosa, Santa Rosa, Walton
Area 2	Bay, Calhoun, Franklin, Gadsden, Gulf, Holmes, Jackson, Jefferson, Leon, Liberty, Madison, Taylor, Washington, Wakulla
Area 3	Alachua, Bradford, Citrus, Columbia, Dixie, Gilchrist, Hamiliton, Hernando, Lafayette, Lake, Levy, Marion, Putnam, Sumter, Suwannee, Union
Area 4	Baker, Clay, Duval, Flagler, Nassau, St. Johns, Volusia
Area 5	Pasco, Pinellas
Area 6	Hardee, Highlands, Manatee, Polk
Area 6B *	Hillsborough
Area 7	Brevard, Orange, Osceola, Seminole
Area 8	Charlotte, Collier, De Soto, Glades, Hendry, Lee, Sarasota
Area 9	Indian River, Okeechobee, St. Lucie, Martin, Palm Beach
Area 10	Broward
Area 11	Dade, Monroe

AHCA Contract No. FA971, Attachment I, Exhibit 2-NR, Page 18 of 18

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

ATTACHMENT II
CORE CONTRACT PROVISIONS

Table of Contents

Section I Definitions and Acronyms	7
A. Definitions	7
B. Acronyms	28

Section II General Overview	32
A. Background	32
B. Purpose	32
C. Responsibilities of the State of Florida (state) and the Agency for Health Care Administration (Agency)	32
D. General Responsibilities of the Health Plan	34

Section III Eligibility and Enrollment	38
A. Eligibility	38
1. Mandatory Populations	38
2. Voluntary Populations	3
3. Excluded Populations	39
B. Enrollment	40
1. General Provisions	40
2. Enrollment in a Specialty Plan	41
3. Unborn Activation and Newborn Enrollment	41
4. Stopping or Limiting Enrollment	42
C. Disenrollment	43
1. General Provisions	43
2. When Disenrollment Can Occur	44
3. Cause for Disenrollment	44
4. Involuntary Disenrollment Requests	45
5. Disenrollment Notice	47

Section IV Enrollee Services, Community Outreach and Marketing	48
A. Enrollee Services	48
1. General Provisions	48
2. Requirements for Written Material	49
3. New Enrollee Materials	50
4. Enrollee ID Card	50
5. Enrollment with a Primary Care Provider (PCP)	51
6. Requirements	51
7. Provider Directory	56
8. New Enrollee Procedures	57
9. Enrollee Assessments	58
10. Enrollee Authorized Representative	58
11. Toll-Free Help Line	58
12. Translation Services	59
13. Preferred Drug List (PDL)	60
14. Incentive Programs	60

AHCA Contract No. FA971, Attachment II, Page  1 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

	15.	Enhanced Benefits Program	61
	16.	Notices of Action	61
	17.	Medicaid Redetermination Notices	62
B.	Community Outreach and Marketing		64
	1.	General Provisions	64
	2.	Prohibited Activities	64
	3.	Permitted Activities	67
	4.	Community Outreach Notification Process	68
	5.	Provider Compliance	69
	6.	Community Outreach Representatives	69

Section V Covered Services
A.	Covered Services		71
B.	Optional Services		71
C.	Expanded Services		72
D.	Customized Benefit Packages		72
E.	Excluded Services		72
F.	Moral or Religious Objection		72
G.	Copayments		73
H.	Coverage Provisions		73
	1.	Requirements	73
	2.	Child Health Check-Up Program (CHCUP)	73
	3.	Dental Services	75
	4.	Hearing Services	75
	5.	Vision Services	75
	6.	Diabetes Supplies and Education	75
	7.	Emergency Services	75
	8.	Out-of-Plan Use of Non-Emergency Services	78
	9.	Family Planning Services	78
	10.	Hospital Services - Inpatient	79
	11.	Hospital Services - Outpatient	82
	12.	Hospital Services - Ancillary Services	82
	13.	Hysterectomies, Sterilizations and Abortions	83
	14.	Immunizations	83
	15.	Pregnancy-Related Requirements	84
	16.	Prescribed Drug Services	89
	17.	Quality Enhancements	93
	18.	Protective Custody	95
	19.	Therapy Services	95
	20.	Transportation Services	95
	21.	Prescribed Pediatric Extended Care Coverage	96
	22.	Telemedicine	96

Section VI Behavioral Health Care			98
A.	General Provisions		98
	1.	Specifics	98
	2.	Providing Behavioral Health Services When Not Covered by the Health Plan:	98
	3.	Substance Abuse Services	98
	4.	Drug Utilization Review	98
	5.	Outreach Program	99

AHCA Contract No. FA971, Attachment II, Page  2 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

	6.	Release of Psychiatric Records	99
	7.	Oversight	99
	8.	Covered Behavioral Health Services	99
	9.	Non-Covered Behavioral Health Services	102
	10.	Providers	102
	11.	Substitution of Care	102
	12.	Drug Services	103
B.	Provider Network		103
C.	Service Requirements		106
	1.	Inpatient Hospital Services	106
	2.	Outpatient Hospital Services	107
	3.	Emergency Behavioral Health Services	107
	4.	Physician Services	108
	5.	Community Mental Health Services	109
	6.	Mental Health Targeted Case Management	114
	7.	Intensive Case Management	117
	8.	Community Treatment of Patients Discharged from State Mental Health Facilities	117
	9.	Community Services for Medicaid Recipients Involved with the Justice System	118
	10.	Treatment and Coordination of Care for Enrollees with Medically Complex Conditions	119
	11.	Coordination of Children’s Services	119
D.	Transition Plan		120
E.	Psychiatric Evaluations for Enrollees Applying for Nursing Home Admission 121		121
F.	Assessment and Treatment of Mental Health Residents Who Reside in Assisted Living Facilities (ALFs) That Hold a Limited Mental Health License		121
G.	Individuals with Special Health Care Needs		122
H.	Crisis Support/Emergency Services		122
I.	Behavioral Health Services Care Coordination and Management		123
J.	Discharge Planning		124
K.	Functional Assessments		125
L.	Managed Behavioral Health Organization Subcontracts		125
M.	Optional Services		126
N.	Community Coordination and Collaboration		126
O.	Community Behavioral Health Services Annual 80/20 Expenditure Report		126
P.	Behavioral Health Clinical Records		127
Q.	Behavioral Health Quality Improvement (QI) Requirements		127
R.	Behavioral Health Reporting Requirements		128
S.	Enrollee Satisfaction Survey		129
T.	Stakeholder Satisfaction Survey		129

Section VII Provider Network			131
A.		General Provisions	131
B.		Network Standards	132
	1.	Primary Care Providers	133
	2.	Specialists and Other Providers	133
	3.	Public Health Providers	135
	4.	Facilities and Ancillary Providers	136
C.		Network Changes	127

AHCA Contract No. FA971, Attachment II, Page  3 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

D.		Provider Contract Requirements	138
E.		Provider Termination	143
F.		Appointment Waiting Times and Geographic Access Standards	144
G.		Continuity of Care	145
H.		Credentialing and Recredentialing	145
I.		Provider Services	148
	1.	General Provisions	148
	2.	Provider Handbook	149
	3.	Education and Training	150
	4.	Toll-Free Provider Help Line	150
	5.	Provider Complaint System	151
J.		Medical Records Requirements	152

Section VIII Quality Management			155
A.		Quality Improvement	155
	1.	General Requirements	155
	2.	Specific Required Components of the QI Program	155
	3.	Health Plan QI Activities	157
	4.	Cultural Competency Plan	162
	5.	EQRO Coordination Requirements	162
	6.	Agency Annual Medical Record Audit	162
B.		Utilization Management (UM)	163
	1.	General Requirements	163
	2.	Care Management	164
	3.	Practice Protocols	165
	4.	Changes to Utilization Management Components	166
	5.	Disease Management	166

Section IX Grievance System			167
A.		General Requirements	167
B.		Types of Issues	168
C.		Notices	168
D.		Filing Grievances and Appeals	169
E.		Resolution and Notification	170
F.		Expedited Appeals	171
G.		Medicaid Fair Hearings	171
H.		Continuation of Benefits	172

Section X Administration and Management			174
A.		General Provisions	174
B.		Staffing	174
C.		Claims	176
D.		Encounter Data	176
E.		Fraud and Abuse Prevention	179

Section XI Information Management and Systems			187
A.		General Provisions	187
B.		Data and Document Management Requirements	187
C.		System and Data Integration Requirements	188
D.		Systems Availability, Performance and Problem Management Requirements	190

AHCA Contract No. FA971, Attachment II, Page 4 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

E.	System Testing and Change Management Requirements	192
F.	Information Systems Documentation Requirements	193
I.	Compliance with Standard Coding Schemes	194
J.	Data Exchange and Formats and Methods Applicable to Health Plans	195
K.	Smartphone Applications	196

Section XII Reporting Requirements		197
A.	Health Plan Reporting Requirements	197
B.	Report Tables	198
Table 1		198
Table 2		206

Section XIII Method of Payment		220

Section XIV Sanctions		221
A.	General Provisions	221
B.	Corrective Action Plans (CAP)	221
C.	Notice of Sanction	222
D.	Disputes	222
E.	Performance Measure Sanctions	223

Section XV Financial Requirements		226
A.	Insolvency Protection	226
B.	Insolvency Protection Account Waiver	226
C.	Surplus Start Up Account	226
D.	Surplus Requirement	226
E.	Interest	226
F.	Inspection and Audit of Financial Records	226
G.	Physician Incentive Plans	227
H.	Third Party Resources	227
I.	Fidelity Bonds	227
J.	Financial Reporting	227

Section XVI Terms and Conditions		229
A.	Agency Contract Management	229
B.	Applicable Laws and Regulations	229
C.	Assignment	230
D.	Attorney's Fees	231
E.	Conflict of Interest	231
F.	Contract Variation	231
G.	Court of Jurisdiction or Venue	231
H.	Damages for Failure to Meet Contract Requirements	231
I.	Disputes	232
J.	Force Majeure	232
K.	Legal Action Notification	232
L.	Licensing	233
M.	Misuse of Symbols, Emblems, or Names in Reference to Medicaid	233
N.	Offer of Gratuities	233
O.	Subcontracts	233
P.	Hospital Provider Contracts	236

AHCA Contract No. FA971, Attachment II, Page  5 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Q.	Termination Procedures	237
R.	Waiver	238
S.	Withdrawing Services from a County	238
T.	MyFloridaMarketPlace Vendor Registration	239
U.	MyFloridaMarketplace Vendor Registration and Transaction Fee Exemption	239
V.	Ownership and Management Disclosure	239
W.	Minority Recruitment and Retention Plan	241
X.	Independent Provider	241
Y.	General Insurance Requirements	241
Z.	Workers’ Compensation Insurance	241
AA.	State Ownership	242
BB.	Emergency Management Plan	242
CC.	Indemnification	242
DD.	Authority to Act	242
EE.	Proof of Execution by Electronic Copy or Facsimile	242
FF.	Remedies Cumulative	245

Section XVII Liquidated Damages		244
A.	Damages	244
B.	Performance Measures	245
C.	Issues and Amounts	248

AHCA Contract No. FA971, Attachment II, Page  6 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section I
Definitions and Acronyms

A.	Definitions

(See Attachment II, Exhibit 1, for HIV/AIDS-related definitions)

The following terms as used in this Contract shall be construed and/or interpreted as follows, unless the Contract otherwise expressly requires a different construction and/or interpretation. Some defined terms do not appear in all contracts.

Abandoned Call — A call in which the caller elects an option and is either not permitted access to that option or disconnects from the system.

Abuse — Provider practices that are inconsistent with generally accepted business or medical practices and that result in an unnecessary cost to the Medicaid program or in reimbursement for goods or services that are not medically necessary or that fail to meet professionally recognized standards for health care; or recipient practices that result in unnecessary cost to the Medicaid program.

Action — The denial or limited authorization of a requested service, including the type or level of service, pursuant to 42 CFR 438.400(b). The reduction, suspension or termination of a previously authorized service. The denial, in whole or in part, of payment for a service. The failure to provide services in a timely manner, as defined by the state. The failure of the Health Plan to act within ninety (90) calendar days from the date the Health Plan receives a grievance, or forty-five (45) calendar days from the date the Health Plan receives an appeal. For a resident of a rural area with only one (1) managed care entity, the denial of an enrollee's request to exercise the right to obtain services outside the network.

Advance Directive — A written instruction, such as a living will or durable power of attorney for health care, recognized under state law (whether statutory or as recognized by the courts of the state), relating to the provision of health care when the individual is incapacitated.

Advanced Registered Nurse Practitioner (ARNP) — A licensed advanced registered nurse practitioner who works in collaboration with a physician according to protocol, provide diagnostic and clinical interventions. An ARNP must be authorized to provide these services by Chapter 464, F.S., and protocols filed with the Board of Medicine.

Agency — State of Florida, Agency for Health Care Administration.

Agent — A term that refers to certain independent contractors with the state that perform administrative functions, including but not limited to: fiscal agent activities; outreach, eligibility and enrollment activities; systems and technical support. The term as used herein does not create a principal-agent relationship. Ancillary Provider — A provider of ancillary medical services who has contracted with a Health Plan to serve the Health Plan’s enrollees.

Appeal — A formal request from an enrollee to seek a review of an action taken by the Health Plan pursuant to 42 CFR 438.400(b).

AHCA Contract No. FA971, Attachment II, Page  7 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Authoritative Host — A system that contains the master or “authoritative” data for a particular data type, e.g. enrollee, provider, Health Plan, etc. The authoritative host may feed data from its master data files to other systems in real time or in batch mode. Data in an authoritative host is expected to be up to date and reliable.

Automatic Assignment (or Auto-Assign) — The enrollment of an eligible Medicaid recipient, for whom enrollment is mandatory, in a Health Plan chosen by the Agency or its agent, and/or the assignment of a new enrollee to a primary care provider chosen by the Health Plan.

Baker Act — The Florida Mental Health Act, pursuant to ss. 394.451-394.4789, F.S.

Behavioral Health Services — Services listed in the Community Behavioral Health Services Coverage & Limitations Handbook and the Mental Health Targeted Case Management Coverage & Limitations Handbook and as specified in Attachment II, Section VI, Behavioral Health Care, Item A., General Provisions.

Behavioral Health Care Provider — A licensed or certified behavioral health professional, such as a clinical psychologist under Chapter 490, F.S., clinical social worker, mental health professional under Chapter 491, F.S., or registered nurse qualified due to training or competency in behavioral health care, who is responsible for the provision of behavioral health care to patients, or a physician licensed under Chapters 458 or 459, F.S., who is under contract to provide behavioral health services to enrollees.

Beneficiary Assistance Program — A state external conflict resolution program authorized under s. 409.91211(3)(q) and s. 408.7056, F.S., available to Medicaid enrollees, that provides an additional level of appeal if the Health Plan’s process does not resolve the conflict.

Benefits — A schedule of health care services to be delivered to enrollees covered by the Health Plan as set forth in Attachment II, Section V, Covered Services, and Section VI, Behavioral Health Care and Attachment I of this Contract.

Blocked Call — A call that cannot be connected immediately because no circuit is available at the time the call arrives or the telephone system is programmed to block calls from entering the queue when the queue backs up behind a defined threshold.

Business Days — Traditional workdays, which are Monday, Tuesday, Wednesday, Thursday, and Friday. State holidays are excluded.

Calendar Days — All seven (7) days of the week. Unless otherwise specified, the term “days” in this attachment refers to calendar days.

Capitation Rate — The per-member/per-month amount, including any adjustments, that is paid by the Agency to a capitated Health Plan for each Medicaid recipient enrolled under a Contract for the provision of Medicaid services during the payment period.

Capitated Health Plan — A health maintenance organization, provider service network or other health plan that is paid a per-member/per-month fee to cover the cost of providing health care to its enrollees.

AHCA Contract No. FA971, Attachment II, Page  8 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Care Coordination/Case Management — A process that assesses, plans, implements, coordinates, monitors and evaluates the options and services required to meet an enrollee's health needs using communication and all available resources to promote quality cost-effective outcomes. Proper case management occurs across a continuum of care, addressing the ongoing individual needs of an enrollee rather than being restricted to a single practice setting. For purposes of this Contract, “care coordination” and “case management” are the same.

Cause — Special reasons that allow mandatory enrollees to change their Health Plan choice outside their open enrollment period. May also be referred to as “good cause.” (See Rule 59G-8.600, Florida Administrative Code (F.A.C.).

Centers for Medicare & Medicaid Services (CMS) — The agency within the United States Department of Health & Human Services that provides administration and funding for Medicare under Title XVIII, Medicaid under Title XIX, and the State Children’s Health Insurance Program under Title XXI of the Social Security Act.

Certification — The process of determining that a facility, equipment or an individual meets the requirements of federal or state law, or whether Medicaid payments are appropriate or shall be made in certain situations.

Check Run Summary File — Required Health Plan file listing all amounts paid to providers for each provider payment adjudication cycle. For each provider payment in each adjudication cycle, the file must detail the total encounter payments to each respective provider. This file must be submitted along with the encounter data submissions. The file must be submitted in a format and in timeframes specified by the Agency.

Child Health Check-Up Program (CHCUP) — A set of comprehensive and preventive health examinations provided on a periodic basis to identify and correct medical conditions in children/adolescents. Policies and procedures are described in the Child Health Check- Up Services Coverage and Limitations Handbook. (See definition of Early and Periodic Screening, Diagnosis and Treatment Program.)

Children/Adolescents — Enrollees under the age of 21. For purposes of the provision of Behavioral Health Services, excluding inpatient psychiatric services, adults are persons age 18 and older, and children/adolescents are persons under age 18, as defined by the Department of Children and Families.

Children & Families, Department of (DCF) — The state agency responsible for overseeing programs involving behavioral health, childcare, family safety, domestic violence, economic self-sufficiency, refugee services, homelessness, and programs that identify and protect abused and neglected children and adults.

Choice Counselor/Enrollment Broker — The state’s contracted or designated entity that performs functions related to outreach, education, counseling, enrollment, and disenrollment of potential enrollees into a Health Plan.

Choice Counseling Specialists — Individuals authorized by an Agency-approved process who provide one-on-one information to Medicaid recipients to help them choose the health plan that best meets the health care needs of them and their families.

AHCA Contract No. FA971, Attachment II, Page  9 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Claim – (1) A bill for services, (2) a line item of service, or (3) all services for one (1) recipient within a bill, pursuant to 42 CFR 447.45, in a format prescribed by the Agency through its Medicaid provider handbooks.

Clean Claim — A claim that can be processed without obtaining additional information from the provider of the service or from a third party. It does not include a claim from a provider who is under investigation for fraud or abuse, or a claim under review for medical necessity, pursuant to 42 CFR 447.45.

Cold Call Marketing — Any unsolicited personal contact with a Medicaid recipient by the Health Plan, its staff, its volunteers or its vendors with the purpose of influencing the Medicaid recipient to enroll in the Health Plan or either to not enroll in, or disenroll from, another health plan.

Commission for the Transportation Disadvantaged (CTD) — An independent commission housed administratively within the Florida Department of Transportation. The CTD’s mission is to ensure the availability of efficient, cost-effective, and quality transportation services for transportation disadvantaged persons.

Community Living Support Plan — A written document prepared by a behavioral health resident of an assisted living facility with a limited mental health license and the resident's behavioral health case manager in consultation with the administrator of the facility or the administrator's designee. A copy must be provided to the administrator. The plan must include information about the supports, services, and special needs that enable the resident to live in the assisted living facility and a method by which facility staff can recognize and respond to the signs and symptoms particular to that resident that indicate the need for professional services.

Community Outreach — The provision of health or nutritional information or information for the benefit and education of, or assistance to, a community in regard to health-related matters or public awareness that promotes healthy lifestyles. Community outreach also includes the provision of information about health care services, preventive techniques and other health care projects and the provision of information related to health, welfare and social services or social assistance programs offered by the State of Florida or local communities.

Community Outreach Materials – Materials regarding health or nutritional information or information for the benefit and education of, or assistance to, a community on health-related matters or public awareness that promotes healthy lifestyles. Such materials are meant specifically for the community at large and may also include information about health care services, preventive techniques and other health care projects and the provision of information related to health, welfare, and social services or social assistance programs offered by the State of Florida or local communities. Community outreach materials are limited to brochures, fact sheets, billboards, posters, and ad copy for radio, television, print or the Internet.

Community Outreach Representative — A person who provides health information, information that promotes healthy lifestyles, information that provides guidance about social assistance programs, and information that provides culturally and linguistically appropriate health or nutritional education. Such representatives must be appropriately trained, certified

AHCA Contract No. FA971, Attachment II, Page  10 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

and/or licensed, including but not limited to, social workers, nutritionists, physical therapists and other health care professionals.

Complaint — Any oral or written expression of dissatisfaction by an enrollee submitted to the Health Plan or to a state agency and resolved by close of business the following business day. Possible subjects for complaints include, but are not limited to, the quality of care, the quality of services provided, aspects of interpersonal relationships such as rudeness of a provider or Health Plan employee, failure to respect the enrollee’s rights, Health Plan administration, claims practices or provision of services that relate to the quality of care rendered by a provider pursuant to the Health Plan’s Contract. A complaint is a subcomponent of the grievance system.

Contested Claim — (FFS PSNs and the Specialty Plan for Children with Chronic Conditions only) - A claim that has not been authorized and forwarded to the Medicaid fiscal agent by the Health Plan because it has a material defect or impropriety.

Continuous Quality Improvement — A management philosophy that mandates continually pursuing efforts to improve the quality of an organization’s products and services.

Contract — The agreement between the Health Plan and the Agency to provide Medicaid services to enrollees, comprising the Contract and any addenda, appendices, attachments, or amendments thereto.

Contract Period — The term of the Contract beginning no earlier than September 1, 2012, and ending August 31, 2015; however, this Contract may end earlier depending on the implementation of the managed medical assistance component of the Statewide Medicaid Managed Care program.

Contract Year — Each September 1 through August 31 within the Contract period.

Contracting Officer — The Secretary of the Agency or designee.

Cost Effective — The Health Plan's per-member, per-month costs to the state, including, but not limited to, FFS costs, administrative costs, and case-management fees, must be no greater than the state's costs associated with capitated health plans. (See s.409.912(42), F.S.)

County Health Department (CHD) — Organizations administered by the Department of Health to provide health services as defined in Chapter 154 Part I, F.S., including promoting public health, controlling and eradicating preventable diseases, and providing primary health care for special populations.

Coverage & Limitations Handbook and/or Provider General Handbook (Handbook) — A Florida Medicaid document that provides information to a Medicaid provider about enrollee eligibility; claims submission and processing; provider participation; covered care, goods and services; limitations; procedure codes and fees; and other matters related to participation in the Medicaid program.

Covered Services — Those services provided by the Health Plan in accordance with this Contract, and as outlined in Section V, Covered Services, and Section VI, Behavioral Health Care, and Attachment I.

AHCA Contract No. FA971, Attachment II, Page  11 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Crisis Support — Services for persons initially perceived to need emergency behavioral health services, but upon assessment, do not meet the criteria for such emergency care. These are acute care services available twenty-four hours a day, seven days a week (24/7) for intervention. Examples include: mobile crisis, crisis/emergency screening, crisis hot line and emergency walk-in.

Customized Benefit Package (CBP) — (Reform only) - Covered services, which may vary in amount, scope and/or duration from those listed in Section V, Covered Services, and Section VI, Behavioral Health Care. The CBP must meet state standards for actuarial equivalency and sufficiency. CBP is also referred to as “benefit grid.”

Direct Ownership Interest — The ownership of stock, equity in capital or any interest in the profits of a disclosing entity.

Direct Service Behavioral Health Care Provider — An individual qualified by training or experience to provide direct behavioral health services.

Direct Submitter (FFS PSNs Only) — A Medicaid fee-for-service provider that has been authorized by the fee-for-service Health Plan to submit electronic claims directly to the Agency’s Medicaid fiscal agent for payment without requiring such claims to be submitted by the provider to the Health Plan for individual authorization and subsequent submission by that FFS Health Plan to the Medicaid fiscal agent. The FFS Health Plan must submit direct submitter authorization requests, in writing, to its Health Systems Development Contract Manager in order for such providers to be processed by the Medicaid fiscal agent for direct submitter inclusion. The payment reconciliation process specified in Attachment II, Section XIII, Method of Payment, includes claims submitted by direct submitters.

Disclosing Entity — A Medicaid provider, other than an individual practitioner or group of practitioners, or a fiscal agent that furnishes services or arranges for funding of services under Medicaid, or health-related services under the social services program.

Disease Management — A system of coordinated health care intervention and communication for populations with conditions in which patient self-care efforts are significant. Disease management supports the physician or practitioner/patient relationship and plan of care; emphasizes prevention of exacerbations and complications using evidence-based practice guidelines and patient empowerment strategies, and evaluates clinical, humanistic and economic outcomes on an ongoing basis with the goal of improving overall health.

Disenrollment — The Agency-approved discontinuance of an enrollee's participation in a Health Plan.

Downward Substitution of Care — The use of less restrictive, lower cost services than otherwise might have been provided, that are considered clinically acceptable and necessary to meet specified objectives outlined in an enrollee's plan of treatment, provided as an alternative to higher cost services.

Durable Medical Equipment (DME) — Medical equipment that can withstand repeated use, is customarily used to serve a medical purpose, is generally not useful in the absence of illness or injury and is appropriate for use in the enrollee's home.

AHCA Contract No. FA971, Attachment II, Page  12 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Early and Periodic Screening, Diagnosis and Treatment Program (EPSDT) — As defined by 42 CFR 440.40(b)(2012) or its successive regulation, means: (1) Screening and diagnostic services to determine physical or mental defects in recipients under age 21; and (2) Health care, treatment, and other measures to correct or ameliorate any defects and chronic conditions discovered. Pursuant to s. 42 CFR 441.56 (2012) or its successive regulation, this is a program about which all eligible individuals and their families must be informed. EPSDT includes screening (periodic comprehensive child health assessments): consisting of regularly scheduled examinations and evaluations of the general physical and mental health, growth, development, and nutritional status of infants, children, and youth. As a minimum, these screenings must include, but are not limited to: (a) comprehensive health and developmental history, (b) comprehensive unclothed physical examination, (c) appropriate vision testing, (d) appropriate hearing testing, (e) appropriate laboratory tests, (vi) dental screening services furnished by direct referral to a dentist for children beginning at 3 years of age. Screening services must be provided in accordance with reasonable standards of medical and dental practice determined by the Agency after consultation with recognized medical and dental organizations involved in child health care. Requirements for screenings are contained in the Medicaid Child Health Check-Up Coverage and Limitations handbook. Diagnosis and treatment include: (a) diagnosis of and treatment for defects in vision and hearing, including eyeglasses and hearing aids; (b) dental care, at as early an age as necessary, needed for relief of pain and infections, restoration of teeth and maintenance of dental health; and (c) appropriate immunizations. (If it is determined at the time of screening that immunization is needed and appropriate to provide at the time of screening, then immunization treatment must be provided at that time.) See Child Health Check-Up Program.

Early Intervention Services (EIS) – A Medicaid program designed for children receiving services through the Department of Health’s Early Steps program. Early Steps serves eligible infants and toddlers from birth to thirty-six (36) months who have significant delays or a condition likely to result in a developmental delay. EIS services are authorized in the child’s Early Steps Individualized Family Support Plan and are delivered by Medicaid-enrolled EIS providers throughout the state.

Emergency Behavioral Health Services — Those services required to meet the needs of an individual who is experiencing an acute crisis, resulting from a mental illness, which is a level of severity that would meet the requirements for an involuntary examination (See s. 394.463, F.S.), and in the absence of a suitable alternative or psychiatric medication, would require hospitalization.

Emergency Medical Condition — (a) A medical condition manifesting itself by acute symptoms of sufficient severity, which may include severe pain or other acute symptoms, such that a prudent layperson who possesses an average knowledge of health and medicine could reasonably expect that the absence of immediate medical attention could result in any of the following: (1) serious jeopardy to the health of a patient, including a pregnant woman or fetus; (2) serious impairment to bodily functions; (3) serious dysfunction of any bodily organ or part. (b) With respect to a pregnant woman: (1) that there is inadequate time to effect safe transfer to another hospital prior to delivery; (2) that a transfer may pose a threat to the health and safety of the patient or fetus; (3) that there is evidence of the onset and persistence of uterine contractions or rupture of the membranes (see s. 395.002.F.S.).

AHCA Contract No. FA971, Attachment II,Page  13 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Emergency Services and Care — Medical screening, examination and evaluation by a physician or, to the extent permitted by applicable laws, by other appropriate personnel under the supervision of a physician, to determine whether an emergency medical condition exists. If such a condition exists, emergency services and care include the care or treatment necessary to relieve or eliminate the emergency medical condition within the service capability of the facility.

Emergency Transportation — The provision of emergency transportation services in accordance with s. 409.908(13)(c)4., F.S.

Encounter Data — A record of diagnostic or treatment procedures or other medical or allied care provided to a Health Plan’s enrollees, excluding services paid by the Agency on a fee-for-service basis. An “encounter” is an interaction between a patient and provider (Health Plan, rendering physician, pharmacy, lab, etc.) who delivers services or is professionally responsible for services delivered to a patient.

Enhanced Benefit — (Reform only) - An activity or behavior identified by the state as beneficial to the health of an individual and designated to earn a credit in the Enhanced Benefit Program.

Enhanced Benefit Account — (Reform only) - The individual account resulting from an enrollee’s earning rewards for healthy behaviors under the Enhanced Benefit Program.

Enhanced Benefit Program — (Reform only) – Also known as Enhanced Benefits Reward$, a program offered through Medicaid Reform that rewards enrollees for healthy behaviors.

Enrollee — A Medicaid recipient enrolled in a Health Plan.

Enrollment — The process by which an eligible Medicaid recipient signs up to participate in a Health Plan.

Excluded Parties List System (EPLS) — The Excluded Parties List System (EPLS) is a federal database containing information regarding entities debarred, suspended, proposed for debarment, excluded or disqualified under the nonprocurement common rule, or otherwise declared ineligible from receiving federal contracts, certain subcontracts, and certain federal assistance and benefits.

Expanded Services — A service covered by the Health Plan for which it receives no direct payment from the Agency.

Expedited Appeal Process — The process by which the appeal of an action is accelerated because the standard time frame for resolution of the appeal could seriously jeopardize the enrollee's life, health or ability to obtain, maintain or regain maximum function.

External Quality Review (EQR) — The analysis and evaluation by an EQRO of aggregated information on quality, timeliness, and access to the health care services that are furnished to Medicaid recipients by a Health Plan.

AHCA Contract No. FA971, Attachment II, Page  14 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

External Quality Review Organization (EQRO) — An organization that meets the competence and independence requirements set forth in 42 CFR 438.354, and performs EQR, other related activities as set forth in federal regulations, or both.

Federal Fiscal Year — The United States government’s fiscal year starts October 1 and ends on September 30.

Federally Qualified Health Center (FQHC) — An entity that is receiving a grant under section 330 of the Public Health Service Act, as amended. (Also see Section 1905(l)(2)(B) of the Social Security Act.) FQHCs provide primary health care and related diagnostic services and may provide dental, optometric, podiatry, chiropractic and behavioral health services.

Fee-for-Service (FFS) — A method of making payment by which the Agency sets prices for defined medical or allied care, goods or services.

Fiscal Agent — Any corporation, or other legal entity, that enters into a contract with the Agency to receive, process and adjudicate claims under the Medicaid program.

Fiscal Year — The State of Florida’s Fiscal Year starts July 1 and ends on June 30.

Florida Medicaid Management Information System (FMMIS or FL MMIS) — The information system used to process Florida Medicaid claims and payments to Health Plans, and to produce management information and reports relating to the Florida Medicaid program. This system is used to maintain Medicaid eligibility data and provider enrollment data.

Florida Mental Health Act — Includes the Baker Act that covers admissions for persons who are considered to have an emergency mental health condition (a threat to themselves or others) as specified in ss. 394.451 through 394.4789, F.S.

Fraud — An intentional deception or misrepresentation made by a person with the knowledge that the deception results in unauthorized benefit to that person or another person. The term includes any act that constitutes fraud under applicable federal or state law.

Full-Time Equivalent Position (FTE) — The equivalent of one (1) full-time employee who works forty (40) hours per week.

Good Cause — See Cause.

Grievance — An expression of dissatisfaction about any matter other than an action. Possible subjects for grievances include, but are not limited to, the quality of care, the quality of services provided and aspects of interpersonal relationships such as rudeness of a provider or Health Plan employee or failure to respect the enrollee's rights.

Grievance Procedure — The procedure for addressing enrollees' grievances.

Grievance System — The system for reviewing and resolving enrollee complaints, grievances and appeals. Components must include a complaint process, a grievance process, an appeal process, access to an applicable review outside the Health Plan

AHCA Contract No. FA971, Attachment II, Page  15 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(Subscriber Assistance Program or Beneficiary Assistance Program), and access to a Medicaid Fair Hearing through the Department of Children and Families.

Health Assessment — A complete health evaluation combining health history, physical assessment and the monitoring of physical and psychological growth and development.

Health Care Professional — A physician or any of the following: podiatrist, optometrist, chiropractor, psychologist, dentist, physician assistant, physical or occupational therapist, therapist assistant, speech-language pathologist, audiologist, registered or practical nurse (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist and certified nurse midwife), a licensed clinical social worker, registered respiratory therapist and certified respiratory therapy technician.

Health Fair — An event conducted in a setting that is open to the public or segment of the public (such as the "elderly" or "schoolchildren") during which information about health-care services, facilities, research, preventive techniques or other health-care subjects is disseminated. At least one (1) community organization or two (2) health-related organizations that are not affiliated under common ownership must actively participate in the health fair.

Health Insurance Premium Payment (HIPP) — A program where if available and cost-effective, the Agency shall pay all premiums, deductibles, coinsurance and other cost sharing obligations for items and Medicaid services covered under the State plan up to Medicaid’s rate for recipients in employer-sponsored health care coverage, except for the cost sharing amounts permitted under the State plan which are the recipient’s responsibility.

Health Maintenance Organization (HMO) — An organization or entity licensed in accordance with Chapter 641, F.S., or in accordance with the Florida Medicaid State Plan definition of an HMO.

Health Plan — An entity that integrates financing and management with the delivery of health care services to an enrolled population. It employs or contracts with an organized system of providers, which deliver services, and frequently shares financial risk. The term includes health plans contracted with the Agency to provide Medicaid services under the Florida Medicaid Reform program as well as 1915(b) managed care waiver (non-Reform) areas, and includes health maintenance organizations authorized under Chapter 641, F.S., exclusive provider organizations as defined in Chapter 627, F.S., health insurers authorized under Chapter 624, F.S., and provider service networks as defined in s. 409.912, F.S., including the specialty plan for children with chronic conditions as authorized under Section 409.91211(3)(bb) and (12), F.S.

HEDIS — Healthcare Effectiveness Data and Information Set developed and published by the National Committee for Quality Assurance. HEDIS includes technical specifications for the calculation of performance measures.

Hospital — A facility licensed in accordance with the provisions of Chapter 395, F.S., or the applicable laws of the state in which the service is furnished.

Hospital Services Agreement — The agreement between the Health Plan and a hospital to provide medical services to the Health Plan's enrollees.

AHCA Contract No. FA971, Attachment II, Page  16 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Hub Site — The telecommunication distance site in Florida at which the consulting physician, dentist or therapist is delivering telemedicine services.

Indirect Ownership Interest — Ownership interest in an entity that has direct or indirect ownership interest in the disclosing entity. The amount of indirect ownership in the disclosing entity that is held by any other entity is determined by multiplying the percentage of ownership interest at each level. An indirect ownership interest must be reported if it equates to an ownership interest of five percent (5%) or more in the disclosing entity. Example: If “A” owns ten percent (10%) of the stock in a corporation that owns eighty percent (80%) of the stock of the disclosing entity, “A’s” interest equates to an eight percent (8%) indirect ownership and must be reported.

Individuals with Special Health Care Needs — Adults and children/adolescents, who face physical, mental or environmental challenges daily that place at risk their health and ability to fully function in society. Factors include individuals with mental retardation or related conditions; individuals with serious chronic illnesses, such as human immunodeficiency virus (HIV), schizophrenia or degenerative neurological disorders; individuals with disabilities resulting from many years of chronic illness such as arthritis, emphysema or diabetes; and children/adolescents and adults with certain environmental risk factors such as homelessness or family problems that lead to the need for placement in foster care.

Information — (a) Structured Data: Data that adhere to specific properties and validation criteria that are stored as fields in database records. Structured queries can be created and run against structured data, where specific data can be used as criteria for querying a larger data set; (b) Document: Information that does not meet the definition of structured data includes text files, spreadsheets, electronic messages and images of forms and pictures.

Information System(s) — A combination of computing hardware and software that is used in: (a) the capture, storage, manipulation, movement, control, display, interchange and/or transmission of information, i.e. structured data (which may include digitized audio and video) and documents; and/or (b) the processing and/or calculating of such information for the purposes of enabling and/or facilitating a business process or related transaction.

Insolvency — A financial condition that exists when an entity is unable to pay its debts as they become due in the usual course of business, or when the liabilities of the entity exceed its assets.

Kick Payment — (Reform only) - The method of reimbursing capitated Health Plans in the form of a separate one (1) time fixed payment for specific services.

Licensed — A facility, equipment, or an individual that has formally met state, county, and local requirements, and has been granted a license by a local, state or federal government entity.

Licensed Practitioner of the Healing Arts — A psychiatric nurse, registered nurse, advanced registered nurse practitioner, physician assistant, clinical social worker, mental health counselor, marriage and family therapist, or psychologist.

List of Excluded Individuals and Entities (LEIE) — A database maintained by the Department of Health & Human Services, Office of the Inspector General. The LEIE provides information to the public, health care providers, patients and others relating to

AHCA Contract No. FA971, Attachment II, Page  17 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

parties excluded from participation in Medicare, Medicaid and all other federal health care programs.

Long-Term Care Plan (LTC Plan) — A managed care plan that provides the services described in s. 409.98, F.S., for the long-term care (LTC) managed care component of the statewide Medicaid managed care program. Also known as LTC managed care plan.

Managed Behavioral Health Organization (MBHO) — A behavioral health-care delivery system managing quality, utilization and cost of services. Additionally, an MBHO measures performance in the area of mental disorders.

Managed Care Plan — An eligible plan, as defined in s. 409.962(9), F.S., under Contract with the Agency to provide services described in s. 409.973, F.S., under the LTC or managed medical assistance (MMA) component of the Statewide Medicaid Managed Care Program.

Mandatory Assignment — The process the Agency uses to assign enrollees to a Health Plan. The Agency automatically assigns those enrollees required to be in a Health Plan who did not voluntarily choose one.

Mandatory Enrollee — The categories of eligible Medicaid recipients who must be enrolled in a Health Plan or MediPass or, if subject to Reform, must be enrolled only in a Health Plan.

Mandatory Potential Enrollee — A Medicaid recipient who is required to enroll in a Health Plan or MediPass but has not yet made a choice.

Marketing — Any activity or communication conducted by or on behalf of any Health Plan with a Medicaid recipient who is not enrolled with the Health Plan that can reasonably be interpreted as intended to influence the Medicaid recipient to enroll in the particular Health Plan.

Medicaid Area — The specific counties designated by the Agency and overseen by an Agency field office manager.

Medicaid — The medical assistance program authorized by Title XIX of the Social Security Act, 42 U.S.C. §1396 et seq., and regulations thereunder, as administered in the State of Florida by the Agency under s. 409.901 et seq., F.S.

Medicaid Fair Hearing — An administrative hearing conducted by the Department of Children and Families to review an action taken by a Health Plan that limits, denies, or stops a requested service.

Medicaid Program Integrity (MPI) — The unit of the Agency responsible for preventing and identifying fraud and abuse in the Medicaid program.

Medicaid Recipient — Any individual whom DCF, or the Social Security Administration on behalf of DCF, determines is eligible, pursuant to federal and state law, to receive medical or allied care, goods or services for which the Agency may make payments under the Medicaid program, and who is enrolled in the Medicaid program.

AHCA Contract No. FA971, Attachment II, Page 18 of  285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Medicaid Reform — The program resulting from s. 409.91211, F.S.

Medical Foster Care Services — Services provided to enable medically-complex children under the age of 21, whose parents cannot care for them in their own home, to live and receive care in foster homes rather than in hospitals or other institutional settings. Medical foster care services are authorized by Title XIX of the Social Security Act and s. 409.903, F.S., and Chapter 59G, F.A.C.

Medical Record — Documents corresponding to medical or allied care, goods or services furnished in any place of business. The records may be on paper, magnetic material, film or other media. In order to qualify as a basis for reimbursement, the records must be dated, legible and signed or otherwise attested to, as appropriate to the media, and meet the requirements of 42 CFR 456.111 and 42 CFR 456.211.

Medically Necessary or Medical Necessity — Services that include medical or allied care, goods or services furnished or ordered to:

1.	Meet the following conditions:

a.	Be necessary to protect life, to prevent significant illness or significant disability or to alleviate severe pain;

b.	Be individualized, specific and consistent with symptoms or confirm diagnosis of the illness or injury under treatment and not in excess of the patient's needs;

c.	Be consistent with the generally accepted professional medical standards as determined by the Medicaid program, and not be experimental or investigational;

d.	Be reflective of the level of service that can be furnished safely and for which no equally effective and more conservative or less costly treatment is available statewide; and

e.	Be furnished in a manner not primarily intended for the convenience of the enrollee, the enrollee's caretaker or the provider.

2.
For those services furnished in a hospital on an inpatient basis, medical necessity means that appropriate medical care cannot be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different type.

3.
The fact that a provider has prescribed, recommended or approved medical or allied goods or services does not, in itself, make such care, goods or services medically necessary, a medical necessity or a covered service/benefit.

Medicare — The medical assistance program authorized by Title XVIII of the Social Security Act.

Medicare Advantage Special Needs Plan — A Medicare plan defined by Section 1859(b)(6) of the Social Security Act and 42 CFR Section 422.2 that exclusively enrolls or enrolls a disproportionate percentage of special needs individuals as set forth in 42 CFR Section 422.4(a)(1)(iv).

AHCA Contract No. FA971, Attachment II, Page  19 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Meds AD — Individuals who have income up to 88% of federal poverty level and assets up to $5,000 ($6,000 for a couple) and who do not have Medicare, or who have Medicare and are receiving institutional care or hospice care, are enrolled in PACE or an HCBS program, or live in an assisted living facility or adult family care home licensed to provide assistive care services.

Mental Health Targeted Case Manager — An individual who provides mental health targeted case management services directly to or on behalf of an enrollee on an individual basis in accordance with Rule 65E-15, F.A.C., and the Medicaid Mental Health Targeted Case Management Handbook.

National Provider Identifier (NPI) — An identification number assigned through the National Plan and Provider Enumerator System of the federal Department of Health and Human Services. NPIs can be obtained online at https://nppes.cms.hhs.gov.

Neglect — A failure or omission to provide care, supervision, and services necessary to maintain enrollee’s physical and mental health, including, but not limited to, food, nutrition, supervision and medical services that are essential for the well being of the enrollee. Neglect might be a single incident or repeated conduct that results in, or could reasonably be expected to result in, serious physical or psychological injury, or a substantial risk of death.

Newborn — A live child born to an enrollee who is a member of the Health Plan.

Non-Covered Service — A service that is not a benefit under either the Medicaid State Plan or the Health Plan.

Non-Reform Health Plan — An organization that offers health care coverage under Medicaid as authorized in s. 409.912, F.S., and as defined in the Agency’s 1915(b) managed care waiver.

Non-Participating Provider — A person or entity eligible to provide Medicaid services and that does not have a contractual agreement with a Health Plan to provide services. In order to receive payment for covered services, PSN fee-for-service non-participating providers must have an active Medicaid provider agreement. All other Health Plan non-participating providers must be eligible for a Medicaid provider agreement and recognized in the Medicaid system (FMMIS) as either actively enrolled Medicaid providers or as Health Plan registered providers.

Nursing Facility— An institutional care facility that furnishes medical or allied inpatient care and services to individuals needing such services. (See Chapters 395 and 400, F.S.)

Open Enrollment — The 60-day period before the end of certain enrollees’ enrollment year, during which the enrollee may choose to change health plans for the following enrollment year.

Outpatient — A patient of an organized medical facility, or distinct part of that facility, who is expected by the facility to receive, and who does receive, professional services for less than a twenty-four (24) hour period, regardless of the hours of admission, whether or not a bed is used and/or whether or not the patient remains in the facility past midnight.

AHCA Contract No. FA971, Attachment II, Page  20 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Overpayment — Overpayment defined in accordance with s. 409.913, F.S., includes any amount that is not authorized to be paid by the Medicaid program whether paid as a result of inaccurate or improper cost reporting, improper claiming, unacceptable practices, fraud, abuse, or mistake.

Participating Provider — A health care practitioner or entity authorized to do business in Florida and contracted with the Health Plan to provide services to the Health Plan’s enrollees.

Participating Specialist — A physician, licensed to practice medicine in the State of Florida, who contracts with the Health Plan to provide specialized medical services to the Health Plan's enrollees.

Peer Review — An evaluation of the professional practices of a provider by the provider's peers. It assesses the necessity, appropriateness and quality of care furnished by comparing it to that customarily furnished by the provider's peers and to recognized health care standards.

Penultimate Saturday — The Saturday preceding the last Saturday of the month.

Penultimate Sunday — The Sunday preceding the last Sunday of the month.

Person (entity) — In relation to fraud and abuse requirements, any natural person, corporation, partnership, association, clinic, group, or other entity, whether or not such person is enrolled in the Medicaid program or is a provider of health care. (See Florida Medicaid Provider General Handbook.)

Pharmacy Benefits Administrator (PBA) — An entity contracted to or included in a Health Plan accepting pharmacy prescription claims for enrollees in the Health Plan, assuring these claims conform to coverage policy and determining the allowed payment. May also be referred to as Pharmacy Benefits Manager (PBM).

Physician’s Assistant (PA) — A person who is a graduate of an approved program or its equivalent or meets standards approved by the Board of Medicine and is certified to perform medical services delegated by the supervising physician in accordance with Chapter 458, F.S.

Physicians' Current Procedural Terminology (CPT) — A systematic listing and coding of procedures and services published annually by the American Medical Association.

Plan Factor — (Reform only) - A budget-neutral calculation using a Health Plan's available historical enrollee diagnosis data grouped by a health-based risk assessment model. A Health Plan's plan factor is developed from the aggregated individual risk scores of the Health Plan's prior month’s enrollment. The plan factor modifies a Health Plan's monthly capitation payment to reflect the health status of its enrollees.

Portable X-Ray Equipment — X-ray equipment transported to a setting other than a hospital, clinic or office of a physician or other licensed practitioner of the healing arts.

AHCA Contract No. FA971, Attachment II, Page  21 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Post-Stabilization Care Services — Covered services related to an emergency medical condition that are provided after an enrollee is stabilized in order to maintain, improve or resolve the enrollee's condition pursuant to 42 CFR 422.113.

Potential Enrollee — Pursuant to 42 CFR 438.10(a), an eligible Medicaid recipient who is subject to mandatory assignment or one who may voluntarily elect to enroll in a given health plan, but is not yet actually enrolled in a health plan.

Pre-Enrollment — The provision of marketing materials to a Medicaid recipient.

Preferred Drug List — A listing of prescription products selected by a pharmaceutical and therapeutics committee as cost effective choices for clinician consideration when prescribing for Medicaid recipients.

Prescribed Pediatric Extended Care (PPEC) — A nonresidential health care center for children who are medically complex or technologically dependent and require continuous therapeutic intervention or skilled nursing services.

Primary Care — Comprehensive, coordinated and readily-accessible medical care including: health promotion and maintenance; treatment of illness and injury; early detection of disease; and referral to specialists when appropriate.

Primary Care Case Management — The provision or arrangement of enrollees’ primary care and the referral of enrollees for other necessary medical services on a twenty-four hour (24–hour) basis.

Primary Care Provider (PCP) — A Health Plan staff or contracted physician practicing as a general or family practitioner, internist, pediatrician, obstetrician, gynecologist, advanced registered nurse practitioner, physician assistant or other specialty approved by the Agency, who furnishes primary care and patient management services to an enrollee.

Prior Authorization — The act of authorizing specific services before they are rendered.

Protected Health Information (PHI) — For purposes of this Attachment, protected health information shall have the same meaning and effect as defined in 45 CFR 160 and 164, limited to the information created, received, maintained or transmitted by the Health Plan from, or on behalf of, the Agency.

Protocols — Written guidelines or documentation outlining steps to be followed for handling a particular situation, resolving a problem or implementing a plan of medical, nursing, psychosocial, developmental and educational services.

Provider — A person or entity eligible to provide Medicaid services and that has a contractual agreement with a Health Plan to provide services. PSN fee-for-service providers must have an active Medicaid provider agreement. All other providers must be eligible for a Medicaid provider agreement.

Provider Contract — An agreement between the Health Plan and a health care provider to serve Health Plan enrollees.

AHCA Contract No. FA971, Attachment II, Page 22 of 285

WellCare of Florida, Inc.,                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Provider Service Network (PSN) — A network established or organized and operated by a health care provider, or group of affiliated health care providers that provides a substantial proportion of the health care items and services under a contract directly through the provider or affiliated group of providers. The PSN may make arrangements with physicians or other health care professionals, health care institutions, or any combination of such individuals or institutions to assume all or part of the financial risk on a prospective basis for the provision of basic health services by the physicians, by other health professionals, or through the institutions. The health care providers must have a controlling interest in the governing body of the provider service network organization. (See ss. 409.912(4)(d) and 409.91211(3)(e.), F.S.)

Public Event — An event that is organized or sponsored by an organization for the benefit and education of or assistance to a community in regard to health-related matters or public awareness. A Health Plan may sponsor a public event if the event includes active participation of at least one (1) community organization or two (2) health-related organizations not affiliated with the Health Plan.

Quality — The degree to which a Health Plan increases the likelihood of desired health outcomes of its enrollees through its structural and operational characteristics and through the provision of health services that are consistent with current professional knowledge.

Quality Enhancements — Certain health-related, community-based services that the Health Plan must offer and coordinate access to for its enrollees, such as children’s programs, domestic violence classes, pregnancy prevention, smoking cessation, or substance abuse programs. Health Plans are not reimbursed by the Agency for these types of services.

Quality Improvement (QI) — The process of monitoring that the delivery of health care services is available, accessible, timely, and medically necessary. The Health Plan must have a quality improvement program (QI program) that includes standards of excellence. It also must have a written quality improvement plan (QI plan) that draws on its quality monitoring to improve health care outcomes for enrollees.

Registered Nurse (RN) — An individual who is licensed to practice professional nursing in accordance with Chapter 464, F.S.

Registered Provider — A provider that is registered with FMMIS via the Health Plan. Such providers cannot bill Medicaid through Fee-For-Service claims submissions. Registered providers are assigned a Medicaid provider identification number for encounter data purposes only.

Remediation — The act or process of correcting a fault or deficiency.

Residential Services — As applied to the Department of Juvenile Justice, refers to the out-of-home placement for use in a level 4, 6, 8 or 10 facility as a result of a delinquency disposition order. Also referred to as a residential commitment program.

Risk Adjustment (also Risk-Adjusted) — (Reform only) - A process to adjust capitation rates to reflect the health conditions relative to the health status of the enrolled population. This process includes but is not limited to, risk assessment models, demographics, or population grouping.

AHCA Contract No. FA971, Attachment II, Page  23 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Risk Assessment — The process of collecting information from a person about hereditary, lifestyle and environmental factors to determine specific diseases or conditions for which the person is at risk.

Rural — An area with a population density of less than 100 individuals per square mile, or an area defined by the most recent United States Census as rural, i.e. lacking a metropolitan statistical area (MSA).

Rural Health Clinic (RHC) — A clinic that is located in an area that has a health-care provider shortage. An RHC provides primary health care and related diagnostic services and may provide optometric, podiatry, chiropractic and behavioral health services. An RHC employs, contracts or obtains volunteer services from licensed health care practitioners to provide services.

Sanctions — In relation to Section X., Administration and Management, Item E., Fraud and Abuse: Any monetary or non-monetary penalty imposed upon a provider, entity, or person (e.g., a provider entity, or person being suspended from the Medicaid program). A monetary sanction under Rule 59G-9.070, F.A.C., may be referred to as a “fine.” A sanction may also be referred to as a disincentive.

Screen or Screening — Assessment of an enrollee's physical or mental condition to determine evidence or indications of problems and need for further evaluation or services.

Service Area — The designated geographical area within which the Health Plan is authorized by the Contract to furnish covered services to enrollees.

Service Authorization — The Health Plan’s approval for services to be rendered. The process of authorization must at least include an enrollee’s or a provider’s request for the provision of a service.

Service Location — Any location at which an enrollee obtains any health care service provided by the Health Plan under the terms of the Contract.

Share of Cost-Savings — (FFS PSNs and the Specialty Plan for Children with Chronic Conditions only) - Potential payment to the Health Plan when amount of the savings pool exceeds the administrative allocation to the Health Plan as determined through a reconciliation process.

Sick Care — Non-urgent problems that do not substantially restrict normal activity, but could develop complications if left untreated (e.g., chronic disease).

Span of Control — Information systems and telecommunications capabilities that the Health Plan itself operates or for which it is otherwise legally responsible according to the terms and conditions of this Contract. The span of control also includes systems and telecommunications capabilities outsourced by the Health Plan.

Special Supplemental Nutrition Program for Women, Infants & Children (WIC) — Program administered by the Department of Health that provides nutritional counseling; nutritional education; breast-feeding promotion and nutritious foods to pregnant, postpartum and breast-feeding women, infants and children up to the age of five (5) who are determined

AHCA Contract No. FA971, Attachment II, Page 24 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

to be at nutritional risk and who have a low to moderate income. An individual who is eligible for Medicaid is automatically income eligible for WIC benefits. Additionally, WIC income eligibility is automatically provided to an enrollee's family that includes a pregnant woman or infant certified eligible to receive Medicaid.

Specialty Plan — A Health Plan designed for a specific population and whose enrollees are primarily composed of Medicaid recipients, children with chronic conditions or for Medicaid Reform recipients who have been diagnosed with the human immunodeficiency virus or acquired immunodeficiency syndrome (HIV/AIDS). A Health Plan must be licensed under Chapter 641, F.S., in order to offer a specialty plan for the Reform population with HIV/AIDS.

Spoke Site — The provider office location in Florida where an approved service is being furnished through telemedicine.

State — State of Florida.

Statewide Medicaid Managed Care Program — A program authorized by the 2011 Florida Legislature through House Bill 7107, creating Part IV of Chapter 409, F.S., to establish the Florida Medicaid program as a statewide, integrated managed care program for all covered services, including long-term care services. This program is referred to as statewide Medicaid managed care (SMMC) and includes two components: one for managed medical assistance (MMA) and one for long-term care (LTC).

Subcontract — An agreement entered into by the Health Plan for provision of administrative services on its behalf related to this Contract.

Subcontractor — Any person or entity with which the Health Plan has contracted or delegated some of its functions, services or responsibilities for providing services under this Contract.

Surface Mail — Mail delivery via land, sea, or air, rather than via electronic transmission.

Surplus — Net worth, i.e., total assets minus total liabilities.

System Unavailability — As measured within the Health Plan’s information systems span of control, when a system user does not get the complete, correct full-screen response to an input command within three (3) minutes after depressing the “enter” or other function key.

Systems — See Information Systems.

Telebehavioral Health — The use of telemedicine to provide behavioral health individual and family therapy.

Telecommunication Equipment — Electronic equipment that includes, at a minimum, audio and video equipment permitting two-way, real time, interactive communication between the enrollee and the provider for the provision of covered services through telemedicine.

Telemedicine — The practice of health care delivery using telecommunication equipment by the treating provider (at the spoke site) for the provision of approved covered services by

AHCA Contract No. FA971, Attachment II, Page 25 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

the consulting provider (at the hub site) for the purpose of evaluation, diagnosis, or treatment.

Telepsychiatry — The use of telemedicine to provide behavioral health medication management.

Temporary Assistance to Needy Families (TANF) — Public financial assistance provided to low-income families through the Department of Children and Families.

Transportation — An appropriate means of conveyance furnished to an enrollee to obtain Medicaid authorized/covered services.

Unborn Activation — The process by which an unborn child, who has been assigned a Medicaid ID number, is made Medicaid eligible upon birth.

Urban — An area with a population density of greater than one-hundred (100) individuals per square mile or an area defined by the most recent United States Census as urban, i.e. as having a metropolitan statistical area (MSA).

Urgent Behavioral Health Care — Those situations that require immediate attention and assessment within twenty-three (23) hours even though the enrollee is not in immediate danger to self or others and is able to cooperate in treatment.

Urgent Care — Services for conditions, which, though not life-threatening, could result in serious injury or disability unless medical attention is received (e.g., high fever, animal bites, fractures, severe pain, etc.) or do substantially restrict an enrollee's activity (e.g., infectious illnesses, flu, respiratory ailments, etc.).

Validation — The review of information, data, and procedures to determine the extent to which they are accurate, reliable, free from bias and in accord with standards for data collection and analysis.

Vendor — An entity submitting a proposal to become a Health Plan contractor.

Violation — A determination by the Agency that a Health Plan failed to act as specified in this Contract or applicable statutes, rules or regulations governing Medicaid Health Plans. For the purposes of this Contract, each day that an ongoing violation continues shall be considered to be a separate violation. In addition, each instance of failing to furnish necessary and/or required medical services or items to each enrollee shall be considered to be a separate violation. As well, each day that a Health Plan fails to furnish necessary and/or required medical services or items to enrollees shall be considered to be a separate violation.

Voluntary Enrollee — A Medicaid recipient who is not mandated to enroll in a Health Plan, but chooses to do so.

Voluntary Potential Enrollee — A Medicaid recipient who is not mandated to enroll in a Health Plan, has expressed a desire to do so, but is not yet enrolled in a health plan.

AHCA Contract No. FA971, Attachment II, Page 26 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Well Care Visit — A routine medical visit for one of the following: CHCUP visit, family planning, routine follow-up to a previously treated condition or illness, adult physical or any other routine visit for other than the treatment of an illness.

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AHCA Contract No. FA971, Attachment II, Page 27 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

B.	Acronyms

ACCESS — Automated Community Connection to Economic Self-Sufficiency, the Department of Children and Families public assistance service delivery system.

ADL — Activities of Daily Living

AHCA –– Agency for Health Care Administration (Agency)

ALF — Assisted Living Facility

APD — Agency for Persons with Disabilities

ARNP – Advanced Registered Nurse Practitioner

BBA — Balanced Budget Act of 1997

BMHC — Bureau of Managed Health Care

CAP — Corrective Action Plan

CARES — Comprehensive Assessment & Review for Long-Term Care Services

CBP – Customized Benefit Package

CDC — Centers for Disease Control and Prevention

CFARS — Children’s Functional Assessment Rating Scales

CHD — County Health Department

CMS — Centers for Medicare & Medicaid Services

CFR — Code of Federal Regulations (cites may be searched online at http://ecfr.gpoaccess.gov

CHCUP — Child Health Check-Up Program

CPT — Physicians’ Current Procedural Terminology

CTD — Commission for the Transportation Disadvantaged

CWPMHP — Child Welfare Prepaid Mental Health Plan

DCF — Department of Children & Families

DFS — Department of Financial Services

DHHS — United States Department of Health & Human Services

DOH — Department of Health

AHCA Contract No. FA971, Attachment II, Page 28 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

DJJ — Department of Juvenile Justice

DEA — Drug Enforcement Administration

DME — Durable Medical Equipment

EDI — Electronic Data Interchange

ET — Eastern Time

EH — Emotionally Handicapped

EIS – Early Intervention Services

EPLS – Excluded Parties List System

EPSDT — Early and Periodic Screening, Diagnosis & Treatment Program

EQR — External Quality Review

EQRO — External Quality Review Organization

EST — Eastern Standard Time

FAC — Florida Administrative Code

FARS — Functional Assessment Rating Scales

FFS — Fee-for-Service

FQHC — Federally Qualified Health Center

F.S. — Florida Statutes

FSFN — Florida Safe Families Network (formerly HomeSafeNet) also known as SACWIS (Statewide Automated Child Welfare Information System)

FTE — Full-Time Equivalent Position

HCBS — Home and Community Based Services

HEDIS — Healthcare Effectiveness Data and Information Set

HIPAA — Health Insurance Portability & Accountability Act

HIPP — Health Insurance Premium Payment

HITECH Act — Health Information Technology for Economic and Clinical Health Act

HMO — Health Maintenance Organization

HSA — Hernandez Settlement Agreement

AHCA Contract No. FA971, Attachment II, Page 29 of 285

WellCare of Florida, Inc.,                                                                    Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

HSD —Bureau of Health Systems Development

IBNR — Incurred But Not Reported

LEIE — List of Excluded Individuals & Entities

MBHO — Managed Behavioral Health Organization

MFCU — Medicaid Fraud Control Unit, Office of the Attorney General

MPI —– Medicaid Program Integrity Bureau, Office of the AHCA Inspector General

NMHPA — Newborns and Mothers Health Protection Act

NCQA — National Committee for Quality Assurance

NPI — National Provider Identifier

ODBC — Open Database Connectivity

PA — Physician’s Assistant

PACE — Program of All-Inclusive Care for the Elderly

PCCB — Per Capita Capitation Benchmark

PCP — Primary Care Provider

PPEC — Prescribed Pediatric Extended Care

PDL — Preferred Drug List

PHI — Protected Health Information, as defined in 42 CFR 431.305(b)

PIP — Performance Improvement Plan

PMHP — Prepaid Mental Health Plan

PSN — Provider Service Network

QE — Quality Enhancement

QI — Quality Improvement

RFP — Request for Proposal

RHC — Rural Health Clinic

SACWIS — Statewide Automated Child Welfare Information System, also known as Florida Safe Families Network (FSN) (formerly HomeSafeNet)

SED — Severely Emotionally Disturbed

AHCA Contract No. FA971, Attachment II, Page 30 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

SFTP — Secure File Transfer Protocol

SIPP — Statewide Inpatient Psychiatric Program

SMMC – Statewide Medicaid Managed Care Program

SNIP — Strategic National Implementation Process

SOBRA — Sixth Omnibus Budget Reconciliation Act

SQL — Structured Query Language

SSI — Supplemental Security Income

TANF — Temporary Assistance for Needy Families

TGCS — Therapeutic Group Care Services

UM — Utilization Management

WEDI — Workgroup for Electronic Data Interchange

WIC — Special Supplemental Nutrition Program for Women, Infants & Children

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AHCA Contract No. FA971, Attachment II, Page 31 of 285

WellCare of Florida, Inc.,                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section II

General Overview

A.	Background

1.
Florida has offered Medicaid services since 1970. In July 2006 a demonstration pilot, also known as Medicaid Reform, began operating in Broward and Duval Counties. The pilot was later extended to Nassau, Clay and Baker Counties.

2.	In addition to its fee-for-service program, Medicaid contracts with several types of organizations to provide services to recipients. They are:

a.	Reform capitated Health Plans (HMOs and PSNs)
b.	Reform fee-for-service PSNs
c.	Reform specialty plan for children with chronic conditions
d.	Reform specialty plan for recipients living with HIV/AIDS
e.	Non-Reform HMOs
f.	Non-Reform HMOs that specialize in HIV/AIDS
g.	Non-Reform fee-for-service PSNs
h.	Non-Reform capitated PSNs

B.	Purpose

Medicaid provides health care coverage for income-eligible children, seniors, disabled adults and pregnant women. It is funded by both the state and federal governments and includes both capitated health plans as well as fee-for-service coverage. This attachment describes elements that are common to all Medicaid Health Plans unless specifically noted otherwise. Provisions unique to each Health Plan are described in Attachments I and II and their exhibits.

C.	Responsibilities of the State of Florida (state) and the Agency for Health Care Administration (Agency)

(See Attachment II, Exhibit 2)

1.	The Agency is responsible for administering the Medicaid program. The Agency will administer contracts, monitor Health Plan performance, and provide oversight in all aspects of Health Plan operations.

2.
The state has sole authority for determining eligibility for Medicaid and whether Medicaid recipients are required to enroll in, may volunteer to enroll in, may not enroll in a Medicaid Health Plan or are subject to annual open enrollment.

3.	The Agency or its agent will review the Florida Medicaid Management Information System (FMMIS) file daily and will send written notification and information to all potential enrollees.

4.	The Agency or its agent will use an established algorithm to assign mandatory potential enrollees who do not select a Health Plan during their thirty-day (30-day) choice period.

AHCA Contract No. FA971, Attachment II, Page 32 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

The process may differ for Reform and non-Reform populations as required by state law and federally approved waivers.

5.
Enrollment in a Health Plan, whether chosen or assigned, will be effective at 12:01 a.m. on the first calendar day of the month following a selection or assignment that occurs between the first calendar day of the month and the penultimate Saturday of the month. For those enrollees who choose or are assigned a Health Plan between the Sunday after the penultimate Saturday and before the last calendar day of the month, enrollment in a Health Plan will be effective on the first calendar day of the second month after choice or assignment.

6.	The Agency or its agent will notify the Health Plan of an enrollee’s selection or assignment to the Health Plan.

7.
The Agency or its agent will send written confirmation to enrollees of the chosen or assigned Health Plan. If the enrollee has not chosen a PCP, the confirmation notice will advise the enrollee that a PCP will be assigned by the Health Plan. Notice to the enrollee will be sent by surface mail. Notice to the Health Plan will be by file transfer.

8.
Conditioned on continued eligibility, mandatory enrollees have a lock-in period of twelve (12) consecutive months. After an initial ninety (90) day change period, mandatory enrollees may disenroll from the Health Plan only for cause. The Agency or its agent will notify enrollees at least once every twelve (12) months, and for mandatory enrollees at least sixty (60) calendar days before the lock-in period ends that an open enrollment period exists giving them an opportunity to change health plans. Mandatory enrollees who do not make a change during open enrollment will be deemed to have chosen to remain with the current health plan, unless that health plan no longer participates. In that case, the enrollee will be assigned to a new health plan.

9.
The Agency or its agent will automatically re-enroll an enrollee into the Health plan in which the person was most recently enrolled if the enrollee has a temporary loss of eligibility. “Temporary loss” is defined for purposes of this Contract as less than sixty (60) calendar days for non-Reform enrollees and less than one-hundred eighty (180) calendar days for Reform enrollees. In this instance, for mandatory enrollees, the lock-in period will continue as though there had been no break in eligibility, keeping the original twelve (12) month period.

10.
If a temporary loss of eligibility causes the enrollee to miss the open enrollment period, the Agency or its agent will enroll the person in the Health plan in which he or she was enrolled before loss of eligibility. The enrollee will have ninety (90) calendar days to disenroll without cause.

11.
The Department of Children and Families (DCF) will issue a Medicaid identification (ID) number to a newborn upon notification from the Health plan, the hospital, or other authorized Medicaid provider, consistent with the unborn activation process described in Attachment II, Section III, Eligibility and Enrollment.

12.	The Agency or its agent will notify enrollees of their right to request disenrollment as described in Attachment II, Section III, Eligibility and Enrollment, sub-item C.2, Disenrollment.

AHCA Contract No. FA971, Attachment II, Page 33 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

13.
The Agency or its agent will process all disenrollments from the Health Plan. The Agency or its agent will make final determinations about granting disenrollment requests and will notify the Health Plan by file transfer and the enrollee by surface mail of any disenrollment decision. Enrollees dissatisfied with an Agency determination may request a Medicaid Fair Hearing.

14.	When disenrollment is necessary because an enrollee loses Medicaid eligibility, disenrollment shall be at the end of the month in which eligibility was lost.

15.	The Agency and/or its agent shall determine the activities and behaviors that qualify for contributions to the individual’s enhanced benefit account (Reform enrollees only).

16.	The Agency will monitor Health Plan operations for compliance with the provisions of the Contract and applicable federal and state laws and regulations.

17.
The Agency shall remove service areas from, and/or terminate, the current Medicaid Health Plan Contract upon implementation of the Statewide Medicaid Managed Care program (SMMC) as the regional roll-out occurs for managed medical assistance (MMA). Within a timeframe determined by the Agency prior to implementing SMMC in the regional roll-out, the Agency will cease enrolling recipients, voluntary and through mandatory assignment, in the respective service areas covered under this Contract.

D.	General Responsibilities of the Health Plan

(See Attachment I and Attachment II, Exhibit 2)

1.
The Health Plan shall comply with all provisions of this Contract, including all attachments, applicable exhibits, Health Plan Report Guide (Report Guide) requirements and any amendments and shall act in good faith in the performance of the Contract provisions. The core provisions in Attachment II apply to all Health Plans unless otherwise specifically noted. Health-Plan specific-provisions are in Attachment I and the exhibits that accompany Attachments I and II. Attachment II exhibits are numbered to correspond to section numbers.

2.	The Health Plan shall verify that information it submits to the Agency or its agents is accurate.

3.	The Health Plan shall develop and maintain written policies and procedures to implement all provisions of this Contract.

4.
The Health Plan shall submit all policies and procedures, model provider agreements and amendments, all subcontracts (including behavioral health, if applicable), and all other materials related to this Contract to the Bureau of Managed Health Care (BMHC) for approval before implementation. Likewise, any changes in such materials must be prior approved by BMHC before they take effect.

5.	The Health Plan shall provide written materials for Agency review as follows unless specified elsewhere in the Contract:

a.	Third party administrator subcontracts for FFS PSNs to BMHC at least ninety (90) calendar days before the effective date of the subcontract or change.

AHCA Contract No. FA971, Attachment II, Page 34 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.	Managed Behavioral Health Organization subcontracts to BMHC at least forty-five (45) calendar days before the effective date of the subcontract or change; and

c.	Other written materials to BMHC at least forty-five (45) calendar days before the effective date of the material or change.

d.	The Health Plan shall provide written notice of such changes affecting enrollees to those enrollees at least thirty (30) calendar days before the effective date of change.

6.
The Health Plan agrees that failure to comply with all provisions of this Contract may result in the assessment of sanctions and/or termination of the Contract, in whole or in part, in accordance with Attachment II, Section XIV, Sanctions.

7.
The Health Plan shall make enrollee materials, including the preferred drug list, provider directory and enrollee handbook(s), available online at the Health Plan’s website without requiring enrollee log-in. The Health Plan may provide a link to applications (smartphone applications) for enrollee use that will take enrollees directly to existing Agency-approved materials on the Health Plan’s website, such as the Health Plan’s Preferred Drug List (PDL), enrollee handbook and provider directory. Smartphone applications also may be known an “apps.” See Section XI, Information Management and Systems, item 1, Smartphone Applications, of this Attachment.

8.	The Health Plan shall comply with all pertinent Agency rules in effect throughout the duration of the Contract.

9.
The Health Plan shall comply with all current Florida Medicaid handbooks (Handbooks) as noticed in the Florida Administrative Weekly (FAW), or incorporated by reference in rules relating to the provision of services set forth in Attachment II, Section V, Covered Services, and Section VI, Behavioral Health Care, except where the provisions of the Contract alter the requirements set forth in the Handbooks. In addition, the Health Plan shall comply with the limitations and exclusions in the Handbooks, unless otherwise specified by this Contract. In no instance may the limitations or exclusions imposed by the Health Plan be more stringent than those specified in the Handbooks. The Health Plan may not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the diagnosis, type of illness, or condition. The Health Plan may exceed these limits by offering expanded services, as described in the exhibits of Attachment II.

10.
This Contract, including all attachments and exhibits, represents the entire agreement between the Health Plan and the Agency and supersedes all other contracts between the parties when it is executed by duly authorized signatures of the Health Plan and the Agency. Correspondence and memoranda of understanding do not constitute part of this Contract. In the event of a conflict of language between the Contract and the attachments, the provisions of the Contract shall govern, unless otherwise noted. The Agency reserves the right to clarify any contractual relationship in writing and such clarification shall govern. Pending final determination of any dispute over any Agency decision, the Health Plan shall proceed diligently with the performance of its duties as specified under the Contract and in accordance with the direction of the Agency’s Division of Medicaid.

AHCA Contract No. FA971, Attachment II, Page 35 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

11.
The Health Plan shall have a quality improvement program that ensures enhancement of quality of care and emphasizes improving the quality of patient outcomes. The Agency may restrict the Health Plan’s enrollment activities if the Health Plan does not meet acceptable quality improvement and performance indicators, based on HEDIS reports and other outcome measures to be determined by the Agency. Such restrictions may include, but shall not be limited to, the termination of mandatory assignments.

12.
The Health Plan shall demonstrate that it has adequate knowledge of Medicaid programs, provision of health care services, disease management initiatives, medical claims data, and the capability to design and implement cost savings methodologies. The Health Plan shall demonstrate the capacity for financial analyses, as necessary to fulfill the requirements of this Contract. Additionally, the Health Plan shall meet all requirements for doing business in the State of Florida.

13.
The Health Plan may be required to provide to the Agency or its agent information or data relative to this Contract. In such instances, and at the direction of the Agency, the Health Plan shall fully cooperate with such requests and furnish all information in a timely manner, in the format in which it is requested. The Health Plan shall have at least thirty (30) calendar days to fulfill such ad hoc requests.

14.	A Reform Health Plan shall fully cooperate with, and provide necessary data to, the Agency and its agent for the design, management, operations and monitoring of the Enhanced Benefits Program.

15.	The Health Plan shall provide care management services and monitor utilization of services through the prior authorization of claims for Medicaid covered services for its enrollees.

16.
If the Health Plan is capitated by the Agency for a covered service, then the Health Plan shall enroll all network providers for such services who are not verified as Medicaid-enrolled providers with the Agency’s fiscal agent, in the manner and format determined by the Agency.

17.
The Health Plan shall collect and submit encounter data for each Contract year in accordance with Attachment II, Section X, Administration and Management. The Health Plan shall ensure that the provider information it sends to the Agency is sufficient to ensure that participating providers of the Health Plan are easily recognized for choice counseling and encounter data acceptance purposes. The Health Plan also shall ensure that the provider information it sends to the Agency is sufficient to ensure accurate identification of non-participating providers who render services to Health Plan enrollees.

18.
The Health Plan shall provide covered services to enrollees as required for each enrollee without regard to the frequency or cost of services relative to the amount paid pursuant to the Contract. In the event of insolvency, the Health Plan shall cover continuation of services to enrollees for the duration of the period for which payment has been made, as well as for inpatient admissions up until discharge.

19.	The Health Plan shall comply with all requirements of the Health Plan Report Guide referenced in Attachment II, Section XII, Reporting Requirements.

AHCA Contract No. FA971, Attachment II, Page 36 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

20.
In accordance with the Florida Medicaid Reform Section 1115 Research and Demonstration Waiver Special Terms and Conditions (No. 11-W-00206/4) as approved by the Centers for Medicare & Medicaid Services on December 15, 2011, capitated Reform Health Plans shall maintain an annual waiver demonstration year (July 1 – June 30) medical loss ratio (MLR) of eighty-five percent (85%) for Reform Medicaid operations beginning July 1, 2012. The Agency will calculate the MLR in a manner consistent with 45 CFR Part 158 and s. 409.9122(21)(b) and (c), F.S. To demonstrate ongoing compliance, the Health Plan shall complete and submit the Quarterly and Annual Medical Loss Ratio Reports to BMHC, as specified in the Health Plan Report Guide, as follows:

a.	Quarterly, due seven (7) months after the end of the report quarter (see the Agency’s Health Plan Report Guide), and

b.	Annually, due seven (7) months following the end of each reported demonstration year (July 1 through June 30) (see the Agency’s Health Plan Report Guide).

The federal Centers for Medicare & Medicaid Services will determine the corrective action for non-compliance with this requirement.

21.
The Health Plan shall be responsible for ensuring its ability to transition from ICD-9 codes to the new ICD-10 codes upon Agency implementation and shall modify its policies, procedures and operations to reflect the coding changes brought about by the transition to ICD-10.

22.	The fee-for-service (FFS) PSN shall submit to HSD for approval a comprehensive plan for transitioning from a FFS Health Plan to a capitated Health Plan. (See Attachment II, Exhibit 2.)

23.
With the regional implementation of the SMMC, the Health Plan shall assist the Agency with any transition and the Agency will cease enrolling recipients, voluntary and through mandatory assignment, in the respective service areas covered under this Contract. Such transition activities may include a transition plan for enrollees, particularly those in the hospital, under case management, and those with complex medication needs.

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AHCA Contract No. FA971, Attachment II, Page  37 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section III
Eligibility and Enrollment

A.      Eligibility

(See Attachment II, Exhibit 3)

The following populations represent broad categories that contain multiple eligibility groups. Certain exceptions may apply within the broad categories and will be determined by the Agency.

1.      Mandatory Populations

a.	The categories of eligible recipients authorized to be enrolled in the Health Plan are:

(1)	Low Income Families and Children;

(2)	Sixth Omnibus Budget Reconciliation Act (SOBRA) Children;

(3)	Supplemental Security Income (SSI) Medicaid Only,

(4)	Refugees;

(5)	Title XXI MediKids, in accordance with s. 409.8132, F.S., and

(6)	Medicaid Eligible Designated by SOBRA/Aged and Disabled population (Meds AD) unless they otherwise meet a requirement of a voluntary or excluded population.

b.	Except as otherwise specified in this Contract, Title XXI MediKids-eligible participants are entitled to the same conditions and services as currently eligible Title XIX Medicaid recipients.

2.	Voluntary Populations

The following categories describe recipients who may enroll in a Health Plan but are not required to do so:

a.	Foster care children/adolescents, including children/adolescents receiving medical foster care services or receiving adoption assistance;

b.	Individuals diagnosed with developmental disabilities, as defined by the Agency, including those in the Developmental Disabilities Waiver;

c.	Children with chronic conditions who are eligible to participate in the Children’s Medical Services Program or a specialty plan for children with chronic conditions but not enrolled in the program;

AHCA Contract No. FA971, Attachment II, Page 38 of 285

WellCare of Florida, Inc.,                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

d.	Individuals with Medicare coverage (dual eligible individuals with either Medicare Part B coverage or Medicare Parts A and B coverage) who are not enrolled in a Medicare Advantage Plan;

e.
Children and adolescents who have an open case for services in the Department of Children and Families’ Statewide Automated Child Welfare Information System (also known as Florida Safe Families Network (FSFN) database system (formerly HomeSafeNet) unless they otherwise meet a requirement of a mandatory population or an excluded population;

f.	Women enrolled in the Health Plan who change eligibility categories to the SOBRA category due to their pregnancy will remain eligible for enrollment in the Health Plan or may disenroll;

g.	Individuals who are residents in ALFs and are not enrolled in an Assisted Living for the Elderly (ALE) waiver program and are not otherwise in a mandatory population;

h.
For Reform populations and for non-Reform HMOs that specialize in HIV/AIDS, individuals enrolled in Project AIDS Care (PAC) waiver unless they otherwise meet a requirement of a mandatory or excluded population; and

i.
Individuals enrolled in the Channeling Waiver, Aged and Disabled Adult Waiver, Adult Cystic Fibrosis Waiver, Adult Day Health Care Waiver, Alzheimer’s Disease Waiver, Traumatic Brain and Spinal Cord Injury Waiver, Familial Dysautonomia Waiver, Family and Supported Living Waiver, or Model Waiver.

3.      Excluded Populations

The following categories describe Medicaid recipients who are not eligible to enroll in a Health Plan:

a.	Pregnant women who have not enrolled in Medicaid prior to the effective date of their SOBRA eligibility;

b.
Medicaid recipients who, at the time of application for enrollment and/or at the time of enrollment, are living in an institution, including a nursing facility (and have been CARES assessed), Statewide Inpatient Psychiatric (SIPP) facility for individuals under the age of 21, an Intermediate Care Facility/Developmentally Disabled (ICF-DD), a state mental health hospital or a correctional facility;

c.	Medicaid recipients whose Medicaid eligibility was determined through the Medically Needy program;

d.	Qualified Medicare Beneficiaries (QMBs), Special Low Income Medicare Beneficiaries (SLMBs), or Qualified Individuals at Level 1 (QI-1s);

e.	Medicaid recipients who have other creditable health care coverage, such as TriCare or a private commercial health plan;

f.	Medicaid recipients who reside in the following:

AHCA Contract No. FA971, Attachment II, Page 39 of 285

WellCare of Florida, Inc.,                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(1)	Residential commitment programs/facilities operated through the Department of Juvenile Justice (DJJ);

(2)	Residential group care operated by the Family Safety & Preservation Program of Department of Children and Families (DCF);

(3)	Children’s residential treatment facilities purchased through DCF (also referred to as Purchased Residential Treatment Services – PRTS);

(4)	SAMH residential treatment facilities licensed as Level I and Level II facilities; and

(5)	Residential Level I and Level II substance abuse treatment programs. (See Rule 65D-30.007(2)(a) and (b), F.A.C.);

g.	Title XXI-funded children with chronic conditions who are enrolled in Children’s Medical Services Network;

i.	Women eligible for Medicaid due to breast and/or cervical cancer;

j.	Individuals eligible under a hospice-related eligibility group or receiving hospice services;

k.	Individuals enrolled in the Nursing Home Diversion Program or the Program of All Inclusive Care for the Elderly (PACE);

l.	For non-Reform populations, individuals enrolled in the PAC Waiver except for those enrolled in the non-Reform HMOs that specialize in HIV/AIDS;

m.	Medicaid recipients who are members of the Florida Assertive Community Treatment Team (FACT team) unless they disenroll from the FACT team; and

n.	Medicaid recipients participating in the state’s Health Insurance Premium Payment program (HIPP).

B.	Enrollment
(See Attachment I and Attachment II, Exhibit 3)

1.      General Provisions

a.	Only Medicaid recipients who meet eligibility requirements in Attachment II and are living in counties with authorized Health Plans are eligible to enroll and receive services from the Health Plan.

b.
The Agency or its agent shall be responsible for enrollment, including enrollment into the Health Plan, disenrollment, and outreach and education activities. The Health Plan shall coordinate with the Agency and its agent as necessary for all enrollment and disenrollment functions.

c.	The Health Plan shall accept Medicaid recipients without restriction and in the order in which they enroll. The Health Plan shall not discriminate on the basis of religion,

AHCA Contract No. FA971, Attachment II, Page 40 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

gender, race, color, age, or national origin, health status, pre-existing condition, or need for health care services and shall not use any policy or practice that has the effect of such discrimination.

d.	The Health Plan shall accept new enrollees throughout the Contract period up to the authorized maximum enrollment levels approved in Attachment I.

e.
Each month the Health Plan shall review its X12-834 enrollment files to ensure that all enrollees are residing in the same county in which they were enrolled. The Health Plan shall update the records for all enrollees who have moved from one county to another but are still residing in the Health Plan’s service area and provide those enrollees with a new provider directory for that county, if necessary or requested.

2.	Enrollment in a Specialty Plan
(See Attachment II, Exhibit 3)

3.   Unborn Activation and Newborn Enrollment
      (See Attachment II, Exhibit 3)

a.
The Health Plan shall use the unborn activation process to facilitate enrollment and shall be responsible for newborns from the date their enrollment in the Health Plan is effective. The Health Plan shall comply with all requirements set forth by the Agency or its agent related to unborn activation.

b.
Upon unborn activation, during the next enrollment cycle the newborn shall be enrolled in the mother’s Health Plan. If no unborn eligibility record exists, the Health Plan shall follow the process described in subparagraph d. below.

c.	Unborn activation shall occur through the following procedures:

(1)
Upon identification of an enrollee’s pregnancy through medical history, examination, testing, claims, or otherwise, the Health Plan shall immediately notify DCF of the pregnancy and any relevant information known (for example, due date and gender). The Health Plan must provide this notification by completing the DCF Excel spreadsheet and submitting it, via electronic mail, to the appropriate DCF Customer Call Center address and copied to MPI at email: mcobaby@ahca.myflorida.com.  The Health Plan shall indicate its name and number as the entity initiating the referral. The DCF Excel spreadsheet and directions for completion are located on the Medicaid web site:

http://ahca.myflorida.com/Medicaid/Newborn/index.shtml.

(2)
DCF will generate a Medicaid ID number for the unborn child. This information will be transmitted to the Medicaid fiscal agent. The Medicaid ID number will remain inactive until the child is born and DCF is notified of the birth.

(3)
Upon notification that a pregnant enrollee has presented to the hospital for delivery, the Health Plan shall inform the hospital, the pregnant enrollee’s attending physician and the newborn’s attending and consulting physicians that the newborn is an enrollee only if the Health Plan has verified that the newborn has an unborn record on the system that is awaiting activation. At this time the

AHCA Contract No. FA971, Attachment II, Page 41 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Health Plan or its designee shall complete and submit the Excel spreadsheet for unborn activation to DCF, and to MPI for its information. (Special provisions apply to fee-for-service PSNs and the Specialty Plan for Children with Chronic Conditions; see Exhibit 3.)

(4)
E-mail submissions shall include the password-protected spreadsheet as an attachment, and the spreadsheet shall contain all pregnancy notifications and newborn births for that Health Plan (or that Health Plan’s designated subcontractor). Each Health Plan (or Health-Plan-designated subcontractor) shall send no more than one (1) email submission, per day, to each DCF customer call center region based on the enrollee’s region of residence. (Refer to the Medicaid website referenced above for DCF customer call center information.)

(5)
With regard to participating hospitals, the Health Plan shall include, as part of its participating hospital contract, a clause that states whether the Health Plan or the hospital will complete the DCF Excel spreadsheet for unborn activation (see Attachment II, Section XVI, Terms and Conditions).

(6)
The Health Plan shall periodically check Medicaid eligibility to determine if the baby’s Medicaid ID has been activated. Frequent monitoring is recommended. Monitoring may be done through the following:

(a)	The Health Plan’s contracted Medicaid Eligibility Vendor System (MEVS);

(b)	The Medicaid Fiscal Agent’s toll-free provider inquiry line and asking a representative for assistance;

(c)	The Medicaid Automated Voice Response System (AVRS); or

(d)	The X12-270 transmission to the Medicaid fiscal agent.

(7)	If the unborn activation process is properly completed by the capitated Health Plan, then the newborn will be enrolled in the Health Plan retroactive to birth.

(8)
If the unborn activation process is properly completed by the FFS PSN and the Specialty Plan for Children with Chronic Conditions, the newborn will be enrolled using the process in Attachment II, Exhibit 3.

(9)	Failure to use the unborn activation process for known pregnancies per subparagraph(s) c.(1), (3), (5) and (6) above shall result in sanctions as described in Attachment II, Section XIV, Sanctions.

d.
If a pregnant enrollee presents for delivery without having an unborn eligibility record that is awaiting activation, the Health Plan or designee shall submit the spreadsheet to DCF immediately upon birth of the child. The newborn will not automatically become a Health Plan enrollee upon birth.

4.   Stopping or Limiting Enrollment

      The Health Plan may ask the Agency to halt or reduce enrollment temporarily if continued full enrollment would exceed the Health Plan’s capacity to provide required

AHCA Contract No. FA971, Attachment II, Page 42 of 285

WellCare of Florida, Inc.,                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

services under the Contract. However, if such request is approved by the Agency, it shall not affect the enrollment of newborns as specified in Item B., Enrollment, sub-item 3., Unborn Activation and Newborn Enrollment. The Agency may also limit Health Plan enrollments when such action is considered to be in the Agency’s best interest in accordance with the provisions of this Contract.

C.     Disenrollment

(See Attachment II, Exhibit 3)

1.   General Provisions

a.	If the Contract is renewed, the enrollment status of all enrollees shall continue uninterrupted.

b.	The Health Plan shall ensure that it does not restrict the enrollee’s right to disenroll voluntarily in any way.

c.
The Health Plan or its agents shall not provide or assist in the completion of a disenrollment request or assist the Agency’s contracted choice counselor/enrollment broker in the disenrollment process.

d.
The Health Plan shall ensure that enrollees that are disenrolled and wish to file an appeal with the Health Plan have the opportunity to do so. All enrollees shall be afforded the right to file an appeal on disenrollment except for the following reasons:

(1)	Moving out of the service area;

(2)	Loss of Medicaid eligibility;

(3)	Determination that an enrollee is in an excluded population, as defined in Attachment II, Section III, Eligibility and Enrollment, Item A., Eligibility, sub-item 3., Excluded Populations; or

(4)	Enrollee death.

e.
An enrollee subject to open enrollment may submit to the Agency or its agent a request to disenroll from the Health Plan. This may be done without cause during the ninety (90) calendar day change period following the date of the enrollee’s initial enrollment with the Health Plan, or the date the Agency or its agent sends the enrollee notice of the enrollment, whichever is later. An enrollee may request disenrollment without cause every twelve (12) months thereafter during the annual open enrollment period. Those not subject to open enrollment may disenroll at any time.

f.
The effective date of an approved disenrollment shall be the last calendar day of the month in which disenrollment was made effective by the Agency or its agent. In no case shall disenrollment be later than the first calendar day of the second month following the month in which the enrollee or the Health Plan files the disenrollment request. If the Agency or its agent fails to make a disenrollment determination within this timeframe, the disenrollment is considered approved.

AHCA Contract No. FA971, Attachment II, Page 43 of 285

WellCare of Florida, Inc.,                                                           Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.   When Disenrollment Can Occur
      An enrollee may request disenrollment at any time. The Agency or the choice counselor/enrollment broker performs disenrollment as follows:

a.	For cause at any time (see below for list of for-cause reasons), or

b.	Without cause, for enrollees subject to open enrollment, at the following times:

(1)	During the ninety (90) calendar days following the enrollee’s initial enrollment, or the date the Agency or its agent sends the enrollee notice of the enrollment, whichever is later;

(2)	At least every twelve (12) months;

(3)	If the temporary loss of Medicaid eligibility has caused the enrollee to miss the open enrollment period;

(4)	When the Agency or its agent grants the enrollee the right to terminate enrollment without cause (done on a case-by-case basis); or

(5)	If the individual enrolls in HIPP or the individual chooses to opt out in Reform and enrolls in an employer-sponsored health plan.

c.	Without cause, for enrollees not subject to open enrollment, at any time.

3.      Cause for Disenrollment

a.
A mandatory enrollee may request disenrollment from the Health Plan for cause at any time. Such request shall be submitted to the Agency or its agent. The following reasons constitute cause for disenrollment from the Health Plan:

(1)	The enrollee moves out of the county, or the enrollee’s address is incorrect and the enrollee does not live in a county where the Health Plan is authorized to provide services.

(2)	The provider is no longer with the Health Plan.

(3)	The enrollee is excluded from enrollment.

(4)	A substantiated marketing or community outreach violation has occurred.

(5)	The enrollee is prevented from participating in the development of his/her treatment plan.

(6)	The enrollee has an active relationship with a provider who is not on the Health Plan’s panel, but is on the panel of another health plan.

(7)	The enrollee is in the wrong health plan as determined by the Agency.

(8)	The Health Plan no longer participates in the county.

AHCA Contract No. FA971, Attachment II, Page 44 of 285

WellCare of Florida, Inc.,                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(9)	The state has imposed intermediate sanctions upon the Health Plan, as specified in 42 CFR 438.702(a)(3).

(10)
The enrollee needs related services to be performed concurrently, but not all related services are available within the Health Plan network, or the enrollee’s PCP has determined that receiving the services separately would subject the enrollee to unnecessary risk.

(11)	The Health Plan does not, because of moral or religious objections, cover the service the enrollee seeks.

(12)
The enrollee missed open enrollment due to a temporary loss of eligibility, defined as sixty (60) calendar days or less for non-Reform populations and one-hundred eighty (180) calendar days or less for Reform populations.

(13)
Other reasons per 42 CFR 438.56(d)(2), including, but not limited to, poor quality of care; lack of access to services covered under the Contract; inordinate or inappropriate changes of PCPs; service access impairments due to significant changes in the geographic location of services; lack of access to providers experienced in dealing with the enrollee’s health care needs; or fraudulent enrollment.

b.	Voluntary enrollees may disenroll from the Health Plan at any time.

4.   Involuntary Disenrollment Requests

              (See Attachment II, Exhibit 3)

a.	With proper written documentation, the following are acceptable reasons for which the Health Plan may submit involuntary disenrollment requests to the Agency or its agent:

(1)	Fraudulent use of the enrollee ID card. In such cases the Health Plan shall report the event to MPI.

(2)
The enrollee’s behavior is disruptive, unruly, abusive or uncooperative to the extent that enrollment in the Health Plan seriously impairs the organization's ability to furnish services to either the enrollee or other enrollees.

(a)	This section does not apply to enrollees with mental health diagnoses if the enrollee’s behavior is attributable to the mental illness.

(b)	An involuntary disenrollment request related to enrollee behavior must include documentation that the Health Plan:

(i)	Provided the enrollee at least one (1) oral warning and at least one (1) written warning of the full implications of the enrollee’s actions;

(ii)	Attempted to educate the enrollee regarding rights and responsibilities;

AHCA Contract No. FA971, Attachment II, Page 45 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(iii)	Offered assistance through case management that would enable the enrollee to comply;

(iv)	Determined that the enrollee’s behavior is not related to the enrollee’s medical or behavioral condition.

(3)	Falsification of prescriptions by an enrollee. In such cases the Health Plan shall report the event to MPI.

b.
The Health Plan shall promptly submit such disenrollment requests to BMHC. In no event shall the Health Plan submit a disenrollment request at such a date as would cause the disenrollment to be effective later than forty-five (45) calendar days after the Health Plan’s receipt of the reason for involuntary disenrollment. The Health Plan shall ensure that involuntary disenrollment documents are maintained in an identifiable enrollee record.

c.	All requests will be reviewed on a case-by-case basis and subject to the sole discretion of the Agency. Any request not approved is final and not subject to Health Plan dispute or appeal.

d.	The Health Plan shall not request disenrollment of an enrollee due to:

(1)	Health diagnosis;

(2)	Adverse changes in an enrollee’s health status;

(3)	Utilization of medical services;

(4)	Diminished mental capacity;

(5)	Pre-existing medical condition;

(6)	Uncooperative or disruptive behavior resulting from the enrollee’s special needs (with the exception of Item C., Disenrollment, sub-item 4.a.(2)(b) above);

(7)	Attempt to exercise rights under the Health Plan's grievance system;

(8)	Request of one (1) PCP to have an enrollee assigned to a different provider out of the Health Plan.

e.
When the Health Plan requests an involuntary disenrollment, it shall notify the enrollee in writing that the Health Plan is requesting disenrollment, the reason for the request, and an explanation that the Health Plan is requesting that the enrollee be disenrolled in the next Contract month, or earlier if necessary. Until the enrollee is disenrolled, the Health Plan shall be responsible for the provision of services to that enrollee.

AHCA Contract No. FA971, Attachment II, Page 46 of 286

WellCare of Florida, Inc.,                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

5.   Disenrollment Notice
      (See Attachment II, Exhibit 3)

Each month the Health Plan shall review its X12-834 enrollment files to determine which enrollees were disenrolled due to moving outside the service area. Non-Reform Health Plans shall send notice of disenrollment to all such recipients with instructions to contact the choice counselor/enrollment broker to make a plan choice in the new service area.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AHCA Contract No. FA971, Attachment II, Page 47 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section IV
Enrollee Services, Community Outreach and Marketing

A.      Enrollee Services

1.      General Provisions

a.
The Health Plan shall ensure that enrollees are notified of their rights and responsibilities, the role of PCPs, how to obtain care, what to do in an emergency or urgent medical situation, how to pursue a complaint, a grievance, appeal or Medicaid Fair Hearing, how to report suspected fraud and abuse, procedures for obtaining required behavioral health services, including any additional Health Plan telephone numbers to be used for obtaining services, and all other requirements and benefits of the Health Plan.

b.	The Health Plan shall have the capability to answer enrollee inquiries through written materials, telephone, electronic transmission, and face-to-face communication.

c.
The Health Plan shall mail all enrollee materials to the enrollee’s payee address provided by the Agency on the Health Plan’s monthly enrollment file. Mailing envelopes for enrollee materials shall contain a request for address correction. When enrollee materials are returned to the Health Plan as undeliverable, the Health Plan shall re-mail the materials to the enrollee residence address provided by the Agency if that address is different from the payee address. The Health Plan shall use and maintain in a file a record of all of the following methods to contact the enrollee:

(1)
Routine checks of the Agency enrollment reports for changes of address and/or presence of the enrollee’s residence address, maintaining a record of returned mail and attempts to re-mail to either a new payee address or residence address as provided by the Agency;

(2)	Telephone contact at the number obtained from Agency enrollment reports, the local telephone directory, directory assistance, city directory, or other directory; and

(3)
Routine checks (at least once a month for the first three (3) months of enrollment) on services or claims authorized or denied by the Health Plan to determine if the enrollee has received services, and to locate updated address and telephone number information.

d.
New enrollee materials are not required for a former enrollee who was disenrolled because of the loss of Medicaid eligibility and who regains eligibility within sixty (60) calendar days for a non-Reform enrollee and one-hundred eighty (180) calendar days for a Reform enrollee and is automatically reinstated in the Health Plan. In addition, unless requested by the enrollee, new enrollee materials are not required for a former enrollee subject to open enrollment who was disenrolled because of the loss of Medicaid eligibility, regains eligibility within the time specified in this paragraph and is reinstated as a Health Plan enrollee. A notation of the effective date of the reinstatement is to be made on the most recent application or conspicuously identified in the enrollee’s administrative file. Enrollees who were previously enrolled in a Health Plan, and who lose and regain eligibility after the specified number of days for Reform or non-Reform, will be treated as new enrollees.

AHCA Contract No. FA971, Attachment II, Page 48 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

e.
The Health Plan shall notify, in writing, each person who is to be reinstated, of the effective date of the reinstatement and the assigned primary care physician. The notifications shall distinguish between enrollees subject to open enrollment and those who are not and shall include information about change procedures for cause, or general health plan change procedures through the Agency’s toll-free choice counselor/enrollment broker telephone number as appropriate. The notification shall also instruct the enrollee to contact the Health Plan if a new enrollee card and/or a new enrollee handbook are needed. The Health Plan shall provide such notice to each affected enrollee by the first calendar day of the month following the Health Plan’s receipt of the notice of reinstatement or within five (5) calendar days from receiving the enrollment file, whichever is later.

2.   Requirements for Written Material

a.
The Health Plan shall make all written materials available in alternative formats and in a manner that takes into consideration the enrollee’s special needs, including those who are visually impaired or have limited reading proficiency. The Health Plan shall notify all enrollees and, upon request, potential enrollees that information is available in alternative formats and how to access those formats.

b.
The Health Plan shall make all written material available in English, Spanish, and all other appropriate foreign languages. The appropriate foreign languages comprise all languages in the Health Plan service area spoken by approximately five percent (5%) or more of the total population. Upon request, the Health Plan shall provide, free of charge, interpreters for potential enrollees or enrollees whose primary language is not English.

c.
The Health Plan shall provide enrollee information in accordance with 42 CFR 438.10, which addresses information requirements related to written and oral information provided to enrollees, including: languages; format; Health Plan features, such as benefits, cost sharing, service area, provider network and physician incentive plans; enrollment and disenrollment rights and responsibilities; grievance system; and advance directives. The Health Plan shall notify enrollees on at least an annual basis of their right to request and obtain information in accordance with the above requirements.

d.	All written materials and web sites shall be at or near the fourth (4th) grade comprehension level. Suggested reference materials to determine whether the written materials meet this requirement are:

(1)	Fry Readability Index;

(2)	PROSE The Readability Analyst (software developed by Education Activities, Inc.);

(3)	Gunning FOG Index;

(4)	McLaughlin SMOG Index;

(5)	The Flesch-Kincaid Index; and/or

(6)	Other software approved by the Agency.

AHCA Contract No. FA971, Attachment II, Page 49 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

3.   New Enrollee Materials

a.
By the first day of the assigned enrollee’s enrollment or within five (5) calendar days following receipt of the enrollment file from Medicaid or its agent, whichever is later, the Health Plan shall mail to the new enrollee: the enrollee handbook; the provider directory; the enrollee identification card; and the following additional materials:

(1)	The actual date of enrollment and the name, telephone number and address of the enrollee’s PCP assignment;

(2)	The enrollee’s right to choose a different PCP;

(3)	An explanation that enrollees may choose to have all family members served by the same PCP or may choose different PCPs;

(4)	Procedures for changing PCPs, including notice of the Health Plan’s toll-free member services telephone number, etc.;

(5)	The enrollee’s right to change the Health Plan selection, subject to Medicaid limitations;

(6)
A request to update the enrollee’s name, address (home and mailing), county of residence, and telephone number, and include information on how to update this information with the Health Plan and through DCF and/or the Social Security Administration;

(7)
A notice that enrollees who lose eligibility and are disenrolled shall be automatically re-enrolled in the Health Plan if eligibility is regained within sixty (60) calendar days for non-Reform participants and one-hundred eighty (180) calendar days for Reform participants; and

(8) A postage-paid, pre-addressed return envelope.

b.	Each mailing shall be documented in the Health Plan’s records.

c.	Materials may be sent in separate mailings.

4.   Enrollee ID Card

      The enrollee ID card shall include, at a minimum:

a.	The enrollee's name and Medicaid ID number;

b.	The Health Plan's name, address and enrollee services number; and

c.	A telephone number that a non-contracted provider may call for billing information.

AHCA Contract No. FA971, Attachment II, Page 50 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

5.   Enrollment with a Primary Care Provider (PCP)

a.	The Health Plan shall offer each enrollee a choice of PCPs. After making a choice, each enrollee shall have a single or group PCP.

b.
The Health Plan shall assign a PCP to those enrollees who did not choose a PCP at the time of health plan selection. The Health Plan shall take into consideration the enrollee's last PCP (if the PCP is known and available in the Health Plan's network), closest PCP to the enrollee's ZIP code location, keeping children/adolescents within the same family together, and age (adults versus children/adolescents).

c.
The Health Plan shall permit enrollees to request to change PCPs at any time. If the enrollee request is not received by the Health Plan’s established monthly cut-off date for system processing, the PCP change will be effective the first day of the next month.

d.
The Health Plan shall assign all enrollees that are reinstated after a temporary loss of eligibility to the PCP who was treating them prior to loss of eligibility, unless the enrollee specifically requests another PCP, the PCP no longer participates in the Health Plan or is at capacity, or the enrollee has changed geographic areas.

6.   Enrollee Handbook Requirements

a.	The Health Plan shall have separate enrollee handbooks for Reform and non-Reform populations. The handbooks shall include the following information:

(1)	Table of contents;

(2)	Terms, conditions and procedures for enrollment including the reinstatement process and enrollee rights and protections;

(3)	Description of the ninety (90) day change period and the open enrollment process (see subparagraph (15), below, for required standardized language);

(4)	How to change PCPs;

(5)
Description of services provided, including limitations and general restrictions on provider access, exclusions and out-of-network use, and any restrictions on enrollee freedom of choice among network providers;

(6)	Procedures for obtaining required services, including second opinions at no expense to the enrollee, and authorization requirements, including those services available without prior authorization;

(7)	Information regarding newborn enrollment, including the mother’s responsibility to notify the Health Plan and DCF of the pregnancy and the newborn’s birth;

(8)	Information about how to select the newborn’s PCP;

(9)
Emergency services and procedures for obtaining services both in and out of the Health Plan’s service area, including explanation that prior authorization is not required for emergency or post-stabilization services, the locations of any

AHCA Contract No. FA971, Attachment II, Page 51 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

emergency settings and other locations at which providers and hospitals furnish emergency services and post-stabilization care services, use of the 911- telephone system or its local equivalent, and other post-stabilization requirements in s. 1932(b)(2)(A)(ii) of the Social Security Act.;

(10)	The extent to which, and how, after-hours and emergency coverage is provided, and that the enrollee has a right to use any hospital or other setting for emergency care;

(11)
Enrollee rights and responsibilities, including the extent to which and how enrollees may obtain services from out-of-network providers; the right to obtain family planning services from any participating Medicaid provider without prior authorization; and other provisions in accordance with 42 CFR 438.100;

(12)
Information about the Beneficiary Assistance program (BAP) and the Medicaid Fair Hearing process, including an explanation that a review by the BAP must be requested within one (1) year after the date of the occurrence that initiated the appeal, how to initiate a review by the BAP and the BAP address and telephone number:

Agency for Health Care Administration
Beneficiary Assistance Program
Building 1, MS #26
2727 Mahan Drive, Tallahassee, FL 32308
(850) 412-4502
(888) 419-3456 (toll-free)

The address at DCF for the Medicaid Fair Hearing office is:

Office of Public Assistance Appeals Hearings
1317 Winewood Boulevard, Building 5, Room 203
Tallahassee, FL 32399-0700

(13)
Clear specifics on the required procedural steps in the grievance process, including the address, telephone number and office hours of the grievance staff. The Health Plan shall specify telephone numbers to call to present a complaint, grievance, or appeal. Each telephone number shall be toll-free within the caller’s geographic area and provide reasonable access to the Health Plan without undue delays;

(14)	Information that services will continue upon appeal of a denied authorization and that the enrollee may have to pay in case of an adverse ruling;

(15)
Enrollee rights and procedures for enrollment and disenrollment, including the toll-free telephone number for the Agency’s contracted choice counselor/enrollment broker. The Health Plan shall include the following language verbatim in the enrollee handbook:

Enrollment:

If you are a mandatory enrollee required to enroll in a plan, once you are enrolled in [INSERT HEALTH PLAN NAME] or the state enrolls you in a plan, you will have 90 days from the

AHCA Contract No. FA971, Attachment II, Page 52 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

date of your first enrollment to try the health plan. During the first 90 days you can change health plans for any reason. After the 90 days, if you are still eligible for Medicaid, you will be enrolled in the plan for the next nine months. This is called “lock-in.”

Open Enrollment:

If you are a mandatory enrollee, the state will send you a letter 60 days before the end of your enrollment year telling you that you can change plans if you want to. This is called “open enrollment.” You do not have to change health plans. If you choose to change plans during open enrollment, you will begin in the new plan at the end of your current enrollment year. Whether you pick a new plan or stay in the same plan, you will be locked into that plan for the next 12 months. Every year you can change health plans during your 60 day open enrollment period.

Disenrollment:

If you are a mandatory enrollee and you want to change plans after the initial 90 day period ends or after your open enrollment period ends, you must have a state-approved good cause reason to change plans. The following are state-approved cause reasons to change health plans: [INSERT CAUSE LIST LANGUAGE VERBATIM FROM SECTION III, ELIGIBILITY AND ENROLLMENT, ITEM C., DISENROLLMENT, SUB-ITEM 3.A., CAUSE FOR DISENROLLMENT].

(16)
Procedures for filing a request for disenrollment for cause. As noted in subparagraph (15), the state-approved for-cause reasons listed in Attachment II, Section III, Eligibility and Enrollment, Item C., Disenrollment, sub-item 3.,a. shall be listed verbatim in the disenrollment section of the enrollee handbook. In addition, the Health Plan shall include the following language verbatim in the disenrollment section of the enrollee handbook:

Some Medicaid recipients can change health plans whenever they choose, for any reason. For example, people who are eligible for both Medicaid and Medicare benefits and children who receive SSI benefits can change plans at any time for any reason. To find out if you can change plans, call the [INSERT EITHER “CHOICE COUNSELOR” OR “ENROLLMENT BROKER” AND APPROPRIATE TELEPHONE NUMBER].

(17)
Information that interpretation services and alternative communication systems are available, free of charge, including for all foreign languages and vision and hearing impairment, and how to access these services;

(18)	Information regarding health care advance directives pursuant to ss. 765.302 through 765.309, F.S., 42 CFR 438.6(i)(1)-(2) and 42 CFR 422.128, as follows:

AHCA Contract No. FA971, Attachment II, Page 53 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(a)	The Health Plan shall provide these policies and procedures to all enrollee's age 18 and older and shall advise enrollees of:

(i)	Their rights under state law, including the right to accept or refuse medical or surgical treatment and the right to formulate advance directives; and

(ii)	The Health Plan's written policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of advance directives as a matter of conscience.

(b)	The information must include a description of state law and must reflect changes in state law as soon as possible, but no later than ninety (90) calendar days after the effective change.

(c)	The Health Plan's information shall inform enrollees that complaints about non-compliance with advance directive laws and regulations may be filed with the state's complaint hotline.

(d)
The Health Plan shall educate enrollees about their ability to direct their care using this mechanism and shall specifically designate which staff and/or network providers are responsible for providing this education.

(19)	Cost sharing for the enrollee, if any;

(20)	How and where to access any benefits that are available under the Medicaid State Plan but are not covered under this Contract, including any cost sharing;

(21)	Instructions explaining how enrollees may obtain information from the Health Plan about how it rates on performance measures in specific areas of service;

(22)	How to obtain information from the Health Plan about quality enhancements;

(23)	Procedures for reporting fraud, abuse and overpayment that includes the following specific language:

(a)
To report suspected fraud and/or abuse in Florida Medicaid, call the Consumer Complaint Hotline toll-free at 1-888-419-3456 or complete a Medicaid Fraud and Abuse Complaint Form, which is available online at:

https://apps.ahca.myflorida.com/InspectorGeneral/fraud_complaintform.aspx;

(b)
If you report suspected fraud and your report results in a fine, penalty, or forfeiture of property from a doctor or other health care provider, you may be eligible for a reward through the Attorney General’s Fraud Rewards Program (toll-free 1-866-966-7226 or 850-414-3990). The reward may be up to 25 percent of the amount recovered, or a maximum of $500,000 per case (Florida Statutes Chapter 409.9203). You can talk to the Attorney General’s Office about keeping your identity confidential and protected;

AHCA Contract No. FA971, Attachment II, Page 54 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(24)	Information regarding HIPAA relative to the enrollee’s personal health information (PHI);

(25)	Toll-free telephone number of the appropriate Area Medicaid Office;

(26)	How to get information about the structure and operation of the Health Plan and any physician incentive plans, as set forth in 42 CFR 438.10(g)(3);

(27)	A separate section for behavioral health services that provides the following information:

(a)	The extent to which and how after-hours and emergency coverage is provided and that the enrollee has a right to use any hospital or other setting for emergency care;

(b)	Information that post-stabilization services are provided without prior authorization and other post stabilization care services rules set forth in s. 1932(b)(2)(A)(ii) of the Social Security Act;

(c)	A clear statement that the enrollee may select an alternative behavioral health case manager or direct service provider within the Health Plan, if one is available;

(d)	A description of behavioral health services provided, including limitations, exclusions and out-of-network use;

(e) A description of emergency behavioral health services procedures both in and out of the Health Plan’s service area;

(f)	Information to help the enrollee assess a potential behavioral health problem;

(g)	A clear statement that prior authorization or referral by a PCP is not required;

(h)	Information on the access to care standards for behavioral health services and referrals as follows:

                               i.Urgent Care – within one (1) day;

                               ii.Routine Patient Care – within one (1) week; and

                               iii.Well Care Visit – within one (1) month.

(28)	(Reform Health Plans Only) Information on the enhanced benefit program and how to access the enrollee’s enhanced benefit account;

(29)	The Health Plan’s psychotropic drug informed consent requirements for enrollees under age thirteen (13) as provided for in s. 409.912(51), F.S.;

(30)	Information on how to update mailing and/or residence address information with the Health Plan and through DCF and/or the Social Security Administration, as appropriate; and

(31) Instructions on how to access and/or obtain a provider directory.

AHCA Contract No. FA971, Attachment II, Page 55 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.
For a counseling or referral service that the Health Plan does not cover because of moral or religious objections, the Health Plan need not furnish information on how and where to obtain the service. See 42 CFR 438.10.

7.  Provider Directory

a.
The Health Plan shall mail a provider directory to all new enrollees, including those who reenrolled after the open enrollment period. The Health Plan shall provide the most recently printed provider directory and append to it a list of the providers who have left the network and those who have been added since the directory was printed. In lieu of the appendix to the provider directory, the Health Plan may enclose a letter stating that the most current listing of providers is available by calling the Health Plan at its toll-free telephone number and at the Health Plan's website. The letter shall include the telephone number and the Internet address that will take the enrollee directly to the online provider directory.

b.
The provider directory shall include the names, locations, office hours, age groups, telephone numbers of, and non-English languages spoken by current Health Plan providers. The provider directory shall include, at a minimum, information relating to PCPs, specialists, pharmacies, hospitals, certified nurse midwives and licensed midwives, and ancillary providers. The provider directory also shall identify providers that are not accepting new patients. The provider directory shall also include information on how to determine a provider’s hospital affiliations. Such information must be available online and through customer service. The listing of behavioral health providers shall be grouped by categories (individual practitioners, groups, community mental health centers, and inpatient psychiatric).

c.
The Health Plan shall maintain an online provider directory containing all the information described in subsection 7.b., above. The Health Plan shall update the online provider directory at least monthly. The Health Plan shall file an attestation to this effect with BMHC each month, even if no changes have occurred.

d.
If the Health Plan elects to use a more restrictive pharmacy network than the network available to people enrolled in the Medicaid fee-for-service program, then the provider directory must include the names of the participating pharmacies. If all pharmacies are part of a chain and all within the Health Plan's service area are under contract with the Health Plan, the provider directory need list only the chain name. If the Health Plan uses the Medicaid fee-for-service pharmacy network as its pharmacy network, the provider directory shall include a statement to this effect.

e.
In accordance with s. 1932(b)(3)(B) of the Social Security Act, the provider directory shall include a statement that some providers may choose not to perform certain services based on religious or moral beliefs.

f.	The Health Plan shall arrange the provider directory as follows:

(1)	Providers listed by name in alphabetical order, showing the provider's specialty;

(2)	Providers listed by specialty, in alphabetical order; and

(3)	Behavioral health providers listed in a separate section by county and by provider type, where applicable.

AHCA Contract No. FA971, Attachment II, Page 56 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

g.	The Health Plan shall have procedures to inform potential enrollees and enrollees, upon request, of any changes to service delivery and/or the provider network including the following:

(1)	Up-to-date information about any restrictions on access to providers, including providers who are not taking new patients;

(2)	An explanation to all potential enrollees that an enrolled family may choose to have all family members served by the same PCP or they may choose different PCPs based on each family member’s needs;

(3)	Any restrictions on counseling and referral services based on moral or religious grounds within ninety (90) calendar days after adopting the policy with respect to any service.

8.      New Enrollee Procedures

a.
The Health Plan shall contact each new enrollee at least twice, if necessary, within ninety (90) calendar days of the enrollee’s enrollment to offer to schedule the enrollee’s initial appointment with the PCP, which should occur within one-hundred eighty (180) calendar days of enrollment. This appointment is to obtain a health risk assessment and/or CHCUP screening. For this subsection “contact” is defined as mailing a notice to or telephoning an enrollee at the most recent address or telephone number available.

b.
Within thirty (30) calendar days of enrollment, the Health Plan shall ask the enrollee to authorize release of the medical and behavioral health records to the new PCP or other appropriate provider and shall assist by requesting those records from the enrollee’s previous provider(s).

c.
The Health Plan shall honor any written documentation of prior authorization of ongoing covered services for a period of thirty (30) calendar days after the effective date of enrollment, or until the enrollee's PCP or behavioral health provider (as applicable to medical care or behavioral health care services, respectively) reviews the enrollee's treatment plan, whichever comes first.

d.
For all enrollees, written documentation of prior authorization of ongoing medical and behavioral health services includes the following, provided that the services were prearranged prior to enrollment with the Health Plan:

(1)	Prior existing orders;

(2)	Provider appointments, e.g. dental appointments, surgeries, etc.; and

(3)	Prescriptions (including prescriptions at non-participating pharmacies).

e.
The Health Plan shall not delay service authorization if written documentation is not available in a timely manner. However, the Health Plan is not required to approve claims for which it has received no written documentation.

AHCA Contract No. FA971, Attachment II, Page 57 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

9.   Enrollee Assessments

a.
Within thirty (30) calendar days of enrollment, the Health Plan shall notify enrollees of, and ensure the availability of, a screening for all enrollees known to be pregnant or who advise the Health Plan that they may be pregnant. The Health Plan shall refer enrollees who are, or may be, pregnant to a provider to obtain appropriate care.

b.
The Health Plan shall use the enrollee’s health risk assessments and/or released medical records to identify enrollees who have not received CHCUP screenings in accordance with the Agency-approved periodicity schedule.

c.
The Health Plan shall contact, twice if necessary, any enrollee more than two (2) months behind in the Agency-approved periodicity screening schedule to urge those enrollees, or their legal representatives, to make an appointment with the enrollee’s PCP for a screening visit.

d.
The Health Plan shall take immediate action to address any identified urgent medical needs. “Urgent medical needs” means any sudden or unforeseen situation that requires immediate action to prevent hospitalization or nursing home placement. Examples include hospitalization of spouse or caregiver or increased impairment of an enrollee living alone who suddenly cannot manage basic needs without immediate help, hospitalization or nursing home placement.

        10. Enrollee Authorized Representative

      The enrollee's guardian, next of kin or legally authorized responsible person is permitted to act on the enrollee's behalf in matters relating to the enrollee's enrollment, plan of care, and/or provision of services, if the enrollee:

a.	Was adjudicated incompetent in accordance with the law;

b.	Is found by the provider to be medically incapable of understanding his or her rights; or

c.	Exhibits a significant communication barrier.

11. Toll-Free Help Line

a.	The Health Plan shall operate a toll-free telephone help line, which shall respond to all areas of enrollee inquiry.

b.
If the Health Plan has authorization requirements for prescribed drug services and is subject to the Hernandez Settlement Agreement (HSA), the Health Plan may allow the telephone help line staff to act as Hernandez Ombudsman, pursuant to the terms of the HSA, so long as the Health Plan maintains a Hernandez Ombudsman log. The Health Plan may maintain the Hernandez Ombudsman log as part of its telephone help line log, so long as the Health Plan can access the Hernandez Ombudsman log information separately for reporting purposes. The log shall contain information as described in Attachment II, Section V, Covered Services, Item H., Coverage Provisions, sub-item 16, Prescribed Drug Services.

AHCA Contract No. FA971, Attachment II, Page 58 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.
The Health Plan shall have telephone call policies and procedures that shall include requirements for staffing, personnel, hours of operation, call response times, maximum hold times, and maximum abandonment rates, monitoring of calls via recording or other means, and compliance with performance standards.

d.	The telephone helpline shall handle calls from non-English speaking enrollees, as well as calls from enrollees who are hearing impaired.

e.
The telephone help line shall be fully staffed between the hours of 8:00 a.m. and 7:00 p.m. in the enrollee’s time zone (Eastern or Central), Monday through Friday, excluding state holidays. The telephone help line staff shall be trained to respond to enrollee questions in all areas, including but not limited to, covered services, provider network, and transportation.

f.
The Health Plan shall develop performance standards and monitor telephone help line performance by recording calls and employing other monitoring activities. Such standards shall be submitted to and approved by BMHC before the Health Plan begins operation. At a minimum, the standards shall require that, measured on a monthly basis:

(1)	All calls are answered within four (4) rings (these calls may be placed in a queue);

(2)	Wait time in the queue shall not exceed three (3) minutes;

(3)	The blocked call rate does not exceed one percent (1%); and

(4)	The rate of abandoned calls does not exceed five percent (5%).

g.
The Health Plan shall have an automated system available between the hours of 7:00 p.m. and 8:00 a.m., in the enrollee’s time zone, Monday through Friday and at all hours on weekends and holidays. This automated system must provide callers with clear instructions on what to do in case of an emergency and shall include, at a minimum, a voice mailbox for callers to leave messages. The Health Plan shall ensure that the voice mailbox has adequate capacity to receive all messages. A Health Plan representative shall respond to messages on the next business day.

12. Translation Services

The Health Plan is required to provide oral translation services to any enrollee who speaks any non-English language regardless of whether the enrollee speaks a language that meets the threshold of a prevalent non-English language. The Health Plan is required to notify its enrollees of the availability of oral interpretation services and to inform them of how to access such services. Oral interpretation services are required for all Health Plan information provided to enrollees, including notices of adverse action. There shall be no charge to the enrollee for translation services.

AHCA Contract No. FA971, Attachment II, Page 59 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

13. Preferred Drug List (PDL)
      (See Attachment II, Exhibit 4)

              If the Health Plan adopts the Agency’s PDL, the Health Plan’s website shall include an explanation and a link to the Agency’s online PDL. If the Health Plan uses a pharmacy benefits manager, the Health Plan’s website shall include its PDL.

a.	The Health Plan may update the online PDL by providing forty-five (45) calendar days’ written notice of any changes to the Bureaus of Managed Health Care and Pharmacy Services.

b.
The Health Plan does not have to notify its entire membership of such changes; however, in accordance with Attachment II, Section II, General Overview, Item D., General Responsibilities of the Health Plan, sub-item 4.b., the Health Plan shall notify any enrollee who currently is taking a drug that is being deleted from its PDL, unless the enrollee will continue to be allowed to receive the deleted drug. The notice shall comply with the following requirements:

(1)	Be in writing; and

(2)	Advise enrollees of the right to appeal a denial of the prior authorization request and the right to continued coverage of the original drug pending the outcome of the appeal.

c.	The Health Plan shall work with affected members to ensure appropriate care in accordance with Section V, Covered Services, Item H.,16., Prescribed Drug Services, sub-item a.(3) of this Contract.

14. Incentive Programs

a.
The Health Plan may offer incentives for enrollees to receive preventive care services. The Health Plan shall receive written approval from BMHC before offering any incentives. The Health Plan shall make all incentives available to all enrollees and shall not use incentives to direct individuals to select a particular provider.

b.	The Health Plan may inform enrollees, once they are enrolled, about the specific incentives available.

c.
The Health Plan shall not include the provision of gambling, alcohol, tobacco or drugs (except for over-the-counter drugs) in any of its incentives and shall state on the incentive award that it may not be used for such purposes.

d.
Incentives may have some health- or child development-related function (e.g., clothing, food, books, safety devices, infant care items, subscriptions to publications that include health-related subjects, membership in clubs advocating educational advancement and healthy lifestyles, etc.). Incentive dollar values shall be in proportion to the importance of the health service being incentivized (e.g., a tee-shirt for attending one (1) prenatal class, but a car seat for completion of a series of classes).

e.	Incentives shall be limited to a value of twenty dollars ($20), except in the case of incentives for the completion of a series of services, health education classes

AHCA Contract No. FA971, Attachment II, Page 60 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

other educational activities, in which case the incentive shall be limited to a value of fifty dollars ($50). The Agency will allow a special exception to the dollar value relating to infant car seats, strollers, cloth baby carriers or slings.

f.	The Health Plan shall not include in the dollar limits on incentives any money spent on the transportation of enrollees to services or childcare provided during the delivery of services.

g.
The Health Plan may offer an Agency-approved program for pregnant women to encourage beginning prenatal care visits in the first trimester of pregnancy. The prenatal and postpartum care incentive program must be aimed at promoting early prenatal care to decrease infant mortality and low birth weight and to enhance healthy birth outcomes. The prenatal and postpartum incentives may include the provision of maternity and health related items and education.

h.	The Health Plan’s request for Agency approval of all incentives shall contain a detailed description of the incentive and its mission.

15.	Enhanced Benefits Program
(Reform Only; See Attachment II, Exhibit 4)

16.	Notices of Action
(See 42 CFR 438.210)

a.
The Health Plan shall notify the provider and give the enrollee written notice of any decision to deny a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested.

b.
For standard authorization decisions, the Health Plan shall provide notice as expeditiously as the enrollee’s health condition requires and within no more than fourteen (14) calendar days following receipt of the request for service.

c.
The timeframe can be extended up to fourteen (14) additional calendar days if the enrollee or the provider requests extension or the Health Plan justifies the need for additional information and how the extension is in the enrollee’s interest.

d.
Expedited authorization is required when a provider indicates or the Health Plan determines that following the standard timeline could seriously jeopardize the enrollee’s life of health or ability to attain, maintain, or regain maximum function. An expedited decision must be made no later than three (3) business days after receipt of the request for service.

e.
The Health Plan may extend the three (3) business days for expedited cases by up to fourteen (14) calendar days if the enrollee requests an extension or if the Health Plan justifies the extension as prescribed in subparagraph 16.c. above.

AHCA Contract No. FA971, Attachment II, Page 61 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

17.	Medicaid Redetermination Notices

The Agency will provide Medicaid recipient redetermination date information to the Health Plan.

a.	This information shall be used by the Health Plan only as indicated in this subsection.

b.
Annually, the Agency will decide whether to continue to provide this information to the Health Plan and will notify the Health Plan of its decision by May 1 for the coming Contract year if it decides to stop providing the information. In addition, the Agency reserves the right to stop at any time with thirty (30) calendar days’ notice.

c.
By June 1 each year the Health Plan shall notify BMHC, in writing, if it wants to change the use of this information for the coming Contract year. The Health Plan’s participation in using this information is voluntary.

(1)
If the Health Plan chooses to participate in the use of this information, it shall provide its policies and procedures regarding this subsection to BMHC for its approval along with its response indicating it will participate.

(a)
A Health Plan that chooses to participate in the use of this information may decide to discontinue using it at any time and must so notify BMHC in writing thirty (30) calendar days prior to the date it will discontinue such use. The Agency will then delete the Health Plan from the list of health plans receiving this information for the remainder of the Contract year.

(b)
A Health Plan that chooses to participate in the use of this information must train all affected staff, prior to implementation, on its policies and procedures and the Agency’s requirements regarding this subsection. The Health Plan must document such training has occurred, including a record of those trained, for the Agency’s review within five (5) business days after the Agency’s request.

(2)
Regardless of whether the Health Plan has declined to participate in the use of this information, the Health Plan is subject to the sanctioning indicated in this subsection if the Health Plan misuses the information at any time.

d.
A Health Plan that chooses to participate in using this information shall use the redetermination date information only in the methods listed below and shall use either or both methods to communicate this information.

(1)
The Health Plan may use redetermination date information in written notices to be sent to its enrollees reminding them that their Medicaid eligibility may end soon and to reapply for Medicaid if needed. A Health Plan that chooses to use this method to provide this information to its enrollees must adhere to the following requirements:

(a)
The Health Plan shall mail the redetermination date notice to each enrollee for whom it has received a redetermination date. The Health Plan may send one (1) notice to the enrollee’s household when there are multiple enrollees

AHCA Contract No. FA971, Attachment II, Page 62 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

within a family who have the same Medicaid redetermination date, provided that these enrollees share the same mailing address.

(b)
The Health Plan shall use the Agency-provided template for its redetermination date notices. The Health Plan may put this template on its letterhead for mailing; however, the Health Plan shall make no other changes, additions or deletions to the letter text.

(c)	The Health Plan shall mail the redetermination date notice to each enrollee no more than sixty (60) calendar days and no less than thirty (30) calendar days before the redetermination date occurs.

(2)
The Health Plan may use redetermination date information in automated voice response (AVR) or integrated voice response (IVR) automated messages sent to enrollees reminding them that their Medicaid eligibility may end soon and to reapply for Medicaid if needed. A Health Plan that chooses to use this method to provide this information to its enrollees must adhere to the following requirements:

(a)
The Health Plan shall send the redetermination date messages to each enrollee for whom that Health Plan has received a redetermination date and for whom the Health Plan has a telephone number. The Health Plan may send an automated message to the enrollee’s household when there are multiple enrollees within a family who have the same Medicaid redetermination date provided that these enrollees share the same mailing address/phone number.

(b)
For the voice messages, the Health Plan shall use only the language in the Agency’s redetermination date notice template provided to the Health Plan. The Health Plan may add its name to the message but shall make no other changes, additions or deletions to the message text.

(c)	The Health Plan shall make such automated calls to each enrollee no more than sixty (60) calendar days and no less than thirty (30) calendar days before the redetermination date occurs.

(3)
The Health Plan shall not include the redetermination date information in any file viewable by customer service or community outreach staff. This information shall be used only in the letter templates and automated scripts provided by the Agency and cannot be referenced or discussed by the Health Plan with the enrollees, unless in response to an enrollee inquiry about the letter received, nor shall it be used at a future time by the Health Plan. If the Health Plan receives enrollee inquiries about the notices, such inquiries must be referred to the Department of Children and Families.

e.
If the Health Plan chooses to participate in using this information, it shall keep the following information about each mailing made available for the Agency’s review within five (5) business days after the Agency’s request.

AHCA Contract No. FA971, Attachment II, Page 63 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(1)	For each month of mailings, a dated hard copy or pdf of the monthly template used for that specific mailing;

(a)
A list of enrollees to whom a mailing was sent. This list shall include each enrollee’s name and Medicaid identification number, the address to which the notice was mailed, and the date of the Agency’s enrollment file used to create the mailing list;

(b)	A log of returned, undeliverable mail received for these notices, by month, for each enrollee for whom a returned notice was received;

(2)
For each month of automated calls made, a list of enrollees to whom a call was made, the enrollee’s name, Medicaid identification number, telephone number to which the call was made, the date each call was made, and the date of the Agency’s enrollment file used to create the automated call list.

f.
A Health Plan that chooses to participate in using this information shall keep up-to-date and approved policies and procedures regarding the use, storage and securing of this information as well as address all requirements of this subsection.

g.	A Health Plan that participates in using this information must submit to the Agency’s BMHC a completed quarterly summary report in accordance with Attachment II, Section XII, Reporting Requirements.

h.
Should any complaint or investigation by the Agency result in a finding that the Health Plan has violated this subsection, the Health Plan will be sanctioned in accordance with Attachment II, Section XIV, Sanctions. In addition to any other sanctions available in Section XIV, Sanctions, the first such violation will result in a thirty (30) day suspension of use of Medicaid redetermination dates; any subsequent violations will result in thirty-day (30-day) incremental increases in the suspension of use of Medicaid redetermination dates. In the event of any subsequent violations, additional penalties may be imposed in accordance with Section XIV, Sanctions. Additional or subsequent violations may result in the Agency’s rescinding provision of redetermination date information to the Health Plan.

B.  Community Outreach and Marketing

1.	General Provisions

a.
The Health Plan’s community outreach representative(s) may provide community outreach materials at health fairs/public events as noticed by the Health Plan to the Agency in accordance with sub-item 4, Community Outreach Notification Process, below. The main purpose of a health fair/public event shall be to provide community outreach and shall not be for the purpose of Medicaid Health Plan marketing.

b.	For each new Contract period, the Health Plan shall submit to BMHC for written approval all community outreach material no later than sixty (60) calendar days before

AHCA Contract No. FA971, Attachment II, Page 64 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

implementation. All materials developed shall be governed by the requirements set forth in this section.

c.	To announce participation at a specific event (health fair/public event), the Health Plan shall submit a notice to BMHC in accordance with sub-item B.3., Permitted Activities.

d.	The Health Plan shall be responsible for developing and implementing a written plan designed to control the actions of its community outreach representatives.

e.	All community outreach policies set forth in this Contract shall apply to staff, subcontractors, Health Plan volunteers and all persons acting for or on behalf of the Health Plan.

f.
The Health Plan is vicariously liable for any outreach and marketing violations of its employees, agents or subcontractors. In addition to any other sanctions available in Attachment II, Section XIV, Sanctions, any violations of this section shall subject the Health Plan to administrative action by the Agency as determined by the Agency. The Health Plan may dispute any such administrative action pursuant to Attachment II, Section XVI, Terms and Conditions, Item I., Disputes.

g.
Nothing in this section shall preclude the Health Plan from donating to or sponsoring an event with a community organization where time, money or expertise is provided for the benefit of the community. If such events are not health fairs/public events, no community outreach materials or marketing materials shall be distributed by the Health Plan, but the Health Plan may engage in brand-awareness activities, including the display of Health Plan or product logos. Inquiries at such events from prospective enrollees must be referred to the Health Plan’s member services section or the Agency’s choice counselor/enrollment broker.

2.	Prohibited Activities

The Health Plan is prohibited from engaging in the following non-exclusive list of activities:

a.	Marketing for enrollment to any potential members or conducting any pre-enrollment activities not expressly allowed under this Contract;

b.	Any of the prohibited practices or activities listed in s. 409.912, F.S;

c.	Engaging in activities not expressly allowed under this Contract for the purpose of recruitment or enrollment;

d.
Practices that are discriminatory, including, but not limited to, attempts to discourage enrollment or re-enrollment on the basis of actual or perceived health status, in accordance with ss. 409.912 and 409.91211, F.S.;

e.
Direct or indirect cold call marketing or other solicitation of Medicaid recipients, either by door-to-door, telephone or other means, in accordance with Section 4707 of the Balanced Budget Act of 1997 and s. 409.912, F.S.;

AHCA Contract No. FA971, Attachment II, Page 65 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

f.
Activities that could mislead or confuse Medicaid recipients or misrepresent the Health Plan, its community outreach representatives or the Agency, in accordance with s. 409.912, F.S. No fraudulent, misleading, or misrepresentative information shall be used in community outreach, including information about other government programs. Statements that could mislead or confuse include, but are not limited to, any assertion, statement or claim (whether written or oral) that:

(1)	The Medicaid recipient must enroll in the Health Plan to obtain Medicaid or to avoid losing Medicaid benefits;

(2)	The Health Plan is endorsed by any federal, state or county government, the Agency, CMS, or any other organization that has not certified its endorsement in writing to the Health Plan;

(3)	Community outreach representatives are employees or representatives of the federal, state or county government, or of anyone other than the Health Plan or the organization by whom they are reimbursed;

(4)	The state or county recommends that a Medicaid recipient enroll with the Health Plan; and/or

(5)
A Medicaid recipient will lose benefits under the Medicaid program or any other health or welfare benefits to which the person is legally entitled if the recipient does not enroll with the Health Plan.

g.	Granting or offering any monetary or other valuable consideration for enrollment;

h.	Offering insurance, such as but not limited to, accidental death, dismemberment, disability or life insurance;

i.	Enlisting assistance of any employee, officer, elected official or agency of the state in recruitment of Medicaid recipients except as authorized in writing by the Agency;

j.
Offering material or financial gain to any persons soliciting, referring or otherwise facilitating Medicaid recipient enrollment. The Health Plan shall ensure that its staff do not market the Health Plan to Medicaid recipients at any location including state offices or DCF ACCESS center;

k.
Giving away promotional items in excess of five dollars ($5) retail value. Items to be given away shall bear the Health Plan’s name and shall be given away only at health fairs/public events. In addition, such promotional items must be offered to the general public and shall not be limited to Medicaid recipients;

l.	Providing any gift, commission, or any form of compensation to the choice counselor/enrollment broker, including its full-time, part-time or temporary employees and subcontractors;

m.
Providing information before enrollment about the incentives to be offered an enrollee as described in Attachment II, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., Enrollee Services, sub-item 14., Incentive Programs. The Health Plan may inform enrollees on or after their enrollment effective date about the specific incentives or programs available;

AHCA Contract No. FA971, Attachment II, Page 66 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

n.
Discussing, explaining or speaking to a potential member about Health-Plan-specific information other than to refer all Health Plan inquiries to the member services section of the Health Plan or the Agency’s choice counselor/enrollment broker;

o.	Distributing any community outreach materials without prior written notice to BMHC except as otherwise allowed under Permitted Activities and Provider Compliance subsections;

p. Distributing any marketing materials not expressly allowed under this Contract;

q.	Subcontracting with any brokerage firm or independent agent as defined in Chapters 624-651, F.S., for purposes of marketing or community outreach;

r.
Paying commission compensation to community outreach representatives for new enrollees. The payment of a bonus to a community outreach representative shall not be considered a commission if such bonus is not related to enrollment or membership growth; and

s.	All activities included in s. 641.3903, F.S.

3.      Permitted Activities

The Health Plan may engage in the following activities upon prior written notice to BMHC:

a.	The Health Plan may attend health fairs/public events upon request by the sponsor and after written notification to BMHC as described in sub-item 4., Community Outreach Notification Process, below.

b.	The Health Plan may leave community outreach materials at health fairs/public events at which the Health Plan participates.

c.
The Health Plan may provide BMHC-approved community outreach materials. Such materials may include Medicaid enrollment and eligibility information and information related to other health care projects and health, welfare and social services provided by the State of Florida or local communities. The Health Plan staff, including community outreach representatives, shall refer all Health Plan inquiries to the member services section of the Health Plan or the Agency’s choice counselor/enrollment broker. BMHC approval of the script used by the Health Plan’s member services section must be obtained before use.

d.	The Health Plan may distribute community outreach materials to community agencies.

e.
The Health Plan shall submit branding advertisements to the Agency for approval. Branding advertisements are print, television and radio marketing with the purpose of enticing a prospective enrollee to enroll and to contact the Health Plan for more information. The Health Plan shall substantiate all claims made. In order to receive Agency approval, the Health Plan shall submit documentation of such substantiation. If the branding advertisement contains the Health Plan’s member services telephone number or contact information, it must also contain the telephone number(s) and website address for the Agency’s choice counselor/enrollment broker as applicable to the county(ies) served.

AHCA Contract No. FA971, Attachment II, Page 67 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

4.      Community Outreach Notification Process

a.
The Health Plan shall submit to BMHC a written notice of its intent to attend and provide community outreach materials at health fairs/public events. (See sub-items 4.b. and 4.c. below for further notice information.)

(1)	The Agency requires the following health fair/public event information:

(a)	The event announcement to be given to the public;

(b)	Date, time and location of the event;

(c)	Name and type of sponsoring organization;

(d)	Event contact person and contact information;

(e)	Health Plan contact person and contact information; and

(f)	Names of participating community outreach representatives, their contact information and services they will provide at the event.

(2)
In addition to the disclosure information listed in (1) above, if the Health Plan is the primary organizer of the event, the Health Plan shall submit in its community outreach health fairs/public events notification report specified in b., below, to BMHC, complete disclosure information from each organization participating. Information shall include the name of the organization, contact person information, and confirmation of participation.

(3)
In addition to the disclosure information listed in (1) above, if the Health Plan has been invited by a community organization to be a sponsor or attendee of an event, the Health Plan shall submit in its community outreach health fairs/public events notification report specified in b., below, to BMHC, a copy of the letter of invitation from the event sponsor(s) requesting the Health Plan’s participation.

b.
The Health Plan shall report health fair/public event notices to BMHC by submitting a community outreach health fairs/public events notification report by the 20th calendar day of the month prior to the event month. Amendments to the report are due no later than two weeks prior to the event. See Attachment II, Section XII, Reporting Requirements.

c.
Notwithstanding the other notice requirements in this subsection, the monthly and two-week advance notice requirements are waived in cases of force majeure provided the Health Plan notices BMHC by the time of the event. Force majeure events include destruction due to hurricanes, fires, war, riots, and other similar acts. When providing the Agency with notice of attendance at such events, the Health Plan shall include a description of the force majeure event requiring waiver of notice.

d.	BMHC will establish a statewide log to track the community outreach notifications received and may monitor such events.

AHCA Contract No. FA971, Attachment II, Page 68 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

5.      Provider Compliance

The Health Plan shall ensure, through provider education and outreach that its health care providers are aware of and comply with the following requirements:

a.	Health care providers may display health-plan-specific materials in their own offices.

b.	Health care providers cannot orally or in writing compare benefits or provider networks among health plans, other than to confirm whether they participate in a Health Plan’s network.

c.	Health care providers may announce a new affiliation with a Health Plan and give their patients a list of health plans with which they contract.

d.	Health care providers may co-sponsor events, such as health fairs and advertise with the Health Plan in indirect ways, such as television, radio, posters, fliers, and print advertisement.

e.
Health care providers shall not furnish lists of their Medicaid patients to the Health Plan with which they contract, or any other entity, nor can providers furnish other health plans’ membership lists to the Health Plan, nor can providers assist with Health Plan enrollment.

f.
For the Health Plan, health care providers may distribute information about non- Health-Plan-specific health care services and the provision of health, welfare and social services by the State of Florida or local communities as long as any inquiries from prospective enrollees are referred to the member services section of the Health Plan or the Agency’s choice counselor/enrollment broker.

6.      Community Outreach Representatives

a.	The Health Plan shall register each community outreach representative that represents the Health Plan with BMHC as specified below.

(1)
The Health Plan shall submit its registration file to BMHC at the following email address prior to any initial community outreach activity: MMCDATA@ahca.myflorida.com. The Agency-supplied template must be used as specified in Attachment II, Section XII, Reporting Requirements, and in the Report Guide.

(2)
The Health Plan shall submit changes to the community outreach representative’s initial registration to BMHC, using the same Agency-supplied template, immediately upon occurrence, at email address: MMCDATA@ahca.myflorida.com.  The Agency-supplied template shall be used.

b.	While attending health fairs/public events, community outreach representatives shall wear picture identification that shows the Health Plan represented.

c.
If asked, the community outreach representative shall inform the Medicaid recipient that the representative is not a state employee and is not a choice counseling specialist but is a representative of the Health Plan.

AHCA Contract No. FA971, Attachment II, Page 69 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

d.	The Health Plan shall instruct and provide initial and periodic training to its community outreach representatives about the outreach and marketing provisions of this Contract.

e.	The Health Plan shall implement procedures for background and reference checks for use in hiring community outreach representatives.

f.
The Health Plan shall report to BMHC any Health Plan staff or community outreach representative who violates any requirements of this Contract within fifteen (15) calendar days of knowledge of such violation.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AHCA Contract No. FA971, Attachment II, Page 70 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section V

Covered Services

(See Attachment I and Attachment II, Exhibit 5)

A.	Covered Services

1.
The Health Plan shall ensure the provision of services in sufficient amount, duration and scope to be reasonably expected to achieve the purpose for which the services are furnished and shall ensure the provision of the covered services defined and specified in this Contract. The Health Plan shall not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of the enrollee’s diagnosis, type of illness or condition. The Health Plan may place appropriate limits on a service on the basis of such criteria as medical necessity or for utilization control, consistent with the terms of this Contract, provided the services furnished can be reasonably expected to achieve their purpose.

2.
The Health Plan is responsible for ensuring that all providers, service and product standards specified in the Agency's Medicaid Services Coverage & Limitations Handbooks and the Health Plan's own provider handbooks are incorporated into the Health Plan's participation agreements. This includes professional licensure and certification standards for all service providers. Exceptions exist where different standards are specified elsewhere in this Contract.

3.
The Health Plan shall require out-of-network providers to coordinate with respect to payment and must ensure that cost to the enrollee is no greater than it would be if the covered services were furnished within the network.

4.	In addition to this section, the Health Plan shall ensure the provision of the covered services specified in Attachment I and Attachment II, Exhibit 5.

B.	Optional Services

(Non-Reform Only, See Attachment I and Attachment II, Exhibit 5)

C.	Expanded Services

(See Attachment I)

1.
The following services are defined as expanded services that may be offered by the Health Plan. The Health Plan shall define the services specifically in writing and submit them to HSD for approval before implementation.

a.	Services in excess of the amount, duration and scope of those listed in Attachment II, Section V, Covered Services, and Section VI, Behavioral Health Care;

b.	Services and benefits not listed in Attachment II, Section V, Covered Services, or Section VI, Behavioral Health Care;

AHCA Contract No. FA971, Attachment II, Page 71 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.
The Health Plan may offer, upon written Agency approval, an over-the-counter expanded drug benefit, not to exceed twenty-five dollars ($25) per household, per month. Such benefits shall be limited to nonprescription drugs containing a national drug code (NDC) number, first aid supplies and birth control supplies. Such benefits must be offered directly through the Health Plan's fulfillment house or through a subcontractor. The Health Plan shall make payments for the over-the-counter drug benefit directly to the subcontractor, if applicable.

d.	Adult Dental Services – routine preventive services, diagnostic and restorative services, radiology services and discounts on dental services;

e.	Adult Vision Services – eye exams, eyeglasses and contact lenses;

f.	Adult Hearing Services – hearing evaluations, hearing aid devices and hearing aid repairs.

2.	The Health Plan’s approved expanded services under this Contract are listed in Attachment I.

D.      Customized Benefit Packages

Some health plans may be authorized by the Agency to offer a customized benefit package for their Reform enrollees. Refer to Attachment I and Attachment II, Exhibit 5, for any information applicable to this Contract.

E.	Excluded Services

1.
The Health Plan is not obligated to provide any services not specified in this Contract. Enrollees who require services available through Medicaid but not covered by this Contract shall receive the services through the Medicaid fee-for-service reimbursement system. In such cases, the Health Plan's responsibility is limited to case coordination and referral. Therefore, the Health Plan shall determine the need for the services and refer the enrollee to the appropriate service provider. The Health Plan may request assistance from the local Medicaid Area Office for referral to the appropriate service setting.

2.
The Health Plan shall consult the DCF office to identify appropriate methods of assessment and referral for enrollees requiring long-term care institutional services, institutional services for persons with developmental disabilities or state hospital services. The Health Plan is responsible for transition and referral of these enrollees to appropriate service providers, including helping the enrollees obtain an attending physician. The Health Plan shall disenroll all enrollees requiring these services in accordance with Attachment II, Section III, Eligibility and Enrollment, Item C., Disenrollment, sub-item 3.a.(3).

F.	Moral or Religious Objections

The Health Plan shall provide or arrange for all covered services. If, during the course of the Contract period, pursuant to 42 CFR 438.102, the Health Plan elects not to provide, reimburse for, or provide coverage of a counseling or referral service because of an objection on moral or religious grounds, the Health Plan shall notify:

AHCA Contract No. FA971, Attachment II, Page 72 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

1.	BMHC within one-hundred twenty (120) calendar days before implementing the policy with respect to any service; and

2.	Enrollees within thirty (30) calendar days before implementing the policy with respect to any service.

G.	Copayments

(See Attachment I and Attachment II, Exhibit 5)

H.	Coverage Provisions

1.	Requirements

The Health Plan shall provide the services listed in Section V in accordance with the provisions herein, and in accordance with the Florida Medicaid Coverage and Limitations Handbooks and the Florida Medicaid State Plan unless, for Reform HMOs, a customized benefit package is certified in the benefit grid in Attachment I. The Health Plan shall comply with all state and federal laws pertaining to the provision of such services.

2.      Child Health Check-Up Program (CHCUP)

a.
The Health Plan shall provide a health screening evaluation that shall consist of: comprehensive health and developmental history (including assessment of past medical history, developmental history and behavioral health status); comprehensive unclothed physical examination; developmental assessment; nutritional assessment; appropriate immunizations according to the appropriate Recommended Childhood Immunization Schedule for the United States; laboratory testing (including blood lead testing); health education (including anticipatory guidance); dental screening (including a direct referral to a dentist for enrollees beginning at age three or earlier as indicated); vision screening, including objective testing as required; hearing screening, including objective testing as required; diagnosis and treatment; and referral and follow-up as appropriate.

b.
For children/adolescents whom the Health Plan identifies through blood lead screenings as having abnormal levels of lead, the Health Plan shall provide case management follow-up services as required in Chapter Two of the Child Health Check-Up Services Coverage and Limitations Handbook. Screening for lead poisoning is a required component of this Contract. The Health Plan shall require all providers to screen all enrolled children for lead poisoning at ages 12 months and 24 months. In addition, children between the ages of 12 months and 72 months must receive a screening blood lead test if there is no record of a previous test. The Health Plan shall provide additional diagnostic and treatment services determined to be medically necessary to a child/adolescent diagnosed with an elevated blood lead level. The Health Plan shall recommend, but shall not require, the use of paper filter tests as part of the lead screening requirement.

c.	The Health Plan shall inform enrollees of all testing/screenings due in accordance with the periodicity schedule specified in the Medicaid Child Health Check-Up

AHCA Contract No. FA971, Attachment II, Page 73 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Services Coverage and Limitations Handbook. The Health Plan shall contact enrollees to encourage them to obtain health assessment and preventive care.

d.
The Health Plan shall authorize enrollee referrals to appropriate providers within four (4) weeks of these examinations for further assessment and treatment of conditions found during the examination. The Health Plan shall ensure that the referral appointment is scheduled for a date within six (6) months of the initial examination, or within the time periods set forth in Attachment II, Section VII, Provider Network, Item F., Appointment Waiting Times and Geographic Access Standards, as applicable.

e.
The Health Plan shall cover fluoride treatment by a physician or a dentist for children/adolescents even if the Health Plan does not provide dental coverage. Fluoride varnish application in a physician’s office is limited to children up to three and one half (3 ½) years (42 months) of age.

f.
If the Health Plan Contract covers transportation, the Health Plan shall offer transportation to enrollees in order to assist them to keep, and travel to, medical appointments. If the Contract does not cover transportation services, the Health Plan shall offer to help enrollees schedule transportation.

g.
The CHCUP program includes the maintenance of a coordinated system to follow the enrollee through the entire range of screening and treatment, as well as supplying CHCUP training to medical care providers.

h.
The Health Plan shall achieve a CHCUP screening rate of at least sixty percent (60%) for those enrollees who are continuously enrolled for at least eight (8) months during the federal fiscal year (October 1 – September 30) in accordance with s. 409.912(27), F.S. This screening compliance rate shall be based on the CHCUP data reported by the Health Plan in its CHCUP (CMS-416) and FL 60% Screening Report and due to the Agency by January 15 following the end of each federal fiscal year as specified in Attachment II, Section XII, Reporting Requirements. The data shall be monitored by the Agency for accuracy, and, if the Health Plan does not achieve the sixty percent (60%) screening rate for the federal fiscal year reported, the Health Plan shall file a corrective action plan (CAP) with the Agency no later than February 15, following the fiscal year reported. Failure to meet the sixty percent (60%) screening requirement may result in sanctions. Any data reported by the Health Plan that is found to be inaccurate shall be disallowed by the Agency, and the Agency shall consider such findings as being in violation of the Contract and may sanction the Health Plan accordingly. (See Attachment II, Section XIV, Sanctions)

i.
The Health Plan shall achieve at least an eighty percent (80%) CHCUP participation rate, as required by the Centers for Medicare & Medicaid Services. This participation compliance rate shall be based on the CHCUP data reported by the Health Plan in its CHCUP (CMS-416) and FL 60% Screening Report (see sub-item H.2.h. above) and/or supporting encounter data. Upon implementation and notice by the Agency, the Health Plan shall submit additional data, as required by the Agency for its submission of the CMS-416, to the Centers for Medicare & Medicaid Services, within the schedule determined by the Agency. For each federal fiscal year that the Health Plan does not meet the eighty percent (80%) participation rate, it must file a CAP with the Agency no later than February 15 following the federal fiscal year being

AHCA Contract No. FA971, Attachment II, Page 74 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

reported. Any data reported by the Health Plan that is found to be inaccurate shall be disallowed by the Agency, and the Agency shall consider such findings as being in violation of the Contract and may sanction the Health Plan accordingly. (See s. 1902(a)(43)(D)(iv) of the Social Security Act.)

3.      Dental Services
(See Attachment I and Attachment II, Exhibit 5)

4.      Hearing Services
(See Attachment I)

5.      Vision Services
(See Attachment I)

6.	Diabetes Supplies and Education

In the same manner as specified in s. 641.31(26), F.S., the Health Plan shall provide coverage for medically necessary equipment, supplies, and services used to treat diabetes, including outpatient self-management training and educational services, if the enrollee’s PCP, or the physician to whom the enrollee has been referred who specializes in treating diabetes, certifies that the equipment, supplies and services are medically necessary. Outpatient self-management training and educational services shall be in accordance with American Diabetes Association standards for such services.

7.      Emergency Services
(See also Item 10. Hospital Services  - Inpatient, below)

a.
The Health Plan shall advise all enrollees of the provisions governing emergency services and care. The Health Plan shall not deny claims for emergency services and care received at a hospital due to lack of parental consent. In addition, the Health Plan shall not deny payment for treatment obtained when a representative of the Health Plan instructs the enrollee to seek emergency services and care in accordance with s. 743.064, F.S.

b.	The Health Plan shall not:

(1)	Require prior authorization for an enrollee to receive pre-hospital transport or treatment or for emergency services and care;

(2)	Specify or imply that emergency services and care are covered by the Health Plan only if secured within a certain period of time;

(3)	Use terms such as "life threatening" or "bona fide" to qualify the kind of emergency that is covered; or

(4)	Deny payment based on a failure by the enrollee or the hospital to notify the Health Plan before, or within a certain period of time after, emergency services and care were given.

AHCA Contract No. FA971, Attachment II, Page 75 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.	The Health Plan shall provide pre-hospital and hospital-based trauma services and emergency services and care to enrollees. See ss. 395.1041, 395.4045 and 401.45, F.S.

d.
When an enrollee presents at a hospital seeking emergency services and care, the determination that an emergency medical condition exists shall be made, for the purposes of treatment, by a physician of the hospital or, to the extent permitted by applicable law, by other appropriate personnel under the supervision of a hospital physician. See ss. 409.9128, 409.901, F.S. and 641.513, F.S.

(1)	The physician, or the appropriate personnel, shall indicate on the enrollee's chart the results of all screenings, examinations and evaluations.

(2)
The Health Plan shall cover all screenings, evaluations and examinations that are reasonably calculated to assist the provider in arriving at the determination as to whether the enrollee's condition is an emergency medical condition.

(3)
If the provider determines that an emergency medical condition does not exist, the Health Plan is not required to cover services rendered subsequent to the provider's determination unless authorized by the Health Plan.

e.
If the provider determines that an emergency medical condition exists, and the enrollee notifies the hospital or the hospital emergency personnel otherwise have knowledge that the patient is an enrollee of the Health Plan, the hospital must make a reasonable attempt to notify:

(1)	The enrollee's PCP, if known, or

(2)	The Health Plan, if the Health Plan has previously requested in writing that it be notified directly of the existence of the emergency medical condition.

f.	If the hospital, or any of its affiliated providers, do not know the enrollee's PCP, or have been unable to contact the PCP, the hospital must:

(1)	Notify the Health Plan as soon as possible before discharging the enrollee from the emergency care area; or

(2)	Notify the Health Plan within twenty-four (24) hours or on the next business day after the enrollee’s inpatient admission.

g.
If the hospital is unable to notify the Health Plan, the hospital must document its attempts to notify the Health Plan, or the circumstances that precluded the hospital's attempts to notify the Health Plan. The Health Plan shall not deny coverage for emergency services and care based on a hospital's failure to comply with the notification requirements of this section.

h.
If the enrollee's PCP responds to the hospital's notification, and the hospital physician and the PCP discuss the appropriate care and treatment of the enrollee, the Health Plan may have a member of the hospital staff with whom it has a participating provider contract participate in the treatment of the enrollee within the scope of the physician's hospital staff privileges.

AHCA Contract No. FA971, Attachment II, Page 76 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

i.
The Health Plan shall cover any medically necessary duration of stay in a non-contracted facility, which results from a medical emergency, until such time as the Health Plan can safely transport the enrollee to a participating facility. The Health Plan may transfer the enrollee, in accordance with state and federal law, to a participating hospital that has the service capability to treat the enrollee's emergency medical condition. The attending emergency physician, or the provider actually treating the enrollee, is responsible for determining when the enrollee is sufficiently stabilized for transfer discharge, and that determination is binding on the entities identified in 42 CFR 438.114(b) as responsible for coverage and payment.

j.
Notwithstanding any other state law, a hospital may request and collect from an enrollee any insurance or financial information necessary to determine if the patient is an enrollee of the Health Plan, in accordance with federal law, so long as emergency services and care are not delayed in the process.

k.
In accordance with 42 CFR 438.114 and s. 1932(b)(2) of the Social Security Act, the Health Plan shall cover post-stabilization care services without authorization, regardless of whether the enrollee obtains a service within or outside the Health Plan's network for the following situations:

(1)	Post-stabilization care services that were pre-approved by the Health Plan;

(2)
Post-stabilization care services that were not pre-approved by the Health Plan because the Health Plan did not respond to the treating provider's request for pre-approval within one (1) hour after the treating provider sent the request;

(3)	The treating provider could not contact the Health Plan for pre-approval;

(4)
Those post-stabilization care services that a treating physician viewed as medically necessary after stabilizing an emergency medical condition are non-emergency services. The Health Plan can choose not to cover them if they are provided by a non-participating provider, except in those circumstances detailed in k.(1), (2), and (3) above.

l.
The Health Plan shall not deny claims for the provision of emergency services and care submitted by a nonparticipating provider solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds three-hundred sixty-five (365) calendar days.

m.	For capitated Health Plans, reimbursement for services provided to an enrollee under this section by a non-participating provider shall be the lesser of:

(1)	The non-participating provider's charges;

(2)	The usual and customary provider charges for similar services in the community where the services were provided;

(3)	The amount mutually agreed to by the Health Plan and the non-participating provider within sixty (60) calendar days after the non-participating provider submits a claim; or

AHCA Contract No. FA971, Attachment II, Page 77 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(4)	The Florida Medicaid reimbursement rate established for the hospital or provider.

n.
Notwithstanding the requirements set forth in this section, the Health Plan shall approve all claims for emergency services and care by nonparticipating providers pursuant to the requirements set forth in s. 641.3155, F.S., and 42 CFR 438.114.

o.	See Attachment II, Section VI, Behavioral Health Care, for behavioral health emergency care requirements.

8.      Out-of-Plan Use of Non-Emergency Services

The Health Plan shall provide timely approval or denial of authorization of out-of-network use of non-emergency services through the assignment of a prior authorization number, which refers to and documents the approval. The Health Plan may not require paper authorization as a condition of receiving treatment if the Health Plan has an automated authorization system. Written follow-up documentation of the approval must be provided to the out-of-network provider within one (1) business day after the approval. For capitated Health Plan enrollees, the enrollee shall be liable for the cost of such unauthorized use of covered services from non-participating providers.

9.      Family Planning Services

The Health Plan shall provide family planning services to help enrollees make comprehensive and informed decisions about family size and/or spacing of births. The Health Plan shall provide the following services: planning and referral, education and counseling, initial examination, diagnostic procedures and routine laboratory studies, contraceptive drugs and supplies, and follow-up care in accordance with the Medicaid Physicians Services Coverage and Limitations Handbook. Policy requirements include:

a.	The Health Plan shall furnish services on a voluntary and confidential basis.

b.
The Health Plan shall allow enrollees freedom of choice of family planning methods covered under the Medicaid program, including Medicaid-covered implants, where there are no medical contra-indications.

c.
The Health Plan shall render the services to enrollees under the age of 18 provided the enrollee is married, a parent, pregnant, has written consent by a parent or legal guardian, or, in the opinion of a physician, the enrollee may suffer health hazards if the services are not provided. See s. 390.01114, F.S.

d.
The Health Plan shall allow each enrollee to obtain family planning services from any provider and require no prior authorization for such services. For capitated Health Plans, if the enrollee receives services from a non-network Medicaid provider, then the Health Plan shall reimburse at the Medicaid reimbursement rate, unless another payment rate is negotiated.

e.
The Health Plan shall make available and encourage all pregnant women and mothers with infants to receive postpartum visits for the purpose of voluntary family planning, including discussion of all appropriate methods of contraception, counseling and services for family planning to all women and their partners. The

AHCA Contract No. FA971, Attachment II, Page 78 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Health Plan shall direct providers to maintain documentation in the enrollee's medical records to reflect this provision. See s. 409.912, F.S.

f.
The provisions of this subsection shall not be interpreted so as to prevent a health care provider or other person from refusing to furnish any contraceptive or family planning service, supplies or information for medical or religious reasons. A health care provider or other person shall not be held liable for such refusal.

10.                 Hospital Services - Inpatient

a.
Inpatient services are medically necessary services ordinarily furnished by a state-licensed acute care hospital for the medical care and treatment of inpatients provided under the direction of a physician or dentist in a hospital maintained primarily for the care and treatment of patients with disorders other than mental diseases.

(1)
Inpatient services include, but are not limited to, rehabilitation hospital care (which are counted as inpatient hospital days), medical supplies, diagnostic and therapeutic services, use of facilities, drugs and biologicals, room and board, nursing care and all supplies and equipment necessary to provide adequate care. See the Medicaid Hospital Services Coverage & Limitations Handbook.

(2)	Inpatient services also include inpatient care for any diagnosis including tuberculosis and renal failure when provided by general acute care hospitals in both emergent and non-emergent conditions.

(3)	The Health Plan shall cover physical therapy services when medically necessary and when provided during an enrollee's inpatient stay.

(4)
The Health Plan shall provide up to twenty-eight (28) inpatient hospital days in an inpatient hospital substance abuse treatment program for pregnant substance abusers who meet ISD Criteria with Florida Medicaid modifications, as specified in InterQual Level of Care Acute Criteria-Pediatric and/or InterQual Level of Care Acute Criteria-Adult (McKesson Health Solutions, LLC, “McKesson”), the most current edition, for use in screening cases admitted to rehabilitative hospitals and CON-approved rehabilitative units in acute care hospitals.

(5)
In addition, the Health Plan shall provide inpatient hospital treatment for severe withdrawal cases exhibiting medical complications that meet the severity of illness criteria under the alcohol/substance abuse system-specific set which generally requires treatment on a medical unit where complex medical equipment is available. Withdrawal cases (not meeting the severity of illness criteria under the alcohol/substance abuse criteria) and substance abuse rehabilitation (other than for pregnant women), including court ordered services, are not covered in the inpatient hospital setting.

(6)	The Health Plan shall coordinate hospital and institutional discharge planning for substance abuse detoxification to ensure inclusion of appropriate post-discharge care.

(7)	The Health Plan shall adhere to the provisions of the Newborns and Mothers Health Protection Act (NMHPA) of 1996 regarding postpartum coverage for

AHCA Contract No. FA971, Attachment II, Page 79 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

mothers and their newborns. Therefore, the Health Plan shall provide for no less than a forty-eight (48) hour hospital length of stay following a normal vaginal delivery, and at least a ninety-six (96) hour hospital length of stay following a Cesarean section. In connection with coverage for maternity care, the hospital length of stay is required to be decided by the attending physician in consultation with the mother.

(8)	The Health Plan shall prohibit the following practices:

(a)	Denying the mother or newborn child eligibility, or continued eligibility, to enroll or renew coverage under the terms of the Health Plan, solely for the purpose of avoiding the NMHPA requirements;

(b)	Providing monetary payments or rebates to mothers to encourage them to accept less than the minimum protections available under NMHPA;

(c)	Penalizing or otherwise reducing or limiting the reimbursement of an attending physician because the physician provided care in a manner consistent with NMHPA;

(d)	Providing incentives (monetary or otherwise) to an attending physician to induce the physician to provide care in a manner inconsistent with NMHPA; and

(e)
Restricting any portion of the forty-eight (48) hour, or ninety-six (96) hour, period prescribed by NMHPA in a manner that is less favorable than the benefits provided for any preceding portion of the hospital stay.

(9)
The Health Plan shall cover any medically necessary duration of stay in a non-contracted facility that results from a medical emergency until such time as the Health Plan can safely transport the enrollee to a Health Plan participating facility.

(10)
In Reform, for all child/adolescent enrollees (up to age 21) and pregnant adults, the Health Plan shall be responsible for providing up to three-hundred and sixty-five (365) calendar days of health-related inpatient care, including behavioral health, for each state fiscal year. For all non-pregnant adults in Reform, the Health Plan shall be responsible for up to forty-five (45) days of inpatient coverage and up to three-hundred sixty-five (365) calendar days of emergency inpatient care, including behavioral health, in accordance with the Medicaid Hospital Services Coverage & Limitations Handbook, for each state fiscal year.  For non-Reform populations, the Health Plan shall provide up to forty-five (45) days of inpatient coverage per enrollee, including behavioral health, for each state fiscal year.

(11)
Capitated Health Plans Only - The Health Plan shall report quarterly to BMHC, within thirty (30) calendar days after the end of the quarter being reported, the Health Plan’s complete listing of all Medicaid enrollees discharged from inpatient hospitalization, using the format provided in the Health Plan Report Guide referenced in Attachment II, Section XII, Reporting Requirements.

AHCA Contract No. FA971, Attachment II, Page 80 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.	Transplants

The Health Plan shall provide medically necessary transplants and related services as outlined in the chart below for applicable Reform and non-Reform populations.

1.
For transplant services specified with one (1) asterisk, Reform capitated Health Plans are paid by the Agency through kick payments. See Attachment I and Attachment II, Section XIII, Method of Payment, for payment details.

2.
Transplant services specified with two (2) asterisks, as well as pre- and post-transplant follow-up care, are covered through fee-for-service Medicaid and not by the Health Plan. If at the conclusion of the transplant evaluation, the enrollee is listed with the United Network for Organ Sharing (UNOS) as a level 1A, 1B, or 2 candidate for a heart or lung transplant, or with a Model End Stage Liver Disease (MELD) score of 11-25 for a liver transplant, then the Health Plan must submit a copy of the UNOS form to BMHC with a request to disenroll the member from the Health Plan. The recipient cannot re-enroll with the Health Plan until at least one (1) year post transplant. This re-enrollment is not automatic.

3.	Transplant evaluation services are transplant-related services up to placement on the UNOS list.

SUMMARY OF RESPONSIBILITY
	Reform		Non-Reform
	Adult (21 and Over)	Pediatric (20 and Under)	Adult (21 and Over)	Pediatric (20 and Under)
Evaluation	Health Plan	Health Plan	Health Plan	Health Plan
Bone Marrow	Health Plan	Health Plan	Health Plan	Health Plan
Cornea	Health Plan	Health Plan	Health Plan	Health Plan
Heart	Health Plan*	Health Plan*	Medicaid**	Medicaid**
Intestinal/ Multivisceral	Medicaid**	Medicaid**	Medicaid**	Medicaid**
Kidney	Health Plan	Health Plan	Health Plan	Health Plan
Liver	Health Plan*	Health Plan*	Medicaid**	Medicaid**
Lung	Health Plan*	Health Plan*	Medicaid**	Medicaid**

AHCA Contract No. FA971, Attachment II, Page 81 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Pancreas	Health Plan	Health Plan	Health Plan	Health Plan
Pre- and Post- Transplant Care, including Transplants Not Covered by Medicaid	Health Plan	Health Plan	Health Plan (except heart, lung, or liver)	Health Plan (except heart, lung, or liver)
Other Transplants Not Covered by Medicaid	Not Covered	Not Covered	Not Covered	Not Covered

c.	See Attachment II, Section VI, Behavioral Health Care, for behavioral health inpatient care requirements.

11.                 Hospital Services - Outpatient

Outpatient hospital services consist of medically necessary preventive, diagnostic, therapeutic or palliative care under the direction of a physician or dentist at a licensed acute care hospital. Outpatient hospital services include medically necessary emergency room services, dressings, splints, oxygen and physician-ordered services and supplies for the clinical treatment of a specific diagnosis or treatment.

a.	The Health Plan shall provide emergency services and care without any specified dollar limitations.

b.
The Health Plan shall have a procedure for the authorization of dental care and associated ancillary medical services provided in an outpatient hospital setting if that care meets the following requirements:

(1)	Is provided under the direction of a dentist at a licensed hospital; and

(2)
Although not usually considered medically necessary, is considered medically necessary to the extent that the outpatient hospital services must be provided in a hospital due to the enrollee’s disability, behavioral health condition or abnormal behavior due to emotional instability or a developmental disability.

12.                 Hospital Services - Ancillary Services

a.
The Health Plan shall provide medically necessary ancillary medical services at the hospital without limitation. Ancillary hospital services include, but are not limited to, radiology, pathology, neurology, neonatology, and anesthesiology.

(1)
When the capitated Health Plan or its authorized physician authorizes these services (either inpatient or outpatient), the Health Plan shall reimburse the provider of the service at the Medicaid line item rate, unless the Health Plan and the hospital have negotiated another reimbursement rate.

(2)	The Health Plan shall authorize payment for non-network physicians for emergency ancillary services provided in a hospital setting.

AHCA Contract No. FA971, Attachment II, Page 82 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.
If the Health Plan covers dental services, as specified in Attachment I, it shall have a procedure for the authorization of medically necessary dental care and associated ancillary services provided in licensed ambulatory surgical center settings if that care is provided under the direction of a dentist as described in the State Plan.

13.                 Hysterectomies, Sterilizations and Abortions

The Health Plan shall maintain a log of all hysterectomy, sterilization and abortion procedures performed for its enrollees. The log shall include, at a minimum, the enrollee’s name and identifying information, date of procedure, and type of procedure. The Health Plan shall provide abortions only in the following situations:

a.	If the pregnancy is a result of an act of rape or incest; or

b.	The physician certifies that the woman is in danger of death unless an abortion is performed.

14.                 Immunizations

The Health Plan shall:

a.	Provide immunizations in accordance with the Recommended Childhood Immunization Schedule for the United States, or when medically necessary for the enrollee's health;

b.	Provide for the simultaneous administration of all vaccines for which an enrollee under the age of 21 is eligible at the time of each visit;

c.	Follow only contraindications established by the Advisory Committee on Immunization Practices (ACIP), unless:

(1)	In making a medical judgment in accordance with accepted medical practices, such compliance is deemed medically inappropriate; or

(2)	The particular requirement is not in compliance with Florida law, including Florida law relating to religious or other exemptions;

d.
Participate, or direct its providers to participate, in the Vaccines For Children Program ("VFC"). See s. 1905(r)(1) of the Social Security Act. The VFC is administered by the Department of Health, Bureau of Immunizations. The VFC provides vaccines at no charge to physicians and eliminates the need to refer children to CHDs for immunizations. Title XXI MediKids enrollees do not qualify for the VFC program. The Health Plan shall advise providers to bill Medicaid fee-for-service directly for immunizations provided to Title XXI MediKids participants;

e.
Submit an attestation with accompanying documentation annually, by October 1 of each Contract year, to BMHC that the Health Plan has advised its providers to enroll in the VFC program. The Agency may waive this requirement in writing if the Health Plan provides documentation to BMHC that the Health Plan is enrolled in the VFC program;

AHCA Contract No. FA971, Attachment II, Page 83 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

f.	Provide coverage and reimbursement to the participating provider for immunizations covered by Medicaid, but not provided through VFC;

g.
Ensure that providers have a sufficient supply of vaccines if the Health Plan is enrolled in the VFC program. The Health Plan shall direct those providers that are directly enrolled in the VFC program to maintain adequate vaccine supplies;

h.
(Capitated Health Plans only) Pay no more than the Medicaid program vaccine administration fee of ten dollars ($10) per administration, unless another rate is negotiated with the participating provider;

i.	(Capitated Health Plans only) Pay the immunization administration fee at no less than the Medicaid rate when an enrollee receives immunizations from a non-participating provider so long as:

(1)	The non-participating provider contacts the Health Plan at the time of service delivery;

(2)	The Health Plan is unable to document to the non-participating provider that the enrollee has already received the immunization; and

(3)	The non-participating provider submits a claim for the administration of immunization services and provides medical records documenting the immunization to the Health Plan.

j.
Encourage PCPs to provide immunization information about enrollees requesting temporary cash assistance from DCF, upon request by DCF and receipt of the enrollee’s written permission. This information is necessary in order to document that the enrollee has met the immunization requirements for enrollees receiving temporary cash assistance.

15.                 Pregnancy-Related Requirements

The Health Plan shall provide the most appropriate and highest level of quality care for pregnant enrollees. Required care includes the following:

a.
Florida's Healthy Start Prenatal Risk Screening – The Health Plan shall ensure that the provider offers Florida's Healthy Start prenatal risk screening to each pregnant enrollee as part of her first prenatal visit. As required by s. 383.14, F.S., s. 381.004, F.S., and Rule 64C-7.009, F.A.C.

(1)	The Health Plan shall ensure that the provider uses the DOH prenatal risk form (DH Form 3134), which can be obtained from the local CHD.

(2)	The Health Plan shall ensure that the provider keeps a copy of the completed screening instrument in the enrollee's medical record and provides a copy to the enrollee.

(3)
The Health Plan shall ensure that the provider submits the completed DH Form 3134 to the CHD in the county where the prenatal screen was completed within ten (10) business days of completion of the screening.

AHCA Contract No. FA971, Attachment II, Page 84 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(4)	The Health Plan shall collaborate with the Healthy Start care coordinator within the enrollee's county of residence to assure delivery of risk-appropriate care.

b.
Florida's Healthy Start Infant (Postnatal) Risk Screening Instrument – The Health Plan shall ensure that Florida hospitals contracting with the Health Plan electronically file the Florida Healthy Start Infant (Postnatal) Risk Screening Instrument (DH Form 3135) and the Certificate of Live Birth with the CHD in the county where the infant was born within five (5) business days of the birth. Health Plans that contract with birthing facilities not participating in the Department of Health electronic birth registration system shall ensure that the provider files required birth information with the CHD within five (5) business days of the birth, keeps a copy of the completed DH Form 3135 in the enrollee's medical record and mails a copy to the enrollee.

c.
Pregnant enrollees or infants who do not score high enough to be eligible for Healthy Start care coordination may be referred for services, regardless of their score on the Healthy Start risk screen, in the following ways:

(1)
If the referral is to be made at the same time the Healthy Start risk screen is administered, the provider may indicate on the risk screening form that the enrollee or infant is invited to participate based on factors other than score; or

(2)
If the determination is made subsequent to risk screening, the provider may refer the enrollee or infant directly to the Healthy Start care coordinator based on assessment of actual or potential factors associated with high risk, such as HIV, Hepatitis B, substance abuse or domestic violence.

d.	The Health Plan shall refer all infants, children up to age five (5), and pregnant, breast-feeding and postpartum women to the local WIC office.

(1)      The Health Plan shall ensure providers provide:

(a)	A completed Florida WIC program medical referral form with the current height or length and weight (taken within sixty (60) calendar days of the WIC appointment);

(b) Hemoglobin or hematocrit; and

(c) Any identified medical/nutritional problems.

(2)	For subsequent WIC certifications, the Health Plan shall ensure that providers coordinate with the local WIC office to provide the above referral data from the most recent CHCUP.

(3)	Each time the provider completes a WIC referral form, the Health Plan shall ensure that the provider gives a copy of the form to the enrollee and keeps a copy in the enrollee's medical record.

e.	The Health Plan shall ensure that providers give all women of childbearing age HIV counseling and offer them HIV testing. See Chapter 381, F.S.

AHCA Contract No. FA971, Attachment II, Page 85 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(1)	The Health Plan shall ensure that its providers offer all pregnant women counseling and HIV testing at the initial prenatal care visit and again at twenty-eight (28) and thirty-two (32) weeks.

(2)	The Health Plan shall ensure that its providers attempt to obtain a signed objection if a pregnant woman declines an HIV test. See s. 384.31, F.S.

(3)
The Health Plan shall ensure that all pregnant women who are infected with HIV are counseled about and offered the latest antiretroviral regimen recommended by the U.S. Department of Health & Human Services (Public Health Service Task Force Report entitled Recommendations for the Use of Antiretroviral Drugs in Pregnant HIV-1 Infected Women for Maternal Health and Interventions to Reduce Perinatal HIV-1 Transmission in the United States).

f.	The Health Plan shall ensure that its providers screen all pregnant enrollees receiving prenatal care for the Hepatitis B surface antigen (HBsAg) during the first prenatal visit.

(1)
The Health Plan shall ensure that its providers perform a second HBsAg test between twenty-eight (28) and thirty-two (32) weeks of pregnancy for all pregnant enrollees who tested negative at the first prenatal visit and are considered high-risk for Hepatitis B infection. This test shall be performed at the same time that other routine prenatal screening is ordered.

(2)	All HBsAg-positive women shall be reported to the local CHD and to Healthy Start, regardless of their Healthy Start screening score.

g.
The Health Plan shall ensure that infants born to HBsAg-positive enrollees receive Hepatitis B Immune Globulin (HBIG) and the Hepatitis B vaccine once they are physiologically stable, preferably within twelve (12) hours of birth, and shall complete the Hepatitis B vaccine series according to the vaccine schedule established by the Recommended Childhood Immunization Schedule for the United States.

(1)
The Health Plan shall ensure that its providers test infants born to HBsAg-positive enrollees for HBsAg and Hepatitis B surface antibodies (anti-HBs) six (6) months after the completion of the vaccine series to monitor the success or failure of the therapy.

(2)	The Health Plan shall ensure that providers report to the local CHD a positive HBsAg result in any child age 24 months or less within twenty-four (24) hours of receipt of the positive test results.

(3)	The Health Plan shall ensure that infants born to enrollees who are HBsAg-positive are referred to Healthy Start regardless of their Healthy Start screening score.

h.
The Health Plan shall report to the Perinatal Hepatitis B Prevention Coordinator at the local CHD all prenatal or postpartum enrollees who test HBsAg-positive. The Health Plan also shall report said enrollees’ infants and contacts to the Perinatal Hepatitis B Prevention Coordinator.

AHCA Contract No. FA971, Attachment II, Page 86 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(1)
The Health Plan shall report the following information – name, date of birth, race, ethnicity, address, infants, contacts, laboratory test performed, date the sample was collected, the due date or estimated date of confinement, whether the enrollee received prenatal care, and immunization dates for infants and contacts.

(2)	The Health Plan shall use the Practitioner Disease Report Form (DH Form 2136) for reporting purposes.

i.	The Health Plan shall ensure that the PCP maintains all documentation of Healthy Start screenings, assessments, findings and referrals in the enrollees’ medical records.

j.	Prenatal Care – The Health Plan shall:

(1)	Require a pregnancy test and a nursing assessment with referrals to a physician, PA or ARNP for comprehensive evaluation;

(2)	Require case management through the gestational period according to the needs of the enrollee;

(3)	Require any necessary referrals and follow-up;

(4)
Schedule return prenatal visits at least every four (4) weeks until week thirty-two (32), every two (2) weeks until week thirty-six (36), and every week thereafter until delivery, unless the enrollee’s condition requires more frequent visits;

(5)	Contact those enrollees who fail to keep their prenatal appointments as soon as possible, and arrange for their continued prenatal care;

(6)	Assist enrollees in making delivery arrangements, if necessary; and

(7)
Ensure that all providers screen all pregnant enrollees for tobacco use and make certain that the providers make available to pregnant enrollees smoking cessation counseling and appropriate treatment as needed.

k.	Nutritional Assessment/Counseling – The Health Plan shall ensure that its providers supply nutritional assessment and counseling to all pregnant enrollees. The Health Plan shall:

(1)	Ensure the provision of safe and adequate nutrition for infants by promoting breast-feeding and the use of breast milk substitutes;

(2)	Offer a mid-level nutrition assessment;

(3)	Provide individualized diet counseling and a nutrition care plan by a public health nutritionist, a nurse or physician following the nutrition assessment; and

(4)	Ensure documentation of the nutrition care plan in the medical record by the person providing counseling.

AHCA Contract No. FA971, Attachment II, Page 87 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

l.
Obstetrical Delivery – The Health Plan shall develop and use generally accepted and approved protocols for both low-risk and high-risk deliveries reflecting the highest standards of the medical profession, including Healthy Start and prenatal screening, and ensure that all providers use these protocols.

(1)	The Health Plan shall ensure that all providers document preterm delivery risk assessments in the enrollee’s medical record by week twenty-eight (28)..

(2)
If the provider determines that the enrollee’s pregnancy is high risk, the Health Plan shall ensure that the provider’s obstetrical care during labor and delivery includes preparation by all attendants for symptomatic evaluation and that the enrollee progresses through the final stages of labor and immediate postpartum care.

m.
Newborn Care – The Health Plan shall make certain that its providers supply the highest level of care for the newborn beginning immediately after birth. Such level of care shall include, but not be limited to, the following:

(1)	Instilling of prophylactic eye medications into each eye of the newborn;

(2)	When the mother is Rh negative, securing a cord blood sample for type Rh determination and direct Coombs test;

(3)	Weighing and measuring of the newborn;

(4)	Inspecting the newborn for abnormalities and/or complications;

(5)	Administering one half (.5) milligram of vitamin K;

(6)	APGAR scoring;

(7)	Any other necessary and immediate need for referral in consultation from a specialty physician, such as the Healthy Start (postnatal) infant screen; and

(8)
Any necessary newborn and infant hearing screenings (to be conducted by a licensed audiologist pursuant to Chapter 468, F.S., a physician licensed under Chapters 458 or 459, F.S., or an individual who has completed documented training specifically for newborn hearing screenings and who is directly or indirectly supervised by a licensed physician or a licensed audiologist)..

n.	Postpartum Care – The Health Plan shall:

(1)	Provide a postpartum examination for the enrollee within six (6) weeks after delivery;

(2)	Ensure that its providers supply voluntary family planning, including a discussion of all methods of contraception, as appropriate;

(3) Ensure that continuing care of the newborn is provided through the CHCUP program component.

AHCA Contract No. FA971, Attachment II, Page 88 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

16.                 Prescribed Drug Services

a.
The Health Plan shall provide those products and services associated with the dispensing of medicinal drugs pursuant to a valid prescription, as defined in Chapter 465, F.S. Prescribed drug services generally include all prescription drugs listed in the Agency’s Preferred Drug List (PDL). See s. 409.91195, F.S. The Health Plan’s PDL shall include at least two (2) products, when available, in each therapeutic class. Pursuant to s. 409.912(39), F.S., policy requirements include, but are not limited to, the following:

(1)	The Health Plan shall make available those drugs and dosage forms listed in its PDL.

(2)
The Health Plan shall not arbitrarily deny or reduce the amount, duration or scope of prescriptions solely based on the enrollee’s diagnosis, type of illness or condition. The Health Plan may place appropriate limits on prescriptions based on criteria such as medical necessity, or for the purpose of utilization control, provided the Health Plan reasonably expects said limits to achieve the purpose of the prescribed drug services set forth in the Medicaid State Plan.

(3)
The Health Plan shall make available those drugs not on its PDL, when requested and approved, if the drugs on the PDL have been used in a step therapy sequence or when other medical documentation is provided.

(4)
The Health Plan shall submit a PDL that has been revised and approved by the Health Plan’s Pharmacy and Therapeutics (P&T) Committee to BMHC and the Bureau of Pharmacy Services by October 1 of each Contract year, and provide forty-five (45) calendar days’ written notice of any changes to both bureaus. The attestation for this submission must include the dates for the P&T committee meeting(s) in which the PDL changes were discussed.

(a)
The Health Plan shall keep on file, for Agency review, copies of minutes and decision points from the P&T Committee meetings that support the choice of medications on the PDL. The Health Plan’s PDL shall be a listing of medications that the physician and pharmacist members of the Health Plan’s P&T Committee deem clinically appropriate and cost effective for the population enrolled in the Health Plan.

(b)	See Section IV, Enrollee services, Item A., Enrollee Services, sub-item 13,. of this Attachment for enrollee notice requirements.

(c)
The Health Plan shall notify providers who may prescribe or are currently prescribing a drug that the Health Plan is deleting from its PDL at least thirty (30) calendar days prior to the effective date of the change.

(d)
If the Health Plan adopts the Medicaid PDL, the Health Plan shall be exempt from such reporting. Information on the Health Plan’s use of the PDL is in Attachment I and Attachment II, Exhibit 5, Covered Services.

(5)	Antiretroviral agents are not subject to the PDL.

AHCA Contract No. FA971, Attachment II, Page 89 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.
The Health Plan may delegate any or all functions to one (1) or more pharmacy benefits administrators (PBA). Before entering into a subcontract, the Health Plan shall work with the Agency’s fiscal agent.

c.
The Health Plan shall continue the medication prescribed to the enrollee in a state mental health treatment facility for at least ninety (90) days after the facility discharges the enrollee, unless the Health Plan's prescribing psychiatrist, in consultation and agreement with the facility's prescribing physician, determines that the medications:

(1)	Are not medically necessary; or

(2)	Are potentially harmful to the enrollee.

d.
The Health Plan shall provide nicotine replacement therapy to enrollees who want to quit smoking as follows: The Health Plan shall use transdermal nicotine patches, gum or lozenges containing nicotine, and/or bupropion tablets (generic for Zyban® when used in a smoking cessation program for no more than twenty-four (24) weeks per three-hundred sixty-five (365) days, or the manufacturer’s recommendation, whichever is less.

e.
If the Health Plan has authorization requirements for prescribed drug services, the Health Plan shall comply with all aspects of the Settlement Agreement to Hernandez, et al v. Medows (case number 02-20964 Civ-Gold/Simonton) (HSA). An HSA situation arises when an enrollee attempts to fill a prescription at a participating pharmacy location and is unable to receive the prescription as a result of:

(1)	An unreasonable delay in filling the prescription;

(2)	A denial of the prescription;

(3)	The reduction of a prescribed good or service; and/or

(4)	The termination of a prescription.

f.	The Health Plan shall ensure that its enrollees are receiving the functional equivalent of those goods and services received by fee-for-service Medicaid recipients in accordance with the HSA.

(1)
The Health Plan shall maintain a log of all correspondence and communications from enrollees relating to the HSA ombudsman process. The ombudsman log shall contain, at a minimum, the enrollee’s name, address and telephone number and any other contact information, the reason for the participating pharmacy location’s denial (an unreasonable delay in filling a prescription, a denial of a prescription and/or the termination of a prescription), the pharmacy’s name (and store number, if applicable), the date of the call, a detailed explanation of the final resolution, and the name of the prescribed good or service. The ombudsman log report shall be submitted quarterly to BMHC, as required in Attachment II, Section XII, Reporting Requirements.

AHCA Contract No. FA971, Attachment II, Page 90 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(2)	The Health Plan’s enrollees are third party beneficiaries for this section of the Contract.

(3)	The Health Plan shall conduct annual HSA surveys of no less than five percent (5%) of all participating pharmacy locations to ensure compliance with the HSA.

(a)
The Health Plan may survey less than five percent (5%), with written approval from the Agency, if the Health Plan can show that the number of participating pharmacies it surveys is a statistically significant sample that adequately represents the pharmacies that have contracted with the Health Plan to provide pharmacy services.

(b)
The Health Plan shall not include in the HSA survey any participating pharmacy location that the Health Plan found to be in complete compliance with the HSA requirements within the past twelve (12) months.

(c)
The Health Plan shall require all participating pharmacy locations that fail any aspect of the HSA survey to undergo mandatory training within six (6) months and then be re-evaluated within one (1) month of the training to ensure that the pharmacy location is in compliance with the HSA.

(d)
The Health Plan shall ensure that it complies with all aspects and surveying requirements set forth in Policy Transmittal 06-01, Hernandez Settlement Requirements, an electronic copy of which can be found at:

http://ahca.myflorida.com/MCHQ/Managed_Health_Care/MHMO/med_prov_0912.shtml

(e) The Health Plan shall submit a report annually, by August 1 of each Contract year to BMHC, providing survey results following requirements in Attachment II, Section XII, Reporting Requirements.

(4)	The Health Plan shall offer training to all new and existing participating pharmacy locations about the HSA requirements.

(5)
The Health Plan shall ensure its PBA provides the following electronic message alerting the pharmacist to provide Medicaid recipients with the Hernandez notice/pamphlet when coverage is rejected due to the drug not being on the Health Plan’s PDL:

Non-preferred drug; Contact provider for change to preferred drug or to obtain prior authorization. Give Medicaid pamphlet if not corrected.

g.	The Health Plan shall cover the cost of a brand-name drug if the prescriber:

(1)	Writes in his/her own handwriting on the valid prescription that the “Brand Name is Medically Necessary” (pursuant to s. 465.025, F.S.); and

(2)	Submits a completed “Multisource Drug and Miscellaneous Prior Authorization” form to the Health Plan indicating that the enrollee has had an adverse reaction

AHCA Contract No. FA971, Attachment II, Page 91 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

to a generic drug or has had, in the prescriber’s medical opinion, better results when taking the brand-name drug.

h.
Hemophilia factor-related drugs identified by the Agency for distribution through the Comprehensive Hemophilia Disease Management Program are reimbursed on a fee-for-service basis. During operation of the Comprehensive Hemophilia Disease Management Program, the Health Plan shall coordinate the care of its enrollees with Agency-approved organizations and shall not be responsible for the distribution of hemophilia-related drugs.

i.
Capitated Health Plans shall submit behavioral health pharmacy encounter data to the BMHC secure file transfer protocol site in a format supplied by the Agency on an ongoing quarterly schedule, as specified in Attachment II, Section XII, Reporting Requirements and the Health Plan Report Guide.

j.
Capitated Health Plans covering Reform populations shall submit a complete pharmacy drug list to the Agency‘s Reform choice counseling vendor annually by December 1, using the format provided in the Health Plan Report Guide referenced in Attachment II, Section XII, Reporting Requirements.

k.
Capitated Health Plans may have a pharmacy lock-in program that conforms to the requirements in the Medicaid Prescribed Drug Services Coverage, Limitations and Reimbursement Handbook, provided it is submitted in writing to BMHC and approved by the Agency in advance of implementation.

l.
If there is a dispute between the Agency and the drug manufacturer regarding federal drug rebates, the Health Plan shall assist the Agency in dispute resolution by providing information regarding claims and provider details. Failure to collect drug rebates due to the Health Plan’s failure to assist the Agency will result in the Agency’s recouping from the Health Plan any determined uncollected rebates.

m.
The Health Plan shall require that prescriptions for psychotropic medication prescribed for an enrollee under the age of thirteen (13) be accompanied by the express written and informed consent of the enrollee’s parent or legal guardian. Psychotropic (psychotherapeutic) medications include antipsychotics, antidepressants, antianxiety medications, and mood stabilizers. Anticonvulsants and attention-deficit/hyperactivity disorder (ADHDS) medications (stimulants and non-stimulants) are not included at this time. In accordance with s. 409.912(51), F.S., the Health Plan shall ensure the following requirements are met:

(1)	The prescriber must document the consent in the child’s medical record and provide the pharmacy with a signed attestation of the consent with the prescription.

(2) The prescriber must ensure completion of an appropriate attestation form.

(3) Sample consent/attestation forms that may be used and pharmacies may receive are located at the following link:
http://ahca.myflorida.com/Medicaid/Prescribed_Drug/med_resource.shtml.

AHCA Contract No. FA971, Attachment II, Page 92 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(4)	The completed form must be filed with the prescription (hardcopy of imaged) in the pharmacy and held for audit purposes for a minimum of six (6) years.

(5)	Pharmacies may not add refills to old prescriptions to circumvent the need for an updated informed consent form.

(6)	Every new prescription will require a new informed consent form.

(7)
The informed consent forms do not replace prior authorization requirements for non-PDL medications or prior authorized antipsychotics for children and adolescents from birth through age seventeen (17).

17.                 Quality Enhancements

In addition to the covered services specified in this section, the Health Plan shall offer quality enhancements (QE) to enrollees as specified below.

a.	The Health Plan shall offer QEs in community settings accessible to enrollees.

b.	The Health Plan shall provide information in the enrollee and provider handbooks on the QEs and how to access related services.

c.	The Health Plan shall develop and maintain written policies and procedures to implement QEs.

d.
The Health Plan may cosponsor the annual training of providers, provided that the training meets the provider training requirements for the programs listed below. The Health Plan is encouraged to actively collaborate with community agencies and organizations, including CHDs, local Early Intervention Programs, Healthy Start Coalitions and local school districts in offering these services.

e.
If the Health Plan involves the enrollee in an existing community program for purposes of meeting the QE requirement, the Health Plan shall ensure documentation in the enrollee’s medical record of referrals to the community program and follow up on the enrollee's receipt of services from the community program.

f.	QE programs shall include, but not be limited to, the following:

(1)
Children's Programs – The Health Plan shall provide regular general wellness programs targeted specifically toward enrollees from birth to age of (5), or the Health Plan shall make a good faith effort to involve enrollees in existing community children's programs.

(a)
Children's programs shall promote increased use of prevention and early intervention services for at-risk enrollees. The Health Plan shall approve claims for services recommended by the Early Intervention Program when they are covered services and medically necessary.

(b)	The Health Plan shall offer its providers annual training that promotes proper nutrition, breast-feeding, immunizations, CHCUP, wellness, prevention and early intervention services.

AHCA Contract No. FA971, Attachment II, Page 93 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(2)
Domestic Violence – The Health Plan shall ensure that PCPs screen enrollees for signs of domestic violence and shall offer referral services to applicable domestic violence prevention community agencies.

(3)
Pregnancy Prevention – The Health Plan shall conduct regularly scheduled pregnancy prevention programs, or shall make a good faith effort to involve enrollees in existing community pregnancy prevention programs, such as the Abstinence Education Program. The programs shall be targeted towards teen enrollees, but shall be open to all enrollees, regardless of age, gender, pregnancy status or parental consent.

(4)
Prenatal/Postpartum Pregnancy Programs – The Health Plan shall provide regular home visits, conducted by a home health nurse or aide, and counseling and educational materials to pregnant and postpartum enrollees who are not in compliance with the Health Plan's prenatal and postpartum programs. The Health Plan shall coordinate its efforts with the local Healthy Start care coordinator to prevent duplication of services.

(5)
Smoking Cessation – The Health Plan shall conduct regularly scheduled smoking cessation programs as an option for all enrollees, or the Health Plan shall make a good faith effort to involve enrollees in existing community smoking cessation programs. The Health Plan shall provide smoking cessation counseling to enrollees. The Health Plan shall provide participating PCPs with the Quick Reference Guide to assist in identifying tobacco users and supporting and delivering effective smoking cessation interventions. (The Health Plan can obtain copies of the guide by contacting the DHHS, Agency for Health Care Research & Quality (AHR) Publications Clearinghouse at (800) 358-9295 or P.O. Box 8547, Silver Spring, MD 20907.)

(6)	Substance Abuse – The Health Plan shall offer annual substance abuse screening training to its providers.

(a)	The Health Plan shall have all PCPs screen enrollees for signs of substance abuse as part of prevention evaluation at the following times:

(i)	Initial contact with a new enrollee;

(ii)	Routine physical examinations;

(iii)	Initial prenatal contact;

(iv)	When the enrollee evidences serious over-utilization of medical, surgical, trauma or emergency services; and

(v)	When documentation of emergency room visits suggests the need.

(b)	The Health Plan shall offer targeted enrollees either community or Health Plan-sponsored substance abuse programs.

AHCA Contract No. FA971, Attachment II, Page 94 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

18.                 Protective Custody

a.
The Health Plan shall provide a physical screening within seventy-two (72) hours, or immediately if required, for all enrolled children/adolescents taken into protective custody, emergency shelter or the foster care program by DCF. See Rule 65C- 29.008, F.A.C.

b.	The Health Plan shall provide these required examinations or, if unable to do so within the required time frames, approve and process the out-of-network.

c.
For all CHCUP screenings for children/adolescents whose enrollment and Medicaid eligibility are undetermined at the time of entry into the care and custody of DCF, and who are later determined to be enrollees at the time the examinations took place, the Health Plan shall approve and process the claims.

19.                 Therapy Services

Medicaid therapy services are physical, speech-language (including augmentative and alternative communication systems), occupational and respiratory therapies. The Health Plan shall cover therapy services consistent with the Medicaid Therapy Services Coverage and Limitations Handbook requirements. Therapy services are limited to children/adolescents under age 21. Adults are covered for physical and respiratory therapy services under the outpatient hospital services program. The Agency shall reimburse schools participating in the certified school match program for school-based therapy services rendered to enrollees. The provision of school-based therapy services to an enrollee does not replace, substitute or fulfill a service prescription or doctors’ orders for therapy services covered by the Health Plan. The Health Plan shall:

a.	Refer enrollees to appropriate providers for further assessment and treatment of conditions;

b.	Offer enrollees scheduling assistance in making treatment appointments and arranging transportation; and

c.	Provide for care management in order to follow the enrollee’s progress from screening through the course of treatment.

20.                 Transportation Services
(See Attachment I and Attachment II, Exhibit 5)

a.	Transportation services include the arrangement and provision of an appropriate mode of transportation for enrollees to receive medical services.

b.
Certain Health Plans are not authorized to provide transportation services. Some Health Plans are required to provide them. The transportation services requirements for this Contract are detailed in Attachment I and in Attachment II, Exhibit 5. If the Health Plan does provide transportation, it may do so through its own network of transportation providers or through a contractual relationship, which may include the Commission for the Transportation Disadvantaged.

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.	If the Health Plan does not provide transportation services, it still must assist enrollees in arranging transportation to and from medical appointments for Medicaid-covered services.

21.	Prescribed Pediatric Extended Care Coverage
(See Attachment II, Exhibit 5)

22.	Telemedicine

a.
The Health Plan may use telemedicine only as specified in this Contract and within any standards specified in the Agency’s Medicaid Services Coverage and Limitations Handbooks for the following services:

(1)	Behavioral Health Services (See Attachment I and Attachment II, Section VI, and Exhibit 6); and

(2)	Dental Services (See Attachment I and Attachment II, Exhibit 5).

b.	When providing services through telemedicine, the Health Plan shall ensure:

(1)
The equipment used meets the definition of telecommunication equipment as defined in this Contract. See hub site, spoke site and telecommunication equipment definitions in Attachment II, Section I, Definitions and Acronyms, of this Contract;

(2)	The telecommunication equipment and telemedicine operations meet the technical safeguards required by 45 CFR 164.312, where applicable;

(3)	Telemedicine services are provided only to enrollees in a provider office setting (see individual service sections in this attachment);

(4)	The Health Plan’s providers using telemedicine comply with HIPAA and other state and federal laws pertaining to patient privacy;

(5)	The Health Plan’s telemedicine policies and procedures comply with the requirements in this Contract; and

(6)	Provider training regarding the telemedicine requirements in this Contract.

c.
When telemedicine services are provided, the Health Plan shall ensure that the enrollee’s clinical and/or medical record include documentation specified in Section VI, Behavioral Health, Item Q., Behavioral Health Clinical Records, and Section VII, Provider Network, Item J., Medical Records Requirements, of this Attachment, as applicable.

d.	The following interactions are not Medicaid reimbursable telemedicine services:

(1)	Telephone conversations;

(2)	Video cell phone interactions;

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(3)	Electronic mail messages;

(4)	Facsimile transmissions;

(5)	Telecommunication with the enrollee at a location other than the spoke site; and

(6)	“Store and forward” visits and consultations that are transmitted after the enrollee or provider is no longer available.

e.	Medicaid does not reimburse for the costs or fees of any of the equipment necessary to provide services through telemedicine, including telecommunication equipment and services.

f.
Only certain providers that meet the requirements in Section VII, Provider Network, of this Attachment are eligible to provide services through telemedicine at the spoke and hub sites. See the particular covered services for additional information.

g.	Covered services provided through telemedicine are further limited to certain procedures and settings. See the particular covered services for additional information.

h.
The Health Plan shall ensure the enrollee has a choice of whether to access services through a face-to-face or telemedicine encounter, and shall document such choice in the enrollee’s medical/clinical record.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AHCA Contract No. FA971, Attachment II, Page 97 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section VI
Behavioral Health Care

See Attachment I

A.	General Provisions

1.	Specifics

Specifics of behavioral health coverage for this Contract are in this section and Attachment I.

2.	Providing of Behavioral Health Services When Not Covered by the Health Plan:

a.
If the Health Plan determines that an enrollee is in need of behavioral health services that are not covered under the Contract, the Health Plan shall refer the enrollee to the appropriate provider. The Health Plan may request the assistance of the Medicaid Area Office or the local DCF Office or its designee for referral to the appropriate service setting.

b.
Long-term care institutional services in a nursing facility, an institution for persons with developmental disabilities, specialized therapeutic foster care, children’s residential treatment services or state hospital services are not covered by the Health Plan. For enrollees requiring those services, the Health Plan shall consult the Medicaid Area Office and/or the local DCF Office or its designee to identify appropriate methods of assessment and referral.

c.	The Health Plan is responsible for transition and referral of the enrollee to appropriate providers.

3.	Substance Abuse Services

Health Plan enrollees will receive Medicaid-funded substance abuse services through the fee-for-service system. The Health Plan shall develop methods of coordinating and integrating mental health and substance abuse services for enrollees. The Health Plan shall be required to use the Florida Supplement to the American Society of Addictions Medicine Patient Placement Criteria for the coordination of mental health treatment with substance abuse providers as part of the integration effort (Second Edition ASAM PPC- 2R). The coordination shall be reflected in their individualized treatment plans for enrollees with co-occurring disorder.

4.	Drug Utilization Review

The Health Plan shall design and implement a drug utilization review (DUR) program designed to encourage coordination between an enrollee’s primary care physician and a prescriber of a psychotropic or similar prescription drug for behavioral health problems. The Health Plan’s DUR program shall identify those medications for other serious medical conditions (such as hypertension, diabetes, neurological disorders, or cardiac problems), where this is a significant risk to the enrollee posed by potential drug interactions between drugs for these conditions and behavioral-related drugs. After the

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WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Health Plan identifies the potential for such problems, the Health Plan’s DUR program shall notify all related prescribers that certain drugs may be contra-indicated due to the potential for drug interactions and shall encourage the prescribers to coordinate their care. Notice may be provided electronically or via mail, or by telephonic or direct consultation, as the Health Plan deems appropriate.

5.	Outreach Program

The Health Plan shall have an outreach program including but not limited to referral, training, consultation and other behavioral health resources designed to assist PCPs and other non-behavioral health providers in the identification, management and treatment of:

a.	Enrollees with severe and persistent mental illness;

b.	Children/adolescents with severe emotional disturbances; and

c.	Enrollees with clinical depression.

6.	Release of Psychiatric Records

The enrollee or authorized representative shall sign and date a release form before any psychiatric records can be released to another party.

7.	Oversight

a.
The Health Plan shall name a staff member employed by the Health Plan with a behavioral health-related license or training and experience in behavioral health to maintain oversight responsibility for behavioral health services and to act as liaison to the Agency.

b.
The Health Plan’s medical director shall appoint a board-certified or board-eligible Florida-licensed psychiatrist (staff psychiatrist) to oversee the provision of behavioral health services to enrollees. The Health Plan may delegate this duty to a third party by a written subcontract.

c.
The Agency shall review and approve the Health Plan’s behavioral health services staff and any subcontracted behavioral health care providers in order to determine the Health Plan’s compliance with all licensure requirements.

8.	Covered Behavioral Health Services

a.	The Health Plan shall provide a full range of medically necessary behavioral health services authorized under the State Plan and specified by this Contract for all enrollees.

b.
Nothing in this Contract shall be construed as preventing the plan from substituting additional services supported by nationally recognized, evidence-based clinical guidelines for those provided in the Medicaid handbooks described below or from using different or alternative services, based on nationally recognized, evidence-based practices, methods, or approaches to assist individual enrollees, provided that

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

the net effect of this substitution and these alternatives is that the overall benefits available to the enrollee are at least equivalent to those described in the applicable handbooks.

c.	Provision of substitution or alternate services shall not supplant or relieve the Health Plan from providing covered services if needed.

d.
The Health Plan shall provide the following services as described in the Mental Health Targeted Case Management Coverage & Limitations Handbook and the Community Behavioral Health Services Coverage & Limitations Handbook (the Handbooks). The Health Plan shall not alter the amount, duration and scope of such services from that specified in the Handbooks. The Health Plan shall not establish service limitations that are lower than, or inconsistent with, the Handbooks.

(1)
Inpatient hospital services for psychiatric conditions (ICD-9-CM codes 290 through 290.43, 290.8, 290.9, 293.0 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, and 315.9);

(2)
Outpatient hospital services for psychiatric conditions (ICD-9-CM codes 290 through 290.43, 290.8, 290.9, 293 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, 315.3, 315.31, 315.5, 315.8, and 315.9);

(3)
Psychiatric physician services (for psychiatric specialty codes 42, 43, 44 and ICD-9-CM codes 290 through 290.43, 290.8, 290.9, 293.0 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, and 315.9 and for the procedure code T1015GT);

(4)
Community mental health services (ICD-9-CM codes 290 through 290.43, 290.8, 290.9, 293.0 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, 315.3, 315.31, 315.5, 315.8, and 315.9); and for these procedure codes H0031; H0031HO; H0031HN; H0031TS; H0032; H0032TS; H0046; H2000; H2000HO; H2000HP; H2010HO; H2010HE; H2010HQ; H2012; H2017; H2019; H2019HM; H2019HN; H2019HO; H2019HQ; H2019HR; H2019HRGT; T1015; T1015HE; T1015GT, or T1023HE;

(5)
Community substance abuse services when the appropriate ICD-9 CM diagnosis code (290 through 290.43, 293.0 through 298.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, and 315.9) has been documented: H0001; H0001HN; H0001HO; H0001TS; H0047; H2010HF; H2012HF; T1007; T1007TS; T1015FH or T1023HF;

(6)	Mental Health Targeted Case Management (Children: T1017HA; Adults: T1017); and

(7)	Mental Health Intensive Targeted Case Management (Adults: T1017HK).

(8)	Only the following medically necessary behavioral health care services may be provided through telemedicine by the following Florida-licensed providers at the hub site:

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(a)	Telepsychiatry (procedure code T1015GT) provided, at a minimum, by a psychiatrist who meets the following requirements:

i.	Is employed by or under contract with a community mental health center; or

ii.
Is not employed by or under contract with a Medicaid-enrolled or (for behavioral-health capitated Health Plans) Medicaid-registered community behavioral health group provider, as long as the provider has otherwise met all the minimum provider requirements in this Contract; or

iii.
For capitated Health Plans only, is not employed by or under contract with a Medicaid-registered community behavioral health group provider, as long as the provider has otherwise met all the minimum provider requirements in this Contract;

(b)	Telebehavioral health (procedure code H2019HRGT) provided, at a minimum, by an individual provider who is a licensed practitioner of the healing arts (LPHA) that meets the following requirements:

i.	Is employed by or under contract with a Medicaid-enrolled community behavioral health group provider; or

ii.
Is not employed by or under contract with a Medicaid-enrolled or (for behavioral-health capitated Health Plans) Medicaid-registered community behavioral health group provider, as long as the provider has otherwise met all the minimum provider requirements in this Contract; or

iii.
For capitated Health Plans only, is not employed by or under contract with a Medicaid-registered community behavioral health group provider, as long as the provider has otherwise met all the minimum provider requirements in this Contract.

(9)
The Health Plan shall ensure that providers delivering services through telemedicine adhere to the telemedicine requirements specified in this Contract. See Section I, Definitions, and Section V, Covered Services, Item H., Coverage Provisions.

(10)	In performing telemedicine, the Health Plan shall ensure that in addition to other telemedicine requirements specified in this Contract, the following limitations and requirements are met:

(a)	Telepsychiatry may not be used as an initial psychiatric evaluation, assessment or examination; and

(b)	A current psychiatric evaluation must be present in the enrollee’s clinical record before the telepsychiatry service is provided.

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(11)
When behavioral health services are provided through telemedicine, the Health Plan shall ensure the enrollee’s clinical records include information specified in Section VI, Behavioral Health Care, Item P., Behavioral Health Clinical Records, sub-item 4.

(12)	The use of telemedicine shall not be used to meet behavioral health provider network requirements.

9.	Non-Covered Behavioral Health Services

a.	The following services are not covered by the Health Plan:

(1)	Specialized therapeutic foster care;

(2)	Therapeutic group care services;

(3)	Behavioral health overlay services;

(4)	Community substance abuse services, except as required by this Contract;

(5)	Residential care;

(6)	Statewide Inpatient Psychiatric Program (SIPP) services;

(7)	Clubhouse services; and

(8)	Comprehensive behavioral assessment.

b. The Health Plan shall not be responsible for the provision of behavioral health services to enrollees assigned to a FACT team by DCF.

c.	The Health Plan is responsible for the provision of behavioral health care services to its enrollees with open Florida Safe Families Network (FSFN) cases as follows:

(1)	For Area 1, and Hardee, Highlands, Manatee and Polk counties in Area 6, the Health Plan is responsible for providing behavioral health services.

(2)
In Area 10, the Health Plan is not responsible for providing behavioral health services. Such Area 10 enrollees shall receive their behavioral health services through FFS Medicaid or through the Area 10 child welfare delivery system once that system is implemented.

(3)
For all other counties, the Health Plan is not responsible for providing behavioral health services if those enrollees are also enrolled in the Child Welfare Prepaid Mental Health Plan (CWPMHP). Those enrollees shall receive their behavioral health services through the CWPMHP.

10. Providers

If an enrollee makes a request for behavioral health services to the Health Plan, the Health Plan shall provide the enrollee with the name (or names) of qualified behavioral

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WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

health care providers, and if requested, assist the enrollee with making an appointment with the provider that is within the required access times indicated in Attachment II, Section VII, Provider Network, Item F., Appointment Waiting Times and Geographic Access Standards, and Attachment II, Section VI, Behavioral Health Care.

11.	Substitution of Care

Services available under the Health Plan shall represent a comprehensive range of appropriate services for both children/adolescents and adults who experience impairments ranging from mild to severe and persistent. This section outlines the Agency’s expectations and requirements related to each of the categories of service.

a.	(Capitated Health Plans only) - The Health Plan may provide expanded services under the Contract as a substitution of care or downward substitution.

b.
(Capitated Health Plans only) - When the Health Plan intends to provide a service as a downward substitution, the provider must use clinical rationale for determining the benefit of the service for the enrollee.

12.	Drug Services

For capitated Health Plans since prescribed drug services are covered under the Health Plan, by the fifth day of each month, the Health Plan shall provide the Child Welfare PMHP with a report indicating, for all classes of drugs, the prescribed drugs the Health Plan’s non-Reform enrollees received the prior month. The report shall list each Health Plan enrollee enrolled in the Child Welfare PMHP, as applicable, who has had a pharmacy claim paid within the month. The report will be in the format prescribed by the Agency. The Child Welfare PMHP will use this report to assist in the management of its enrollees’ mental health treatment, coordinating with enrollees’ primary care providers, integration of treatment with other providers, and for outreach purposes.

B.	Provider Network

1.
The Health Plan shall have at least one (1) certified adult psychiatrist and at least one (1) board-certified child psychiatrist (or one (1) child psychiatrist who meets all education and training criteria for board certification) that is available within thirty (30) minutes’ average travel time for urban areas and sixty (60) minutes’ average travel time for rural areas of all enrollees.

2.
For rural areas, if the Health Plan does not have a provider with the necessary experience, the Health Plan shall submit to BMHC a request to waive this requirement, in writing, indicating the reasons why the Health Plan is unable to contract with a provider within the travel time requirements of paragraph B.1., above.

3.
The Health Plan shall ensure that outpatient staff includes at least one (1) FTE licensed practitioner of the healing arts per 1,500 enrollees. The Agency expects the Health Plan’s network composition of licensed practitioners of the healing arts to reflect the ethnic and racial composition of the community.

4.	The Health Plan’s behavioral health network shall represent an array of direct service behavioral health providers for children under age 18 and adults that include, but are not

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

limited to, providers that are licensed or eligible for licensure, and demonstrate two (2) years of clinical experience in the following specialty areas or with the following populations:

a.	Adoption/attachment issues;

b.	Post traumatic stress syndrome;

c.	Dual diagnosis (mental illness/developmental disability);

d.	Co-occurring diagnosis (mental illness/substance abuse);

e.	Gender/sexual issues;

f.	Geriatric/aging issues;

g.	Eating disorders;

h.	Adolescent/children’s issues;

i.	Sexual/physical abuse (adult);

j.	Sexual/physical abuse (children/adolescents);

k.	Separation, grief and loss;

l.	Domestic violence/adult;

m.	Non-clinical specialties:

(1)	Behavioral analysis;

(2)	Behavior management/alternative therapies for children/adolescents;

(3)	Court-ordered mental health evaluations;

(4)	Expert witness testimony;

(5)	Child protection or foster care; and

(6)	Bi-lingual (English/Spanish, for example).

5.	Mental health targeted case managers shall not be counted as direct service behavioral health providers.

6.
The Health Plan shall have access to no fewer than one (1) fully accredited psychiatric community hospital bed per 2,000 enrollees, as appropriate, for both children/adolescents and adults. Specialty psychiatric hospital beds may be used to count toward this requirement when psychiatric community hospital beds are not available within a particular community. Additionally, the Health Plan shall have access

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

to sufficient numbers of accredited hospital beds on a medical/surgical unit to meet the need for medical detoxification treatment.

7.
The Health Plan’s facilities must be licensed, as required by law and rule, accessible to the handicapped, in compliance with federal Americans with Disabilities Act guidelines, and have adequate space, supplies, good sanitation, and fire, safety, and disaster preparedness and recovery procedures in operation.

8.
The Health Plan shall ensure that it has providers that are qualified to serve enrollees and experienced in serving severely emotionally disturbed children/adolescents and severely and persistently mentally ill adults. The Health Plan shall maintain documentation of its providers’ experience in the providers’ credentialing files. See Section VII, Provider Network, Item H., Credentialing and Recredentialing, for additional requirements.

9.
Before beginning behavioral health services, the Health Plan shall enter into agreements for coordination of care and treatment of enrollees, jointly or sequentially served, with community mental health care center(s) that are not a part of the Health Plan’s provider network. The Health Plan shall enter into similar agreements with agencies funded pursuant to Chapter 394, F.S. The Agency shall approve all model agreements between the Health Plan and community mental health center(s)/agencies before the Health Plan enters into the agreement. This requirement shall not apply if the Health Plan provides the Agency with documentation that shows the Health Plan has made a good faith effort to contract with the center(s)/agencies but could not reach agreement.

10.
The Health Plan shall request current behavioral health care provider information on all new enrollees upon enrollment. The Health Plan shall solicit these providers to participate in the Health Plan’s network. The Health Plan may request in writing that the Agency grant exemption to a Health Plan from soliciting a specific behavioral health services provider on a case-by-case basis.

11.
Pursuant to s. 409.912(4)(b)(4), F.S., the Health Plan shall make a good faith effort to contract for the provision of behavioral health services with all local community mental health providers designated by the Agency and DCF unless waived by the Agency.

12.	The Health Plan shall submit contracted and subcontracted behavioral health staffing information to BMHC as follows:

a.	Annually for Health Plans providing Medicaid behavioral health services for more than twelve (12) months. Reports are due no later than August 15 and shall reflect staffing in the month of June;

b.
Quarterly for Health Plans providing Medicaid behavioral health services for twelve (12) months or less. Reports are due forty-five (45) calendar days following the end of the quarter and shall reflect staffing for the last month of the quarter.

13.	Telemedicine cannot be used to meet network requirements for behavioral health covered services.

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WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

C.	Service Requirements

1.	Inpatient Hospital Services

a.
Inpatient hospital services are medically necessary behavioral health services provided in a hospital setting. (See Section V, Covered Services, Item H., Coverage Provisions, sub-item 10., Hospital Services – Inpatient.) The inpatient care and treatment services that an enrollee receives must be under the direction of a licensed physician with the appropriate medical specialty requirements. Capitated Health Plans may provide inpatient hospital services in a general hospital psychiatric unit or in a specialty hospital.

b.
A hospital’s per diem (daily rate) for inpatient mental health hospital care and treatment covers all services and items furnished during a twenty-four (24) hour period. The facilities, supplies, appliances, and equipment furnished by the hospital during the inpatient stay are included in the per diem as well as the related nursing, social, and other services furnished by the hospital during the inpatient stay.

c.
For all child/adolescent enrollees (up to age 21) and pregnant adults in Reform, the Health Plan shall be responsible for the provision of up to three-hundred sixty-five (365) days of behavioral health-related hospital inpatient care for each state fiscal year. For all non-pregnant adults in Reform, the Health Plan shall be responsible for up to forty-five (45) days of behavioral health-related inpatient coverage and up to three-hundred sixty-five (365) days of behavioral health-related emergency inpatient care, for each state fiscal year. For non-reform, the Health Plan shall be responsible for providing up to forty-five (45) days of behavioral health-related hospital inpatient care for each state fiscal year for all enrollees.

d.
For all enrollees, the Health Plan shall pay for inpatient mental health-related hospital days determined medically necessary by the Health Plan’s medical director or designee, up to the maximum number of days required under the Contract.

e.
If an enrollee is admitted to a hospital for a non-psychiatric diagnosis and during the same hospitalization transfers to a psychiatric unit or receives treatment for a psychiatric diagnosis, the Health Plan is at risk for the medically necessary behavioral health treatment inpatient days up to the maximum number of days required under this Contract.

f.
The Health Plan shall cover the cost of all enrollees’ medically necessary stays resulting from a mental health emergency, until such time as the Health Plan can safely transport the enrollee to a designated facility.

g.
Capitated Health Plans only – Crisis stabilization units (CSU) may be used as a downward substitution for inpatient psychiatric hospital care when determined medically appropriate. These bed days are calculated on a two-for-one basis. Beds funded by DCF cannot be used for enrollees if there are non-funded clients in need of the beds. If CSU beds are at capacity, and some of the beds are occupied by enrollees, and a non-funded client presents in need of services, the enrollees must be transferred to an appropriate facility to allow the admission of the non-funded client. Therefore, the Health Plan shall demonstrate adequate capacity for inpatient hospital care in anticipation of such transfers.

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WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

h.
The Health Plan shall coordinate hospital discharge planning for psychiatric admissions and substance abuse detoxification to ensure inclusion of appropriate post-discharge care. This provision does not apply to admissions to residential settings not covered by the Health Plan.

(1)	Enrollees admitted to an acute care facility (inpatient hospital or CSU) shall receive appropriate services upon discharge from the acute care facility.

(2)
The Health Plan shall ensure that enrollees who were hospitalized for a mental health diagnosis and discharged to the community are seen on an outpatient basis by a mental health practitioner within seven (7) calendar days after discharge from the acute care facility.

i.	BMHC shall sanction the Health Plan, as described in Attachment II, Section XIV, Sanctions, for any inappropriate over-utilization of state mental health treatment facility services for its enrollees.

2.	Outpatient Hospital Services

Outpatient hospital services are medically necessary behavioral health services provided in a hospital setting. The outpatient care and treatment services that an enrollee receives must be under the direction of a licensed physician with the appropriate specialty.

3.	Emergency Behavioral Health Services

The Health Plan shall provide emergency behavioral health services pursuant, but not limited, to s. 394.463, F.S.; s. 641.513, F.S.; and Title 42 CFR Chapter IV.

a.	Crisis Intervention Mental Health Services and Post-Stabilization Care Services

(1)   Crisis intervention services include intervention activities of less than twenty-four (24) hour duration (within a twenty-four [24] hour period) designed to stabilize an enrollee in a psychiatric emergency.

(2)
Post-stabilization care services include any of the mandatory services that a treating physician views as medically necessary, that are provided after an enrollee is stabilized from an emergency mental health condition in order to maintain the stabilized condition, or under the circumstances described in 42 CFR 438.114(e) to improve or resolve the enrollee’s condition.

b.
Emergency service providers shall make a reasonable attempt to notify the Health Plan within twenty-four (24) hours of the enrollee’s presenting for emergency behavioral health services. In cases in which the enrollee has no identification, or is unable to orally identify himself/herself when presenting for behavioral health services, the provider shall notify the Health Plan within twenty-four (24) hours of learning the enrollee’s identity.

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.
The Health Plan shall establish policies and procedures that will address notification by providers of pending discharge of enrollees from an emergency inpatient facility pursuant to s. 641.513, F.S. In addition the Plan will ensure:

(1)	The enrollee has a follow-up appointment scheduled within seven (7) days after discharge; and

(2)	All required prescriptions are authorized at the time of discharge.

d.
The Health Plan shall process all out-of-plan emergency behavioral health service claims within the time frames specified for emergency claims payment in Attachment II, Section V, Covered Services, Item H., Coverage Provisions, sub-item 7., Emergency Services.

e.
The Health Plan shall submit to BMHC within ten (10) calendar days after the Health Plan’s final appeal determination for review and final determination all denied appeals from behavioral health care providers and out-of-plan, non-participating behavioral health care providers for denied emergency behavioral health service claims.

f.	The Health Plan shall not deny emergency services for enrollees presenting at receiving facilities for involuntary examination under the Baker Act.

(1)	The receiving facility will make every effort to notify the Health Plan within twenty-four (24) hours of receiving the enrollee.

(2)	The Health Plan will begin coordinating the enrollee’s care upon notification by the receiving facility.

(3)
A stabilized condition is determined when the physician treating the enrollee decides when the enrollee may be considered stabilized for transfer or discharge, and that decision is binding on the Health Plan (42 CFR 438.114(d)(3).

g.	Fee-for-service Health Plans shall follow provisions of subparagraph f. above for receiving facilities that are not CSUs.

4.	Physician Services

a.
Physician services are those services rendered by a licensed physician who possesses the appropriate medical specialty requirements, when applicable. A psychiatrist must be Florida licensed and certified as a psychiatrist by the American Board of Psychiatry and Neurology or the American Osteopathic Board of Neurology and Psychiatry, or have completed a psychiatry residency accredited by the Accreditation Council for Graduate Medical Education (ACGME) or the Royal College of Physicians and Surgeons of Canada.

b.
Physician services include specialty consultations for evaluations. A physician consultation shall include an examination and evaluation of the enrollee with information from family member(s) or significant others as appropriate. The consultation shall include written documentation on an exchange of information with the attending provider. The components of the evaluation and management

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

procedure code and diagnosis code must be documented in the enrollee’s medical record. A hospital visit to an enrollee in an acute care hospital for a behavioral health diagnosis shall be documented with a behavioral health procedure code and behavioral health diagnosis code. All procedures with a minimum time requirement shall be documented in the enrollee’s medical record to show the time spent providing the service to the enrollee. The Health Plan shall be responsive to requests for consultations made by the PCP.

c.
Physicians are required to coordinate medically necessary behavioral health services with the PCP and other providers involved with the enrollee’s care. The Health Plan shall draft and implement a set of protocols that indicate when such coordination is required.

5.	Community Mental Health Services

a.	General Provisions

(1)
Community mental health services include behavioral health services that are provided for the maximum reduction of the enrollee’s behavioral health disability and restoration to the best possible functional level. Such services can reasonably be expected to improve the enrollee’s condition or prevent further regression. The Health Plan shall provide medically necessary community mental health services rendered or recommended by a physician or psychiatrist and included in a treatment plan. Services must be provided to enrollees of all ages. Services should emphasize the value of early intervention, be age appropriate and be sensitive to the enrollee’s developmental level. The term “community” is not intended to suggest that the services must be provided by state-funded facilities or to preclude state-funded centers from providing these services.

(2)
Services shall meet the intent of those covered in the Florida Medicaid Community Behavioral Health Services Coverage and Limitations Handbook. Although the Health Plan can provide flexible services, the service limits and medical necessity criteria cannot be more restrictive than those in Medicaid policy as stated in Medicaid Mental Health Targeted Case Management Coverage & Limitations Handbook and the Community Behavioral Health Services Coverage & Limitations Handbook (Handbooks) and this Contract.

(3)
The Health Plan shall establish medical necessity criteria, including those for admission, continuing stay, and discharge, for all mandatory and optional services. Criteria must be specific to enrollee ages and diagnoses and must account for orders for involuntary outpatient placement pursuant to s. 394.4655, F.S. These criteria shall be submitted to BMHC for review and approval when developed and/or when changed.

b. Treatment Plan Development and Modification:

(1)
Treatment planning includes working with the enrollee, the enrollee’s natural support system, and all involved treating providers to develop an individualized plan for addressing identified clinical needs. A behavioral health care provider must complete a face-to-face interview with the enrollee during the development of the plan.

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(2)	In addition to the Handbook requirements, the individualized treatment plan shall:

(a)	Be recovery-oriented and promote resiliency;

(b)	Be enrollee-directed;

(c)	Accurately reflect the presenting problems of the enrollee;

(d)	Be based on the strengths of the enrollee, family, and other natural support systems;

(e)	Provide outcome-oriented objectives for the enrollee;

(f)	Include an outcome-oriented schedule of services that will be provided to meet the enrollee’s needs;

(g)
Include the coordination of services not covered by the Health Plan such as school-based services, vocational rehabilitation, housing supports, Medicaid fee-for-service substance abuse treatment, and physical health care; and

(h)	For enrollees in the child welfare system the individual treatment plans shall be coordinated with and complement the goals of the child welfare case plan.

(3)
Individualized treatment plan reviews shall be conducted at six (6) month intervals to assure that the services being provided are effective and remain appropriate for addressing individual enrollee needs. Additionally, a review is expected whenever clinically significant events occur or when treatment is not meeting the enrollee’s needs. The provider is expected to use the individualized treatment plan review process in the utilization management of medically necessary services. For further guidance see the most recent Community Behavioral Health Services and Coverage Handbook.

c.	Evaluation and Assessment Services

(1)
Evaluation and testing services include psychological testing (standardized tests) and evaluations that assess the enrollee’s functioning in all areas. Evaluations completed prior to provision of treatment shall include a holistic view of factors that underlie or may have contributed to the need for behavioral health services. Diagnostic evaluations are included in this category. Diagnostic evaluations shall be comprehensive and must be used in the development of an individualized treatment plan. All evaluations shall be appropriate to the age, developmental level and functioning of the enrollee. All evaluations shall include a clinical summary that integrates all the information gathered and identifies the enrollee’s needs. The evaluation shall prioritize the clinical needs, evaluate the effectiveness of any prior treatment, and include recommendations for interventions and mental health services to be provided. All new enrollees who appear for treatment services shall receive an evaluation unless there is sufficient collateral information that a new evaluation would not be necessary.

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WellCare of Florida, Inc.,                                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(2)	Evaluation services, when determined medically necessary, shall include assessment of mutual status, functional capacity, strengths and service needs by trained mental health staff.

(3)
Before receiving any community mental health services, children ages 0-5 shall have a current assessment (within one [1] year) of presenting symptoms and behaviors; developmental and medical history; family psychosocial and medical history; assessment of family functioning; a clinical interview with the primary caretaker and an observation of the child’s interaction with the caretaker; and an observation of the child’s language, cognitive, sensory, motor, self-care, and social functioning.

d.	Medical and Psychiatric Services

(1)	These services include medically necessary interventions that require the skills and expertise of a psychiatrist, psychiatric ARNP, or physician.

(2)
Medical psychiatric interventions include the prescribing and management of medications, monitoring side effects associated with prescribed medications, individual or group medical psychotherapy, psychiatric evaluation (for diagnostic purposes and for initiating treatment), psychiatric review of treatment records for diagnostic purposes, and psychiatric consultation with an enrollee’s family or significant others, PCPs, and other treatment providers.

(3)	Interventions related to specimen collections, taking vital signs and administering injections are also a covered service.

(4)
Treatment services are distinguished from the physician services outlined above in that they are provided through a community mental health provider. Psychiatric or physician services must be at sites where substantial amounts of community mental health services are provided.

e.	Behavioral Health Therapy Services

(1)
Therapy services include individual and family therapy, group therapy and behavioral health day services. These services may include psychotherapy or supportive counseling focused on assisting enrollees with the problems or symptoms identified in an assessment. The focus should be on identifying and utilizing the strengths of the enrollee, family, and other natural support systems. Therapy services shall be geared to the individual needs of the enrollee and shall be sensitive to the age, developmental level, and functional level of the enrollee.

(2)
Family and marital therapy are also included in this category. Examples of interventions include those that focus on resolution of a life crisis or an adjustment reaction to an external stressor or developmental challenge.

(3)
Behavioral health day services are designed to enable enrollees to function successfully in the community in the least restrictive environment and to restore or enhance ability for social and pre-vocational life management services. The primary functions of behavioral health day services are stabilization of the symptoms related to a behavioral health disorder to reduce or eliminate the need

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

for more intensive levels of care, to provide transitional treatment after an acute episode, or to provide a level of therapeutic intensity not possible in a traditional outpatient setting.

f.	Community Support and Rehabilitative Services

(1)
These services include psychosocial rehabilitation services and clubhouse services. Clubhouse services are excluded from the Health Plan’s coverage but are covered under fee-for-service Medicaid. Psychosocial rehabilitation services may be provided in a facility, home, or community setting. These services assist enrollees in functioning within the limits of a disability or disabilities resulting from a mental illness. Services focus on restoration of a previous level of functioning or improving the level of functioning. Services must be individualized and directly related to goals for improving functioning within a major life domain.

(2)
The coverage must include a range of social, educational, vocational, behavioral, and cognitive interventions to improve enrollees’ potential for social relationships, occupational/educational achievement and living skills development. Skills training development is also included in this category and includes activities aimed toward restoration of enrollees’ skills/abilities that are essential for managing their illness, actively participating in treatment, and conducting the requirements of daily independent living. Providers must offer the services in a setting best suited for desired outcomes, i.e., home or community-based settings.

(3)
Psychosocial rehabilitative services may also be provided to assist enrollees in finding or maintaining appropriate housing arrangements or to maintain employment. Interventions should focus on the restoration of skills/abilities that are adversely affected by the mental illness and supports required to manage the enrollee’s housing or employment needs. The provider must be knowledgeable about TANF and is responsible for medically necessary mental health services that will assist the individual in finding and maintaining employment.

g.	Therapeutic Behavioral On-Site Services (TBOS) for Children and Adolescents

(1)
TBOS services are community services and natural supports for children/adolescents with serious emotional disturbances. Clinical services include provision of a professional level therapeutic service that may include teaching problem solving skills, behavioral strategies, normalization activities and other treatment modalities that are determined to be medically necessary. These services shall be designed to maximize strengths and reduce behavior problems or functional deficits stemming from the existence of a mental health disorder. Social services include interventions designed for the restoration, modification, and maintenance of social, personal adjustment and basic living skills.

(2)
TBOS services are intended to maintain the child/adolescent in the home and to prevent reliance upon a more intensive, restrictive, and costly mental health placement. They are also focused on helping the child/adolescent possess the physical, emotional, and intellectual skills to live, learn and work in the home community. Coverage shall include the provision of these services outside of the traditional office setting. The services shall be provided where they are needed, in the home, school, childcare centers or other community sites.

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

h.	Day Treatment Services

(1)
 Adult day treatment services include therapy, rehabilitation, social interactions, and other therapeutic services that are designed to redevelop, maintain, or restore skills that are necessary for enrollees to function in the community. The provider must have an array of available services designed to meet the individualized needs of the enrollee, and which address the following primary functions:

(a)	Stabilize symptoms related to a behavioral health disorder to reduce or eliminate the need for more intensive levels of care;

(b)	Provide a level of therapeutic intensity between traditional outpatient and an inpatient or partial hospital setting;

(c)	Provide a level of treatment that will assist enrollees in transitioning from an acute care or institutional settings;

(d)	Assist enrollees in redeveloping the skills required to maintain a living environment, use community resources, and conduct activities of daily living and/or live independently in the community.

(2)
Children/adolescent day treatment services include therapy, rehabilitation and social interactions, and other therapeutic services that are designed to redevelop, maintain, or restore skills that are necessary for children/adolescents to function in their community. The approach shall take into consideration developmental levels and delays in development due to emotional disorders. If the child/adolescent is school age, the services shall be coordinated with the school system. All therapeutic day treatment interventions for children/adolescents shall have a component that addresses caregiver participation and involvement. Services for all children/adolescents should be coordinated with home care to the greatest extent possible. Day treatment services shall include an array of programs with the following functions:

(a)	Stabilize the symptoms related to a behavioral health disorder to reduce or eliminate the need for more intensive levels of care;

(b)	Provide transitional treatment after an acute episode, admission to an inpatient program, or discharge from a residential treatment setting;

(c)	Provide a therapeutic intensity not possible in a traditional outpatient setting; and

(d)	Assist the child/adolescent in redeveloping age-appropriate skills required to conduct activities of everyday living in the community.

(3)
Staff providing adult or children/adolescent day treatment services must have appropriate training and experience. Behavioral health care providers shall be available to provide clinical services when necessary.

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

i.	Services for Children Ages 0 through 5 Years

(1)	Services include behavioral health day services and therapeutic behavioral onsite services for children ages 0 through 5 years.

(2)
Prior to receiving these services, the enrollees in this age group must have an assessment that meets the criteria in the Medicaid Community Behavioral Health Services Coverage and Limitations Handbook.

6.	Mental Health Targeted Case Management

a.
The Health Plan shall provide targeted case management services to children/adolescents with serious emotional disturbances and adults with a severe and persistent mental illness as defined below. The Health Plan shall either develop its own targeted case management certification program or approve a provider training program that meets the criteria in the Medicaid Mental Health Targeted Case Management Coverage and Limitations Handbook. The Health Plan may accept a provider’s mental health targeted case management certification program if it was approved by the Agency or another health plan. The Health Plan shall maintain documentation of such approval and provider certification.

(1)
The Health Plan shall meet the intent of the services and ensure the qualification and certification of providers as outlined below and in the Medicaid Mental Health Targeted Case Management Coverage and Limitations Handbook.

(2)	The Health Plan shall set criteria and clinical guidelines for case management services. Service limits and criteria developed cannot be more restrictive than those in Medicaid policy.

(3)
At a minimum, case management services are to incorporate the principles of a strengths-based approach. Strengths-based case management services are an alternative service modality for working with individuals and families. This method stresses building on the strengths of individuals that can be used to resolve current problems and issues, countering more traditional approaches that focus almost exclusively on individual’s deficits or needs.

b.	Target Populations

(1)	Behavioral health targeted case management services shall be available to all enrollees:

(a)	Who require numerous services from different providers and also require advocacy and coordination to implement or access services;

(b)	Who would be unable to access or maintain consistent care within the service delivery system without case management services;

(c)	Who do not possess the strengths, skills, or support system to allow them to access or coordinate services;

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(d)	Who may benefit from case management but lack the skills or knowledge necessary to access services; or

(e)
Who do not meet these criteria but may still be eligible for limited targeted case management services by meeting exception criteria contained in the Medicaid Mental Health Targeted Case Management Coverage and Limitations Handbook.

(2)
The Health Plan also shall have case management services available to children/adolescents who have a serious emotional disturbance, which is: a defined mental disorder; a level of functioning which requires two or more coordinated behavioral health services to be able to live in the community; and at imminent risk of out-of-home behavioral health treatment placement.

(3)
The Health Plan shall also have case management services available for adults with a severe and persistent mental illness or who have been denied admission to a long-term mental health institution or residential treatment facility or have been discharged from a long-term mental health institution or residential treatment facility.

c.	The Health Plan will not be required to seek approval from the SAMH Program Office for client eligibility or mental health targeted case management agency or individual provider certification.

d.	Required Services

(1)
Mental health targeted case management services include working with the enrollee and the enrollee’s natural support system to develop and promote a service plan. The service plan reflects the services or supports needed to meet the needs identified in an individualized assessment of the following areas: education or employment, physical health, mental health, substance abuse, social skills, independent living skills, and support system status. The approach used shall identify and utilize the strengths, abilities, cultural characteristics, and informal supports of the enrollee, family, and other natural support systems. Targeted case managers focus on overcoming barriers by collaborating and coordinating with providers and the enrollee to assist in the attainment of service plan goals. The targeted case manager takes the lead in both coordinating services/treatment and assessing the effectiveness of the services provided.

(2)
When targeted case management recipients enrolled in the Health Plan are hospitalized in an acute care setting or held in a county jail or juvenile detention facility, the Health Plan shall document efforts to ensure that contact is maintained with the enrollee and shall participate actively in the discharge planning processes.

(3)
Case managers are also responsible for coordination and collaboration with the parents or guardians of children/adolescents who receive mental health targeted case management services. The Health Plan shall monitor case management activities to assure that case managers routinely include the parents or guardians of enrollees in the process of providing targeted case management services. Integration of the parent’s input and involvement with the case manager and

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

other providers shall be reflected in medical record documentation and monitored through the Health Plan’s quality of care monitoring activities. Involvement with the child/adolescent’s school and/or childcare center must also be a component of case management with children/adolescents.

(4)
The Health Plan shall provide mental health targeted case management services to children/adolescents in the care or custody of the state who need them. The Health Plan shall document efforts to develop a cooperative agreement with DCF, or its provider of community-based services, to address how to minimize duplication of case management services and to promote the establishment of one case manager for the child/adolescent and family whenever possible.

e.	Additional Requirements for Targeted Case Management

The Health Plan shall have a case management program, including guidelines and protocols that address:

(1)
Caseloads set to achieve the desired results. Size limitations must clearly state the ratio of enrollees to each individual case manager. The limits shall be specified for children/adolescents and adults, with a description of the clinical rationale for determining each limitation. If the Health Plan permits “mixed” caseloads, i.e., children/adolescents and adults, a separate limitation is expected along with the rationale for the determination. Ratios must be no greater than the requirements set forth in the Medicaid Mental Health Targeted Case Management Coverage and Limitations Handbook;

(2)	A system to manage caseloads when positions become vacant;

(3)	A description of the modality of service provision and the location that services will be provided;

(4)	The expected frequency, duration and intensity of the service with service limits and criteria no more restrictive than those in Medicaid policy;

(5)	Issues related to recovery and self-care, including services to help enrollees gain independence from the behavioral health and case management system;

(6)	Services based on individual needs of the enrollees receiving the service. The service system shall also address the changing needs and abilities of enrollees; and

(7)
Case management staff with expertise and training necessary to competently and promptly assist enrollees in working with Social Security Administration or Disability Determination in maintaining benefits from SSI and SSDI. For enrollees who wish to work, case management staff must have the expertise and training necessary to help enrollees access Social Security Work Incentives.

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WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

7.	Intensive Case Management

a.
Intensive case management is intended for highly recidivistic adults who have a severe and persistent mental illness. The service is intended to help enrollees remain in the community and avoid institutional care. Care criteria for this level of case management shall address the same elements required above, as well as expanded elements related to access and twenty-four (24) hour coverage as described below. Additionally, the intensive case management team composition shall be expanded to include members selected specifically to assist with the special needs of this population.

b.	The Health Plan shall provide this service for all enrollees for whom it is determined to be medically necessary, to include any enrollee who meets the following criteria:

(1)	Has resided in a state mental health treatment facility for at least six (6) of the past thirty-six (36) months;

(2)	Resides in the community and has had two (2) or more admissions to a state mental health treatment facility in the past thirty-six (36) months;

(3)
Resides in the community and has had three (3) or more admissions to a crisis stabilization unit, short-term residential facility, inpatient psychiatric unit, or any combination of these facilities within the past twelve (12) months; or

(4)
Resides in the community and, due to a mental illness, exhibits behavior or symptoms that could result in long-term hospitalization if frequent interventions for an extended period of time were not provided.

c.
Intensive case management services are frequent and intense and focus on helping the enrollee attain skills and supports needed for independent living. Case management services are provided primarily in the enrollee’s residence and include community-based interventions.

d.
The Health Plan shall provide this service in the least restrictive setting with the goal of improving the enrollee’s level of functioning, and providing ample opportunities for rehabilitation, recovery, and self-sufficiency. Intensive case management services shall be accessible twenty-four (24) hours per day, seven (7) days per week. The Health Plan shall demonstrate adequate capacity to provide this service for the targeted population within the guidelines outlined.

8.	Community Treatment of Patients Discharged from State Mental Health Facilities

a.
The Health Plan shall provide medically necessary behavioral health services to enrollees who have been discharged from any state mental health treatment facility, including, but not limited to, follow-up services and care. All enrollees who have previously received services at a state mental health treatment facility must receive follow-up care.

b.	The plan of care shall be aimed at encouraging enrollees to achieve a high quality of life while living in the community in the least restrictive environment that is medically

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WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

appropriate and reducing the likelihood that the enrollees will be readmitted to a state mental health treatment facility.

c.
The Health Plan shall ensure its providers follow the progress of all enrollees enrolled in the Health Plan prior to admission to a state mental health treatment facility until the thirtieth (30th) day after admission or until disenrollment from the Health Plan. The Health Plan shall use mental health targeted case managers to follow the progress of enrollees.

d.
If the enrollee remains in the state facility more than thirty (30) calendar days and is disenrolled, the Health Plan shall cooperate with DCF and the enrollee to ensure that the enrollee is assigned a DCF-funded case management provider who will bear the responsibility of ongoing monthly follow-up care and discharge planning until such time that the enrollee is again eligible for, and enrolled in, a health plan.

e.	The Health Plan shall document efforts to develop a cooperative agreement with the behavioral health care facility.

9.	Community Services for Medicaid Recipients Involved with the Justice System

The Health Plan shall make every effort as follows to provide medically necessary community-based services for Health Plan enrollees who have justice system involvement:

a.	Ensure a linkage to pre-booking sites for assessment, screening or diversion related to behavioral health services;

b.
Provide psychiatric services within twenty-four (24) hours of release from jail, juvenile detention facility, or other justice facility to assure that prescribed medications are available for all enrollees;

c.
Ensure a linkage to post-booking sites for discharge planning and assuring that prior Health Plan enrollees receive necessary services upon release from the facility. Health Plan enrollees shall be linked to services and receive routine care within seven (7) calendar days from the date they are released;

d.
Provide outreach to homeless and other populations of Health Plan enrollees at risk of justice system involvement, as well as those Health Plan enrollees currently involved in this system, to assure that services are accessible and provided when necessary. This activity shall be oriented toward preventive measures to assess behavioral health needs and provide services that can potentially prevent the need for future inpatient services or possible deeper involvement in the forensic or justice system; and

e.
The Health Plan or its designee shall document efforts to develop a cooperative agreement with justice facilities to enable the Health Plan to anticipate enrollees who were Health Plan enrollees prior to incarceration who will be released from these institutions. The cooperative agreement must address arrangement for persons who are to be released, but for whom re-enrollment may not take effect immediately. All enrollees who were Health Plan enrollees prior to incarceration and Medicaid recipients who are likely to enroll in the Health Plan upon return to the community

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WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

must receive a community behavioral health service within twenty-four (24) hours of discharge from the corrections facility.

10.	Treatment and Coordination of Care for Enrollees with Medically Complex Conditions

a.
The Health Plan shall ensure that appropriate resources are available to address the treatment of complex conditions that reflect both mental health and physical health involvement. The following conditions must be addressed:

(1)	Mental health disorders due to or involving a general medical condition, specifically ICD-9-CM Diagnoses 293.0 through 294.1, 294.9, 307.89, and 310.1; and

(2)	Eating disorders – ICD-9-CM Diagnoses 307.1, 307.50, 307.51, and 307.52.

b.
The Health Plan shall provide medically necessary community mental health services to enrollees who exhibit the above diagnoses and shall develop a plan of care that includes all appropriate collateral providers necessary to address the complex medical issues involved. Clinical care criteria shall address modalities of treatment that are effective for each diagnosis. The Health Plan’s provider network must include appropriate treatment resources necessary for effective treatment of each diagnosis within the required access time periods.

11.	Coordination of Children’s Services

a.
The delivery and coordination of child/adolescent mental health services shall be provided for all who exhibit the symptoms and behaviors of an emotional disturbance. The delivery of services must address the needs of any child/adolescent served in an Emotional/Behavioral Disabilities school program. Developmentally appropriate early childhood mental health services must be available to children from birth to five (5) years and their families.

b.
The Health Plan shall deliver services for all children/adolescents within a strengths-based, culturally competent service design. The service design shall recognize and ensure that services are family-driven and include the participation of family, significant others, informal support systems, school personnel, and any state entities or other service providers involved in the child/adolescent’s life.

c.
For all children/adolescents receiving services from the Health Plan, the provider shall work with the parents, guardians, or other responsible parties to monitor the results of services and determine whether progress is occurring. Active monitoring of the child/adolescent’s status shall occur to detect potential risk situations and emerging needs or problems.

d.
When the court mandates a parental behavioral health assessment, and the parent is an enrollee, the provider must complete an assessment of the parent’s mental health status and the effects on the child. Time frames for completion of this service shall be determined by the mandates issued by the courts.

e.	Evaluation and Treatment Services for Enrolled Children/Adolescents

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WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(1)
The Health Plan shall provide all medically necessary evaluations, psychological testing and treatment services for children/adolescents referred to the Health Plan by DCF, DJJ and by schools (elementary, middle, and secondary schools).

(2)
The Health Plan shall provide court-ordered evaluation and treatment required for children/adolescents who are enrollees. See specifications in the Medicaid Community Behavioral Health Services Coverage & Limitations Handbook.

(3)
The Health Plan or designee shall develop a process to participate in interagency staffings (for example, DCF and DJJ) or school staffings that may result in the provision of behavioral health services to an enrolled child/adolescent. The Health Plan or designee shall participate in such staffings upon request.

(4)	The Health Plan shall refer children/adolescents to DCF when residential treatment is medically necessary.

D.	Transition Plan

1.
A transition plan is a detailed description of the process of transferring enrollees from non-participating providers to the Health Plan's behavioral health care provider network to ensure optimal continuity of care. The transition plan shall include, but not be limited to, a timeline for transferring enrollees, description of provider clinical record transfers, scheduling of appointments, and proposed prescription drug protocols and claims approval for existing providers during the transition period. The Health Plan shall document its efforts relating to the transition plan in the enrollee’s clinical records.

2.
The Health Plan shall minimize the disruption to the enrollee as a result of any change in behavioral health care providers or case managers that occurs as a result of this Contract. For enrollees who have received behavioral health services for at least six (6) months from a behavioral health care provider, whether the provider is in the Health Plan’s network or not, the Health Plan shall continue to authorize all valid claims for up to six (6) months while the Health Plan:

a.	Reviews the enrollee's treatment plan;

b.	Works with the enrollee and provider to develop an appropriate written transition plan; and

c.	Implements the written transition plan.

3.
During the first three (3) months that the enrollee receives behavioral health services under this Contract, the Health Plan shall not deny requests for behavioral health services outside the network under the following conditions:

a.	The enrollee is a patient at a community behavioral health center and the center has discussed the enrollee's care with the Health Plan;

b.	If, following contact with the Health Plan, there is no behavioral health care provider readily available and the enrollee's condition would not permit a delay in treatment.

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WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

4.
If the previous treating provider is unable to allow the Health Plan access to the enrollee's clinical records because the enrollee refuses to release the records or the provider is unwilling to allow access to records even with the member’s consent, then the Health Plan shall approve the provider’s claims for:

a.	Four (4) sessions of outpatient behavioral health counseling or therapy;

b.	One (1) outpatient psychiatric physician session;

c.	Two (2) one-hour (1-hour) therapeutic behavioral health on-site sessions; or

d.	Six (6) days of behavioral health day services.

5.
Any disputes related to coverage of services necessary for the transition of enrollees from their current behavioral health care provider to a behavioral health care provider shall follow the process set forth in Attachment II, Section IX, Grievance System.

6.
The Health Plan shall approve claims from providers for authorized out-of-plan non-emergency services, provided such claims are submitted within twelve (12) months of the date of service, in accordance with 42 CFR 447.45. The capitated Health Plan shall process such claims within the time period specified in s. 641.3155, F.S.

E.	Psychiatric Evaluations for Enrollees Applying for Nursing Home Admission

The Health Plan shall, upon request from the SAMH offices, promptly arrange for and authorize psychiatric evaluations for enrollees who are applying for admission to a nursing facility pursuant to OBRA 1987, and who, on the basis of a screening conducted by Comprehensive Assessment and Review for Long term Care (CARES) workers, are thought to need mental health treatment. The examination shall be adequate to determine the need for “specialized treatment” under OBRA. Evaluations must be completed within five (5) working days from the time the request from DCF is received. Regulations have been interpreted by the state to permit any of the mental health professionals listed in s. 394.455, F.S., to make the observations preparatory to the evaluation, although a psychiatrist must sign such evaluations. The Health Plan will not be responsible for resident reviews or for providing services as a result of a pre-admission screening and resident review (PASRR) evaluation.

F.	Assessment and Treatment of Mental Health Residents Who Reside in Assisted Living Facilities (ALF) That Hold a Limited Mental Health License

1.
The Health Plan shall ensure that it has designated providers to develop and implement a plan to ensure compliance with s. 394.4574, F.S., related to services provided to residents of licensed assisted living facilities that hold a limited mental health license. The Health Plan shall ensure that a cooperative agreement, as defined in s. 429.02, F.S., is developed by the ALF administrator and the Health Plan’s designated behavioral health care provider if an enrollee is a resident of an ALF. The provider must ensure that appropriate assessment services are provided to enrollees and that medically necessary behavioral health services are available to all enrollees who reside in this type of setting.

2.	A community living support plan, as defined in Attachment II, Section I, Definitions and Acronyms, shall be developed for each enrollee who is a resident of an ALF, and it must

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

be updated annually. The Health Plan shall ensure that its designated behavioral health care provider is responsible for ensuring that the community living support plan is implemented as written.

3.	Upon request from an ALF, the Health Plan shall provide procedures for the ALF to follow should an emergent condition arise with an enrollee that resides at the ALF (see s. 409.912(35), F.S.).

G.	Individuals with Special Health Care Needs

1.
The Health Plan shall implement mechanisms for identifying, assessing and ensuring the existence of an individualized treatment plan for individuals with special health care needs, as defined in Attachment II, Section I, Definitions and Acronyms. Mechanisms shall include evaluation of risk assessments, claims data, and CPT/ICD-9 codes. Additionally, the Health Plan shall implement a process for receiving and considering provider and enrollee input.

2.	In accordance with this Contract and 42 CFR 438.208(c)(3), an individualized treatment plan for an enrollee determined to need a course of treatment or regular care monitoring must be:

(a)	Developed by the enrollee's direct service mental health care professional with enrollee participation and in consultation with any specialists caring for the enrollee;

(b)	Approved by the Health Plan in a timely manner if this approval is required; and

(c)	Developed in accordance with any applicable Agency quality assurance and utilization review standards.

3.
Pursuant to 42 CFR 438.208(c)(4), for enrollees with special health care needs determined through an assessment by appropriate mental health care professionals (consistent with 42 CFR 438.208(c)(2)) to need a course of treatment or regular care monitoring, the Health Plan shall have a mechanism in place to allow enrollees to directly access a mental health care specialist (for example, through a standing referral or an approved number of visits) as appropriate for the enrollee's condition and identified needs.

H.	Crisis Support/Emergency Services

1.	The Health Plan shall operate, as part of its crisis support/emergency services, a crisis emergency hotline available to all enrollees twenty-four hours a day, seven days a week, (24/7).

2.
For each county it serves, the Health Plan shall designate an emergency service facility that operates twenty-four hours a day, seven days a week, (24/7) with Registered Nurse coverage and on-call coverage by a behavioral health specialist.

AHCA Contract No. FA971, Attachment II, Page 122 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

I.	Behavioral Health Services Care Coordination and Management

The Health Plan shall be responsible for the coordination and management of behavioral health services and continuity of care. At a minimum, the Health Plan shall maintain written case coordination and documentation for all enrollees receiving care coordination services, and continuity of care protocols, that include the following:

1.
Documentation of all emergency behavioral health services received by an enrollee, along with any follow-up services, in the enrollee's behavioral health medical records. The Health Plan shall also assure the PCP receives the information about the emergency behavioral health services for filing in the PCP's medical record.

2.	Documentation of all referral services in the enrollees’ behavioral health clinical records.

3.
Provision of appropriate referral of the enrollee for non-covered services to the appropriate service setting. The Health Plan shall request referral assistance, as needed, from the Medicaid Area Office. The Health Plan is encouraged to use the Florida Supplement to the American Society of Addictions Medicine Patient Placement Criteria for coordination and treatment of substance abuse related disorders with substance abuse providers. The Health Plan shall provide coordination of care with community-based substance abuse agencies as part of its policies and procedures developed for continuity of care for enrollees who are diagnosed with mental illness and substance abuse or dependency.

4.	Coordination of care with community-based substance abuse agencies for enrollees who are diagnosed with mental illness and substance abuse or dependency.

5.	Participation in the DCF planning process, where such exists (see s. 394.75, F.S.).

6.	Sharing with other Health Plans and providers serving the enrollee the results of its identification and assessment of any enrollee with behavioral health and/or comorbidity issues.

7.	Ensuring that enrollees who are being discharged from an inpatient facility have a follow-up appointment scheduled within seven (7) calendar days.

8.
Coordination with inpatient facilities prior to the enrollee’s discharge to ensure that prescribed medications are listed on the Health Plan’s PDL or the provider has submitted the appropriate required documentation to complete the Health Plan’s authorization process for non-formulary drugs.

9.
Coordination with outpatient facilities to ensure that prescribed medications issued are listed on the Health Plan’s PDL or the provider has submitted the appropriate required documentation to complete the Health Plan’s authorization process for non-formulary drugs.

10.	Provision of enhanced care coordination and management for high-risk populations. Such populations shall include, at a minimum, enrollees that meet any of the following conditions:

AHCA Contract No. FA971, Attachment II, Page 123 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

a.	Have resided in a state mental health treatment facility for at least six (6) of the past thirty-six (36) months;

b.	Reside in the community and have had two (2) or more admissions to a state mental treatment facility in the past thirty-six (36) months;

c.
Reside in the community and have had three (3) or more admissions to a crisis stabilization unit, short-term treatment facility, inpatient psychiatric unit, or any combination of these facilities within the past twelve (12) months;

d.	Have been diagnosed with a mental health disorder in conjunction with a complex medical condition and have been prescribed numerous prescription medications; or

e.	Have been identified as exceeding the Health Plan’s prescription limits as described under Section V.H.16, a(2).

J.	Discharge Planning

Discharge planning is the evaluation of an enrollee's medical care needs, behavioral health service needs, and substance abuse service needs in order to arrange for appropriate care after discharge from one level of care to another. The Health Plan shall:

1.
Monitor all enrollee discharge plans from behavioral health inpatient admissions to ensure that they incorporate the enrollee’s needs for continuity in existing behavioral health therapeutic relationships;

2.
Ensure that enrollees' family members, guardians, outpatient individual practitioners and other identified supports are given the opportunity to participate in enrollee treatment to the maximum extent practicable and appropriate, including behavioral health treatment team meetings and developing the discharge plan. For adult enrollees, family members and other identified supports may be involved in the development of the discharge plan only if the enrollee consents to their involvement;

3.
Designate case management staff who are responsible for identifying and case managing those enrollees who remain in the hospital for non-clinical reasons (i.e., absence of appropriate treatment setting availability, high demand for appropriate treatment setting, high-risk enrollees and enrollees with multiple agency involvement);

4.
Develop and implement a plan that monitors and ensures that clinically indicated behavioral health services are offered and available to enrollees within seven (7) calendar days of discharge from an inpatient setting;

5.
Ensure that a behavioral health program clinician provides medication management to enrollees requiring medication monitoring within seven (7) calendar days of discharge from a behavioral health program inpatient setting. The Health Plan shall ensure that the behavioral health program clinician is duly qualified and licensed to provide medication management; and

AHCA Contract No. FA971, Attachment II, Page 124 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

6.
Upon the admission of an enrollee, the Health Plan shall make its best efforts to ensure the enrollee’s smooth transition to the next service or to the community and shall require that behavioral health care providers:

a.	Assign a behavioral health care case manager to oversee the care given to the enrollee;

b.
Develop an individualized discharge plan, in collaboration with the enrollee where appropriate, for the next service or program or the enrollee's discharge, anticipating the enrollee's movement along a continuum of services; and

c.	Document all significant efforts related to these activities, including the enrollee's active participation in discharge planning.

K.	Functional Assessments

1.
The Health Plan shall ensure that all behavioral health care providers administer functional assessments using the functional assessment rating scales (FARS) for all enrollees over the age of 18 and child functional assessment rating scale (CFARS) for all enrollees age 18 and under.

2.
The Health Plan shall ensure that all behavioral health care providers administer and maintain the FARS and CFARS for all enrollees receiving behavioral health services and upon termination of providing such services, as required in the FARS and CFARS manuals and report templates provided by the Agency.

3.	The results of the FARS and CFARS assessments shall be maintained in each enrollee's clinical record.

4.
The Health Plan shall submit the FARS/CFARS reports to BMHC semi-annually August 15 and February 15, as required in Attachment II, Section XII, Reporting Requirements, and the Health Plan Report Guide.

5.	The Health Plan shall ensure all behavioral health care providers use the standard FARS and CFARS format included in the Health Plan Report Guide when submitting the FARS and CFARS data.

L.	Managed Behavioral Health Organization Subcontracts

1.
If the Health Plan subcontracts with a managed behavioral health organization (MBHO) for the provision of behavioral health services, the MBHO must be accredited in the same manner as specified in s. 641.512, F.S., and Rule 59A-12.0072, F.A.C, as follows:

a.
If the MBHO has been in operation for less than two (2) years, it must apply for accreditation from a recognized national accreditation organization within one (1) year of start-up and achieve full accreditation within two (2) years of beginning operations.

b.	If the MBHO has been in operation for at least two (2) years, it must be fully accredited by at least one of the recognized national accreditation organizations.

AHCA Contract No. FA971, Attachment II, Page 125 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.	All MBHOs must undergo reaccreditation not less than once every three (3) years.

2.
The Health Plan shall submit to the BMHC behavioral health unit the staff psychiatrist employment contract, if any, and the model provider contracts for each behavioral health services specialist type or facility.

3.	All subcontracts and provider contracts must adhere to the requirements set forth in this Contract.

M.	Optional Services

The Health Plan is encouraged to provide additional services that will enhance its covered services. To the degree possible, the Health Plan shall use existing community resources. Optional services represent a downward substitution for services in the Community Behavioral Health Services Coverage and Limitations Handbook and are not an expansion of behavioral health services. The Health Plan shall make information on optional services available to enrollees and require documentation of enrollee agreement before implementing such services. The Health Plan shall not require an enrollee to choose an optional service over a Community Behavioral Health Services Coverage and Limitations Handbook service. Optional services must be prior approved by BMHC.

N.	Community Coordination and Collaboration

The Health Plan shall make every effort to ensure that its providers become a vital part of the community services and support system. It shall actively participate with and support community programs and coalitions that promote school readiness, that assist persons to return to work and provide for prevention programs. The Health Plan shall have linkages with numerous community programs that will assist enrollees in obtaining housing, economic assistance and other supports.

O.	Community Behavioral Health Services Annual 80/20 Expenditure Report

(Capitated Health Plans serving non-Reform populations only)

By April 1 of each Contract year, capitated Health Plans shall provide a breakdown of expenditures related to the provision of community behavioral health services to non-Reform populations using the spreadsheet template provided by the Agency (see Attachment II, Section XII, Reporting Requirements). For non-Reform capitated Health Plans, in accordance with s. 409.912, F.S., eighty percent (80%) of the capitation rate paid to the Health Plan by the Agency shall be expended for the direct provision of community behavioral health services. In the event the Health Plan expends less than eighty percent (80%) of the capitation rate, the Health Plan shall return the difference to the Agency no later than April 1 of each Contract year.

1.
For reporting purposes in accordance with this section, “community behavioral health services” are defined as those services that the capitated Health Plan is required to provide as listed in the Community Behavioral Health Services Coverage and Limitations Handbook and the Mental Health Targeted Case Management Coverage and Limitations Handbook.

AHCA Contract No. FA971, Attachment II, Page 126 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.
For reporting purposes in accordance with this section “expended” means the total amount, in dollars, paid directly or indirectly to community behavioral health services providers solely for the provision of community behavioral health services, not including administrative expenses or overhead of the capitated Health Plan. If the report indicates that a portion of the capitation payment is to be returned to the Agency, the capitated Health Plan shall submit a check for that amount with the Behavioral Health Services Annual 80/20 Expenditure Report that the Health Plan provides to BMHC. See Attachment II, Section XII, Reporting Requirements, and the Agency’s Report Guide.

P	Behavioral Health Clinical Records

1.
The Health Plan shall ensure the behavioral health provider maintains a clinical record of services for each enrollee. The enrollee record shall include but not be limited to the enrollee’s demographics and eligibility information, shall be provided in accordance with the clinical documentation requirements of the Medicaid handbooks applicable to behavioral health, and shall include documentation sufficient to disclose the quality, quantity, appropriateness and timeliness of behavioral health services performed.

2.	Each enrollee's behavioral health clinical record shall include the following items for services provided through telemedicine:

a.	A brief explanation of the use of telemedicine in each progress note;

b.	Documentation of telemedicine equipment used for the particular covered services provided;

c.
A signed statement from the enrollee or the enrollee’s representative indicating the choice to receive services through telemedicine. This statement may be for a set period of treatment or for a one-time visit, as applicable to the service(s) provided; and

d.	For telepsychiatry the results of the assessment, findings and practitioner(s) plan for next steps.

Q.	Behavioral Health Quality Improvement (QI) Requirements

1.
The Health Plan's QI plan shall include a behavioral health component in order to monitor and assure that the Health Plan's behavioral health services are sufficient in quantity, of acceptable quality and meet the needs of the enrollees.

2.	Treatment plans must:

a.	Identify reasonable and appropriate objectives;

b.	Provide necessary services to meet the identified objectives; and

c.	Include retrospective reviews that confirm that the care provided, and its outcomes, were consistent with the approved treatment plans and appropriate for enrollee needs.

AHCA Contract No. FA971, Attachment II, Page 127 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

3.	In determining if behavioral health services are acceptable according to current treatment standards, the Health Plan shall:

a.	Coordinate the scheduling of provider annual audits with selected providers;

b.
Submit the annual Contract year schedule for administrative/programmatic monitoring and clinical record review for approval to BMHC by July 1 each Contract year with attestation that the schedule was coordinated with the providers being audited.

(1)
A Health Plan that has been in operation less than twelve (12) months shall perform quarterly administrative monitoring and quarterly review of a random selection of ten percent (10%) or fifty (50) clinical records, whichever is less, of enrollees receiving behavioral health services during the previous quarter. Established Health Plans that have been acquired by a new entity and established Health Plans changing MBHOs are also subject to this requirement.

(2)
A Health Plan that has been in operation twelve (12) months or more shall perform an annual review of a random selection of ten percent (10%) or seventy-five (75) clinical records, whichever is less, of enrollees who received behavioral health services during the previous Contract year.

(3)
The Health Plan shall use the Agency’s standardized clinical (outpatient and inpatient) and mental health targeted case management tools when reviewing provider records. (Tools are available on the Agency’s BMHC website or by contacting the BMHC behavioral health unit.)

c.	Elements of these reviews shall include, but not be limited to:

(1)	Management of specific diagnoses;

(2)	Appropriateness and timeliness of care;

(3)	Comprehensiveness of, and compliance with, the plan of care;

(4)	Evidence of special screening for high risk enrollees and/or conditions;

(5)	Evidence of appropriate coordination of care; and

(6)	Evidence of compliance with applicable Medicaid Mental Health Targeted Case Management Coverage & Limitations Handbook and the Community Behavioral Health Services Coverage & Limitations Handbook.

R.	Behavioral Health Reporting Requirements

Additional behavioral health reporting requirements are listed below. Behavioral health reporting requirements are also listed in Attachment II, Section XII, Reporting Requirements, and must be submitted as required in Attachment II, Section XII, Reporting Requirements, and the Health Plan Report Guide.

AHCA Contract No. FA971, Attachment II, Page 128 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

1.
Behavioral Health Critical Incident Report – Individual - The Health Plan shall report the following events immediately, no later than twenty-four (24) hours after occurrence or knowledge of incident, to the BMHC behavioral health analyst and in accordance with Attachment II, Section XII, Reporting Requirements, and the Health Plan Report Guide.

2.
Behavioral Health Critical Incident Report – Summary – The Health Plan shall submit to BMHC a summary of the previous calendar month’s incidents regarding behavioral health critical incidents, involving Health Plan enrollees, by the 15th calendar day of every month, in accordance with Attachment II, Section XII, Reporting Requirements, and the Health Plan Report Guide.

3.
Behavioral Health Encounter Data Report (Capitated Health Plans Only) – The Health Plan shall submit to BMHC, quarterly within forty-five (45) calendar days of the end of the quarter being reported, an electronic representation of the Health Plan’s complete listing of behavioral health services provided during the report period and in accordance with Attachment II, Section XII, Reporting Requirements, and the Health Plan Report Guide.

4.
Behavioral Health Pharmacy Encounter Data Report (Capitated Health Plans Only) – The Health Plan shall submit to BMHC quarterly, within forty-five (45) calendar days after the end of the quarter being reported, an accurate electronic representation of the Health Plan’s complete listing of behavioral health prescription services administered during the quarter being reported and in accordance with Attachment II, Section XII, Reporting Requirements, and the Health Plan Report Guide.

5.
Behavioral Health Required Staff/Providers Report – The Health Plan shall submit to BMHC the Behavioral Health Required Staff/Providers Report annually, by August 15. For Health Plans operating less than one (1) year, the Health Plan shall submit this report to BMHC quarterly, forty-five (45) calendar days after the end of the quarter being reported. Submissions shall be submitted in accordance with Attachment II, Section XII, Reporting Requirements, and the Health Plan Report Guide.

6.
Behavioral Health - Annual Provider Audit Report – The Health Plan shall submit to BMHC annually by October 1 a report on its prior Contract year provider clinical record and programmatic monitoring audit results.

S.	Enrollee Satisfaction Survey

1.
In all service areas in which the Health Plan provides behavioral health services, the Health Plan shall annually conduct a behavioral health services enrollee satisfaction survey in both English and Spanish.

2.	The Health Plan shall submit the survey tool for approval to BMHC prior to use. Any revisions to the tool must also be submitted to BMHC prior to use.

T.	Stakeholder Satisfaction Survey

1.
In all service areas in which the Health Plan provides behavioral health services, the Health Plan shall annually conduct a behavioral health services stakeholder satisfaction survey in both English and Spanish.

AHCA Contract No. FA971, Attachment II, Page 129 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	The Health Plan shall submit the survey tool for approval to BMHC prior to use. Any revisions to the tool must also be submitted to BMHC prior to use.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AHCA Contract No. FA971, Attachment II, Page 130 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section VII  Provider Network

A.	General Provisions

1.
The Health Plan shall have sufficient facilities, service locations and personnel to provide the covered services described in Attachment II, Section V, Covered Services, and Section VI, Behavioral Health Care.

2.
The Health Plan shall provide BMHC, prior to Contract execution and upon request, with sufficient evidence that the Health Plan has the capacity to provide covered services to all enrollees up to the maximum enrollment level in each county, including evidence that the Health Plan:

a.	Offers an appropriate range of services and accessible preventive and primary care services to meet the needs of the maximum enrollment level in each county; and

b.
Maintains a sufficient number, mix and geographic distribution of providers, including providers who are accepting new Medicaid patients as specified in s. 1932(b)(5) of the Social Security Act, as enacted by s. 4704(a) of the Balanced Budget Act of 1997.

3.
Prior to Contract execution and at least monthly thereafter, the Health Plan shall submit a file of all network providers to the Agency or its agent in the manner and format determined by the Agency. See Attachment II, Section XII, Reporting Requirements, Table 1.

4.	Each provider shall maintain hospital privileges if hospital privileges are required for the delivery of covered services. The Health Plan may use admitting panels to comply with this requirement.

5.	The Health Plan shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatments.

6.
When establishing and maintaining the provider network, requesting expansion to other counties, or requesting enrollment level increases, the Health Plan shall take the following into consideration as required by 42 CFR 438.206:

a.	The anticipated number of enrollees;

b.	The expected utilization of services, taking into consideration the characteristics and health care needs of specific Medicaid populations represented;

c.	The numbers and types (in terms of training, experience, and specialization) of providers required to furnish the covered services;

d.	The numbers of network providers who are not accepting new enrollees;

e.
The geographic location of providers and enrollees, considering distance, travel time, the means of transportation ordinarily used by enrollees and whether the location provides physical access for Medicaid enrollees with disabilities.

AHCA Contract No. FA971, Attachment II, Page 131 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

7.
If the Health Plan is unable to provide medically necessary services to an enrollee, the Health Plan shall cover these services in an adequate and timely manner by using providers and services that are not in the Health Plan's network for as long as the Health Plan is unable to provide the medically necessary services within its network.

8.	The Health Plan shall allow each enrollee to choose among network providers to the extent possible and appropriate.

9.
The Health Plan shall require each provider to have a unique Florida Medicaid provider number. The Health Plan shall require each provider to have a National Provider Identifier (NPI) in accordance with s. 1173(b) of the Social Security Act, as enacted by s. 4707(a) of the Balanced Budget Act of 1997. The provider contract shall require providers to submit all NPIs to the Health Plan within fifteen (15) business days of receipt. The Health Plan shall report the providers’ NPIs as part of its provider network report to the Agency or its agent, as set forth in Attachment II, Section XII, Reporting Requirements. The Health Plan need not obtain an NPI from the following providers:

a.
Individuals or organizations that furnish atypical or nontraditional services that are only indirectly related to the provision of health care (examples include taxis, home and vehicle modifications, insect control, habilitation and respite services); and

b.	Individuals or businesses that only bill or receive payment for, but do not furnish, health care services or supplies (examples include billing services and repricers).

10.
The Health Plan shall not discriminate with respect to participation, reimbursement, or indemnification as to any provider, whether participating or nonparticipating, who is acting within the scope of the provider's license or certification under applicable state law, solely on the basis of such license or certification, in accordance with s.1932(b) (7) of the Social Security Act (as enacted by s. 4704[a] of the Balanced Budget Act of 1997). The Health Plan is not prohibited from including providers only to the extent necessary to meet the needs of the Health Plan’s enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the Health Plan. If the Health Plan declines to include individual providers or groups of providers in its network, it must give the affected providers written notice of the reason for its decision.

11.	The Health Plan shall establish and maintain a formal provider relations function to timely and adequately respond to inquiries, questions and concerns from network providers.
12.
The use of telemedicine in accordance with Attachment II, Section V, Covered Services, Item H., Coverage Provisions, sub-item 22., Telemedicine, shall not be used to meet network requirements as specified in this Attachment.

B.	Network Standards
(See Attachment II, Exhibit 7)

AHCA Contract No. FA971, Attachment II, Page 132 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

1.      Primary Care Providers

a.
The Health Plan shall enter into provider contracts with a sufficient number of PCPs to ensure adequate accessibility for enrollees of all ages. The Health Plan shall select and approve its PCPs and ensure they provide the following:

(1)
The PCP shall provide, or arrange for coverage of services, consultation or approval for referrals twenty-four hours per day, seven days per week (24/7) by Medicaid-enrolled providers who will accept Medicaid reimbursement. This coverage shall consist of an answering service, call forwarding, provider call coverage or other customary means approved by the Agency. The chosen method of 24/7 coverage must connect the caller to someone who can render a clinical decision or reach the PCP for a clinical decision. The after-hours coverage must be accessible using the medical office’s daytime telephone number; and

(2)
The PCP shall arrange for coverage of primary care services during absences due to vacation, illness or other situations that require the PCP to be unable to provide services. A Medicaid-eligible PCP must provide coverage.

b.	The Health Plan shall provide the following:

(1)	At least one (1) FTE PCP per service area including, but not limited to, the following broad specialty areas:

(a)	Family Practice;

(b)	General Practice;

(c)	Pediatrics; and

(d)	Internal Medicine.

(2)
At least one (1) FTE PCP per 1,500 enrollees. The Health Plan may increase the ratio by 750 enrollees for each FTE advanced registered nurse practitioner (ARNP) or physician’s assistant (PA) affiliated with a PCP.

(3)	The Health Plan shall allow pregnant enrollees to choose Health Plan obstetricians as their PCPs to the extent that the obstetrician is willing to participate as a PCP.

c.
If the enrollee has not selected a provider for a newborn, the Health Plan shall assign a pediatrician or other appropriate PCP to all pregnant enrollees for the care of their newborn babies no later than the beginning of the last trimester of gestation.

2.      Specialists and Other Providers
(See Attachment II, Exhibit 7)

a.
In addition to the above requirements, the Health Plan shall assure the availability of providers in the following specialty areas, as appropriate for both adults and pediatric enrollees, on at least a referral basis. The Health Plan shall use participating

AHCA Contract No. FA971, Attachment II, Page 133 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

specialists with pediatric expertise for children/adolescents when the need for pediatric specialty care is significantly different from the need for adult specialty care (for example a pediatric cardiologist for children/adolescents with congenital heart defects). Specialties below marked with an asterisk (*) require the Health Plan to assure the availability of both adult and pediatric participating providers.

(1) Adolescent Medicine,

(2) Allergies,

(3) Anesthesiology,

(4) Cardiology* and Cardiovascular Surgery*,

(5) Chiropractic,

(6) Dermatology,

(7) Endocrinology*,

(8) Gastroenterology,

(9) General Surgery,

(10) Infectious Diseases,

(11) Nephrology*,

(12) Neurology*,

(13) Neurosurgery,

(14) Obstetrics/Gynecology (OB/GYN),

(15) Oncology,

(16) Ophthalmology,

(17) Optometry,

(18) Oral Surgery,

(19) Orthopedics* and Orthopedic Surgery*,

(20) Otolaryngology,

(21) Pathology,

(22) Pediatrics,

(23) Podiatry,

(24) Pulmonology,

AHCA Contract No. FA971, Attachment II, Page 134 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(25) Radiology,

(26) Rheumatology,

(27) Therapy, Physical*, Respiratory*, Speech* and Occupational*,

(28) Urology.

b.	If the infectious disease specialist does not have expertise in HIV and its treatment and care, then the Health Plan shall have another provider with such expertise.

c.
The Health Plan shall permit female enrollees to have direct access to a women's health specialist within the network for covered services necessary to provide women's routine and preventive health care services. This is in addition to an enrollee's designated PCP, if that provider is not a women's health specialist.

d.
In accordance with s. 641.31, F.S., the Health Plan shall ensure access to certified nurse midwife services or licensed midwife services for low risk enrollees, licensed in accordance with Chapter 467, F.S.

3.      Public Health Providers

a.
The Health Plan shall make a good faith effort to execute memoranda of agreement with the local CHDs to provide services which may include, but are not limited to, family planning services, services for the treatment of sexually transmitted diseases, other public health related diseases, tuberculosis, immunizations, foster care emergency shelter medical screenings, and services related to Healthy Start prenatal and post-natal screenings. The Health Plan shall provide documentation of its good faith effort upon the Agency’s request.

b.
A capitated Health Plan shall pay, without prior authorization, at the contracted rate or the Medicaid fee-for-service rate, all valid claims initiated by any CHD for office visits, prescribed drugs, laboratory services directly related to DCF emergency shelter medical screening, and tuberculosis. A capitated Health Plan shall reimburse the CHD when the CHD notifies the Health Plan and provides the Health Plan with copies of the appropriate medical records and provides the enrollee's PCP with the results of any tests and associated office visits.

c.
The Health Plan shall authorize all claims from a CHD, a migrant health center funded under Section 329 of the Public Health Services Act or a community health center funded under Section 330 of the Public Health Services Act, without prior authorization for the services listed below. Such providers shall attempt to contact the Health Plan before providing health care services to enrollees and shall provide the Health Plan with the results of the office visit, including test results. The Health Plan shall not deny claims for services delivered by these providers solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds three-hundred sixty-five (365) calendar days, and shall be reimbursed by the Health Plan at the rate negotiated between the Health Plan and the public provider or the applicable Medicaid fee-for-service rate. The Medicaid FFS rate is the standard Medicaid fee schedule rate or the CHD cost-based rate as

AHCA Contract No. FA971, Attachment II, Page 135 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

specified by the County Health Department Clinic Services Coverage and Limitations Handbook for applicable rates.

(1)	The diagnosis and treatment of sexually transmitted diseases and other reportable infectious diseases, such as tuberculosis and HIV;

(2)	The provision of immunizations;

(3)	Family planning services and related pharmaceuticals;

(4)	School health services listed in a, b and c above, and for services rendered on an urgent basis by such providers; and,

(5)	In the event that a vaccine-preventable disease emergency is declared, the Health Plan shall authorize claims from the CHD for the cost of the administration of vaccines.

d.
Other clinic-based services provided by a CHD, migrant health center or community health center, including well-child care, dental care, and sick care services not associated with reportable infectious diseases, require prior authorization from the Health Plan in order to receive reimbursement. If prior authorization is provided, the Health Plan shall reimburse at the entity’s cost-based reimbursement rate. If prior authorization for prescription drugs is given and the drugs are provided, the Health Plan shall reimburse the entity at Medicaid’s standard pharmacy rate.

e.	The Health Plan shall make a good faith effort to execute a contract with a Federally Qualified Health Center (FQHC) and, if applicable, a Rural Health Clinic (RHC).

f.	The capitated Health Plan shall reimburse FQHCs and RHCs at rates comparable to those rates paid for similar services in the FQHC’s or RHC’s community.

g.
The capitated Health Plan shall report quarterly to BMHC as part of its quarterly financial reports, the payment rates and the payment amounts made to FQHCs and RHCs for contractual services provided by these entities.

h.
The Health Plan shall make a good faith effort to execute memoranda of agreement with school districts participating in the certified match program regarding the coordinated provision of school-based services pursuant to ss. 1011.70 and 409.908(21), F.S.

4.	Facilities and Ancillary Providers

a.	Emergency Services and Emergency Services Facilities - The Health Plan shall ensure the availability of emergency services and care twenty-four hours a day, seven days a week (24/7).

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WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.	General Acute Care Hospital - The Health Plan shall provide at least one (1) fully accredited general acute care hospital bed per two-hundred and seventy-five (275) enrollees.

c.
Birth Delivery Facility - The Health Plan shall provide at least one (1) birth delivery facility, licensed under Chapter 383, F.S., or a hospital with birth delivery facilities, licensed under Chapter 383, F.S. The birth delivery facility may be a freestanding facility or part of a hospital. The Health Plan shall also provide a birthing center, licensed under Chapter 383, F.S., that is accessible to low-risk enrollees.

d.
Regional Perinatal Intensive Care Centers (RPICC) - The Health Plan shall assure access for enrollees in one (1) or more of Florida's RPICC, see ss. 383.15 through 383.19, F.S., or a hospital licensed by the Agency for neonatal intensive care unit (NICU) Level III beds.

e.
Neonatal Intensive Care Unit (NICU) - The Health Plan shall ensure that care for medically high-risk perinatal enrollees is provided in a facility with a NICU sufficient to meet the appropriate level of need for the enrollee.

f.
Pharmacy - If the Health Plan elects to use a more restrictive pharmacy network than the Medicaid fee-for-service network, the Health Plan shall provide at least one (1) licensed pharmacy per 2,500 enrollees. The Health Plan shall ensure that its contracted pharmacies comply with the Settlement Agreement to Hernandez et al. v. Medows (case number 02-20964 Civ-Gold/Simonton) (HSA).

C.      Network Changes

1.
The Health Plan shall submit a request for initial or expansion review, including submission of its provider network, to HSD when it has met the standards in this section of the Contract. BMHC will not approve the network until credentialing and all other network requirements have been met.

2.
The Health Plan shall provide BMHC and HSD with documentation of compliance with access requirements at any time there has been a significant change in the Health Plan's operations that would affect adequate capacity and services, including, but not limited to, the following:

a.	Changes in Health Plan services or service area; and

b.	Enrollment of a new population in the Health Plan.

3.	The Health Plan shall notify BMHC within seven (7) business days of any significant changes to its network. A significant change is defined as:

a.	A decrease in the total number of PCPs by more than five percent (5%);

b.	A loss of all participating specialists in a specialty where another participating specialist in that specialty is not available within sixty (60) minutes;

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WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.	A loss of all participating pediatric specialists in a specialty where another participating pediatric specialist in that specialty is not available within sixty (60) minutes;

d.	A loss of a hospital in an area where another Health Plan hospital of equal service ability is not available within thirty (30) minutes; or

e.	Other adverse changes to the composition of the network that impair or deny the enrollee's adequate access to providers.

4.
The Health Plan shall have procedures to address changes in the Health Plan network that negatively affect the ability of enrollees to access services, including access to a culturally diverse provider network. Significant changes in network composition that negatively impact enrollee access to services may be grounds for Contract termination or sanctions as determined by the Agency and in accordance with Attachment II, Section XIV, Sanctions.

5.
If a PCP ceases participation in the Health Plan’s network, the Health Plan shall send written notice to BMHC and to the enrollees who have chosen the provider as their PCP. This notice shall be issued no less than fifteen (15) calendar days after receipt of the termination notice.

a.
If an enrollee is in a prior authorized ongoing course of treatment with any other provider who becomes unavailable to continue to provide services, the Health Plan shall notify the enrollee in writing within ten (10) calendar days from the date the Health Plan becomes aware of such unavailability.

b.
These requirements to provide notice prior to the effective dates of termination shall be waived in instances where a provider becomes physically unable to care for enrollees due to illness, death, or leaving the service area and fails to notify the Health Plan, or when a provider fails credentialing. Under these circumstances, notice shall be issued immediately upon the Health Plan’s becoming aware of the circumstances.

6.
The Health Plan shall notify BMHC of any new network providers by the fifteenth (15th) of the month following execution of the provider agreement and terminated providers by the fifteenth (15th) of the month following the report month using the format provided in the Health Plan Report Guide referenced in Attachment II, Section XII, Reporting Requirements.

D.      Provider Contract Requirements

1.	The Health Plan shall comply with all Agency procedures for provider contract review and approval submission.

a.	All provider contracts must comply with 42 CFR 438.230, 42 CFR 455.104, 42 CFR 455.105, and 42 CFR 455.106.

b.
If the Health Plan is capitated, it shall ensure that all providers are eligible for participation in the Medicaid program. If a provider is currently suspended or involuntarily terminated from the Florida Medicaid program whether by contract or

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

sanction, other than for purposes of inactivity, that provider is not considered an eligible Medicaid provider. If the Health Plan is not capitated, its providers shall be enrolled as Florida Medicaid providers. Suspension and termination are described further in Rule 59G-9.070, F.A.C. The Health Plan is responsible for this provision within five (5) calendar days after notification of a provider’s ineligibility to participate in the Medicaid program (by its own or outside source, by communication from the Agency, by listing in an Agency website or other forum designated by the Agency).

c.	The Health Plan shall not employ or contract with individuals on the state or federal exclusions list.

d.
No provider contract that the Health Plan enters into with respect to performance under this Contract shall in any way relieve the Health Plan of any responsibility for the provision of services or duties under this Contract. The Health Plan shall assure that all services and tasks related to the provider contract are performed in accordance with the terms of this Contract. The Health Plan shall identify in its provider contract any aspect of service that may be subcontracted by the provider.

2.	All provider contracts and amendments executed by the Health Plan shall be in writing, signed, and dated by the Health Plan and the provider, and shall meet the following requirements:

a.	Prohibit the provider from seeking payment from the enrollee for any covered services provided to the enrollee within the terms of the Contract;

b.
Require the provider to look solely to the following for compensation for services rendered, with the exception of nominal cost sharing, pursuant to the Medicaid State Plan and the Florida Coverage and Limitations Handbooks:

(1)	If a capitated Health Plan, then to the capitated Health Plan for compensation;

(2)
If a FFS Health Plan, then to the Agency or its Agent, unless the service is one for which the Health Plan receives a capitation payment from the Agency. For such capitated services, the Health Plan shall require providers to look solely to the Health Plan;

c.
If there is a Health Plan physician incentive plan, include a statement that the Health Plan shall make no specific payment directly or indirectly under a physician incentive plan to a provider as an inducement to reduce or limit, medically necessary services to an enrollee, and that incentive plans shall not contain provisions that provide incentives, monetary or otherwise, for withholding medically necessary care;

d.
Specify that any contracts, agreements, or subcontracts entered into by the provider for purposes of carrying out any aspect of this Contract shall include assurances that the individuals who are signing the contract, agreement or subcontract are so authorized and that it includes all the requirements of this Contract;

e.
Require the provider to cooperate with the Health Plan's peer review, grievance, QIP and UM activities, and provide for monitoring and oversight, including monitoring of services rendered to enrollees, by the Health Plan (or its subcontractor). If the Health Plan has delegated the credentialing to a subcontractor, the agreement must ensure

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WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

that all licensed providers are credentialed in accordance with the Health Plan’s and the Agency’s credentialing requirements as found in Attachment II, Section VII, Provider Network, Item H., Credentialing and Recredentialing;

f.	Include provisions for the immediate transfer to another PCP or health plan if the enrollee's health or safety is in jeopardy;

g.	Not prohibit a provider from discussing treatment or non-treatment options with enrollees that may not reflect the Health Plan's position or may not be covered by the Health Plan;

h.
Not prohibit a provider from acting within the lawful scope of practice, from advising or advocating on behalf of an enrollee for the enrollee's health status, medical care, or treatment or non-treatment options, including any alternative treatments that might be self-administered;

i.	Not prohibit a provider from advocating on behalf of the enrollee in any grievance system or UM process, or individual authorization process to obtain necessary services;

j.	Require providers to meet appointment waiting time standards pursuant to this Contract;

k.	Provide for continuity of treatment in the event a provider contract terminates during the course of an enrollee's treatment by that provider;

l.
Prohibit discrimination with respect to participation, reimbursement, or indemnification of any provider who is acting within the scope of his/her license or certification under applicable state law, solely on the basis of such license or certification. This provision shall not be construed as a willing provider law, as it does not prohibit the Health Plan from limiting provider participation to the extent necessary to meet the needs of the enrollees. This provision does not interfere with measures established by the Health Plan that are designed to maintain quality and control costs;

m.	Prohibit discrimination against providers serving high-risk populations or those that specialize in conditions requiring costly treatments;

n.	Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to the Health Plan;

o.
Require that records be maintained for a period not less than six (6) years from the close of the Contract, and retained further if the records are under review or audit until the review or audit is complete. Prior approval for the disposition of records must be requested and approved by the Health Plan if the provider contract is continuous;

p.	Specify that DHHS, the Agency, MPI and MFCU shall have the right to inspect, evaluate, and audit all of the following related to this Contract:

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(1)	Pertinent books,

(2)	Financial records,

(3)	Medical records, and

(4)	Documents, papers, and records of any provider involving financial transactions;

q.	Specify covered services and populations to be served under the provider contract;

r.	Require that providers comply with the Health Plan's cultural competency plan;

s.	Require that any community outreach materials related to this Contract that are displayed by the provider be submitted to the BMHC for written approval before use;

t.	Provide for submission of all reports and clinical information required by the Health Plan, including Child Health Check-Up reporting (if applicable);

u.	Require providers of transitioning enrollees to cooperate in all respects with providers of other health plans to assure maximum health outcomes for enrollees;

v.	Require providers to submit notice of withdrawal from the network at least ninety (90) calendar days before the effective date of such withdrawal;

w.	Require that all providers agreeing to participate in the network as PCPs fully accept and agree to responsibilities and duties associated with the PCP designation;

x.
Require all providers to notify the Health Plan in the event of a lapse in general liability or medical malpractice insurance, or if assets fall below the amount necessary for licensure under Florida Statutes;

y.
Require providers to offer hours of operation that are no less than the hours of operation offered to commercial Health Plan members or comparable non-Reform Medicaid recipients if the provider serves only Medicaid recipients;

z.	Require safeguarding of information about enrollees according to 42 CFR 438.224;

aa.	Require compliance with HIPAA privacy and security provisions;

bb.
Require an exculpatory clause, which survives provider agreement termination, including breach of provider contract due to insolvency, which assures that neither Medicaid recipients nor the Agency shall be held liable for any debts of the provider;

cc.
Require that the provider secure and maintain during the life of the provider contract worker compensation insurance (complying with the Florida worker compensation law) for all of its employees connected with the work under this Contract unless such employees are covered by the protection afforded by the Health Plan;

dd.	Make provisions for a waiver of those terms of the provider contract that, as they pertain to Medicaid recipients, are in conflict with the specifications of this Contract;

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WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

ee.	Contain no provision that in any way prohibits or restricts the provider from entering into a commercial contract with any other health plan (see s. 641.315, F.S.);

ff.	Contain no provision requiring the provider to contract for more than one (1) Health Plan product or otherwise be excluded (see s. 641.315, F.S.);

gg.
Contain no provision that prohibits the provider from providing inpatient services in a contracted hospital to an enrollee if such services are determined to be medically necessary and covered services under this Contract;

hh.
Require providers to cooperate fully in any audit, investigation or review by the Health Plan, Agency, MPI, MFCU, or other state or federal entity and in any subsequent legal action that may result from such an audit, investigation or review involving this Contract;

ii.
When presenting a claim for payment to the Health Plan, the network provider is indicating an understanding that the provider has an affirmative duty to supervise the provision of, and be responsible for, the covered services claimed to have been provided, to supervise and be responsible for preparation and submission of the claim, and to present a claim that is true and accurate and that is for Health Plan-covered services that:

(1)	Have actually been furnished to the recipient by the provider prior to submitting the claim; and

(2)	Are medically necessary.

jj.
Require providers to submit timely, complete and accurate encounter data to the Health Plan in accordance with the requirements of Attachment II, Section X, Administration and Management, Item D., Encounter Data;

kk.
Contain a clause indemnifying, defending and holding the Agency and the Health Plan’s enrollees harmless from and against all claims, damages, causes of action, costs or expenses, including court costs and reasonable attorney fees, to the extent proximately caused by any negligent act or other wrongful conduct arising from the provider agreement. This clause must survive the termination of the agreement, including breach due to insolvency. The Agency may waive this requirement for itself, but not Health Plan enrollees, for damages in excess of the statutory cap on damages for public entities, if the provider is a state agency or subdivision as defined by s. 768.28, F.S., or a public health entity with statutory immunity. All such waivers shall be approved in writing by the Agency;

ll.	Require physicians to immediately notify the Health Plan of an enrollee’s pregnancy, whether identified through medical history, examination, testing, claims, or otherwise;

mm.
Specify that in addition to any other right to terminate the provider contract, and notwithstanding any other provision of this Contract, the Agency or the Health Plan may request immediate termination of a provider contract if, as determined by the Agency, a provider fails to abide by the terms and conditions of the provider contract, or in the sole discretion of the Agency, the provider fails to come into compliance with the provider contract within fifteen (15) calendar days after receipt of notice from

AHCA Contract No. FA971, Attachment II, Page 142 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

the Health Plan specifying such failure and requesting such provider abide by the terms and conditions thereof;

nn.
Specify that any provider whose participation is terminated pursuant to the provider contract for any reason shall utilize the applicable appeals procedures outlined in the provider contract. No additional or separate right of appeal to the Agency or the Health Plan is created as a result of the Health Plan's act of terminating, or decision to terminate, any provider under this Contract. Notwithstanding the termination of the provider contract with respect to any particular provider, this Contract shall remain in full force and effect with respect to all other providers;

oo.
If the provider has been approved by the Health Plan to provide services through telemedicine, specify that the provider require protocols to prevent fraud and abuse. The provider must implement telemedicine fraud and abuse protocols that address:

(1)	Authentication and authorization of users;

(2)	Authentication of the origin of the information;

(3)	The prevention of unauthorized access to the system or information;

(4)	System security, including the integrity of information that is collected, program integrity and system integrity; and

(5)	Maintenance of documentation about system and information usage.

pp.
Specify that failure to fully cooperate in investigations, reviews or audits conducted by the Health Plan, Agency, MFCU or any other state or federal entity, including but not limited to allowing access to the premises, allowing access to Medicaid-related records, or furnishing copies of documentation upon request may constitute a material breach of this contract and render it immediately terminated; and

qq.	Require the provider to comply with the terms of the Health Plan’s provider handbook.

E.      Provider Termination

1.	The Health Plan shall comply with all state and federal laws regarding provider termination.

2.	The Health Plan shall notify enrollees in accordance with the provisions of this Contract regarding provider termination.

3.
In a case in which a patient's health is subject to imminent danger or a physician's ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental agency, notice of termination for cause to the provider, BMHC and MPI shall be immediate and include the reasons for termination for “cause.”

4.
The Health Plan shall notify the provider, BMHC and enrollees in active care at least sixty (60) calendar days before the effective date of the suspension or termination of a provider from the network.

AHCA Contract No. FA971, Attachment II, Page 143 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

F.           Appointment Waiting Times and Geographic Access Standards

1.	The Health Plan must assure that PCP services and referrals to specialists for covered services are available on a timely basis, as follows:

a.	Urgent Care — within one (1) day,

b.	Routine Sick Patient Care — within one (1) week, and

c.	Well Care Visit — within one (1) month.

2.
All PCPs, hospital and community mental health services must be available within an average of thirty (30) minutes’ travel time from an enrollee's residence. All participating specialists and ancillary providers must be within an average of sixty (60) minutes’ travel time from an enrollee's residence. BMHC may waive this requirement, in writing, for rural areas and for areas where there are no PCPs, hospitals or community mental health centers within a thirty (30) minute average travel time.

3.
The Health Plan shall provide a designated emergency services facility within an average of thirty (30) minutes’ travel time from an enrollee's residence, that provides care on a twenty-four hours a day, seven days a week (24/7) basis. Each designated emergency service facility shall have one (1) or more physicians and one (1) or more nurses on duty in the facility at all times. BMHC may waive the travel time requirement, in writing, in rural areas.

4.
For rural areas, if the Health Plan is unable to enter into an agreement with specialty or ancillary service providers within the required sixty (60) minute average travel time, BMHC may waive, in writing, the requirement.

5.
At least one (1) pediatrician or one (1) CHD, FQHC or RHC must be available within an average of thirty (30) minutes’ travel time from an enrollee's residence, provided that this requirement remains consistent with the other minimum time requirements of this Contract. In order to meet this requirement, the pediatrician(s), CHD, FQHC, and/or RHC must provide access to care on a twenty-four hour a day, seven day a week (24/7) basis. BMHC may waive this requirement, in writing, for rural areas and where there are no pediatricians, CHDs, FQHCs or RHCs within the thirty (30) minute average travel time.

6.
Annually by February 1 of each Contract year, the Health Plan shall review a statistically valid sample of PCP offices’ average appointment wait times to ensure services are in compliance with Attachment II, Section VII, Provider Network, Item F., Appointment Waiting Times and Geographic Access Standards, and report the results to BMHC in the format specified, in accordance with Attachment II, Section XII, Reporting Requirements. (See 42 CFR 438.206(c)(1)(iv),(v) and (vi).)

AHCA Contract No. FA971, Attachment II, Page 144 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

G.      Continuity of Care

1.
The Health Plan shall allow enrollees in active treatment to continue care with a terminated treating provider when such care is medically necessary, through completion of treatment of a condition for which the enrollee was receiving care at the time of the termination, until the enrollee selects another treating provider, or during the next open enrollment period. None of the above may exceed six (6) months after the termination of the provider's contract.

2.
The Health Plan shall allow pregnant enrollees who have initiated a course of prenatal care, regardless of the trimester in which care was initiated, to continue care with a terminated treating provider until completion of postpartum care.

3.	Notwithstanding the provisions in this subsection, a terminated provider may refuse to continue to provide care to an enrollee who is abusive or noncompliant.

4.	For continued care under this subsection, the Health Plan and the terminated provider shall continue to abide by the same terms and conditions as existed in the terminated contract.

5.	The requirements set forth in this subsection shall not apply to providers who have been terminated from the Health Plan for cause.

H.      Credentialing and Recredentialing

(See Attachment II, Exhibit 7)

1.
The Health Plan shall be responsible for the credentialing and recredentialing of its provider network. Hospital ancillary providers are not required to be independently credentialed if those providers serve Health Plan enrollees only through the hospital.

2.
The Health Plan shall establish and verify credentialing and recredentialing criteria for all professional providers that, at a minimum, meet the Agency's Medicaid participation standards and shall document that such standards are met. The Agency’s criteria include:

a.	A copy of each provider's current medical license pursuant to s. 641.495, F.S.;

b.	No revocation or suspension of the provider's state license by the Division of Medical Quality Assurance, Department of Health;

c.	A satisfactory Level II background check pursuant to s. 409.907, F.S., for all treating providers not currently enrolled in Medicaid’s fee-for-service program;

(1)
Upon Agency notice of implementation of a managed care electronic background screening verification process, the Health Plan shall verify the provider’s Medicaid eligibility through the Agency’s electronic background screening system. If the provider’s fingerprints are not retained in the Care Provider Background Screening Clearinghouse (see s. 435.12, F.S.) and/or eligibility results are not found, the Health Plan shall submit complete sets of the provider’s fingerprints electronically for Medicaid Level II screening following the

AHCA Contract No. FA971, Attachment II, Page 145 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

appropriate process described on the Agency’s background screening website. Until such process is implemented, the Health Plan may, for providers exempt from the criminal background screening requirements, accept a copy of the screen print of the provider’s current Department of Health licensure status with the exemption reason included as documentation;

(2)
The Health Plan shall not contract with any provider who has a record of illegal conduct; i.e., found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to any of the offenses listed in s. 435.04, F.S.;

(3)
Individuals already screened as Medicaid providers or screened within the past twelve (12) months by the Agency or another Florida agency or department using the same criteria as Medicaid are not required to submit fingerprints electronically but shall document the results of the previous screening to the Health Plan;

(4)
Individuals listed in s. 409.907(8)(a), F.S., for whom criminal history background screening cannot be documented must provide fingerprint cards or, upon Agency notice of implementation of a managed care electronic background screening verification process, must provide fingerprints electronically following the Medicaid managed care applicable process described on the Agency’s background screening website.

d.	Disclosure related to ownership and management (42 CFR 455.104), business transactions (42 CFR 455.105) and conviction of crimes (42 CFR 455.106);

e.
Proof of the provider's medical school graduation, completion of residency and other postgraduate training. Evidence of board certification shall suffice in lieu of proof of medical school graduation, residency and other postgraduate training;

f.	Evidence of specialty board certification, if applicable;

g.	Evidence of the provider's professional liability claims history;

h.	Any sanctions imposed on the provider by Medicare or Medicaid; and

i.	The provider’s Medicaid ID number, Medicaid provider registration number or documentation of submission of the Medicaid provider registration form.

3.
The Health Plan's credentialing and recredentialing files must document the education, experience, prior training and ongoing service training for each staff member or provider rendering behavioral health services.

4.	The Health Plan's credentialing and recredentialing policies and procedures shall be in writing and include the following:

a.	Formal delegations and approvals of the credentialing process;

b.	A designated credentialing committee;

c.	Identification of providers who fall under its scope of authority;

AHCA Contract No. FA971, Attachment II, Page 146 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

d.	A process that provides for the verification of the credentialing and recredentialing criteria required under this Contract;

e.	Approval of new providers and imposition of sanctions, termination, suspension and restrictions on existing providers; and

f.	Identification of quality deficiencies that result in the Health Plan's restriction, suspension, termination or sanctioning of a provider.

5.	The credentialing and recredentialing processes must also include verification of the following additional requirements for physicians and must ensure compliance with 42 CFR 438.214:

a.
Good standing of privileges at the hospital designated as the primary admitting facility by the physician or if the physician does not have admitting privileges, good standing of privileges at the hospital by another provider with whom the provider has entered into an arrangement for hospital coverage;

b.	Valid Drug Enforcement Administration (DEA) certificates, where applicable;

c.
Attestation that the total active patient load (all populations with Medicaid FFS, Children’s Medical Services Network, HMO, PSN, Medicare and commercial coverage) is no more than 3,000 patients per PCP. An active patient is one that is seen by the provider a minimum of three (3) times per year;

d.	A good standing report on a site visit survey. For each PCP, documentation in the Health Plan’s credentialing files regarding the site survey shall include the following:

(1)	Evidence that the Health Plan has evaluated the provider's facilities using the Health Plan's organizational standards;

(2)
Evidence that the provider’s office meets criteria for access for persons with disabilities and that adequate space, supplies, proper sanitation, smoke-free facilities, and proper fire and safety procedures are in place;

(3)	Evidence that the Health Plan has evaluated the provider's medical record keeping practices at each site to ensure conformity with the Health Plan's organizational standards;

(4)
Evidence that the Health Plan has determined that the following documents are posted in the provider's waiting room/reception area: the Agency’s statewide consumer call center telephone number, including hours of operation, and a copy of the summary of Florida’s Patient’s Bill of Rights and Responsibilities, in accordance with s. 381.026, F.S. The provider must have a complete copy of the Florida Patient’s Bill of Rights and Responsibilities, available upon request by an enrollee, at each of the provider's offices;

e.	Attestation to the correctness/completeness of the provider's application;

f.	Statement regarding any history of loss or limitation of privileges or disciplinary activity as described in s. 456.039, F.S.;

AHCA Contract No. FA971, Attachment II, Page 147 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

g.	A statement from each provider applicant regarding the following:

(1)	Any physical or mental health problems that may affect the provider's ability to provide health care;

(2)	Any history of chemical dependency/substance abuse;

(3)	Any history of loss of license and/or felony convictions; and

(4)	The provider is eligible to become a Medicaid provider;

h.	Current curriculum vitae, which includes at least five (5) years of work history.

6.	The Health Plan shall recredential its providers at least every three (3) years.

7.	The Health Plan shall develop and implement an appeal procedure for providers against whom the Health Plan has imposed sanctions, restrictions, suspensions and/or terminations.

8.
The Health Plan shall submit disclosures and notifications to the federal Department of Health and Human Services (DHHS) Office of the Inspector General (OIG) and to MPI in accordance with s. 1128, s. 1156, and s. 1892, of the Social Security Act, 42 CFR 455.106, 42 CFR 1002.3, and 42 CFR 1001.1, as described in Section X, E.,11., Fraud and Abuse Prevention, of this Contract.

I.      Provider Services

1.	General Provisions

a.	The Health Plan shall provide sufficient information to all providers in order to operate in full compliance with this Contract and all applicable federal and state laws and regulations.

b.	The Health Plan shall monitor provider knowledge and understanding of provider requirements, and take corrective actions to ensure compliance with such requirements.

c.
If the Health Plan does not use the Medicaid PDL, it shall notify affected providers when it deletes a drug from its PDL at least thirty (30) calendar days before the effective date of the deletion. This notification may be provided to all providers or only to providers identified as prescribing the deleted drug. Upon request, the Health Plan shall provide to the Agency documentation of such notification.

d.	The Health Plan shall notify affected providers when it makes changes in covered services, including its expanded benefits at least thirty (30) calendar days before the effective date of the change.

AHCA Contract No. FA971, Attachment II, Page 148 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	Provider Handbook
(See Attachment II, Exhibit 7)

a.
The Health Plan shall issue a provider handbook to all providers at the time the provider credentialing is complete. The Health Plan may choose not to distribute the provider handbook via surface mail, provided it submits a written notification to all providers that explains how to obtain the handbook from the Health Plan’s website. This notification shall also detail how the provider can request a hard copy from the Health Plan at no charge. The Health Plan shall keep all provider handbooks and bulletins up to date and in compliance with state and federal laws. The provider handbook shall serve as a source of information regarding Health Plan covered services, policies and procedures, statutes, regulations, telephone access and special requirements to ensure all Contract requirements are met. At a minimum, the provider handbook shall include the following information:

(1)	Description of the Medicaid program;

(2)	Covered services;

(3)	Emergency service responsibilities;

(4)	Child Health Check-Up program services and standards;

(5)
Policies and procedures that cover the provider complaint system. This information shall include, but not be limited to, specific instructions regarding how to contact the Health Plan to file a provider complaint, including complaints about claims issues, and which individual(s) has authority to review a provider complaint;

(6)
Required procedural steps in the enrollee grievance process, including the address, telephone number and office hours of the grievance staff; the enrollee’s right to request continuation of benefits while utilizing the grievance system; and information about the BAP. The Health Plan shall specify telephone numbers to call to present a complaint, grievance, or appeal. Each telephone number shall be toll-free within the caller’s geographic area and provide reasonable access to the Health Plan without undue delays;

(7)	Medical necessity standards and practice protocols, including guidelines pertaining to the treatment of chronic and complex conditions;

(8)	PCP responsibilities;

(9)	Other provider or subcontractor responsibilities;

(10)	Prior authorization and referral procedures, including required forms;

(11)	Medical records standards;

(12)	Claims submission protocols and standards, including instructions and all information necessary for a clean or complete claim;

AHCA Contract No. FA971, Attachment II, Page 149 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(13)	Protocols for submitting encounter data;

(14)	A summary of the Health Plan’s cultural competency plan and how to get a full copy at no cost to the provider;

(15)	Information on the Health Plan’s quality enhancement programs;

(16)	Enrollee rights and responsibilities (see 42 CFR 438.100);

(17)
Information notifying providers that the Health Plan is authorized to take whatever steps are necessary to ensure that the provider is recognized by the state Medicaid program, including its choice counseling/enrollment broker contractor(s) as a participating provider of the Health Plan and that the provider’s submission of encounter data is accepted by the Florida MMIS and/or the state’s encounter data warehouse;

(18)	If the Health Plan allows the use of telemedicine, telemedicine requirements for providers;

(19)	Procedures for reporting fraud, abuse and overpayment that includes the following specific language:

(a)
To report suspected fraud and/or abuse in Florida Medicaid, call the Consumer complaint Hotline toll-free at 1-888-419-3456 or complete a Medicaid Fraud and Abuse Complaint Form, which is available online at:

https://apps.ahca.myflorida.com/InspectorGeneral/fraud_complaintform.aspx

(b)
 If you report suspected fraud and your report results in a fine, penalty, or forfeiture of property from a doctor or other health care provider, you may be eligible for a reward through the Attorney General’s Fraud Rewards Program (toll-free 1-866-866-7226 or 850-414-3990). The reward may be up to 25 percent of the amount recovered, or a maximum of $500,000 per case (Florida Statutes Chapter 409.9203). You can talk to the Attorney General’s Office about keeping your identity confidential and protected.

b.	The Health Plan shall disseminate bulletins as needed to incorporate any needed changes to the provider handbook.

3.       Education and Training

The Health Plan shall offer training to all providers and their staff regarding the requirements of this Contract and special needs of enrollees. The Health Plan shall conduct initial training within thirty (30) calendar days of placing a newly contracted provider, or provider group, on active status. The Health Plan also shall conduct ongoing training, as deemed necessary by the Health Plan or the Agency, in order to ensure compliance with program standards and this Contract.

4.      Toll-Free Provider Help Line

a.	The Health Plan shall operate a toll-free telephone help line to respond to provider questions, comments and inquiries.

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.
The Health Plan shall develop telephone help line policies and procedures that address staffing, personnel, hours of operation, access and response standards, monitoring of calls via recording or other means, and compliance with Health Plan standards.

c.
The help line shall be staffed twenty-four hours a day, seven days a week (24/7) to respond to prior authorization requests. This help line shall have staff to respond to provider questions in all other areas, including the provider complaint system, provider responsibilities, etc., between the hours of 8 a.m. and 7 p.m. in the provider’s time zone Monday through Friday, excluding state holidays.

d.
The Health Plan’s call center systems shall have the capability to track call management metrics identified in Attachment II, Section IV, Enrollee Services, Community Outreach and Marketing, Item A., General Provisions, sub-item 11., Toll-free Enrollee Help Line.

e.
The Health Plan shall ensure that after regular business hours the provider services line (not the prior authorization line) is answered by an automated system with the capability to provide callers with information about operating hours and instructions about how to verify enrollment for an enrollee with an emergency or urgent medical condition. This requirement shall not be construed to mean that the provider must obtain verification before providing emergency services and care.

5.       Provider Complaint System

a.
The Health Plan shall establish and maintain a provider complaint system that permits a provider to dispute the Health Plan’s policies, procedures, or any aspect of a Health Plan’s administrative functions, including proposed actions and claims.

b.	The Health Plan shall include its provider complaint system policies and procedures in its provider handbook as described above.

c.
The Health Plan shall also distribute the provider complaint system policies and procedures, including claims issues, to out-of-network providers upon request. The Health Plan may distribute a summary of these policies and procedures, if the summary includes information about how the provider may access the full policies and procedures on the Health Plan’s website. This summary shall also detail how the provider can request a hard copy from the Health Plan at no charge.

d.	As a part of the provider complaint system, the Health Plan shall:

(1)	Have dedicated staff for providers to contact via telephone, electronic mail, regular mail, or in person, to ask questions, file a provider complaint and resolve problems;

(2)	Identify a staff person specifically designated to receive and process provider complaints;

(3)	Allow providers forty-five (45) calendar days to file a written complaint for issues that are not about claims;

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(4)
Thoroughly investigate each provider complaint using applicable statutory, regulatory, contractual and provider contract provisions, collecting all pertinent facts from all parties and applying the Health Plan’s written policies and procedures; and

(5)	Ensure that Health Plan executives with the authority to require corrective action are involved in the provider complaint process.

e.	The Health Plan shall provide a written notice of the outcome of the review to the provider.

J.      Medical Records Requirements

1.
The Health Plan shall ensure maintenance of medical records for each enrollee in accordance with this section and with 42 CFR 456. Medical records shall include the quality, quantity, appropriateness, and timeliness of services performed under this Contract.

2.	The Health Plan shall follow the medical record standards set forth below for each enrollee's medical records, as appropriate:

a.	Include the enrollee’s identifying information, including name, enrollee identification number, date of birth, sex and legal guardianship (if any);

b.	Each record shall be legible and maintained in detail;

c.	Include a summary of significant surgical procedures, past and current diagnoses or problems, allergies, untoward reactions to drugs and current medications;

d.	All entries shall be dated and signed by the appropriate party;

e.	All entries shall indicate the chief complaint or purpose of the visit, the objective, diagnoses, medical findings or impression of the provider;

f.	All entries shall indicate studies ordered (e.g., laboratory, x-ray, EKG) and referral reports;

g.	All entries shall indicate therapies administered and prescribed;

h.	All entries shall include the name and profession of the provider rendering services (e.g., MD, DO, OD), including the signature or initials of the provider;

i.	All entries shall include the disposition, recommendations, instructions to the enrollee, evidence of whether there was follow-up and outcome of services;

j.	All records shall contain an immunization history;

k.	All records shall contain information relating to the enrollee’s use of tobacco products and alcohol/substance abuse;

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

l.	All records shall contain summaries of all emergency services and care and hospital discharges with appropriate medically indicated follow up;

m.	Document referral services in enrollees' medical records;

n.
Include all services provided. Such services must include, but not necessarily be limited to, family planning services, preventive services and services for the treatment of sexually transmitted diseases;

o.	All records shall reflect the primary language spoken by the enrollee and any translation needs of the enrollee;

p.	All records shall identify enrollees needing communication assistance in the delivery of health care services;

q.
All records shall contain documentation that the enrollee was provided with written information concerning the enrollee’s rights regarding advance directives (written instructions for living will or power of attorney) and whether or not the enrollee has executed an advance directive. Neither the Health Plan, nor any of its providers shall, as a condition of treatment, require the enrollee to execute or waive an advance directive. The Health Plan must maintain written policies and procedures for advance directives;

r.	Copies of any advance directives executed by the enrollee;

s.	Include copies of any consent or attestation form used or the court order for prescribed psychotherapeutic medication for a child under the age of thirteen (13); and

t.	Include the following items for services provided through telemedicine:

(1)	A brief explanation of the use of telemedicine in each progress note;

(2)	Documentation of telemedicine equipment used for the particular covered services provided; and

(3)
A signed statement from the enrollee or the enrollee’s representative indicating their choice to receive services through telemedicine. This statement may be for a set period of treatment or one-time visit, as applicable to the service(s) provided.

3.     Confidentiality of Medical Records

a.
The Health Plan shall have a policy to ensure the confidentiality of medical records in accordance with 42 CFR, Part 431, Subpart F. This policy shall also include confidentiality of a minor’s consultation, examination, and treatment for a sexually transmissible disease in accordance with s. 384.30(2), F.S.

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.	The Health Plan shall have a policy to ensure compliance with the privacy and security provisions of the Health Insurance Portability and Accountability Act (HIPAA).

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AHCA Contract No. FA971, Attachment II, Page 154 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section VIII
Quality Management

A.	Quality Improvement

1.	General Requirements

a.
The Health Plan shall have an ongoing quality improvement program (QI program) that objectively and systematically monitors and evaluates the quality and appropriateness of care and services rendered, thereby promoting quality of care and quality patient outcomes in service performance to its enrollees. (See 42 CFR 438.204 and 438.240.)

b.
The Health Plan shall develop and submit to BMHC a written quality improvement plan (QI plan) within thirty (30) calendar days from execution of the initial Contract and resubmit it annually by May 1 of each Contract year for written approval. The QI plan shall include sections defining how the QI committee used any of the following programs to develop its performance improvement projects (PIP): credentialing processes, case management, utilization review, peer review, review of grievances, and review and response to adverse events. Any problems/issues identified but not included in a PIP must be addressed and resolved by the QI committee.

c.
The Health Plan’s written policies and procedures shall address components of effective health care management including, but not limited to, anticipation, identification, monitoring, measurement, evaluation of enrollee’s health care needs, and effective action to promote quality of care.

d.
The Health Plan shall define and implement improvements in processes that enhance clinical efficiency, provide effective utilization, and focus on improved outcome management achieving the highest level of success.

e.	The Health Plan and its QI plan shall demonstrate specific interventions in its care management to better manage the care and promote healthier enrollee outcomes.

f.
The Health Plan shall cooperate with the Agency and the external quality review organization (EQRO). The Agency will set methodology and standards for quality improvement (QI) with advice from the EQRO.

g.	Prior to implementation, the Agency shall review the Health Plan’s QI plan.

2.	Specific Required Components of the QI Program

a.
The Health Plan’s governing body shall oversee and evaluate the QI program. The role of the Health Plan’s governing body shall include providing strategic direction to the QI program, as well as ensuring the QI plan is incorporated into operation throughout the Health Plan. The written QI plan shall clearly describe the mechanism within the Health Plan for strategic direction from the governing body to be provided to the QI program and for the QI program committee to communicate with the governing body.

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.
The Health Plan shall have a QI program committee. The Health Plan’s medical director shall either chair or co-chair the committee. Other committee representatives shall be selected to meet the needs of the Health Plan but must include: 1) the quality director; 2) the grievance coordinator; 3) the utilization review manager; 4) the credentialing manager; 5) the risk manager/infection control professional (if applicable); and 6) provider representation, either through providers serving on the committee or through a provider liaison position, such as a representative from the network management department. Individual staff members may serve in multiple roles on the committee if they also serve in multiple positions within the Health Plan. The Health Plan shall have a mechanism to encourage enrollees to have input into activities conducted by the QI program committee. The committee shall meet no less than quarterly. Its responsibilities shall include the development and implementation of a written QI plan, which incorporates the strategic direction provided by the governing body. The QI plan shall contain the following components:

(1)
The Health Plan’s guiding philosophy for quality management and should identify any nationally recognized, standardized approach that is used (for example, PDCA, Rapid Cycle Improvement, FOCUS-PDCA, Six Sigma, etc.). Selection of performance indicators and sources for benchmarking also shall be described;

(2)
A description of the Health Plan positions assigned to the QI program, including a description of why each position was chosen to serve on the committee and the roles each position is expected to fulfill. The resumes of QI program committee members shall be made available upon the Agency’s request;

(3)
Specific training about quality that will be provided by the Health Plan to staff serving in the QI program. At a minimum the training shall include protocols developed by the Centers for Medicare and Medicaid Services regarding quality. CMS protocols may be obtained from:

http://www.medicaid.gov/Medicaid-CHIP-Program-Information/By-Topics/Quality-of-Care/Quality-of-Care-External-Quality-Review.html

(4) The role of its providers in giving input to the QI program, whether that is by membership on the committee, its sub-committees, or other means;

(5)
A standard for how the Health Plan shall assure that QI program activities take place throughout the Health Plan and document results of QI program activities for reviewers. Protocols for assigning tasks to individual staff persons and selection of time standards for completion shall be included;

(6)	A standard describing the process the QI program will use to review and suggest new and/or improved QI activities;

(7)	The process for selecting and directing task forces, committees, or other Health Plan activities to review areas of concern in the provision of health care services to enrollees;

(8)	The process for selecting evaluation and study design procedures;

(9)	The process to report findings to appropriate executive authority, staff, and departments within the Health Plan as well as relevant stakeholders, such as

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

network providers. The QI plan also shall include how this communication will be documented for Agency review; and

(10) The process to direct and analyze periodic review of enrollee service utilization patterns.

c.
The Health Plan shall maintain minutes of all QI committee and sub-committee meetings and make the minutes available for Agency review on request. The minutes shall demonstrate resolution of items or be brought forward to the next meeting.

d.	The Health Plan shall have a peer review process that:

(1)	Reviews a provider's practice methods and patterns, morbidity/mortality rates, and all grievances filed against the provider relating to medical treatment;

(2)	Evaluates the appropriateness of care rendered by providers;

(3) Implements corrective action(s) when the Health Plan deems it necessary to do so;

(4)	Develops policy recommendations to maintain or enhance the quality of care provided to enrollees;

(5)
Conducts reviews that include the appropriateness of diagnosis and subsequent treatment, maintenance of a provider's medical records, adherence to standards generally accepted by a provider's peers and the process and outcome of a provider's care;

(6)
Appoints a peer review committee, as a sub-committee to the QI program committee, to review provider performance when appropriate. The medical director or a designee shall chair the peer review committee. Its membership shall be drawn from the provider network and include peers of the provider being reviewed;

(7)	Receives and reviews all written and oral allegations of inappropriate or aberrant service by a provider;

(8)
Educates enrollees and Health Plan staff about the peer review process, so that enrollees and the Health Plan staff can notify the peer review authority of situations or problems relating to providers.

3.	Health Plan QI Activities
(See Attachment II, Exhibit 8)

a.
The Health Plan shall monitor, evaluate and improve the quality and appropriateness of care and service delivery (or the failure to provide care or deliver services) to enrollees through peer review, performance improvement projects (PIP), medical record audits, performance measures, surveys, and related activities.

AHCA Contract No. FA971, Attachment II, Page 157 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.
PIPs – Annually, by January 1 of each Contract year, the Agency shall determine and notify the Health Plan if there are changes in the number and types of PIPs the Health Plan shall perform for the coming Contract year. The Health Plan shall perform four (4) Agency-approved performance improvement projects for each population (Reform and non-Reform). There must at least one (1) clinical PIP and one (1) non-clinical PIP per population.

(1)	One (1) of the PIPs shall focus on language and culture, clinical health care disparities, or culturally and linguistically appropriate services.

(2)	One (1) of the PIPs shall be the statewide collaborative PIP coordinated by the EQRO.

(3)	One (1) of the clinical PIPs shall relate to behavioral health services.

(4)	One (1) PIP shall be designed to address deficiencies identified by the Health Plan through monitoring, performance measure results, member satisfaction surveys, or other similar means.

(5)	Each PIP shall include a statistically significant sample of enrollees.

(6)
All PIPs shall achieve, through ongoing measurements and intervention, significant improvement to the quality of care and service delivery, sustained over time, in areas that are expected to have a favorable effect on health outcomes and enrollee satisfaction. Improvement must be measured through comparison of a baseline measurement and an initial remeasurement following application of an intervention. Change must be statistically significant at the ninety-five (95%) confidence level and must be sustained for a period of two (2) additional remeasurements. Measurement periods and methodologies shall be submitted to BMHC for approval before initiation of the PIP. PIPs that have successfully achieved sustained improvement, as approved by the Agency, shall be considered complete and shall not meet the requirement for one (1) of the four PIPs, although the Health Plan may wish to continue to monitor the performance indicator as part of its overall QI program. In this event, the Health Plan shall select a new PIP and submit it to BMHC for approval as described in (7)(a) below.

(7)	PIP Documentation

(a)	PIP Proposal

(i)	Within ninety (90) calendar days after initial Contract execution, the Health Plan shall submit to the BMHC, in writing, a proposal for each planned PIP.

(ii)
Each PIP proposal shall be submitted using the most recent version of the EQRO PIP validation form. The EQRO PIP validation form may be obtained from the Florida EQRO. Instructions for using the form to submit PIP proposals and updates may be obtained from BMHC.

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(iii)	Activities 1 through 6 of the EQRO PIP validation form must be addressed in the PIP proposal.

(iv)	In the event the Health Plan elects to modify a portion of the PIP proposal after initial Agency approval, a written request to do so must be submitted to the BMHC.

(b)	Annual PIP Submission

(i)	The Health Plan shall submit ongoing PIPs annually by August 1 to BMHC for review and approval.
(ii)
The Health Plan shall update the EQRO PIP validation form in its annual submission to reflect the Health Plan’s progress. The Health Plan is not required to transfer ongoing PIPs to a new, updated EQRO form.

(iii)
The Health Plan shall submit the BMHC-approved EQRO PIP validation form to the EQRO upon its request for validation. The Health Plan shall not make changes to the BMHC-approved PIP being submitted to the EQRO unless expressly permitted by BMHC in writing.

(8)
The Health Plan’s PIP methodology must comply with the most recent protocol set forth by the Centers for Medicare and Medicaid Services, Conducting Performance Improvement Projects, available from the web site listed in Item A., sub-item 2.b.(3), above.

(9)
Populations selected for study under the PIP shall be measured and reported separately for Reform and non-Reform populations, shall be specific to this Contract and shall exclude non-Medicaid enrollees or Medicaid recipients from other states. If the Health Plan contracts with a separate entity for management of particular services, such as behavioral health or pharmacy, PIPs conducted by the separate entity shall not include enrollees for other Health Plans served by that entity.

(10)
The Health Plan’s PIPs shall be subject to review and validation by the EQRO. The Health Plan shall comply with any recommendations for improvement requested by the EQRO, subject to approval by the Agency.

c.	Behavioral Health QI Requirements (See Attachment II, Section VI)

d.	Performance Measures (PMs)

(1)
The Health Plan shall collect data on enrollee PMs, as defined by the Healthcare Effectiveness Data and Information Set (HEDIS) or otherwise defined by the Agency and as specified in the Agency’s Report Guide and Performance Measures Specifications Manual. The Performance Measures Specifications Manual may be found at

http://ahca.myflorida.com/Medicaid/Quality_mc/index.shtml.

The Agency may add or remove reporting requirements with sixty (60) days’ advance notice. By July 1 of each Contract year, the Health Plan shall deliver by email to the Agency at MRPM@ahca.myflorida.com a report on performance measure data (including transportation performance measures if transportation is

AHCA Contract No. FA971, Attachment II, Page 159 of 285

WellCare of Florida, Inc.,                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

listed as covered by the Health Plan in Attachment I of this Contract) and a certification by an Agency-approved independent auditor that the performance measure data reported for the previous calendar year are fairly and accurately presented. (See Attachment II, Section XII, Reporting) The report shall be certified by the HEDIS auditor, and the auditor must certify the actual file submitted to the Agency. Extensions to the due date may be granted by the Agency for up to thirty (30) days and require a written request signed by the Health Plan CEO or designee. The request must be received at the Agency email address above before the report due date, and the delay must be due to unforeseen and unforeseeable factors beyond the Health Plan’s control. Extensions will not be granted on oral requests.

(2)
A report, certification, or other information required for PM reporting is incomplete when it does not contain all data required by the Agency or when it contains inaccurate data. A report that is incomplete or contains inaccurate data shall be considered deficient and will be subject to penalties pursuant to Attachment II, Section XIV, Sanctions. A report or certification is “false” if done or made with the knowledge of the preparer or a superior of the preparer that it contains data or information that is not true or not accurate. A report that contains an “NR” due to bias for any or all measures by the HEDIS auditor, or is “false,” shall be considered deficient and will be subject to penalties pursuant to Attachment II, Section XIV, Sanctions. The Agency may refer cases of inaccurate or “false” reports to MPI.

(3)
The Health Plan shall meet Agency-specified performance targets for all PMs. Where applicable, these targets are the equivalent of the seventy-fifth (75th) percentile of national Medicaid health plan performance as compiled and reported in the HEDIS national means and percentiles. For Agency-defined measures the Agency will establish performance targets. The Agency may change these targets and/or change the timelines associated with meeting the targets. The Agency shall make these changes with sixty (60) days’ advance notice to the Health Plan.

(4)
If the Agency determines that the Health Plan performance relative to the performance targets is not acceptable, the Agency may require the Health Plan to submit a performance measure action plan (PMAP) within thirty (30) calendar days after the notice of the determination in the format prescribed by the Agency. If the Health Plan fails to provide a PMAP within the time and format specified by the Agency or fails to adhere to its own PMAP, the Agency may sanction the Health Plan in accordance with the provisions of Section XIV, Sanctions, of this attachment. The Health Plan shall submit reports to the Agency at MRPM@ahca.myflorida.com on the progress of all PMAPs as specified in Attachment II, Section XII, Reporting Requirements.

(5)
If the Agency-defined or HEDIS PMs indicate that the Health Plan’s performance is not acceptable, the Agency may sanction the Health Plan in accordance with the provisions of Attachment II, Section XIV, Sanctions. When considering whether to impose specific sanctions, such as applying civil monetary penalties or limiting enrollment activities or automatic assignments, the Agency may consider the Health Plan’s cumulative performance on all quality and performance measures.

AHCA Contract No. FA971, Attachment II, Page 160 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(6)
If a Health Plan’s performance on Agency-defined or HEDIS PMs is not acceptable and the Health Plan’s performance measure report is incomplete or contains inaccurate data, the Agency may sanction the Health Plan under paragraph (2) and paragraph (5) of this section, in accordance with the provisions of Attachment II, Section XIV, Sanctions. Acceptable performance under paragraph (5) will be determined using the initial performance measure submission, due July 1, with its corresponding attestation of accuracy and completeness. In the event that the Health Plan later determines the submission contained errors, the Agency may consider using the updated data for public reporting purposes. However, in that instance, both paragraphs (2) and (5) will apply. Likewise, eligibility for incentives and/or pay-for-performance initiatives will be determined based on the initial submission unless subsequent submissions indicate that the July 1 submission had inflated performance ratings.

(7)
The Agency may offer incentives to high-performing Health Plans. The Agency will notify the Health Plan annually on or before December 31 of the incentives that will be offered for the following calendar year. Incentives may be awarded to all high-performing Health Plans or may be offered on a competitive basis. Incentives may include, but are not limited to, quality designations, quality awards, and enhanced auto-assignments. The Agency, at its discretion, may disqualify a Health Plan for any reason the Agency deems appropriate including, but not limited to, Health Plans that received a monetary sanction for performance measures or any other sanctionable offense.

e..
Consumer Assessment of Health Plans Survey (CAHPS) - The Agency shall conduct an annual Consumer Assessment of Health Plans Survey (CAHPS). The Health Plan shall provide an action plan to address the results of the CAHPS survey within two (2) months of receipt of the written request from the Agency.

f.	Medical Record Review

(1)
If the Health Plan is not accredited, the Health Plan shall conduct reviews of enrollees’ medical records to ensure that PCPs provide high quality health care that is documented according to established standards, including subparagraphs (2) through (7) below.

(2)	The standards, which must include all medical record documentation requirements addressed in this Contract, must be distributed to all providers.

(3)	The Health Plan shall conduct these reviews at all PCP sites that serve ten (10) or more enrollees.

(4)	Practice sites include both individual offices and large group facilities.

(5)	The Health Plan shall review each practice site at least once every three years.

(6)
The Health Plan shall review a reasonable number of records at each site to determine compliance. Five (5) to ten (10) records per site is a generally-accepted target, though additional reviews must be completed for large group practices or when additional data is necessary in specific instances.

AHCA Contract No. FA971, Attachment II, Page 161 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

4.	Cultural Competency Plan

a.
In accordance with 42 CFR 438.206, the Health Plan shall have a comprehensive written cultural competency plan (CCP) describing the Health Plan’s program to ensure that services are provided in a culturally competent manner to all enrollees, including those with limited English proficiency. The CCP must describe how providers, Health Plan employees, and systems will effectively provide services to people of all cultures, races, ethnic backgrounds, and religions in a manner that recognizes, values, affirms, and respects the worth of the individual enrollees and protects and preserves the dignity of each. The CCP shall be updated annually and submitted to BMHC by June 1 for approval for implementation by September 1 of each Contract year.

b.
The Health Plan may distribute a summary of the CCP to network providers if the summary includes information about how the provider may access the full CCP on the web site. This summary shall also detail how the provider can request a hard copy of the cultural competency plan from the Health Plan at no charge to the provider.

c.
The Health Plan shall complete an annual evaluation of the effectiveness of its CCP during the previous Contract year. This evaluation may include results from the CAHPS or other comparative member satisfaction surveys, outcomes for certain cultural groups, member grievances, member appeals, provider feedback and Health Plan employee surveys. The Health Plan shall track and trend any issues identified in the evaluation and shall implement interventions to improve the provision of services. A description of the evaluation, its results, the analysis of the results and interventions to be implemented shall be described in the annual CCP submitted to the Agency.

5.	EQRO Coordination Requirements

a.	The Health Plan shall provide all information requested by the EQRO, including, but not limited to, quality outcomes concerning timeliness of, and enrollee access to, covered services.

b.	The Health Plan shall cooperate with the EQRO during the external quality review activities, which may include independent medical record review.

c.
If the Agency determines from the EQRO reports that the Health Plan’s performance is not acceptable, the Agency may require the Health Plan to submit a corrective action plan (CAP) and may restrict the Health Plan’s enrollment activities.

6.	Agency Annual Medical Record Audit

a.	The Health Plan shall furnish specific data requested in order for the Agency to conduct the medical record audit.

b.
If the medical record audit indicates that quality of care is not acceptable within the terms of this Contract, the Agency shall sanction the Health Plan, in accordance with the provisions of Attachment II, Section XIV, Sanctions, and may immediately

AHCA Contract No. FA971, Attachment II, Page 162 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

terminate all enrollment activities and mandatory assignments, until the Health Plan attains an acceptable level of quality of care as determined by the Agency. When considering whether to impose a limitation on enrollment activities or mandatory assignment, the Agency may take into account the Health Plan’s cumulative performance on all QI activities.

B.	Utilization Management (UM)

(See Attachment II, Exhibit 8)

1.	General Requirements

a.	The UM program shall be consistent with 42 CFR 456 and include, but not be limited to:

(1)	Procedures for identifying patterns of over-utilization and under-utilization of services and for addressing potential problems identified as a result of these analyses.

(2)
Reporting fraud and abuse information identified through the UM program to the Agency’s MPI as described in Attachment II, Section X, Administration and Management, and referenced in 42 CFR 455.1(a)(1).

(3)	A procedure for enrollees to obtain a second medical opinion at no expense to the enrollee and for the Health Plan to authorize claims for such services in accordance with s. 641.51, F.S.

(4)
Protocols for prior authorization and denial of services; the process used to evaluate prior and concurrent authorization; mechanisms to ensure consistent application of review criteria for authorization decisions; consultation with the requesting provider when appropriate; hospital discharge planning; physician profiling; and a retrospective review of both inpatient and ambulatory claims, meeting the predefined criteria below. The Health Plan shall be responsible for ensuring the consistent application of review criteria for authorization decisions and consulting with the requesting provider when appropriate.

(a)	The Health Plan shall obtain written approval from BMHC for its service authorization protocols and any changes.

(b)	The Health Plan's service authorization systems shall provide the authorization number and effective dates for authorization to providers and non-participating providers.

(c)	The Health Plan's service authorization systems shall provide written confirmation of all denials of authorization to providers (See 42 CFR 438.210(c)).

(d)	The Health Plan may request to be notified, but shall not deny claims payment based solely on lack of notification, for the following:

(i)	Inpatient emergency admissions (within ten (10) calendar days);

AHCA Contract No. FA971, Attachment II, Page 163 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(ii)	Obstetrical care (at first visit);

(iii)	Obstetrical admissions exceeding forty-eight (48) hours for vaginal delivery and ninety-six (96) hours for caesarean section; and

(iv)	Transplants.

(e)
The Health Plan shall ensure that all decisions to deny a service authorization request, or limit a service in amount, duration, or scope that is less than requested, are made by health care professionals who have the appropriate clinical expertise in treating the enrollee’s condition or disease (see 42 CFR 438.210(b)(3)).

(f)
Only a licensed psychiatrist may authorize a denial for an initial or concurrent authorization of any request for behavioral health services. The psychiatrist's review shall be part of the UM process and not part of the clinical review, which may be requested by a provider or the enrollee, after the issuance of a denial.

(g)	The Health Plan shall provide post authorization to CHDs for emergency shelter medical screenings provided for DCF clients.

(h)	Health Plans with automated authorization systems may not require paper authorization as a condition for providing treatment.

(i)
The Health Plan shall not delay service authorization if written documentation is not available in a timely manner. However, the Health Plan is not required to approve claims for which it has received no written documentation.

b.
The Health Plan must provide that compensation to individuals or entities that conduct UM activities is not structured to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any enrollee.

2.	Care Management

The Health Plan shall be responsible for the management and continuity of medical care for all enrollees. The Health Plan shall maintain written case management and continuity of care protocols that include the following minimum functions:

a.	Appropriate referral and scheduling assistance for enrollees needing specialty health care or transportation services, including those identified through CHCUP screenings;

b.
Determination of the need for non-covered services and referral of the enrollee for assessment and referral to the appropriate service setting (to include referral to WIC and Healthy Start) with assistance, as needed, by the area Medicaid office;

c.	Case management follow-up services for children/adolescents whom the Health Plan identifies through blood screenings as having abnormal levels of lead;

AHCA Contract No. FA971, Attachment II, Page 164 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

d.	A mechanism for direct access to specialists for enrollees identified as having special health care needs, as appropriate for their conditions and identified needs;

e.
An outreach program and other strategies for identifying every pregnant enrollee. This shall include case management, claims analysis, and use of health risk assessment, etc. The Health Plan shall require its participating providers to notify the plan of any Medicaid enrollee who is identified as being pregnant;

f.	Documentation of referral services in enrollee medical records, including reports resulting from the referral;

g.
Monitoring of enrollees with ongoing medical conditions and coordination of services for high utilizers to address the following, as appropriate: acting as a liaison between the enrollee and providers, ensuring the enrollee is receiving routine medical care, ensuring the enrollee has adequate support at home, assisting enrollees who are unable to access necessary care due to their medical or emotional conditions or who do not have adequate community resources to comply with their care, and assisting the enrollee in developing community resources to manage a medical condition;

h.	Documentation of emergency care encounters in enrollee medical records with appropriate medically indicated follow-up;

i.	Coordination of hospital/institutional discharge planning that includes post-discharge care, including skilled short-term rehabilitation, and skilled nursing facility care, as appropriate;

j.	Sharing with other Health Plans serving the enrollee the results of its identification and assessment of any enrollee with special health care needs so that those activities need not be duplicated;

k.
Ensuring that in the process of coordinating care, each enrollee’s privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164. 45 CFR Part 164 specifically describes the requirements regarding the privacy of individually identifiable health information.

3.      Practice Protocols

a.	The Health Plan shall adopt practice guidelines that meet the following requirements:

(1)	Are based on valid and reliable clinical evidence or a consensus of health care professionals in a particular field;

(2)	Consider the needs of the enrollees;

(3)	Are adopted in consultation with providers; and

(4)	Are reviewed and updated periodically, as appropriate (See 42 CFR 438.236(b)).

b.	The Health Plan shall disseminate any revised practice guidelines to all affected providers and, upon request, to enrollees and potential enrollees.

AHCA Contract No. FA971, Attachment II, Page 165 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.	The Health Plan shall ensure consistency with regard to all decisions relating to UM, enrollee education, covered services and other areas to which the practice guidelines apply.

4.      Changes to Utilization Management Components

The Health Plan shall provide no less than thirty (30) calendar days’ written notice to BMHC before making any changes to the administration and/or management procedures and/or authorization, denial or review procedures, including any delegations, as described in this section.

5.	Disease Management

(See Attachment II, Exhibit 8)

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AHCA Contract No. FA971, Attachment II, Page 166 of 285

WellCare of Florida, Inc.,                                                           Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section IX
Grievance System

A.	General Requirements

1.
Federal law requires Medicaid managed care organizations to have internal grievance procedures under which Medicaid enrollees, or providers acting as authorized representatives, may challenge denial of coverage of, or payment for, medical assistance. The Health Plan’s grievance system shall comply with the requirements set forth in s. 641.511, F.S., if applicable, and with all applicable federal and state laws and regulations, including 42 CFR 431.200 and 42 CFR Part 438, Subpart F, “Grievance System.”

2.	For purposes of this Contract, these procedures must include an opportunity to file a complaint, a grievance, and/or an appeal and to seek a Medicaid Fair Hearing through DCF.

3.
The Health Plan shall refer all enrollees and/or providers on behalf of the enrollee (whether participating or non-participating) who are dissatisfied with the Health Plan or its activities to the Health Plan’s grievance/appeal coordinator for processing and documentation of the issue.

4.	The Health Plan shall include all necessary procedural steps for filing complaints, grievances, appeals and requests for a Medicaid Fair Hearing in the enrollee handbook.

5.	Where applicable, the Health Plan’s grievance system must include information for enrollees on seeking a state level appeal through the Beneficiary Assistance Panel.

6.	The Health Plan shall provide information about the grievance system to all providers and subcontractors in the provider handbook when they enter into a contract.

7.	The Health Plan must maintain a record of grievances and appeals and submit reports, as specified in Attachment II, Section XII, Reporting Requirements, to BMHC.

8.
The Health Plan must keep a log of complaints that do not become grievances, including date, complainant and enrollee name(s), nature of complaint, description of resolution and final disposition. The Health Plan shall submit this report to BMHC upon request of the Agency.

9.	The Health Plan shall acknowledge in writing receipt of each grievance and appeal unless the enrollee requests an expedited resolution.

10.
The Health Plan shall ensure that decision makers on grievances and appeals were not involved in previous levels of review or decision making and that all decision makers are health care professionals with clinical expertise in treating the enrollee’s condition when deciding the following:

a.	Appeal of denial based on lack of medical necessity;

b.      Grievance of denial of expedited resolution of an appeal; and

AHCA Contract No. FA971, Attachment II, Page 167 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.	Grievance or appeal involving clinical issues.

11.
A Health Plan that covers transportation services through a subcontractor shall ensure that the subcontractor meets the complaint and grievance system requirements for problems related to transportation services.

B.      Types of Issues

1.
A complaint is the lowest level of challenge and provides the Health Plan an opportunity to resolve a problem without its becoming a formal grievance. Complaints shall be resolved by close of business the day following receipt or be moved into the grievance system.

2.	A grievance expresses dissatisfaction about any matter other than an action by the Health Plan.

3.	An action is any denial, limitation, reduction, suspension, or termination of service; denial of payment; or failure to act in a timely manner.

4.	An appeal is a request for review of an action.

C.      Notices

1.	The Health Plan shall provide the enrollee with a written notice of action that includes the following:

a.	The action the Health Plan or its contractor has taken or intends to take;

b.	The reasons for the action;

c.	The enrollee or provider’s right to file an appeal with the Health Plan;

d.	The enrollee’s right to request a Medicaid Fair Hearing;

e.	The procedures for exercising the rights specified in the notice;

f.	The circumstances under which expedited resolution is available and how to request it;

g.
The enrollee’s right to have benefits continue pending resolution of the appeal, how to request that benefits be continued, and the circumstances in which the enrollee must have to pay the cost of those benefits.

2.	The Health Plan shall mail the notice as follows:

a.
For termination, suspension or reduction of previously authorized Medicaid-covered services no later than ten (10) calendar days before the action is to take effect. Certain exceptions apply under 42 CFR 431.213-214;

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.	For denial of payment, at the time of any action affecting the claim;

c.
For standard service authorization decisions that deny or limit services no more than fourteen (14) calendar days following the request for service or within three (3) business days following an expedited service request;

d.	If the Health Plan extends the timeframe for a service authorization decision, in which case it shall:

(1)	Notify the enrollee of the reason for extending the timeframe and advising of the right to file a grievance if the enrollee disagrees with the extension of time;

(2)	Issue and carry out its determination as expeditiously as possible and no later than the date the extension expires;

(3)	Send notice of the extension to the enrollee within five (5) business days of determining the need for an extension.

e.	For service authorization decisions not reached within required timeframes, on the date the timeframes expire. Such failures constitute a denial and are, therefore, an adverse action;

f.	For expedited service authorization decisions within the timeframes specified.

D.      Filing Grievances and Appeals

1.      A grievance may be filed orally or in writing within one (1) year of the occurrence.

2.
An appeal may be filed orally or in writing within thirty (30) calendar days of the enrollee’s receipt of the notice of action and, except when expedited resolution is required, must be followed with a written notice within ten (10) calendar days of the oral filing. The date of oral notice shall constitute the date of receipt.

3.
The Health Plan shall provide any reasonable help to the enrollee in completing forms and following the procedures for filing a grievance or appeal or requesting a Medicaid Fair Hearing. This includes interpreter services, toll-free calling, and TTY/TTD capability.

4.	The Health Plan shall handle grievances and appeals as follows:

a.	Provide the enrollee a reasonable opportunity to present evidence and allegations of fact or law in person as well as in writing.

b.	Ensure the enrollee understands any time limits that may apply.

c.
Provide opportunity before and during the process for the enrollee or an authorized representative to examine the case file, including medical records, and any other material to be considered during the process.

d.	Consider as parties to the appeal the enrollee or an authorized representative or, if the enrollee is deceased, the legal representative of the estate.

AHCA Contract No. FA971, Attachment II, Page 169 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

E.	Resolution and Notification

1.	The Health Plan shall follow Agency guidelines in resolving grievances and appeals as expeditiously as possible, observing required timeframes and taking into account the enrollee’s health condition.

2.	A grievance shall be reviewed and notice of results sent to the enrollee no later than ninety (90) calendar days from the date the Health Plan receives it.

3.	An appeal shall be heard and notice of results sent to the enrollee no later than forty-five (45) calendar days from the date the Health Plan receives it.

4.	The timeframe for a grievance or appeal may be extended up to fourteen (14) calendar days if:

a.	The enrollee asks for an extension, or the Health Plan documents that additional information is needed and the delay is in the enrollee’s interest;

b.
If the timeframe is extended other than at the enrollee’s request, the Health Plan shall notify the enrollee within five (5) business days of the determination, in writing, of the reason for the delay.

5.
The Health Plan shall complete the grievance process in time to accommodate an enrollee’s disenrollment effective date, which can be no later than the first day of the second month after the filing of a request for disenrollment.

6.
The Health Plan shall provide written notice of disposition of an appeal. In the case of an expedited appeal denial, the Health Plan also shall provide oral notice by close of business on the day of disposition, and written notice within two (2) calendar days after the disposition in accordance with 42 CFR 438.410(c).

7.	Content of notice – The written notice of resolution shall include:

a.	The results of the resolution process and the date it was completed;

b.
If not decided in the enrollee’s favor, information on the right to request a Medicaid Fair Hearing and how to do so; the right to request to receive benefits while the hearing is pending, and how to make the request;

c.	The right to appeal an adverse decision on an appeal to the BAP, including how to initiate such a review and the following;

(1)	Before filing with the BAP, the enrollee must complete the Health Plan’s appeal process;

(2)	The enrollee must submit the appeal to the BAP within one (1) year after receipt of the final decision letter from the Health Plan;

(3)	The BAP will not consider an appeal that has already been to a Medicaid Fair Hearing;

AHCA Contract No. FA971, Attachment II, Page 170 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(4)	The address and toll-free telephone numbers of the BAP:

Agency for Health Care Administration
Beneficiary Assistance Program
Building 1, MS #26
2727 Mahan Drive
Tallahassee, Florida 32308
(850) 412-4502
(888) 419-3456 (toll-free)

d.	That the enrollee may have to pay for the cost of those benefits if the Medicaid Fair Hearing upholds the Health Plan’s action.

F.	Expedited Appeals

1.
The Health Plan shall have an expedited review process for appeals for use when taking the time for a standard resolution could seriously jeopardize the enrollee’s life or health or ability to attain, maintain or regain maximum function.

2.
The Health Plan shall resolve each expedited appeal and provide notice to the enrollee, as quickly as the enrollee's health condition requires, within state established time frames not to exceed seventy-two (72) hours after the Health Plan receives the appeal request, whether the appeal was made orally or in writing.

3.	The Health Plan shall ensure that no punitive action is taken against a provider who requests or supports a request for an expedited appeal.

4.	If the Health Plan denies the request for expedited appeal, it shall immediately transfer the appeal to the timeframe for standard resolution and so notify the enrollee.

G.	Medicaid Fair Hearings
(See Rules 65-2.042 through 2.069, F.A.C.)

1.	An enrollee may seek a Medicaid Fair Hearing without having first exhausted the Health Plan’s grievance and appeal process.

2.
An enrollee who chooses to exhaust the Health Plan’s grievance and appeal process may still file for a Medicaid Fair Hearing within ninety (90) calendar days of receipt of the Health Plan’s notice of resolution.

3.	An enrollee who chooses to seek a Medicaid Fair Hearing without pursuing the Health Plan’s process must do so within ninety (90) days of receipt of the Health Plan’s notice of action.

4.	Parties to the Medicaid Fair Hearing include the Health Plan as well as the enrollee or that person’s authorized representative.

AHCA Contract No. FA971, Attachment II, Page 171 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

5.	The address at DCF for the Medicaid Fair Hearing office is:
Office of Public Assistance Appeals Hearings
1317 Winewood Boulevard, Building 5, Room 203
Tallahassee, FL 32399-0700

H.	Continuation of Benefits

1.	The Health Plan shall continue the enrollee’s benefits if:

a.	The enrollee or the enrollee’s authorized representative files an appeal with the Health Plan regarding the Health Plan’s decision:

(1)	Within ten (10) business days after the notice of the adverse action is mailed; or

(2)	Within ten (10) business days after the intended effective date of the action, whichever is later;

b.	The appeal involves the termination, suspension, or reduction of a previously authorized course of treatment;

c.	The services were ordered by an authorized provider;

d.	The original period covered by the original authorization has not expired; and

e.	The enrollee requests extension of benefits.

2.	If, at the enrollee’s request, the Health Plan continues or reinstates the benefits while the appeal is pending, benefits must continue until one (1) of the following occurs:

a.	The enrollee withdraws the appeal;

b.
Ten (10) business days pass after the Health Plan sends the enrollee the notice of resolution of the appeal against the enrollee, unless the enrollee within those ten (10) days has requested a Medicaid Fair Hearing with continuation of benefits;

c.	The Medicaid Fair Hearing office issues a hearing decision adverse to the enrollee;

d.	The time period or service limits of a previously authorized service have been met.

3.
If the final resolution of the appeal is adverse to the enrollee and the Health Plan’s action is upheld, the Health Plan may recover the cost of services furnished to the enrollee while the appeal was pending to the extent they were furnished solely because of the continuation of benefits requirement.

4.
If the Medicaid Fair Hearing officer reverses the Health Plan’s action and services were not furnished while the appeal was pending, the Health Plan shall authorize or provide the disputed services promptly.

AHCA Contract No. FA971, Attachment II, Page 172 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

5.
If the Medicaid Fair Hearing officer reverses the Health Plan’s action and the enrollee received the disputed services while the appeal was pending, the Health Plan shall pay for those services in accordance with this Contract.

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AHCA Contract No. FA971, Attachment II, Page 173 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section X

Administration and Management

A.	General Provisions

1.	The Health Plan’s governing body shall set forth policy and has overall responsibility for the organization of the Health Plan.

2.
The Health Plan shall be responsible for the administration and management of all aspects of this Contract, including, but not limited to, delivery of services, provider network, provider education, claims resolution and assistance, and all subcontracts, employees, agents and services performed by anyone acting for or on behalf of the Health Plan.

3.	The Health Plan shall have a centralized executive administration, which shall serve as the contact point for the Agency, except as otherwise specified in this Contract.

4.
The Health Plan shall ensure adequate staffing and information systems capability to ensure the Health Plan’s infrastructure capacity to manage financial transactions, recordkeeping, data collection and other administrative functions including the ability to submit any financial, programmatic, encounter data or other information required by the Agency and to comply with the HIPAA and the HITECH Act.

B.	Staffing

1.
The Health Plan shall educate its staff about its policies and procedures and all applicable provisions of this Contract, including advance directives, situations in which advance directives may be of benefit to enrollees, and their responsibility to educate enrollees about this tool and assist them in making use of it.

2.
Minimum Staffing Requirements – The positions described below represent the minimum management staff required for the Health Plan. The Health Plan shall report to BMHC and HSD, changes in the staff positions indicated below with one asterisk(*), within five (5) working days of such changes in staffing.

a.
Contract Manager*:  The Health Plan shall designate a Contract Manager to work directly with the Agency. The Contract Manager shall be a full-time employee of the Health Plan with authority to revise processes or procedures and assign additional resources as needed to maximize the efficiency and effectiveness of services required under the Contract. The Health Plan shall meet in person, or by telephone, at the request of Agency representatives to discuss the status of the Contract, Health Plan performance, benefits to the state, necessary revisions, reviews, reports and planning.

b.
Full-Time Administrator:  The Health Plan shall have a full-time administrator specifically identified to administer the day-to-day business activities of this Contract. The Health Plan may designate the same person as the Contract Manager, the full-time administrator, or the medical director, but such person cannot be designated to any other position in this section, including in other lines of business within the Health Plan, unless otherwise approved by BMHC.

AHCA Contract No. FA971, Attachment II, Page 174 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.
Medical and Professional Support Staff:  The Health Plan shall have medical and professional support staff sufficient to conduct daily business in an orderly manner, including having enrollee services staff directly available during business hours for enrollee services consultation, as determined through management and medical reviews. The Health Plan shall maintain sufficient medical staff, available twenty-four hours a day, seven days a week (24/7), to handle emergency services and care inquiries. The Health Plan shall maintain sufficient medical and professional support staff during non-business hours, unless the Health Plan's computer system automatically approves all emergency services and care claims relating to screening and treatment.

d.
Medical Director*:  The Health Plan shall have a full-time physician with an active unencumbered license in accordance with Chapter 458 or 459, F.S., to serve as medical director to oversee and be responsible for the proper provision of covered services to enrollees, the quality management program and the grievance system. The medical director cannot be designated to serve in any other non-administrative position.

e.
Medical Records Review Coordinator:  The Health Plan shall have a designated person, qualified by training and experience, to ensure compliance with the medical records requirements as described in this Contract. The medical records review coordinator shall maintain medical record standards and direct medical record reviews according to the terms of this Contract.

f.
Data Processing and Data Reporting Coordinator*:  The Health Plan shall have a person trained and experienced in data processing, data reporting, and claims resolution, as required, to ensure that computer system reports the Health Plan provides to the Agency and its agents are accurate, and that computer systems operate in an accurate and timely manner.

g.
Community Outreach Oversight Coordinator*:  If the Health Plan engages in community outreach, it shall have a designated person, qualified by training and experience, to ensure the Health Plan adheres to the community outreach and marketing requirements of this Contract.

h.	QI and UM Professional*: The Health Plan shall have a designated person, qualified by training and experience in QI and UM and who holds the appropriate clinical certification and/or license.

i.
Grievance System Coordinator*:  The Health Plan shall have a designated person, qualified by training and experience, to process and resolve complaints, grievances and appeals, be responsible for the grievance system.

j.
Compliance Officer*:  The Health Plan shall have a designated person qualified by training and experience in health care or risk management, to oversee a fraud and abuse program to prevent and detect potential fraud and abuse activities pursuant to state and federal rules and regulations, and carry out the provisions of the compliance plan, including fraud and abuse policies and procedures, investigating unusual incidents and implementing corrective action.

AHCA Contract No. FA971, Attachment II, Page 175 of 285

WellCare of Florida, Inc.,                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

k.
Case Management Staff: The Health Plan shall have sufficient case management staff, qualified by training, experience and certification/licensure to conduct the Health Plan's case management functions.

l.
Claims/Encounter Manager*:  The Health Plan shall have a designated person qualified by training and experience to oversee claims and encounter submittal and processing, where applicable, and to ensure the accuracy, timeliness and completeness of processing payment and reporting.

C.	Claims

(See Attachment II, Exhibits 10 and 13)

1.
The Health Plan shall have performance metrics, including those for quality, accuracy and timeliness, and include a process for measurement and monitoring, and for the development and implementation of interventions for improvement in regards to claims processing and claims payment. The Health Plan shall keep documentation of the above and have these available for Agency review.

2.	The Health Plan shall be able to accept electronically-transmitted claims from providers in HIPAA compliant formats.

3.
For purposes of this subsection, electronic transmission of claims, HIPAA compliant transactions, notices, documents, forms, and payments shall be used to the greatest extent possible by the Health Plan.

4.	The Health Plan shall ensure that claims are processed and comply with the federal and state requirements set forth in 42 CFR 447.45 and 447.46 and Chapter 641, F.S., whichever is more stringent.

5.	The Health Plan shall have a process for handling and addressing the resolution of provider complaints concerning claims issues. The process shall be in compliance with s. 641.3155 F.S.

6.
The Health Plan shall not deny claims submitted by an out-of-network provider, including provision of emergency services and care, solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds three-hundred and sixty-five (365) days.

7.	Each quarter the Health Plan shall submit an aging claims summary in accordance with Attachment II, Section XII, Reporting Requirements, Attachment II.

D.	Encounter Data

1.
Encounter data collection and submission is required from all capitated Health Plans for all health care services rendered to their enrollees (excluding services paid directly by the Agency on a fee-for-service basis) and from all fee-for-service PSNs for all capitated services. The Health Plan shall submit encounter data that meets established Agency data quality standards as defined herein. These standards are defined by the Agency to ensure receipt of complete and accurate data for program administration and are closely monitored and enforced. The Agency will revise and amend these standards with ninety (90)

AHCA Contract No. FA971, Attachment II, Page 176 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

calendar days’ advance notice to the Health Plan to ensure continuous quality improvement. The Health Plan shall make changes or corrections to any systems, processes or data transmission formats as needed to comply with Agency data quality standards as originally defined or subsequently amended.

2.	The Health Plan shall be capable of sending and receiving any claims information directly to the Agency in standards and timeframes specified by the Agency within sixty (60) calendar days notice.

3.
The encounter data submission standards required to support encounter data collection and submission are defined in the national implementation guides, in the Florida X12 Companion Guides, in the Florida D.0 Payer Specification – Encounters and in this section. The Agency will post encounter data reporting requirements on the following website:

http://ahca.myflorida.com/Medicaid/meds/.

4.
Upon implementation by the Agency, the Health Plan shall submit a “Check Run Summary File” reporting how total provider payment amounts reconcile with the encounter data submission for each provider payment adjudication cycle. The Check Run Summary File must be submitted along with the encounter data submissions. The Check Run Summary File must be submitted in a format and in timeframes specified by the Agency.

5.	The Health Plan shall adhere to the following requirements for the encounter data submission process:

a.
For all pharmacy typical and atypical services with Health Plan paid dates before December 1, 2011, the Health Plan shall submit encounters on an ongoing basis within sixty (60) calendar days following the end of the month in which the Health Plan paid the claims for services.

b.
For all pharmacy typical and atypical services with Health Plan paid dates on or after December 1, 2011, the Health Plan shall submit encounters on an ongoing basis by the fifteenth (15th) day of the month after the date-of-service month.

c.
For all non-pharmacy typical and atypical services, the Health Plan shall submit encounters within sixty (60) calendar days following the end of the month in which the Health Plan paid the claims for services.

d.
Within thirty (30) calendar days after notice by the Agency or its fiscal agent of encounters failing NCPDP edits, X12 electronic data interface (EDI) compliance edits or compliance edits as specified by the Agency, the Health Plan shall correct all encounters for which errors can be remedied.

e.	The Health Plan shall retain submitted historical encounter data for a period not less than six (6) years as specified in the Standard Contract, Section I., Item D., Retention of Records.

AHCA Contract No. FA971, Attachment II, Page 177 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

6.	The Health Plan shall have a comprehensive automated and integrated encounter data system capable of meeting the requirements below:

a.
All Health Plan encounters shall be submitted to the Agency in the standard HIPAA transaction formats, namely the ANSI X12N 837 transaction formats (P – Professional; I - Institutional; D - Dental), and, for pharmacy services, in the National Council for Prescription Drug Programs (NCPDP) format. Health Plan paid amounts shall be provided for all encounters.

b.
The Health Plan shall collect, and submit encounter data to the Agency’s fiscal agent. The Health Plan shall be held responsible for errors or noncompliance resulting from its own actions or the actions of an agent authorized to act on the Health Plan’s behalf.

c.
The Health Plan shall convert all information that enters its claims system via hard copy paper claims or other proprietary formats to encounter data to be submitted in the appropriate HIPAA-compliant formats.

d.	The Health Plan shall provide complete and accurate encounters to the Agency as defined below. The Health Plan shall implement review procedures to validate encounter data submitted by providers.

(1)
Complete: A Health Plan submitting encounters that represent at least ninety-five (95%) of the covered services provided by Health Plan providers and non-participating providers. The Health Plan shall strive to achieve a one-hundred percent (100%) complete submission rate.

(2)
Accurate (X12): Ninety-five percent (95%) of the Health Plan’s encounter lines submissions pass X12 EDI compliance edits and compliance edits as specified by the Agency. Compliance edits are defined on the website referenced in Attachment II, Section X, Administration and Management, Item D., Encounter Data, sub-item 2. of this Contract.

(3)
Accurate (NCPDP): Ninety-five percent (95%) of the Health Plan’s encounter lines submissions pass NCPDP edits and the pharmacy benefits system edits specified by the Agency. The NCPDP compliance edits are described in the National Council for Prescription Drug Programs Telecommunications Standard Guides. Pharmacy benefits system edits are defined on the website: http://ahca.myflorida.com/Medicaid/meds referenced in Attachment II, Section X, Administration and Management, Item D., Encounter Data, sub-item 2., of this Contract.

(4)
The Health Plan is responsible for correcting previously submitted X12 and NCPDP encounter data transactions to reflect the most current and accurate payment adjustment or reversal that results in a recoupment or additional payment within thirty (30) calendar days of the respective action.

e.	The Health Plan shall have the capacity to identify encounter data anomalies and provide a description of that process to BMHC and MPI for review and approval.

AHCA Contract No. FA971, Attachment II, Page 178 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

7.	The Health Plan shall designate sufficient IT and staffing resources to perform these encounter functions as determined by generally accepted best industry practices.

8.
Where the Health Plan has entered into capitation reimbursement arrangements with providers, the Health Plan shall comply with sub-item 4 of this section, above. The Health Plan shall require timely submissions from its providers as a condition of the capitation payment.

9.	The Health Plan shall participate in Agency-sponsored workgroups directed at continuous improvements in encounter data quality and operations.

10.
If the Agency determines that the Health Plan fails to comply with encounter data reporting requirements of this Contract, the Agency shall require the Health Plan to submit a corrective action plan (CAP). In addition to a CAP, the Agency shall apply sanctions in accordance with Attachment II, Section XIV, Sanctions, of this Contract.

11.
Encounter data submission time frames specified in this section do not affect time frames specified in Attachment II, Section XII, Reporting Requirements, for either pharmacy data encounter reporting, for risk adjustment, or behavioral health encounters (including pharmacy reporting).

12.
For encounter data acceptance purposes, the Health Plan must ensure the provider information it submits to the Agency is sufficient to ensure that providers are recognized in the Medicaid system (FMMIS) as either actively enrolled Medicaid providers or as Health Plan registered providers. The Health Plan must ensure that provider information it sends to the Agency is sufficient to ensure accurate identification of participating network and non-participating providers who render services to Plan enrollees.

E.	Fraud and Abuse Prevention

1.
The Health Plan shall establish functions and activities governing program integrity in order to reduce the incidence of fraud and abuse and shall comply with all state and federal program integrity requirements, including but not limited to the applicable provisions of the Social Security Act, ss. 1128, 1902, 1903, and 1932; 42 CFR 431, 433, 434, 435, 438, 441, 447, 455; 45 CFR Part 74; Chapters 409, 414, 458, 459, 460, 461, 626, 641 and 932, F.S., and Rules 59A-12.0073, 59G and 69D-2, F.A.C.

2.
The Health Plan’s compliance officer as described in Attachment II, Section X, Administration and Management, Item B., Staffing, sub-item 2.j., shall have unrestricted access to the Health Plan’s governing body for compliance reporting, including fraud and abuse and overpayment.

3.
The Health Plan shall have adequate staffing and resources to enable the compliance officer to investigate unusual incidents and develop and implement corrective action plans relating to fraud and abuse and overpayment.

a.	The Health Plan shall establish and maintain a fraud investigative unit to investigate possible acts of fraud, abuse or overpayment, or may subcontract such functions.

b.	If a Health Plan subcontracts for the investigation of fraudulent claims and other types of program abuse by enrollees or service providers, the Health Plan shall file

AHCA Contract No. FA971, Attachment II, Page 179 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

the following with the Bureau of Medicaid Program Integrity (MPI) for approval at least sixty (60) calendar days before subcontract execution:

(1)	The names, addresses, telephone numbers, email addresses, and fax numbers of the principals of the entity with which the Health Plan wishes to subcontract;

(2)	A description of the qualifications of the principals of the entity with which the Health Plan wishes to subcontract; and

(3)	The proposed subcontract.

c.	The Health Plan shall submit to MPI such executed subcontracts, attachments, exhibits, addendums or amendments thereto, within thirty (30) calendar days after execution.

d.	The Health plan shall notify MPI and provide a copy of any corporate integrity or corporate compliance agreements within thirty (30) calendar days after execution of such agreements.

e.
The Health Plan shall notify MPI and provide a copy of any corrective action plans required by the Department of Financial Services (DFS) and/or federal governmental entities, excluding AHCA, within thirty (30) calendar days after execution of such plans.

4.
The Health Plan’s written fraud and abuse prevention program shall have internal controls and policies and procedures in place that are designed to prevent, reduce, detect, correct and report known or suspected fraud and abuse activities.

5.
The Health Plan shall submit its compliance plan, anti-fraud plan, and its fraud and abuse policies and procedures, or any changes to these items, to MPI for written approval at least forty-five (45) calendar days before those plans and procedures are implemented.

a.	At a minimum the compliance plan must include:

(1)	Written policies, procedures and standards of conduct that articulate the Health Plan’s commitment to comply with all applicable federal and state standards;

(2)	The designation of a compliance officer and a compliance committee accountable to senior management;

(3)	A description of the Health Plan’s method for verifying with members whether services billed by providers were received (see 42 CFR 455.20);

(4)	Effective training and education of the compliance officer and the Health Plan’s employees;

(5)	Effective lines of communication between the compliance officer and the Health Plan’s employees;

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(6)	Enforcement of standards through well-publicized disciplinary guidelines;

(7)	Provision for internal monitoring and auditing; and

(8)	Provisions for prompt response to detected offenses and for development of corrective action initiatives.

b.
At a minimum, the Health Plan shall submit its anti-fraud plan to MPI annually on September 1, beginning with the report due on September 1, 2013. The required annual submission shall be submitted via MPI’s secure file transfer protocol (SFTP) site. The anti-fraud plan shall comply with s. 409.91212, F.S., and, at a minimum, shall include:

(1)	A written description or chart outlining the organizational arrangement of the Health Plan’s personnel who are responsible for the investigation and reporting of possible overpayment, abuse, or fraud;

(2)	A description of the Health Plan’s procedures for detecting and investigating possible acts of fraud, abuse, and overpayment;

(3)	A description of the Health Plan’s procedures for the mandatory reporting of possible overpayment, abuse, or fraud to MPI;

(4)	A description of the Health Plan’s program and procedures for educating and training personnel on how to detect and prevent fraud, abuse, and overpayment;

(a)	At a minimum, training shall be conducted within thirty (30) calendar days of new hire and annually thereafter;

(b)	The Health Plan shall have a methodology to verify training occurs as required; and

(c)	The Health Plan shall also include deficit reduction act requirements in the training curriculum.

(5)	The name, address, telephone number, email address, and fax number of the individual responsible for carrying out the anti-fraud plan; and

(6)	A summary of the results of the investigations of fraud, abuse, or overpayment that were conducted during the previous year by the Health Plan’s fraud investigative unit.

c.	At a minimum, the Health Plan’s compliance plan, anti-fraud plan, and fraud and abuse policies and procedures shall comply with s. 409.91212, F.S., and with the following:

(1)	Ensure that all officers, directors, managers and employees know and understand the provisions;

(2)
Include procedures designed to prevent and detect potential or suspected fraud and abuse in the administration and delivery of services under this Contract. Nothing in this Contract shall require that the Health Plan assure that non-participating providers are compliant with this Contract, but the Health Plan is responsible for reporting suspected fraud and abuse by non-participating providers when detected;

AHCA Contract No. FA971, Attachment II, Page 181 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(3)
Describe the Health Plan’s organizational arrangement of anti-fraud personnel, their roles and responsibilities, including a description of the internal investigational methodology and reporting protocols;

(4)	Incorporate a description of the specific controls in place for prevention and detection of potential or suspected fraud and abuse, including, but not limited to:

(a)	Claims edits;

(b)	Post-processing review of claims;

(c)	Provider profiling, credentialing, and recredentialing, including a review process for claims and encounters that shall include providers and non-participating providers:

(i)	Who demonstrate a pattern of submitting falsified encounter data or service reports;

(ii)	Who demonstrate a pattern of overstated reports or up-coded levels of service;

(iii)	Who alter, falsify or destroy clinical record documentation;

(iv)	Who make false statements relating to credentials;

(v)	Who misrepresent medical information to justify enrollee referrals;

(vi)	Who fail to render medically necessary covered services they are obligated to provide according to their provider contracts;

(vii)	Who charge enrollees for covered services; and

(viii) Who bill for services not rendered;

(d)	Prior authorization;

(e)	Utilization management;

(f)	Subcontract and provider contract provisions;

(g)	Provisions from the provider and the enrollee handbooks; and

(h)	Standards for a code of conduct;

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WellCare of Florida, Inc.,                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(5)	Contain provisions pursuant to this section for the confidential reporting of Health Plan violations to MPI and other agencies as required by law;

(6)	Include provisions for the investigation and follow-up of any reports;

(7)	Ensure that the identities are protected for individuals reporting in good faith alleged acts of fraud and abuse;

(8)
Require all suspected or confirmed instances of internal and external fraud and abuse relating to the provision of, and payment for, Medicaid services including, but not limited to, Health Plan employees/management, providers, subcontractors, vendors, delegated entities, or enrollees under state and/or federal law be reported to MPI within fifteen (15) calendar days of detection. Additionally, any final resolution reached by the Health Plan shall include a written statement that provides notice to the provider or enrollee that the resolution in no way binds the State of Florida nor precludes the State of Florida from taking further action for the circumstances that brought rise to the matter;

(9)	Ensure that the Health Plan and all providers and subcontractors, upon request and as required by state and/or federal law, shall:

(a)
Make available to all authorized federal and state oversight agencies and their agents, including but not limited to the Agency, the Florida Attorney General, and DFS any and all administrative, financial and medical records and data relating to the delivery of items or services for which Medicaid monies are expended; and

(b)
Allow access to all authorized federal and state oversight agencies and their agents, including but not limited to the Agency, the Florida Attorney General, and DFS to any place of business and all medical records and data, as required by state and/or federal law. Access shall be during normal business hours, except under special circumstances when the Agency, the Florida Attorney General, and DFS shall have after-hours admission. The Agency and the Florida Attorney General shall determine the need for special circumstances;

(10)	Ensure that the Health Plan shall cooperate fully in any investigation by federal and state oversight agencies and any subsequent legal action that may result from such an investigation;

(11)	Ensure that the Health Plan does not retaliate against any individual who reports violations of the Health Plan’s fraud and abuse policies and procedures or suspected fraud and abuse;

(12)	Not knowingly have affiliations with individuals debarred or excluded by federal agencies under ss. 1128 and 1128A of the Social Security Act and 42 CFR 438.610;

(13)
On at least a monthly basis check current staff, subcontractors and providers against the federal List of Excluded Individuals and Entities (LEIE), or its equivalent, and the federal Excluded Parties List System (EPLS) or

AHCA Contract No. FA971, Attachment II, Page 183 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

their equivalent to identify excluded parties. The Health Plan also shall check the Agency’s listing of suspended and terminated providers at the Agency website below to ensure the Health Plan does not include any non-Medicaid-eligible providers in its network: http://apps.ahca.myflorida.com/dm_web.  The Health Plan shall also conduct these checks during the process of engaging the services of new employees, subcontractors and providers and during renewal of agreements and recredentialing. The Health Plan shall not engage the services of an entity that is in nonpayment status or is excluded from participation in federal health care programs under ss. 1128 and 1128A of the Social Security Act;

(14)	Provide details and educate employees, subcontractors and providers about the following as required by s. 6032 of the federal Deficit Reduction Act of 2005:

(a)	The False Claim Act;

(b)	The penalties for submitting false claims and statements;

(c)	Whistleblower protections;

(d)	The law’s role in preventing and detecting fraud, waste and abuse;

(e)	Each person’s responsibility relating to detection and prevention; and

(f)	The toll-free state telephone numbers for reporting fraud and abuse.

(15)	If the Health Plan is approved to provide telemedicine, the Health Plan shall include a review of services/claims provided through telemedicine in its fraud and abuse detection activities.

6.
The Health Plan shall query its potential non-provider subcontractors before contracting to determine whether the subcontractor has any existing or pending contract(s) with the Agency and, if any, notify MPI.

7.
In accordance with s. 6032 of the federal Deficit Reduction Act of 2005, the Health Plan shall make available written fraud and abuse policies to all employees. If the Health Plan has an employee handbook, the Health Plan shall include specific information about s. 6032, the Health Plan’s policies, and the rights of employees to be protected as whistleblowers.

8.	The Health Plan shall comply with all reporting requirements as set forth below; and in s. 409.91212, F.S., Attachment II, Section XII, Reporting Requirements; and the Health Plan Report Guide.

a.	The Health Plan shall report on a quarterly basis a comprehensive fraud and abuse prevention activity report regarding its investigative, preventive, and detective activity efforts.

AHCA Contract No. FA971, Attachment II, Page 184 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.
The Health Plan shall, by September 1 of each year, report to MPI its experience in implementing an anti-fraud plan, and, on conducting or subcontracting for investigations of possible fraudulent or abusive acts during the prior state fiscal year. The report must include, at a minimum:

c.	The dollar amount of Health Plan losses and recoveries attributable to overpayment, abuse and fraud; and

d.	The number of Health Plan referrals to MPI.

9.	The Health Plan shall meet with the Agency periodically, at the Agency’s request, to discuss fraud, abuse, neglect and overpayment issues.

10.
Notwithstanding any other provisions related to the imposition of sanctions or fines in this Contract, including any attachments, exhibits, addendums or amendments hereto, liquidated damages regarding fraud and abuse will be applied in accordance with Attachment II, Section XVII, Liquidated Damages, of this Contract.

11.
The Health Plan shall notify DHHS OIG and MPI within ten (10) business days of discovery of individuals who have met the conditions giving rise to mandatory or permissive exclusions per s. 1128, s. 1156, and s.1892 of the Social Security Act, 42 CFR 455.106, 42 CFR 1002.3, and 42 CFR 1001.1.

a.	In accordance with 42 CFR 455.106, the Health Plan shall disclose to DHHS OIG, with a copy to MPI within ten (10) business days after discovery, the identity of any person who:

(1)	Has ownership or control interest in the Health Plan, or is an agent or managing employee of the Health Plan; and

(2)	Has been convicted of a criminal offense related to that person's involvement in any program under Medicare, Medicaid, or the Title XX services program since the inception of those programs.

b.
In addition to the disclosure required under 42 CFR 455.106, the Health Plan shall also disclose to DHHS OIG with a copy to MPI within ten (10) business days after discovery, the identity of any person described in 42 CFR 1002.3 and 42 CFR 1001.1001(a)(1), and to the extent not already disclosed, to additionally disclose any person who:

(1)	Has ownership or control interest in a Health Plan network provider, or subcontractor, or is an agent or managing employee of a Health Plan network provider or subcontractor;

(2)
Has been convicted of a crime as identified in s. 1128 of the Social Security Act and/or conviction of a crime related to that person's involvement in any program under Medicare, Medicaid, or the Title XX services program since the inception of those programs;

(3)	Has been denied initial entry into the Health Plan’s network for program integrity-related reasons; or

AHCA Contract No. FA971, Attachment II, Page 185 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(4)
Is a provider against whom the Health Plan has taken any action to limit the ability of the provider to participate in the Health Plan’s provider network, regardless of what such an action is called. This includes, but is not limited to, suspension actions, settlement agreements and situations where an individual or entity voluntarily withdraws from the program or Health Plan provider network to avoid a formal sanction.

c.
The Health Plan shall submit the written notification referenced above to DHHS OIG via email to: floridaexclusions@oig.hhs.gov and copy MPI via email to: mpifo@ahca.myflorida.com. Document information examples include but are not limited to court records such as indictments, plea agreements, judgments, and conviction/sentencing documents.

d.	In lieu of an email notification, a hard copy notification is acceptable to DHHS OIG at:

Attention:  Florida Exclusions
Office of the Inspector General
Office of Investigations
7175 Security Boulevard, Suite 210
Baltimore, MD 21244

With a copy to MPI at:

Attention:  Florida Exclusions
Office of the Inspector General
Medicaid Program Integrity
2727 Mahan Drive, M.S. #6
Tallahassee, FL 32308-5403

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AHCA Contract No. FA971, Attachment II, Page 186 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section XI

Information Management and Systems

A.	General Provisions

1.
Systems Functions.  The Health Plan shall have information management processes and information systems that enable it to meet Agency and federal reporting requirements, other Contract requirements, and all applicable state and federal laws, rules and regulations, including HIPAA and the HITECH Act.

2.
Systems Capacity.  The Health Plan’s system(s) shall possess capacity sufficient to handle the workload projected for the begin date of operations and will be scalable and flexible so they can be adapted as needed, within negotiated timeframes, in response to changes in Contract requirements, increases in enrollment estimates, etc.

3.	E-Mail System. The Health Plan shall provide a continuously available electronic mail communication link (email system) with the Agency. This system shall be:

a.	Available from the workstations of the designated Health Plan contacts; and

b.
Capable of attaching and sending documents created using software products other than the Health Plan’s systems, including the Agency’s currently installed version of Microsoft Office and any subsequent upgrades as adopted. If such email communications contain protected health information, the email or the attachments within the email containing protected health information shall be encrypted.

4.
Participation in Information Systems Work Groups/Committees.  The Health Plan shall meet as requested by the Agency, to coordinate activities and develop cohesive systems strategies across vendors and agencies.

5.
Connectivity to the Agency/State Network and Systems.  The Health Plan shall be responsible for establishing connectivity to the Agency’s/state’s wide area network, and the relevant information systems attached to this network, in accordance with all applicable Agency and/or state policies, standards and guidelines.

B.	Data and Document Management Requirements

1.	Adherence to Data and Document Management Standards

a.	The Health Plan’s systems shall conform to the HIPAA Transactions and Code Sets Rule and the standard transaction code sets specified in the Contract.

b.	The Health Plan’s systems shall conform to HIPAA standards for secure, authorized access to protected health information and data and document management.

c.
The Health Plan shall partner with the Agency in the management of standard transaction code sets specific to the Agency. Furthermore, the Health Plan shall partner with the Agency in the development and implementation planning of future standard code sets not specific to HIPAA or other federal efforts and shall conform to these standards as stipulated in the plan to implement the standards.

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WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.
Data Model and Accessibility.  Health Plan systems shall be structured query language (SQL) and/or open database connectivity (ODBC) compliant. Alternatively, the Health Plan’s systems shall employ a relational data model in the architecture of its databases in addition to a relational database management system (RDBMS) to operate and maintain them.

3.
Data and Document Relationships.  The Health Plan shall house indexed images of documents used by enrollees and providers to transact with the Health Plan in the appropriate database(s) and document management systems so as to maintain the logical relationships between certain documents and certain data.

4.
Information Retention.  Information in the Health Plan’s systems shall be maintained in electronic form for three (3) years in live systems and, for audit and reporting purposes, for six (6) years in live and/or archival systems.

5.
Information Ownership.  All information, whether data or documents, and reports that contain or make references to said Information, involving or arising out of this Contract is owned by the Agency. The Health Plan is expressly prohibited from sharing or publishing the Agency information and reports without the prior written consent of the Agency. In the event of a dispute regarding the sharing or publishing of information and reports, the Agency’s decision on this matter shall be final and not subject to change.

6.
Third Party Disclosures. In any invitation, link or information about third party applications or sites presented by the Health Plan that requires a user to have a membership, the Health Plan shall clearly advise users of the following:

a.	Participation will require the user to become a member of the third party host;

b.	Disclaim the Health Plan’s responsibility for the third party membership;

c.	The third party controls the membership, privacy, and data exchanged, and may use information for its own marketing purposes (or sell it); and

d.
Disclaim that despite efforts to keep the Health Plan-provided information timely and accurate, users should be aware the information available through the site may not be timely, accurate, or complete due to outside dependency on the site. The disclaimer also should mention that the tool being used is not private and no protected health information or personally identifying information should be published on the application/site by the Health Plan or end user.

C.	System and Data Integration Requirements

1.	Adherence to Standards for Data Exchange

a.	The Health Plan’s systems shall be able to transmit, receive and process data in HIPAA-compliant formats that are currently in effect.

b.	The Health Plan’s systems shall be able to transmit, receive and process data in the Agency-specific formats and/or methods that are currently in effect.

AHCA Contract No. FA971, Attachment II, Page 188 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.
Health Plan systems shall conform to future federal and/or Agency-specific standards for data exchange within one-hundred and twenty (120) calendar days of the standard’s effective date or, if earlier, the date stipulated by CMS or the Agency. The Health Plan shall partner with the Agency in the management of current and future data exchange formats and methods and in the development and implementation planning of future data exchange methods not specific to HIPAA or other federal effort. Furthermore, the Health Plan shall conform to these standards as stipulated in the Agency agreed-upon plan to implement such standards.

2.	HIPAA Compliance Checker

All HIPAA-conforming exchanges of data between the Agency and the Health Plan shall be subjected to the highest level of compliance as measured using an industry-standard HIPAA compliance checker application.

3.	Data and Report Validity and Completeness

The Health Plan shall institute processes to ensure the validity and completeness of the data, including reports, it submits to the Agency. At its discretion, the Agency will conduct general data validity and completeness audits using industry-accepted statistical sampling methods. Data elements that will be audited include but are not limited to: enrollee ID, date of service, assigned Medicaid provider ID, category and subcategory (if applicable) of service, diagnosis codes, procedure codes, revenue codes, date of claim processing, and (if and when applicable) date of claim payment. Control totals shall also be reviewed and verified.

4.	State/Agency Website/Portal Integration

Where deemed that the Health Plan’s web presence will be incorporated to any degree to the Agency’s or the state’s web presence (also known as a portal), the Health Plan shall conform to any applicable Agency or state standard for website structure, coding and presentation.

5.	Functional Redundancy with FMMIS

The Health Plan’s systems shall be able to transmit and receive transaction data to and from FMMIS as required for the appropriate processing of claims and any other transaction that could be performed by either system.

6.	Data Exchange in Support of the Agency’s Program Integrity and Compliance Functions

The Health Plan’s systems shall be capable of generating files in the prescribed formats for upload into Agency systems used specifically for program integrity and compliance purposes.

AHCA Contract No. FA971, Attachment II, Page 189 of 285

WellCare of Florida, Inc.,                                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

7.	Address Standardization

The Health Plan’s system(s) shall possess mailing address standardization functionality in accordance with US Postal Service conventions.

8.	Eligibility and Enrollment Data Exchange Requirements

a.	The Health Plan shall receive, process and update enrollment files sent daily by the Agency or its agent.

b.	The Health Plan shall update its eligibility/enrollment databases within twenty-four (24) hours after receipt of said files.

c.
The Health Plan shall transmit to the Agency or its agent, in a periodicity schedule, format and data exchange method to be determined by the Agency, specific data it may garner from an enrollee including third party liability data.

d.	The Health Plan shall be capable of uniquely identifying a distinct Medicaid recipient across multiple systems within its span of control.

D.	Systems Availability, Performance and Problem Management Requirements

1.	Availability of Critical Systems Functions

The Health Plan shall ensure that critical systems functions available to enrollees and providers, functions that if unavailable would have an immediate detrimental impact on enrollees and providers, are available twenty-four hours a day, seven days a week (24/7), except during periods of scheduled system unavailability agreed upon by the Agency and the Health Plan. Unavailability caused by events outside of a Health Plan’s span of control is outside the scope of this requirement. The Health Plan shall make the Agency aware of the nature and availability of these functions prior to extending access to these functions to enrollees and/or providers.

2.	Availability of Data Exchange Functions

The Health Plan shall ensure that the systems and processes within its span of control associated with its data exchanges with the Agency and/or its agent(s) are available and operational according to specifications and the data exchange schedule.

3.	Availability of Other Systems Functions

The Health Plan shall ensure that at a minimum all other system functions and information are available to the applicable system users between the hours of 7:00 a.m. and 7:00 p.m., in the time zone where the user is located, Monday through Friday.

4.	Problem Notification

a.
Upon discovery of any problem within its span of control that may jeopardize or is jeopardizing the availability and performance of all systems functions and the availability of information in said systems, including any problems affecting scheduled exchanges of data between the Health Plan and the Agency and/or its

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WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

agent(s), the Health Plan shall notify the applicable Agency staff via phone, fax and/or electronic mail within one (1) hour of such discovery. In its notification the Health Plan shall explain in detail the impact to critical path processes such as enrollment management and claims submission processes.

b.
The Health Plan shall provide to appropriate Agency staff information on system unavailability events, as well as status updates on problem resolution. At a minimum these updates shall be provided on an hourly basis and made available via electronic mail and/or telephone.

5.	Recovery from Unscheduled System Unavailability

Unscheduled system unavailability caused by the failure of systems and telecommunications technologies within the Health Plan’s span of control will be resolved, and the restoration of services implemented, within forty-eight (48) hours of the official declaration of system unavailability.

6.	Exceptions to System Availability Requirement

The Health Plan shall not be responsible for the availability and performance of systems and IT infrastructure technologies outside of the Health Plan’s span of control.

7.	Information Systems Corrective Action Plan

If at any point there is a problem with a critical systems function, at the request of the Agency, the Health Plan shall provide to the Agency full written documentation that includes a corrective action plan (CAP) that describes how problems with critical systems functions will be prevented from occurring again. The CAP shall be delivered to the Agency within five (5) business days of the problem’s occurrence. Failure to submit a CAP and to show progress in implementing the CAP shall make the Health Plan subject to sanctions, in accordance with Attachment II, Section XIV, Sanctions.

8.	Business Continuity-Disaster Recovery (BC-DR) Plan

a.
Regardless of the architecture of its systems, the Health Plan shall develop, and be continually ready to invoke, business continuity (BC) and disaster recovery (DR) plans that are reviewed and prior-approved by BMHC. If the approved plan is unchanged from the previous year, the Health Plan shall submit a certification to BMHC that the prior year’s plan is still in place annually by April 30 of each Contract year. Changes in the plan are due to BMHC within ten (10) business days after the change.

b.
At a minimum the Health Plan’s BC and DR plans shall address the following scenarios: (1) the central computer installation and resident software are destroyed or damaged; (2) system interruption or failure resulting from network, operating hardware, software, or operational errors that compromise the integrity of transactions that are active in a live system at the time of the outage; (3) system interruption or failure resulting from network, operating hardware, software or operational errors that compromise the integrity of data maintained in a live or archival system; (4) system interruption or failure resulting from network, operating hardware, software or operational errors that do not compromise the integrity of

AHCA Contract No. FA971, Attachment II, Page 191 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

transactions or data maintained in a live or archival system, but do prevent access to the system, i.e., cause unscheduled system unavailability.

c.
The Health Plan shall periodically, but no less than annually, by April 30 of each Contract year, perform comprehensive tests of its BC and DR plans through simulated disasters and lower level failures in order to demonstrate to the Agency that it can restore system functions per the standards outlined in the Contract.

d.
In the event that the Health Plan fails to demonstrate in the tests of its BC and DR plans that it can restore system functions per the standards outlined in this Contract, the Health Plan shall be required to submit to the Agency a corrective action plan in accordance with Attachment II, Section XIV, Sanctions, that describes how the failure will be resolved. The corrective action plan shall be delivered within ten (10) business days of the conclusion of the test.

E.	System Testing and Change Management Requirements

1.	Notification and Discussion of Potential System Changes

The Health Plan shall notify HSD of the following changes to systems within its span of control at least ninety (90) calendar days before the projected date of the change. If so directed by the Agency, the Health Plan shall discuss the proposed change with the applicable Agency staff. This includes: (1) software release updates of core transaction systems: claims processing, eligibility and enrollment processing, service authorization management, provider enrollment and data management; (2) conversions of core transaction management systems.

2.	Response to Agency Reports of Systems Problems not Resulting in System Unavailability

The Health Plan shall respond to Agency reports of system problems not resulting in system unavailability according to the following timeframes:

a.	Within seven (7) calendar days of receipt, the Health Plan shall respond in writing to notices of system problems.

b.	Within twenty (20) calendar days, the correction shall be made or a requirements analysis and specifications document will be due.

c.	The Health Plan shall correct the deficiency by an effective date to be determined by the Agency.

3.	Valid Window for Certain System Changes

Unless otherwise agreed to in advance by the Agency as part of the activities described in this section, scheduled system unavailability to perform system maintenance, repair and/or upgrade activities shall not take place during hours that could compromise or prevent critical business operations.

AHCA Contract No. FA971, Attachment II, Page 192 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

4.	Testing

a.	The Health Plan shall work with the Agency pertaining to any testing initiative as required by the Agency.

b.
Upon the Agency’s written request, the Health Plan shall provide details of the test regions and environments of its core production information systems, including a live demonstration, to enable the Agency to corroborate the readiness of the Health Plan’s information systems.

F.	Information Systems Documentation Requirements

1.	Types of Documentation

The Health Plan shall develop, prepare, print, maintain, produce, and distribute distinct system process and procedure manuals, user manuals and quick-reference guides, and any updates thereafter, for the Agency and other applicable Agency staff. Such documentation shall include origination and revision dates.

2.	Content of System Process and Procedure Manuals

The Health Plan shall ensure that written system process and procedure manuals document and describe all manual and automated system procedures for its information management processes and information systems.

3.	Content of System User Manuals

The system user manuals shall contain information about, and instructions for, using applicable system functions and accessing applicable system data.

4.	Changes to Manuals

a.	When a system change is subject to the Agency’s written approval, the Health Plan shall draft revisions to the appropriate manuals prior to Agency approval of the change.

b.	Updates to the electronic version of these manuals shall occur in real time; updates to the printed version of these manuals shall occur within ten (10) business days of the update’s taking effect.

5.	Availability of/Access to Documentation

All of the aforementioned manuals and reference guides shall be available in printed form and/or on-line. If so prescribed, the manuals will be published in accordance with the appropriate Agency and/or state standard.

AHCA Contract No. FA971, Attachment II, Page 193 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

G.      Reporting Requirements

The Health Plan shall extract and upload data sets, upon request, to a Secure FTP (SFTP) site to enable authorized Agency personnel, or the Agency’s agent, on a secure and read-only basis, to build and generate reports for management use. The Agency and the Health Plan shall arrange technical specifications for each data set as required for completion of the request.

H.	Community Health Record/Electronic Medical Record and Related Efforts

1.
At such times that the Agency requires, the Health Plan shall participate and cooperate with the Agency to implement, within a reasonable timeframe, secure, web- accessible,  community health records for enrollees.

2.	The design of the vehicle(s) for accessing the community health record, the health record format and design shall comply with all HIPAA and related industry standard regulations.

3.	The Health Plan shall also cooperate with the Agency in the continuing development of the state’s health care data site (www.FloridaHealthFinder.com).

I.	Compliance with Standard Coding Schemes

1.	Compliance with HIPAA-Based Code Sets

Health Plan systems that are required to or otherwise contain the applicable data type shall conform to the following HIPAA-based standard transaction code sets; the processes through which the data are generated should conform to the same standards as needed:

a.	Logical Observation Identifier Names and Codes (LOINC);

b.	Health Care Financing Administration Common Procedural Coding System (HCPCS);

c.	Home Infusion EDI Coalition (HEIC) Product Codes;

d.	National Drug Code (NDC);

e.	National Council for Prescription Drug Programs (NCPDP);

f.	International Classification of Diseases (ICD-9);

g.	Diagnosis Related Group (DRG);

h.	Claim Adjustment Reason Codes; and

i.	Remittance Remarks Codes.

AHCA Contract No. FA971, Attachment II, Page 194 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	Compliance with Other Code Sets

Health Plan systems that are required to or otherwise contain the applicable data type shall conform to the following non-HIPAA-based standard code sets:

a.	As described in all Agency Medicaid reimbursement handbooks, for all "covered entities," as defined under HIPAA, and which submit transactions in paper format (non-electronic format).

b.	As described in all Agency Medicaid reimbursement handbooks for all "non-covered entities," as defined under HIPAA.

J.	Data Exchange and Formats and Methods Applicable to Health Plans

1.	HIPAA-Based Formatting Standards

Health Plan systems shall conform to the following HIPAA-compliant standards for information exchange effective the first day of operations in the applicable service region:

a.	Batch transaction types

(1)	ASC X12N 834 Enrollment and Audit Transaction

(2)	ASC X12N 835 Claims Payment Remittance Advice Transaction

(3)	ASC X12N 837I Institutional Claim/Encounter Transaction

(4)	ASC X12N 837P Professional Claim/Encounter Transaction

(5)	ASC X12N 837D Dental Claim/Encounter Transaction

(6)	NCPDP D.0 Pharmacy Claim/Encounter Transaction

b.	Online transaction types

(1)	ASC X12N 270/271 Eligibility/Benefit Inquiry/Response

(2)	ASC X12N 276 Claims Status Inquiry

(3)	ASC X12N 277 Claims Status Response

(4)	ASC X12N 278/279 Utilization Review Inquiry/Response

(5)	NCPDP D.0 Pharmacy Claim/Encounter Transaction

AHCA Contract No. FA971, Attachment II, Page 195 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	Methods for Data Exchange

a.	The Health Plan and the Agency and/or its agent shall make predominant use of Secure File Transfer Protocol (SFTP) and Electronic Data Interchange (EDI) in their exchanges of data.

b.	The Health Plan shall encourage network providers to participate in the Agency’s Direct Secure Messaging (DSM) service when it is implemented.

3.	Agency-Based Formatting Standards and Methods

Health Plan systems shall exchange the following data with the Agency and/or its agent in a format to be jointly agreed upon by the Health Plan and the Agency:

a.	Provider network data;

b.	Case management fees, if applicable; and

c.	Payments.

K.	Smartphone Applications

If the Health Plan uses smartphone applications (apps) to allow enrollees direct access to Agency-approved member materials, the Health Plan shall comply with the following:

1.
The smartphone application shall disclaim that the app being used is not private and that no PHI or personally identifying information should be published on this application by the Health Plan or end user; and

2.	The Health Plan shall ensure that software applications obtained, purchased, leased, or developed are based on secure coding guidelines; for example:

a.	OWASP [Open Web Application Security Project] Secure Coding Principles – http://www.owasp.org/index.php/Secure_Coding_Principles;

b.	CERT Security Coding – http://www.cert.org/secure-coding/; and

c.	Top 10 Security Coding Practices –
https://www.securecoding.cert.org/confluence/display/seccode/Top+10+Secure+Coding+Practices

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AHCA Contract No. FA971, Attachment II, Page 196 of 285

WellCare of Florida, Inc.,                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section XII

Reporting Requirements

A.	Health Plan Reporting Requirements

1.	The Health Plan shall comply with all reporting requirements set forth by the Agency in this Contract. These requirements are summarized in Table 1 in this section.

a.	The Health Plan is responsible for assuring the accuracy, completeness, and timely submission of each report.

b.
The Health Plan’s chief executive officer (CEO), chief financial officer (CFO), or an individual who reports to the CEO or CFO and who has delegated authority to certify the Health Plan’s reports, shall attest, based on his/her best knowledge, information, and belief, that all data submitted in conjunction with the reports and all documents requested by the Agency are accurate, truthful, and complete (see 42 CFR 438.606(a) and (b)).

c.	The Health Plan shall submit its certification at the same time it submits the certified data reports (see 42 CFR 438.606[c]). The certification page shall be submitted electronically.

d.
Deadlines for report submission referred to in this Contract specify the actual time of receipt at the Agency bureau or location listed in Table 1 of this section, not the date the file was postmarked or transmitted.

e.	If a reporting due date falls on a weekend or state holiday, the report shall be due to the Agency on the following business day.

f.	All reports filed on a quarterly basis shall be filed on a calendar year quarter.

2.
The Health Plan shall use the Health Plan Report Guide in submitting required reports, including the report formats, templates, instructions, data specifications, submission timetables and locations, and other materials contained in the guide posted on the Agency’s web site at:

http://ahca.myflorida.com/MCHQ/Managed_Health_Care/MHMO/med_prov_0912.shtml

The Agency shall furnish the Health Plan with appropriate technical assistance in using the Report Guide.

3.	Unless otherwise specified, all reports are to be submitted electronically, as prescribed in the reporting guidelines.

4.	The Agency reserves the right to modify the reporting requirements, with a ninety (90) calendar day notice to allow the Health Plan to complete implementation, unless otherwise required by law.

5.	The Agency shall provide the Health Plan with written notification of any modifications to the reporting requirements.

AHCA Contract No. FA971, Attachment II, Page 197 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

6.
If the Health Plan fails to submit the required reports accurately and within the timeframes specified, the Agency shall fine or otherwise sanction the Health Plan in accordance with Attachment II, Section XIV, Sanctions, and Rule 59A-12.0073, F.A.C.

7.	Reports are to be transmitted as described below:

a.	If hard copies are required, mail to the following address:

Agency for Health Care Administration
Bureau of Managed Health Care
2727 Mahan Drive, MS #26
Tallahassee, FL 32308

or

Transmit electronically to the Agency at the addresses in Table 1.

b.	PHI information must be submitted to the Agency SFTP sites.

B.	Report Tables

1.
Health Plan reports required by the Agency are as follows as indicated by plan type/ population served. These reports must be submitted as indicated in Table 1 and as specified in the Health Plan Report Guide.

Table 1

Effective September 1, 2012
SUMMARY OF REPORTING REQUIREMENTS

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section II	Quarterly and Annual Medical Loss Ratio (MLR) Reports	Ref HMO Ref Cap PSN HIV/AIDS	Quarterly, due seven (7) months after the end of the reporting quarter; Annually, seven (7) months following the end of each year for the preceding July 1, June 30 waiver demonstration year	BMHC

AHCA Contract No. FA971, Attachment II, Page 198 of 285

WellCare of Florida, Inc.,                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section III and Exhibit 3	Newborn Enrollment Report	NR FFS PSN; Ref FFS PSN; CCC	Weekly, on Wednesday	Medicaid Area Office
Section III and Exhibit 3	Involuntary Disenrollment Report	Ref HMO; Ref FFS PSN; Ref Cap PSN; CCC; HIV/AIDS	Monthly, first Thursday of month	Choice Counseling Vendor
Section IV	Medicaid Redetermination Notice Summary Report	All Plans that participate per Attachment I	Quarterly, forty-five (45) calendar days after end of reporting quarter	BMHC
Section IV	Community Outreach Health Fairs/Public Events Notification	All Plans	Monthly, no later than 20th calendar day of month before event month; amendments two (2) weeks before event	BMHC
Section IV	Community Outreach Representative Report	All Plans	Two (2) weeks before activity Quarterly, forty-five (45) calendar days after end of reporting quarter	BMHC
Section IV and Exhibit 4	Enhanced Benefits Report	Ref HMO; Ref FFS PSN; Ref Cap PSN; CCC; HIV/AIDS	Monthly, ten (10) calendar days after end of reporting month	BMHC
Section V, Exhibit 5	Customized Benefit Notifications Report	Ref HMO; Ref Cap PSN	Monthly, fifteen (15) calendar days after end of reporting month	BMHC

AHCA Contract No. FA971, Attachment II, Page 199 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section V	CHCUP (CMS-416) & FL 60% Screening	All Plans	Annually, unaudited by January 15 for prior federal fiscal year; Annually, audited report by October 1 for the prior federal fiscal year	BMHC
Section V	Inpatient Discharge Report	NR Ref HMO; NR Cap PSN; Ref HMO; Ref Cap PSN; HIV/AIDS NR HIV/AIDS	Quarterly, thirty (30) calendar days after end of reporting quarter	BMHC
Section V	Hernandez Settlement Ombudsman Log	NR HMO; NR FFS PSN*; NR Cap PSN; Ref HMO; Ref FFS PSN*; Ref Cap PSN; CCC*; HIV/AIDS NR HIV/AIDS * If the FFS Health Plan has authorization requirements for prescribed drug services	Quarterly, fifteen (15) calendar days after end of reporting quarter	BMHC

AHCA Contract No. FA971, Attachment II, Page 200 of 285

WellCare of Florida, Inc.,                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section V	Hernandez Settlement Agreement Survey	NR HMO; NR FFS PSN*; NR Cap PSN; Ref HMO; Ref FFS PSN*; Ref Cap PSN; CCC*; HIV/AIDS NR/HIV/AIDS * If the FFS Health Plan has authorization requirements for prescribed drug services	Annually, on August 1st	BMHC
Section V and Section VI	Behavioral Health – Pharmacy Encounter Data Report	NR HMO; Ref HMO; Ref Cap PSN; NR Cap PSN; HIV/AIDS NR HIV/AIDS	Quarterly, forty-five (45) calendar days after end of reporting quarter	BMHC
Section V	Pharmacy Navigator Report	Ref HMO; Ref Cap PSN; HIV/AIDS	Annually, by December 1	Choice Counseling Vendor
Section VI	Behavioral Health Annual 80/20 Expenditure Report	NR HMO NR Cap PSN NR HIV/AIDS	Annually, by April 1st Supplemental file due February 1 of the following year for plans that reported IBNR	BMHC

AHCA Contract No. FA971, Attachment II, Page 201 of 285

WellCare of Florida, Inc.,                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section VI	Behavioral Health Critical Incident Report - Individual	All Plans	Immediately, no later than twenty-four (24) hours after occurrence or knowledge of incident	BMHC
Section VI	Behavioral Health Critical Incident Report - Summary	All Plans	Monthly, by the 15th	BMHC
Section VI	Behavioral Health - Required Staff/Providers Report	All Plans	Quarterly, forty-five (45) calendar days after end of reporting quarter for Health Plans operating less than one (1) year; Annually, by August 15th, for all other Health Plans	BMHC
Section VI	Behavioral Health - FARS/CFARS	All Plans	Semi-Annually, August 15 and February 15	BMHC
Section VI	Behavioral Health - Enrollee Satisfaction Survey Summary	All Plans	Annually by March 1	BMHC behavioral health analyst
Section VI	Behavioral Health - Stakeholders’ Satisfaction Survey - Summary	All Plans	Annually, by March 1	BMHC
Section VI	Behavioral Health - Encounter Data Report	NR HMO; Ref HMO; Ref Cap PSN; NR Cap PSN HIV/AIDS NR HIV/AIDS	Quarterly, forty-five (45) calendar days after end of reporting quarter	BMHC
Section VI	Behavioral Health – Annual Provider Audit Report	All Plans	Annually, by October 1	BMHC

AHCA Contract No. FA971, Attachment II, Page 202 of 285

WellCare of Florida, Inc.,                                                           Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section VII	Provider Network File	All Plans	Monthly, first Thursday of month (optional weekly submissions each Thursday for remainder of month)	AHCA Choice Counseling Vendor and Medicaid fiscal agent
Section VII	Provider Termination and New Provider Notification Report	All Plans	Summary of new and terminated providers due monthly, by the fifteenth (15th) calendar day of the month following the reporting month	BMHC
Section VII	PCP Wait Times Report	All Plans	Annually, by February 1st	BMHC
Section VIII	Cultural Competency Plan (and Annual Evaluation)	All Plans	Annually, on June 1	BMHC
Section VIII and Exhibit 5	Performance measures	All Plans	Annually, on July 1	BMQM
Section IX	Complaints, Grievance, and Appeals Report	All Plans	Quarterly, fifteen (15) calendar days after end of quarter	BMHC
Section X	MPI – Quarterly Fraud & Abuse Activity Report	All Plans	Quarterly, fifteen (15) calendar days after the end of reporting quarter	MPI
Section X	MPI – Annual Fraud & Abuse Activity Report	All Plans	Annually by September 1.	MPI
Section X	MPI - Suspected/ Confirmed Fraud & Abuse Reporting	All Plans	Within fifteen (15) calendar days of detection	MPI

AHCA Contract No. FA971, Attachment II, Page 203 of 285

WellCare of Florida, Inc.,                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Report Name	Plan Type	Frequency	Submit To
Section X	Claims Aging Report & Supplemental Filing Report	All Plans	Quarterly, forty-five (45) calendar days after end of reporting quarter; Capitated Plans, optional supplemental filing – one-hundred and five (105) calendar days after end of reporting quarter	BMHC
Section XIII, Exhibit 13	Medicaid Reform Supplemental HIV/AIDS Report	Ref HMO; Ref FFS PSN; Ref Cap PSN; CCC; HIV/AIDS NR HIV/AIDS	Monthly, by second (2nd) Thursday of month	BMHC
Section XV, Exhibit 15	Insolvency Protection Multiple Signatures Agreement Form	NR HMO; NR Cap PSN; Ref HMO; Ref Cap PSN; HIV/AIDS NR HIV/AIDS	Annually, by April 1; Thirty (30) calendar days after any change	BMHC
Section XV	Audited Annual and Unaudited Quarterly Financial Reports	All Plans except CCC	Audited - Annually by April 1 for calendar year; Unaudited – Quarterly, forty-five (45) calendar days after end of reporting quarter	BMHC
Section XVI	Quarterly Subcontractors and Affiliates Report	All Plans	Quarterly, fifteen (15) calendar days after the end of the reporting quarter	BMHC

AHCA Contract No. FA971, Attachment II, Page 204 of 285

WellCare of Florida, Inc.,                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

NR HMO = Non-Reform health maintenance organization, includes Health Plans covering
Frail/Elderly Program services as specified in Attachment I
Ref HMO = Reform health maintenance organization
Ref Cap PSN = Reform capitated provider service network
Ref FFS PSN = Reform Fee-for-Service Provider Service Network
NR Cap PSN = Non-Reform Capitated Provider Service Network
NR FFS PSN = Non-Reform Fee-for-Service Provider Service Network
CCC = Specialty plan for children with chronic conditions
HIV/AIDS = Specialty plan for recipients living with HIV/AIDS
NR HIV/AIDS = Non-Reform HMO that specializes in HIV/AIDS

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AHCA Contract No. FA971, Attachment II, Page 205 of 285

WellCare of Florida, Inc.                                                           Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	Other Health Plan submissions (not in Table 1-B) required by the Agency are as follows:

Table 2

Effective September 1, 2012
SUMMARY OF SUBMISSION REQUIREMENTS

Contract Section	Submission	Plan Type	Frequency	Submit To
Attachment I, Section B., Item3.a.	Increase in enrollment levels	Capitated Health Plans; FFS PSNs; CCC	Before increases occur	BMHC and HSD
Attachment I, Section D., Item 3.b.	Changes to optional or expanded services	FFS PSNs; CCC	Annually, by June 15 or other date specified in writing by the Agency	HSD
Attachment I, Section D., Item 3.c.	Changes to optional or expanded services	Capitated Health Plans	Annually, by June 15 or other date specified in writing by the Agency	HSD
Subsequent references are to Attachment II and its Exhibits
Section II, Item D.4.	Policies, procedures, model provider agreements & amendments, subcontracts, All materials related to Contract for distribution to enrollees, providers, public	All	Before beginning use; whenever changes occur	BMHC
Section II, Item D.5.a.	Third party administrator (TPA) subcontracts	FFS PSNs	Ninety (90) calendar days before effective date	BMHC
Section II, Item D.5.b	Managed behavioral health organization (MBHO) subcontracts	All	Forty-five (45) calendar days before effective date	BMHC
Section II, Item D.5.c.	Written materials	All	Forty-five (45) calendar days before effective date	BMHC

AHCA Contract No. FA971, Attachment II, Page 206 of 285

WellCare of Florida, Inc.                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section II, Item D.5.d	Written notice of change to enrollees	All	Thirty (30) calendar days before effective date	Enrollees affected
Section II, Item D.7.	Enrollee materials, PDL, provider & enrollee handbooks	All	Available on Health Plan’s website without log-in	Plan website
Section III, Item B.3.c.(1)	Enrollee pregnancy	All	Upon confirmation	DCF & MPI
Section III, Item B.3.c.(3)	Unborn activation notice	All	Presentation for delivery	DCF & MPI
Section III, Item B.3.d.	Birth information if no unborn activation	All	Upon delivery	DCF
Section III, Item C.4.b.	Involuntary disenrollment request	All	Forty-five (45) calendar days before effective date	BMHC
Section III, Item C.4.e.	Notice that Health Plan is requesting disenrollment in next Contract month	All	Before effective date	Enrollee affected
Section IV, Item A.1.e.	Notice of reinstatement	All	By first (1st) calendar day of month after learning of reinstatement or within five (5) calendar days from receipt of enrollment file, whichever is later	Enrollee affected
Section IV, Item A.2.a. and Item A. 6.a.(17); Section VIII, Item A.4.a.	How to get Health Plan information in alternative formats	All	Include in cultural competency plan and enrollee handbook, and upon request	Enrollees & potential enrollees
Section IV, Item A.2.c.	Right to get information about Health Plan	All	Annually	Enrollees
Section IV, Item A.7.c.	Provider directory online file	All	Update monthly & submit attestation	BMHC

AHCA Contract No. FA971, Attachment II, Page 207 of 285

WellCare of Florida, Inc.                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section IV, Item A.9.a.	Enrollee assessments	All	Within thirty (30) calendar days of enrollment notify about pregnancy screening	Enrollees
Section IV, Item A.9.c.	Enrollees more than 2 months behind in periodicity screening	All	Contact twice, if needed	Enrollees who meet criteria
Section IV, Item A.11.f.	Toll-free help line performance standards	All	Get approval before beginning operation	BMHC
Section IV, Item A.12. and Item A.6.a.(17); Section VIII, Item A.4.	How to access translation services	All	Include in cultural competence plan and enrollee handbook	Enrollees
Section IV, Item A.14.a.	Incentive program	All	Get approval before offering	BMHC
Section IV, Item A.14.g.	Pre-natal care programs	All	Before implementation	BMHC
Section IV, Item A.17.c.	Notice of change in participation in redetermination notices	All	Annually by June 1, if change in plan participation	BMHC
Section IV, Item A.17.c.(1)	Redetermination policies & procedures	All	When Health Plan agrees to participate	BMHC
Section IV, Item A.17.c.(1)(a)	Notice in writing to discontinue Medicaid redetermination date data use	All	Thirty (30) calendar days before stopping	BMHC
Section IV, Item B.3.c.	Member services phone script responding to community outreach calls and outreach materials	All	Before use	BMHC

AHCA Contract No. FA971, Attachment II, Page 208 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section IV, Item B.3.e.	Branding advertisements along with documentation of substantiation of claims made in advertising	All	Before use	BMHC
Section IV, Item B.4.c.	In case of force majeure, notice of participation in health fair or other public event	All	By day of event	BMHC
Section IV, Item B.6.f.	Report of staff or community outreach rep. violations	All	Within fifteen (15) calendar days of knowledge	BMHC
Section V, Item C.1.	Written details of expanded services	All	Before implementation	HSD
Section V, Item F.	Decision to not offer a service on moral/religious grounds	All	One-hundred and twenty (120) calendar days before implementation Thirty (30) calendar days before implementation	BMHC Enrollees
Section V, Item H.10.b.2.	UNOS form & disenrollment request for specified transplants	All	When enrollee listed	BMHC
Section V, Item H.14.e.	Attestation that the Health Plan has advised providers to enroll in VFC program	All	Annually, by October 1st	BMHC
Section V, Item H.16.a.(4)	PDL update	All	Annually, by October 1. Forty-five (45) calendar days written notice of change.	BMHC and Bureau of Medicaid Pharmacy Services
Section VI, Item A.7.c.	Review & approval of behavioral health services staff & subcontractors for licensure compliance	All	Before providing services	BMHC

AHCA Contract No. FA971, Attachment II, Page 209 of 285

WellCare of Florida, Inc.                                                           Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section VI, Item B.9.	Model agreement with community mental health centers	All	Before agreement is executed	BMHC
Section VI, Item C.3.e.	Denied appeals from providers for emergency services claims	All	Within ten (10) calendar days after Health Plan’s final denial	BMHC
Section VI, Item C.5.a.(3)	Medical necessity criteria for community mental health services	All	Before use and before changes implemented	BMHC
Section VI, Item L.2.	MBHO staff psychiatrist and model contracts for each specialty type	All	Before execution	BMHC Behavioral Health Unit
Section VI, Item M.	Optional services	All	Before offering	BMHC
Section VI, Item Q.3.b.	Schedule for administrative and program monitoring and clinical record review, and attestation that the schedule was coordinated with the providers being audited	All	Annually by July 1	BMHC
Section VII, Item A.2.	Capacity to provide covered services	All	Before taking enrollment	BMHC
Section VII, Item C.1.	Request for initial or expansion review	All	When requesting initial enrollment or expansion into a county.	BMHC and HSD
Section VII, Item C.2.	Compliance with access requirements following significant changes in service area or new populations	All	Before expansion	BMHC and HSD
Section VII, Item C.3.	Significant network changes	All	Within seven (7) business days	BMHC

AHCA Contract No. FA971, Attachment II, Page 210 of 285

WellCare of Florida, Inc.                                                                      Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section VII, Item C.5.	When PCP leaves network	All	Within fifteen (15) calendar days of knowledge. A copy of the enrollee notice for terminated providers is due no more than fifteen (15) calendar days after receipt of the PCP termination notice.	BMHC & affected enrollees
Section VII, Item D.2.kk.	Waiver of provider agreement indemnifying clause	All	Approval before use	BMHC
Section VII, Item E.3.	Notice of terminated providers due to imminent danger/impairment; for “for cause” terminations, include reasons for termination	All	Immediate	BMHC and Provider
Section VII, Item E.4.	Termination or suspension of providers; for “for cause” terminations, include reasons for termination	All	Sixty (60) calendar days before termination effective date	BMHC, affected enrollees, & provider
Section VII, Item H.8.	Notice of individuals with conditions giving rise to permissive or mandatory exclusions	All	Within ten (10) business days of learning of the health care-related criminal conviction; or Denial of credentialing for program integrity related reasons, or other required disclosure.	DHHS OIG With a copy to MPI
Section VIII, Item A.1.b.	Written Quality Improvement Plan	All	Within thirty (30) calendar days of initial Contract execution; Thereafter, Annually by May 1.	BMHC Secure FTP site

AHCA Contract No. FA971, Attachment II, Page 211 of 285

WellCare of Florida, Inc.                                                                    Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section VIII, Item A.3.a.(7)(a)	Proposal for each planned PIP	All	Ninety (90) calendar days after Contract execution.	BMHC Secure FTP site
Section VIII, Item A.3.a.(7)(b)	Annual PIP proposal for each planned PIP	All	Thereafter, Annually by August 1	BMHC Secure FTP site
Section VIII, Item A.3.d.(1)	Performance measure data and auditor certification	All	Annually by July 1	BMQM
Section VIII, Item A.3.d.(4)	Performance measure action plan	All	Within thirty (30) calendar days of determination of unacceptable performance	BMQM
Section VIII, Item B.1.a.(4)(a)	Service authorization protocols & any changes	All	Before use	BMHC
Section VIII, Item B.4.	Changes to UM component	All	Thirty (30) calendar days before effective date	BMHC
Section IX, Item A.8.	Complaint log	All	Upon request	BMHC
Section X, Item B.2.	Changes in staffing	All	Five (5) business days of any change	BMHC & HSD
Section X, Item B.2.b.	Full-Time Administrator	All	Before designating duties of any other position	BMHC
Section X, Item D. 4	Check Run Summary File	All	In accordance with Encounter Data Submission Requirements in Section X, D.5., and along with encounter data submissions	MEDS team and Agency Fiscal Agent
Section X, Item D.5.a.	Encounter data for all pharmacy typical and atypical services on or after December 1, 2011	All	Within sixty (60) calendar days following end of month in which Health Plan paid claims for services and as specified in the Medicaid Companion Guides	MEDS Team and Agency Fiscal Agent

AHCA Contract No. FA971, Attachment II, Page 212 of 285

WellCare of Florida, Inc.                                                                    Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section X, Item D.5.b.	Encounter data for all pharmacy typical and atypical services on or after December 1, 2011	All	By the fifteenth (15th) day of the month after the date of service month and as specified in the Medicaid Companion Guides	MEDS team & Agency Fiscal Agent
Section X, Item D.5.c.	Encounter data for all non-pharmacy typical and atypical services	All	Within sixty (60) calendar days following end of month in which Health Plan paid claims for services and as specified in the Medicaid Companion Guides	MEDS team & Agency Fiscal Agent
Section X, Item E.3.b.	Subcontract for investigation of Fraud and Abuse	All	At least sixty (60) calendar days before anticipated subcontract execution date	MPI
Section X, Item E.3.c.	Executed Subcontract for investigation of Fraud and Abuse	All	Within thirty (30) calendar days after subcontract execution	MPI
Section X, Item E.3.d.	Corporate Integrity Agreements and/or Corporate Compliance Agreements	All	Within thirty (30) calendar days after execution	MPI
Section X, Item E.3.e.	Corrective Action Plans required by the Florida Department of Financial Services (DFS) and/or Federal governmental entities	All	Within thirty (30) calendar days after execution	MPI

AHCA Contract No. FA971, Attachment II, Page 213 of 285

WellCare of Florida, Inc.                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section X, Item E.5.	Compliance plan, anti-fraud plan, and related fraud and abuse policies & procedures	All	Within forty-five (45) calendar days after Agency contract execution; Upon initial implementation or revision; or As requested by MPI	MPI
Section X, Item E.5.b.	Anti-fraud plan annual submission	All	Annually on September 1, beginning September 1, 2013, upon revision, or as requested by MPI.	MPI Secure FTP site
Section X, Item E.11.	Notice of individuals with conditions giving rise to permissive or mandatory exclusions	All	Within ten (10) business days of learning of the health care-related criminal conviction; or Denial of credentialing for program integrity related reasons, or other required disclosure.	DHHS OIG With a copy to MPI
Section XI, Item D.4.a.	Any problem that threatens system performance	All	Within one (1) hour	Applicable Agency staff

AHCA Contract No. FA971, Attachment II, Page 214 of 285

WellCare of Florida, Inc.                                                                     Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section XI, Item D.8.a.	Business Continuity and Disaster Recovery Plans	All	Before beginning operation. Ten (10) business days before change. Certification if plan is unchanged by April 30, annually thereafter.	BMHC
Section XI, Item E.1.	System changes	All	Ninety (90) calendar days before change	HSD
Section XIV, Item A.1.(c)	Corrective action plan	All	Within a timeframe specified by the Agency	Agency Bureau sending violation notice
Section XIV, Item A.1.(c)	Performance measure action plan	All	Within a timeframe specified by the Agency	BMQM
Section XV, Item C.	Proof of working capital	All	Before enrollment	BMHC
Section XV, Item G.2.	Physician incentive plan	All	Written description before use	BMHC
Section XV, Item H.	Third party coverage identified	All	As soon as known	Medicaid Third Party Liability Vendor
Section XV, Item I.	Proof of fidelity bond coverage	All	Within sixty (60) calendar days of Contract execution & before delivering health care	HSD Contract manager
Section XVI, Item C.1.	Request for assignment or transfer of contract in approved merger/acquisition	All	Ninety (90) days before effective date	HSD
Section XVI, Item M.	Use of “Medicaid” or “AHCA”	All	Before use	BMHC
Section XVI, Item O.	All subcontracts for Agency approval	All	Before effective date	BMHC

AHCA Contract No. FA971, Attachment II, Page 215 of 285

WellCare of Florida, Inc.                                                                    Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Section XVI, Item O.1.f.	Subcontract monitoring schedule	All	Annually, by December 1	BMHC
Section XVI, Item V.1.	Ownership & management disclosure forms	All	With initial application; and then annually by September 1	HSD – for initial application; BMHC & HSD for annual
Section XVI, Item V.1.	Changes in ownership & control	All	Within five (5) calendar days of knowledge & sixty (60) calendar days before effective date	BMHC & HSD
Section XVI, Item V.4.a. and b	Upon Agency notice of implementation, verify Medicaid Level II background screening results for principals	All	Before Contract execution.	HSD
Section XVI, Item V.4.c.	Upon Agency notice of implementation, verify Medicaid Level II background screening results of newly hired principals	All	Within thirty (30) calendar days of hire date	HSD
Section XVI, Item V.5.	Information about offenses listed in s. 435.04, F.S.	All	Within five (5) business days of knowledge	HSD
Section XVI, Item V.6.	Corrective action plan related to principals committing offenses under s. 435.04, F.S.	All	As prescribed by the Agency	HSD
Section XVI, Item Y.	General insurance policy declaration pages	All except CCC	Annually upon renewal	BMHC
Section XVI, Item Z.	Workers’ compensation insurance declaration page	All except CCC	Annually upon renewal	BMHC
Section XVI, Item BB.	Emergency Management Plan	All	Before beginning operation and by May 31 annually thereafter	BMHC

AHCA Contract No. FA971, Attachment II, Page 216 of 285

WellCare of Florida, Inc.                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Exhibit 2, Section II, Item D.4.	Policies & procedures for screening for clinical eligibility & any changes to them	CCC	Before implementation	BMHC
Exhibit 2, Section II, Item 22	Conversion application to become a capitated Health Plan	FFS PSNs;	Health Plan in operation on or before September 1, 2012, by September 1, 2013 Health Plan beginning operation after September 1, 2012, by the first day of the second year of operation	HSD
Exhibit 3, Section III, Item C.5.	Disenrollment notice	CCC	Get template approved before use At least two (2) months before anticipated effective date of involuntary disenrollment	BMHC Enrollee
Exhibit 5, Section V, Item D.6.	Letters about exhaustion of benefits under customized benefit package	Reform capitated Health Plans	Before use	BMHC
Exhibit 5, Section V, Item H.20.g.	Transportation subcontract	NR HMO offering transportation; Reform Health Plans	Before execution	BMHC
Exhibit 5, Section V, Item H.20.h.	Transportation policies & procedures	NR HMO offering transportation; Reform Health Plans	Before use	BMHC

AHCA Contract No. FA971, Attachment II, Page 217 of 285

WellCare of Florida, Inc.                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Exhibit 5, Section V, Item H.20.i.	Transportation adverse incidents	NR HMO offering transportation; Reform Health Plans	Within two (2) business days of the occurrence	BMHC
Exhibit 5, Section V, Item H.20.i	Transportation suspected fraud	NR HMO offering transportation; Reform Health Plans	Immediately upon identification	MPI
Exhibit 5, Section V, Item H.20.q. & r.	Attestation that Health Plan complies with transportation policies & procedures & drivers pass background checks & meet qualifications	NR HMO offering transportation; Reform Health Plans	Annually by January 1	BMHC
Exhibit 8, Section VIII, Item B. 5.	Substitute disease management initiatives	CCC	Within sixty (60) calendar days of Contract execution	BMHC
Exhibit 8, Section VIII, Item A.3.f.	Provider satisfaction survey plan & questions	All Reform Health Plans	By end of 8th month of Contract for approval	BMHC
Exhibit 8, Section VIII, Item A.3.f.	Provider satisfaction survey results	All Reform Health Plans	Four (4) months after the beginning of the 2nd year of Contract	BMHC
Exhibit 8, Section VIII, Item B.5.b.	Policies and procedures and program descriptions for each disease management program	All Reform Health Plans	Annually, by November 1	BMHC Secure FTP site
Exhibit 8, Section VIII, Item B.1.e.(5)	Caseload maximums for case managers	HIV/AIDS specialty plan and NR HIV/AIDS	Before providing services	BMHC

AHCA Contract No. FA971, Attachment II, Page 218 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Contract Section	Submission	Plan Type	Frequency	Submit To
Exhibit 10, Section X, Item C. 5. a.	Discrepancies in ERV	FFS Health Plans; CCC	Within ten (10) business days of discovery	HSD analyst
Exhibit 15, Section XV, Item I.	Proof of coverage for any non-government subcontractor	CCC	Within sixty (60) calendar days of execution and before delivery of care	BMHC
Exhibit 16, Section XVI, Item V.4.c.	Fingerprints of newly hired principals	CCC	Within thirty (30) calendar days of hire date	Letter to HSD contract manager with list of hires and FDLE screening results
NR HMO = Non-Reform health maintenance organization, includes Health Plans covering Frail/Elderly Program services as specified in Attachment I
Ref HMO = Reform health maintenance organization
Ref Cap PSN = Reform capitated provider service network
Ref FFS PSN = Reform Fee-for-Service Provider Service Network
NR Cap PSN = Non-Reform Capitated Provider Service Network
NR FFS PSN = Non-Reform Fee-for-Service Provider Service Network
CCC = Specialty plan for children with chronic conditions
HIV/AIDS = Specialty plan for recipients living with HIV/AIDS
NR HIV/AIDS = Non-Reform HMO that specializes in HIV/AIDS

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AHCA Contract No. FA971, Attachment II, Page 219 of 285

WellCare of Florida, Inc.                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section XIII

Method of Payment

(See Attachment II, Exhibit 13)

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AHCA Contract No. FA971, Attachment II, Page 220 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section XIV

Sanctions

A.	General Provisions

1.	The Health Plan shall comply with all requirements and performance standards set forth in this Contract.

(a)
In the event the Agency identifies a violation of or other non-compliance with this Contract (including the failure to meet performance standards), the Agency may sanction the Health Plan pursuant to any of the following: s. 409.912(21), F.S.; s. 409.91212, F.S.; Rule 59A-12.0073, F.A.C.; 42 CFR part 438 subpart I (Sanctions) and s.1932 of the Social Security Act or s.1903(m) of the Social Security Act. The Agency may impose sanctions in addition to any liquidated damages imposed pursuant to Section XVII.

(b)	For purposes of this section, violations involving individual, unrelated acts shall not be considered arising out of the same action.

(c)
In addition to imposing sanctions for a Contract violation or other non-compliance, the Agency may require the Health Plan to submit to the Agency a performance measure action plan (PMAP) within a timeframe specified by the Agency. The Agency may also require the Health Plan to submit a Corrective Action Plan (CAP) for a violation of or any other non-compliance with this Contract within a timeframe specified by the Agency.

2.
As allowed in Attachment II, Section XVI, Terms and Conditions, Item I., Disputes, the Health Plan may appeal any notice of sanction to the Deputy Secretary for Medicaid (Deputy Secretary) but must do so within twenty-one (21) calendar days from receipt of the notice of sanction.

3.
If the Agency imposes monetary sanctions, the Health Plan must pay the monetary sanctions to the Agency within thirty (30) calendar days from receipt of the notice of sanction. If the Deputy Secretary determines that the Agency should reduce or eliminate the amount imposed, the Agency will return the appropriate amount to the Health Plan within sixty (60) calendar days from the date of a final decision rendered.

4.
If the Health Plan fails to carry out the substantive terms of the Contract or fails to meet applicable requirements in ss.1932 and 1903(m) of the Social Security Act, the Agency has the authority to terminate the Contract in accordance with 42 CFR 438.708.

B.	Corrective Action Plans (CAP)

1.
If a CAP is required as determined by the Agency, the Agency will either approve or disapprove a proposed CAP from the Health Plan. If the CAP is disapproved, the Health Plan shall submit a new CAP within ten (10) business days, or an expedited timeframe if required by the Agency, that addresses the concerns identified by the Agency.

AHCA Contract No. FA971, Attachment II, Page 221 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

2.	Upon receiving approval of the CAP, the Health Plan shall implement the action steps set forth in the CAP within the time frames specified by the Agency.

3.
For each federal fiscal year the Health Plan’s CHCUP participation rate is below the eighty percent (80%) federal goal, the Health Plan shall implement an Agency-accepted CAP that meets federal requirements. If the Health Plan does not meet the standard established in the CAP during the time period indicated in the CAP, the Agency may impose sanctions in accordance with this section.

4.
If the Health Plan’s state-mandated CHCUP screening rate is below sixty percent (60%), it must implement an Agency-accepted CAP. If the Health Plan does not meet the standard established in the CAP during the time period indicated in the CAP, the Agency may impose sanctions in accordance with this section.

5.	The Agency shall impose a monetary sanction of two-hundred dollars ($200) per day on the Health Plan for each calendar day that the approved CAP is not implemented to the satisfaction of the Agency.

C.	Notice of Sanction

1.
Except as noted in 42 CFR part 438, subpart I (Sanctions), before imposing any of the sanctions specified in this section, the Agency will give the Health Plan written notice that explains the basis and nature of the sanction, cite the specific contract section(s) and/or provision(s) of law and the methodology for calculation of any fine.

2.
If the Agency decides to terminate the Health Plan’s Contract for cause, the Agency will provide advance written notice of intent to terminate including the reason for termination and the effective date of termination. The Agency will also notify Health Plan enrollees of the termination along with information on their options for receiving services following Contract termination.

3.
Unless the Agency specifies the duration of a sanction, a sanction shall remain in effect until the Agency is satisfied that the basis for imposing the sanction has been corrected and is not likely to recur.

4.
For FFS PSNs and the Specialty Plan for Children with Chronic Conditions, the Agency reserves the right to withhold all or a portion of the Health Plan’s monthly administrative allocation for any amount owed pursuant to this section.

D.	Disputes

1.
To dispute a sanction, the Health Plan must request that the Agency’s Deputy Secretary for Medicaid or designee, hear and decide the dispute. The Health Plan must submit, within twenty-one (21) calendar days after the issuance of a sanction, a written dispute of the sanction directly to the Deputy Secretary or designee; this submission shall include all arguments, materials, data, and information necessary to resolve the dispute (including all evidence, documentation and exhibits). The Health Plan waives any dispute not raised within twenty-one (21) calendar days of receiving the sanction. It also waives any arguments it fails to raise in writing within twenty-one (21) calendar days of receiving the sanction, and waives the right to use any materials, data, and/or

AHCA Contract No. FA971, Attachment II, Page 222 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

information not contained in or accompanying the Health Plan’s submission submitted within the twenty-one (21) calendar days following its receipt of the sanction in any subsequent legal, equitable, or administrative proceeding (to include circuit court, federal court and any possible administrative venue).

2.
The Deputy Secretary or his/her designee will decide the dispute under the reasonableness standard, reduce the decision to writing and serve a copy to the Health Plan. This written decision will be final.

3.
The exclusive venue of any legal or equitable action that arises out of or relating to the Contract, including an appeal of the final decision of the Deputy Secretary or his/her designee, will be Circuit Court in Leon County, Florida; in any such action, the Health Plan agrees that the Circuit Court can only review the final decision for reasonableness, and Florida law shall apply. In the event the Agency issues any action under Florida Statutes or Florida Administrative Code apart from this Contract, the Agency will notice the Health Plan of the appropriate administrative remedy.

E.	Performance Measure Sanctions

1.
The Agency shall sanction the Health Plan for failure to achieve minimum scores on HEDIS performance measures after the first year of poor performance. The Agency may impose monetary sanctions as described below in the event that the PMAP fails to result in performance consistent with the Agency’s expected minimum standards, as specified in sub-items 4. and 5. of this item.

2.
The Agency shall assign performance measures a point value that correlates to the National Committee for Quality Assurance HEDIS National Means and Percentiles. The scores will be assigned according to the table below. Individual performance measures will be grouped and the scores averaged within each group.

PM Ranking	Score
> 90th percentile	6
75th–89th percentile	5
60th–74th percentile	4
50th–59th percentile	3
25th–49th percentile	2
10th–24th percentile	1
< 10th percentile	0

3.
The Health Plan shall complete a PMAP after the first year of poor performance as described in Attachment II, Section VIII, A.3.c.(5). If the PMAP fails to result in scores above the minimum performance standard, the Health Plan may be assessed monetary sanctions under this section.

4.
The Health Plan may receive a monetary sanction of up to $10,000 for each performance measure group where the group score is two (2) or lower but above zero (0). Performance measure groups are as follows

a.	Mental Health and Substance Abuse

AHCA Contract No. FA971, Attachment II, Page 223 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(1)	Follow-Up After Hospitalization for Mental Illness (7 day)

(2)	Antidepressant Medication Management

(3)	Follow-Up Care for Children Prescribed ADHD Medication

b.	Well-Child

(1)	Childhood Immunization Status

(2)	Well-Child Visits in the First 15 Months of Life (6 or more)

(3)	Well-Child Visits 3rd, 4th, 5th, and 6th Years of Life

(4)	Adolescent Well-Care Visits

(5)	Lead Screening in Children

c.	Other Preventive Care

(1)	Breast Cancer Screening

(2)	Cervical Cancer Screening

(3)	Adults’ Access to Preventive/Ambulatory Health Services

(4)	Annual Dental Visits

(5)	BMI Assessment

d.	Prenatal/Postpartum

(1)	Prenatal and Postpartum Care (includes two (2) measures)

(2)	Frequency of Ongoing Prenatal Care

e.	Chronic Care

(1)	Use of Appropriate Medications for People with Asthma

(2)	Controlling High Blood Pressure

f.	Diabetes – Comprehensive Diabetes Care (excluding the blood pressure submeasures)

5.
If the Health Plan receives a score of zero (0) on any of the individual measures in the following performance measure groups: Mental Health and Substance Abuse, Chronic Care, or Diabetes; the Health Plan may be sanctioned for individual performance measures, which will result in a sanction of $500 for each member of the denominator

AHCA Contract No. FA971, Attachment II, Page 224 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

not present in the numerator. If the Health Plan fails to improve these performance measures in subsequent years, the Agency shall impose a sanction of $1,000 per member.

6.	The Agency may amend the performance measure groups with sixty (60) calendar days’ advance notice.

7.	Implementation - Performance measure sanctions will be implemented following the phase-in schedule below.

a.	2011 Submission – Individual measure sanctions as described in 5. above.

b.	2012 Submission – Group sanctions as described in 4. above for all group scores that fall below the equivalent of the 40th percentile.

c.	2013, 2014 and 2015 Submission – Group sanctions as described in 4. above for all group scores that fall below the equivalent of the 50th percentile.

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AHCA Contract No. FA971, Attachment II, Page 225 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section XV
Financial Requirements

A.	Insolvency Protection

See Attachment II, Exhibit 15

B.	Insolvency Protection Account Waiver

See Attachment II, Exhibit 15

C.	Surplus Start Up Account

See Attachment II, Exhibit 15

All new private entity capitated Health Plans, after initial Contract execution but before initial enrollment, shall submit to BMHC proof of working capital in the form of cash or liquid assets excluding revenues from Medicaid payments equal to at least the first three (3) months of operating expenses or $200,000, whichever is greater. This provision shall not apply to Health Plans that have been providing services to enrollees for a period exceeding three (3) continuous months.

D.	Surplus Requirement

See Attachment II, Exhibit 15

In accordance with s. 409.912, F.S., a capitated Health Plan shall maintain at all times in the form of cash, investments that mature in less than 180 calendar days and allowable as admitted assets by the Department of Financial Services, and restricted funds of deposits controlled by the Agency (including the Health Plan’s insolvency protection account) or the Department of Financial Services, a surplus amount equal to the greater of $1.5 million, ten percent (10%) of total liabilities, or two percent (2%) of the annualized amount of the Health Plan’s prepaid revenues. In the event that the Health Plan’s surplus (as defined in Attachment II, Section I, Definitions and Acronyms) falls below the amount specified in this paragraph, the Agency shall prohibit the Health Plan from engaging in community outreach activities, shall cease to process new enrollments until the required balance is achieved, or may terminate the Health Plan’s Contract.

E.	Interest

Interest generated through investments made by the Health Plan under this Contract shall be the property of the Health Plan and shall be used at the Health Plan’s discretion.

F.	Inspection and Audit of Financial Records

The state, CMS, and DHHS may inspect and audit any financial records of the Health Plan or its subcontractors. Pursuant to s. 1903(m)(4)(A) of the Social Security Act and state Medicaid Manual 2087.6(A-B), non-federally qualified Health Plans shall report to the state, upon request, and to the Secretary and the Inspector General of DHHS, a description of

AHCA Contract No. FA971, Attachment II, Page 226 of 285

WellCare of Florida, Inc.                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

certain transactions with parties of interest as defined in s. 1318(b) of the Social Security Act.

G.	Physician Incentive Plans

1.
Physician incentive plans shall comply with 42 CFR 417.479, 42 CFR 438.6(h), 42 CFR 422.208 and 42 CFR 422.210 and shall not contain provisions that provide incentives for withholding medically necessary care.

2.
The Health Plan shall disclose information on physician incentive plans listed in 42 CFR 417.479(h)(1) and 42 CFR 417.479(i) at the times indicated in 42 CFR 417.479(d)-(g). All such arrangements shall be submitted to BMHC for approval, in writing, prior to use. If any other type of withhold arrangement currently exists, it must be omitted from all provider contracts.

H.   Third Party Resources

See Attachment II, Exhibit 15

The Health Plan shall make every reasonable effort to determine the legal liability of third parties to pay for services rendered to enrollees under this Contract and notify the Agency’s third party liability vendor of any third party creditable coverage discovered.

I.      Fidelity Bonds

See Attachment II, Exhibit 15

The Health Plan shall secure and maintain during the life of this Contract a blanket fidelity bond from a company doing business in the State of Florida on all personnel in its employment. The bond shall be issued in the amount of at least $250,000 per occurrence. Said bond shall protect the Agency from any losses sustained through any fraudulent or dishonest act or acts committed by any employees of the Health Plan and subcontractors, if any. Proof of coverage shall be submitted to the Agency’s HSD Contract Manager within sixty (60) calendar days after execution of the Contract and prior to the delivery of health care. To be acceptable to the Agency for fidelity bonds, a surety company shall comply with the provisions of Chapter 624, F.S.

J.	Financial Reporting

See Attachment II, Exhibit 15

The Health Plan shall submit to BMHC an annual financial report and quarterly unaudited financial statements in accordance with Attachment II, Section XII, Reporting Requirements, and with any modification specified in Attachment II, Exhibit 15. This requirement excludes the Specialty Plan for Children with Chronic Conditions.

1.
The Health Plan shall submit to BMHC the audited financial statements no later than three (3) calendar months after the end of each calendar year being reported, and submit the quarterly statements no later than forty-five (45) calendar days after each

AHCA Contract No. FA971, Attachment II, Page 227 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

each calendar quarter and shall use generally accepted accounting principles in preparing the statements.

2.	The Health Plan shall submit annual and quarterly financial statements that are specific to the operations of the Health Plan rather than to a parent or umbrella organization.

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AHCA Contract No. FA971, Attachment II, Page 228 of 285

WellCare of Florida, Inc.                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section XVI

Terms and Conditions

A.	Agency Contract Management

1.
The Agency’s Division of Medicaid (Division) shall be responsible for management of the Contract. The Division shall make all statewide policy decisions or Contract interpretation. In addition, the Division shall be responsible for the interpretation of all federal and state laws, rules and regulations governing, or in any way affecting, this Contract. Contract management shall be conducted in good faith, with the best interest of the state and the Medicaid recipients it serves being the prime consideration. The Agency shall provide final interpretation of general Medicaid policy. When interpretations are required, the Health Plan shall submit written requests to the Deputy Secretary for Medicaid or his/her delegate.

2.
The terms of this Contract do not limit or waive the ability, authority or obligation of the Office of Inspector General, MPI, its contractors, or other duly constituted government units (state or federal) to audit or investigate matters related to, or arising out of this Contract.

3.	The Contract shall be amended only as follows:

a.	The parties cannot amend or alter the terms of this Contract without a written amendment and/or change order to the Contract.

b.
The Agency and the Health Plan understand that any such written amendment to amend or alter the terms of this Contract shall be executed by an officer of each party, who is duly authorized to bind the Agency and the Health Plan.

B.	Applicable Laws and Regulations

1.
The Health Plan shall comply with all applicable federal and state laws, rules and regulations including but not limited to: Title 42 CFR Chapter IV, Subchapter C; Title 45 CFR Part 74, General Grants Administration Requirements; Chapters 409 and 641, F.S.; all applicable standards, orders, or regulations issued pursuant to the Clean Air Act of 1970 as amended (42 USC 1857, et seq.); Title VI of the Civil Rights Act of 1964 (42 USC 2000d) in regard to persons served; Title IX of the education amendments of 1972 (regarding education programs and activities); 42 CFR 431, Subpart F; s. 409.907(3)(d), F.S., and Rule 59G-8.100 (24)(b), F.A.C. in regard to the Contractor safeguarding information about enrollees; Title VII of the Civil Rights Act of 1964 (42 USC 2000e) in regard to employees or applicants for employment; Rule 59G-8.100, F.A.C.; Section 504 of the Rehabilitation Act of 1973, as amended, 29 USC 794 (which prohibits discrimination on the basis of handicap in programs and activities receiving or benefiting from federal financial assistance); the Age Discrimination Act of 1975, as amended, 42 USC 6101 et. seq. (which prohibits discrimination on the basis of age in programs or activities receiving or benefiting from federal financial assistance); the Omnibus

AHCA Contract No. FA971, Attachment II, Page 229 of 285

WellCare of Florida, Inc.                                                                    Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Budget Reconciliation Acts; Americans with Disabilities Act (42 USC 12101, et seq.); the Newborns’ and Mothers’ Health Protection Act of 1996, the Balanced Budget Act of 1997, and the Health Insurance Portability and Accountability Act of 1996.

2.	The Health Plan is subject to any changes in federal and state law, rules, or regulations.

C.	Assignment

Except as provided below, or with the prior written approval of the Agency, this Contract and the monies which may become due are not to be assigned, transferred, pledged or hypothecated in any way by the Health Plan, including by way of an asset or stock purchase of the Health Plan, and shall not be subject to execution, attachment or similar process by the Health Plan.

1.
When a merger or acquisition of a Health Plan has been approved, the Agency shall approve the assignment or transfer of the appropriate Medicaid Health Plan Contract upon the request of the surviving entity of the merger or acquisition if the Health Plan and the surviving entity have been in good standing with the Agency for the most recent twelve month (12-month) period, unless the Agency determines that the assignment or transfer would be detrimental to Medicaid recipients or the Medicaid program (see s. 409.912, F.S.). The entity requesting the assignment or transfer shall notify HSD of the request ninety (90) calendar days before the anticipated effective date.

2.
Entities regulated by the Department of Financial Services, Office of Insurance Regulation (OIR), must comply with provisions of s. 628.4615, F.S., and receive OIR approval before a merger or acquisition can occur.

3.	For the purposes of this section, a merger or acquisition means a change in controlling interest of a Health Plan, including an asset or stock purchase.

4.	To be in good standing, a Health Plan shall not have failed accreditation or committed any material violation of the requirements of s. 641.52, F.S., and shall meet the Medicaid Contract requirements.

5.
The Health Plan requesting the assignment or transfer of its enrollees and the acquiring/merging entity must work with the Agency to develop and implement an Agency-approved transition plan, to include a timeline and appropriate notices to all enrollees and all providers as required by the Agency and to ensure a seamless transition for enrollees, particularly those hospitalized, those requiring care coordination/case management and those with complex medication needs. Once the Agency receives the request for assignment or transfer, the Agency may remove the Health Plan from receipt of new voluntary enrollments, mandatory assignments and reinstatements going forward. The Health Plan requesting assignment or transfer of its enrollees shall perform as follows:

a.	Notice its enrollees and providers of the change in accordance with this Contract; and

b.	Provide to the Agency the data needed by the Agency to maintain existing case/care relationships.

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WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

D.	Attorney's Fees

In the event of a dispute, each party to the Contract shall be responsible for its own attorneys’ fees, except as otherwise provided by law.

E.	Conflict of Interest

This Contract is subject to the provisions of Chapter 112, F.S. The Health Plan shall disclose to HSD within ten (10) business days of discovery the name of any officer, director, or agent who is an employee of the State of Florida, or any of its agencies. Further, the Health Plan shall disclose the name of any state employee who owns, directly or indirectly, an interest of five percent (5%) or more in the Health Plan or any of its affiliates. The Health Plan covenants that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of the services hereunder. The Health Plan further covenants that in the performance of the Contract no person having any such known interest shall be employed. No official or employee of the Agency and no other public official of the State of Florida or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking of carrying out the Contract shall, prior to completion of this Contract, voluntarily acquire any personal interest, direct or indirect, in this Contract or proposed Contract.

F.	Contract Variation

If any provision of the Contract (including items incorporated by reference) is declared or found by the Agency or the judiciary to be illegal, unenforceable, or void, then both the Agency and the Health Plan shall be relieved of all obligations arising under such provisions. If the remainder of the Contract is capable of performance, it shall not be affected by such declaration or finding and shall be fully performed. In addition, if the laws or regulations governing this Contract should be amended and the Agency or the judiciary interprets the changes to render the fulfillment of the Contract impossible or economically infeasible, both the Agency and the Health Plan shall be discharged from further obligations created under the terms of the Contract. However, such declaration or finding shall not affect any rights or obligations of either party to the extent that such rights or obligations arise from acts performed or events occurring prior to the effective date of such declaration or finding.

G.	Court of Jurisdiction or Venue

For purposes of any legal action occurring as a result of, or under, this Contract, between the Health Plan and the Agency, the place of proper venue shall be Leon County.

H.	Damages for Failure to Meet Contract Requirements

In addition to remedies available through this Contract, in law or equity, the Health Plan shall reimburse the Agency for any federal disallowances or sanctions imposed on the Agency as a result of the Health Plan’s failure.

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WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

I.	Disputes

1.
To dispute an interpretation of the Contract, the Health Plan must request that the Agency’s Deputy Secretary for Medicaid hear and decide the dispute. The Health Plan must submit, within twenty-one (21) calendar days after the notice of sanction, a written dispute of the Contract Interpretation directly to the Deputy Secretary; this submission shall include all arguments, materials, data, and information necessary to resolve the dispute (to include all evidence, documentation and exhibits). The Health Plan waives any dispute not raised within twenty-one (21) calendar days of receiving a notice of the Contract interpretation. It also waives any arguments it fails to raise in writing within twenty-one (21) calendar days of receiving a notice of Contract interpretation, and waives the right to use any materials, data, and/or information not contained in or accompanying the Health Plan’s submission submitted within the twenty-one (21) calendar days following its receipt of the notice of the Contract interpretation in any subsequent legal, equitable, or administrative proceeding (to include circuit court, federal court and any possible administrative venue).

2.
The Deputy Secretary or his/her designee will decide the dispute under the reasonableness standard, reduce the decision to writing and serve a copy to the Health Plan. This written decision will be final.

3.
The exclusive venue of any legal or equitable action that arises out of or relating to the Contract, including an appeal of the final decision of the Deputy Secretary or his/her designee, will be Circuit Court in Leon County, Florida; in any such action, the Health Plan agrees that the Circuit Court can only review the final decision for reasonableness, and Florida law shall apply. In the event the Agency issues any action under Florida Statutes or Florida Administrative Code apart from this Contract, the Agency will notice the Health Plan of the appropriate administrative remedy.

J.	Force Majeure

The Agency shall not be liable for any excess cost to the Health Plan if the Agency's failure to perform the Contract arises out of causes beyond the control and without the result of fault or negligence on the part of the Agency. In all cases, the failure to perform must be beyond the control without the fault or negligence of the Agency. The Health Plan shall not be liable for performance of the duties and responsibilities of the Contract when its ability to perform is prevented by causes beyond its control. These acts must occur without the fault or negligence of the Health Plan. These include destruction to the facilities due to hurricanes, fires, war, riots, and other similar acts.

K.	Legal Action Notification

The Health Plan shall give HSD, by certified mail, immediate written notification (no later than thirty (30) calendar days after service of process) of any action or suit filed or of any claim made against the Health Plan by any subcontractor, vendor, or other party that results in litigation related to this Contract for disputes or damages exceeding the amount of $50,000. In addition, the Health Plan shall immediately advise HSD of the insolvency of a

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WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

subcontractor or of the filing of a petition in bankruptcy by or against a principal subcontractor.

L.	Licensing

(See Attachment II, Exhibit 16)

M.	Misuse of Symbols, Emblems, or Names in Reference to Medicaid

No person or Health Plan may use, in connection with any item constituting an advertisement, solicitation, circular, book, pamphlet or other communication, or a broadcast, telecast, or other production, alone or with other words, letters, symbols or emblems the words “Medicaid,” or “Agency for Health Care Administration,” except as required in the Agency’s Standard Contract, Section I., Item N., Sponsorship, unless prior written approval is obtained from the Agency. Specific written authorization from the Agency is required to reproduce, reprint, or distribute any Agency form, application, or publication for a fee. State and local governments are exempt from this prohibition. A disclaimer that accompanies the inappropriate use of program or Agency terms does not provide a defense. Each piece of mail or information constitutes a violation.

N.	Offer of Gratuities

By signing this agreement, the Health Plan signifies that no member of, or a delegate of, Congress, nor any elected or appointed official or employee of the State of Florida, the Government Accountability Office, DHHS, CMS, or any other federal agency has or shall benefit financially or materially from this procurement. This Contract may be terminated by the Agency if it is determined that gratuities of any kind were offered to, or received by, any officials or employees from the state, its agents, or employees.

O.      Subcontracts

(See Attachment II, Exhibit 16)

The Health Plan shall be responsible for all work performed under this Contract, but may, with the prior written approval of the Agency, enter into subcontracts for the performance of work required under this Contract.

1.	All subcontracts must comply with 42 CFR 438.230, 42 CFR 455.104, 42 CFR 455.105 and 42 CFR 455.106. All subcontracts and amendments executed by the Health Plan shall meet the following requirements.

a.
If the Health Plan is capitated, all subcontractors must be eligible for participation in the Medicaid program; however, the subcontractor is not required to participate in the Medicaid program as a provider.

b.	If a subcontractor was involuntarily terminated from the Medicaid program other than for purposes of inactivity, that entity is not considered an eligible subcontractor.

c.	The Agency encourages use of minority business enterprise subcontractors. See Attachment II, Section VII, Provider Network, Item D., Provider Contract

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WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Requirements, for provisions and requirements specific to provider contracts. See Attachment II, Section XVI, Terms and Conditions, Item W., Minority Recruitment and Retention Plan, for other minority recruitment and retention plan requirements.

d.
Subcontractors are subject to background checks. The Health Plan shall consider the nature of the work a subcontractor or agent will perform in determining the level and scope of the background checks.

e.	The Health Plan shall document compliance certification (business-to-business) testing of transaction compliance with HIPAA for any subcontractor receiving enrollee data.

f.
No subcontract that the Health Plan enters into with respect to performance under the Contract shall, in any way, relieve the Health Plan of any responsibility for the performance of duties under this Contract. The Health Plan shall assure that all tasks related to the subcontract are performed in accordance with the terms of this Contract and shall provide BMHC with its monitoring schedule annually by December 1 of each Contract year. The Health Plan shall identify in its subcontracts any aspect of service that may be further subcontracted by the subcontractor.

2.
All model and executed subcontracts and amendments used by the Health Plan under this Contract shall be in writing, signed, and dated by the Health Plan and the subcontractor and meet the following requirements:

a.	Identification of conditions and method of payment:

(1)
The Health Plan agrees to make payment to all subcontractors pursuant to all state and federal laws, rules and regulations, specifically, s. 641.3155, F.S., 42 CFR 447.46, and 42 CFR 447.45(d)(2), (3), (d)(5) and (d)(6);

(2)	Provide for prompt submission of information needed to make payment;

(3)	Provide for full disclosure of the method and amount of compensation or other consideration to be received from the Health Plan;

(4)	Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to the Health Plan; and

(5)	Specify that the Health Plan shall assume responsibility for cost avoidance measures for third party collections in accordance with Attachment II, Section XV, Financial Requirements.

b.	Provisions for monitoring and inspections:

(1)	Provide that the Agency and DHHS may evaluate through inspection or other means the quality, appropriateness and timeliness of services performed;

(2)	Provide for inspections of any records pertinent to the Contract by the Agency and DHHS;

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WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(3)
Require that records be maintained for a period not less than six (6) years from the close of the Contract and retained further if the records are under review or audit until the review or audit is complete. (Prior approval for the disposition of records must be requested and approved by the Health Plan if the subcontract is continuous.);

(4)
Provide for monitoring and oversight by the Health Plan and the subcontractor to provide assurance that all licensed medical professionals are credentialed in accordance with the Health Plan’s and the Agency’s credentialing requirements as found in Attachment II, Section VII, Provider Network, Item H., Credentialing and Recredentialing, if the Health Plan has delegated the credentialing to a subcontractor; and

(5)	Provide for monitoring of services rendered to Health Plan enrollees through the subcontractor.

c.	Specification of functions of the subcontractor:

(1)	Identify the population covered by the subcontract;

(2)	Provide for submission of all reports and clinical information required by the Health Plan, including CHCUP reporting (if applicable); and

(3)	Provide for the participation in any internal and external quality improvement, utilization review, peer review, and grievance procedures established by the Health Plan.

d.	Protective clauses:

(1)	Require safeguarding of information about enrollees according to 42 CFR, Part 438.224.

(2)	Require compliance with HIPAA privacy and security provisions.

(3)
Require an exculpatory clause, which survives subcontract termination, including breach of subcontract due to insolvency, which assures that Medicaid recipients or the Agency will not be held liable for any debts of the subcontractor.

(4)
If there is a Health Plan physician incentive plan, include a statement that the Health Plan shall make no specific payment directly or indirectly under a physician incentive plan to a subcontractor as an inducement to reduce or limit medically necessary services to an enrollee, and affirmatively state that all incentive plans do not provide incentives, monetary or otherwise, for the withholding of medically necessary care;

(5)	Require full cooperation in any investigation by the Agency, MPI, MFCU or other state or federal entity or any subsequent legal action that may result from such an investigation;

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WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(6)
Contain a clause indemnifying, defending and holding the Agency and the Health Plan’s enrollees harmless from and against all claims, damages, causes of action, costs or expenses, including court costs and reasonable attorney fees, to the extent proximately caused by any negligent act or other wrongful conduct arising from the subcontract agreement. This clause must survive the termination of the subcontract, including breach due to insolvency. The Agency may waive this requirement for itself, but not Health Plan enrollees, for damages in excess of the statutory cap on damages for public entities, if the subcontractor is a state agency or subdivision as defined by s. 768.28, F.S., or a public health entity with statutory immunity. All such waivers must be approved in writing by the Agency;

(7)
Require that the subcontractor secure and maintain, during the life of the subcontract, workers’ compensation insurance for all of its employees connected with the work under this Contract unless such employees are covered by the protection afforded by the Health Plan. Such insurance shall comply with Florida's Workers’ Compensation Law;

(8)	Specify that if the subcontractor delegates or subcontracts any functions of the Health Plan, that the subcontract or delegation includes all the requirements of this Contract;

(9)	Make provisions for a waiver of those terms of the subcontract, which, as they pertain to Medicaid recipients, are in conflict with the specifications of this Contract;

(10)	Provide for revoking delegation, or imposing other sanctions, if the subcontractor’s performance is inadequate;

(11)
Provide that compensation to individuals or entities that conduct utilization management activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any enrollee; and

(12)	Provide details about the following as required by Section 6032 of the federal Deficit Reduction Act of 2005:

(a)	The False Claim Act;

(b)	The penalties for submitted false claims and statements;

(c)	Whistleblower protections; and

(d)	The law’s role in preventing and detecting fraud, waste and abuse, and each person’s responsibility relating to detection and prevention.

P.	Hospital Provider Contracts

All hospital provider contracts must meet the requirements outlined in Attachment II, Section VII, Provider Network D., Provider Contract Requirements. In addition, hospital provider contracts shall require that the hospitals notify the Health Plan of enrollee pregnancies and

AHCA Contract No. FA971, Attachment II, Page 236 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

births where the mother is a Health Plan enrollee. The hospital provider contract must also specify which entity (Health Plan or hospital) is responsible for completing the DCF Excel spreadsheet and submitting it to the appropriate DCF Customer Call Center. The hospital provider contract must also indicate that the Health Plan’s name shall be indicated as the referring agency when the DCF Excel spreadsheet is completed. (See Attachment II, Section III, Eligibility and Enrollment)

Q.	Termination Procedures

1.
In conjunction with the Standard Contract, Section III., Item B., Termination, all provider contracts and subcontracts shall contain termination procedures. The Health Plan agrees to extend the thirty (30) calendar-day notice found in the Standard Contract, Section III., Item B., Termination, sub-item 1., Termination at Will, to one-hundred twenty (120) calendar days’ notice. Depending on the volume of Health plan enrollees affected, the Agency may require an extension of the termination date. Once the Agency receives the request for termination, the Agency will remove the Health Plan from receipt of new voluntary enrollments, mandatory assignments and reinstatements going forward.

a.
The Health Plan will work with the Agency to create a transition plan that shall ensure the orderly and reasonable transfer of enrollee care and progress whether or not the enrollees are hospitalized, under case management and/or have complex medication needs. The Health Plan shall perform as follows:

(1)	Notice its enrollees and providers of the change in accordance with this Contract; and

(2)	Provide to the Agency the data needed by the Agency to maintain existing case/care relationships.

b.
The terminating Health Plan is responsible for providing written notice to its providers and enrollees in accordance with the transition plan. The party initiating the termination shall render written notice of termination to the other party by certified mail, return receipt requested, or in person with proof of delivery, or by facsimile letter followed by certified mail, return receipt requested. The notice of termination shall specify the nature of termination, the extent to which performance of work under the Contract is terminated, and the date on which such termination shall become effective. In accordance with s. 1932(e)(4), Social Security Act, the Agency shall provide the Health Plan with an opportunity for a hearing prior to termination for cause. This does not preclude the Agency from terminating without cause.

2.	Upon receipt of final notice of termination, on the date and to the extent specified in the notice of termination, the Health Plan shall:

a.	Continue work under the Contract until the termination date unless otherwise required by the Agency;

b.	Cease enrollment of new enrollees under the Contract;

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WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

c.	Terminate all community outreach activities and subcontracts relating to community outreach;

d.	Assign to the state those subcontracts as directed by the Agency's contracting officer including all the rights, title and interest of the Health Plan for performance of those subcontracts;

e.
In the event the Agency has terminated this Contract in one or more Agency areas of the state, complete the performance of this Contract in all other areas in which the Health Plan’s Contract was not terminated;

f.
Take such action as may be necessary, or as the Agency's contracting officer may direct, for the protection of property related to the Contract that is in the possession of the Health Plan and in which the Agency has been granted or may acquire an interest;

g.
Not accept any payment after the Contract ends, unless the payment is for the time period covered under the Contract. Any payments due under the terms of this Contract may be withheld until the Agency receives from the Health Plan all written and properly executed documents as required by the written instructions of the Agency;

h.
At least sixty (60) calendar days before the termination effective date, provide written notification to all enrollees of the following information: the date on which the Health Plan will no longer participate in the state’s Medicaid program and instructions on contacting the Agency’s choice counselor/enrollment broker help line to obtain information on enrollment options and to request a change in health plans.

R.	Waiver

No covenant, condition, duty, obligation, or undertaking contained in or made a part of the Contract shall be waived except by written agreement of the parties, and forbearance or indulgence in any other form or manner by either party in any regard whatsoever shall not constitute a waiver of the covenant, condition, duty, obligation, or undertaking to be kept, performed, or discharged by the party to which the same may apply. Until complete performance or satisfaction of all such covenants, conditions, duties, obligations, or undertakings, the other party shall have the right to invoke any remedy available under law or equity notwithstanding any such forbearance or indulgence.

S.	Withdrawing Services from a County

If the Health Plan intends to withdraw services from a county, the Health Plan shall provide the Agency with one-hundred twenty (120) calendar days’ notice. The Health Plan shall work with the Agency to develop a transition plan for enrollees, particularly those in the hospital, under case management, and those with complex medication needs. The Health Plan withdrawing from a county shall provide to the Agency the data needed by the Agency to maintain existing case/care relationships. Depending on the volume of Health Plan enrollees affected, the Agency may require an extension of the withdrawal date. Once the Agency receives the request for withdrawal, the Agency will remove the Health Plan from receipt of new voluntary enrollments, mandatory assignments and reinstatements going

AHCA Contract No. FA971, Attachment II, Page 238 of 285

WellCare of Florida, Inc.                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

forward. The Health Plan shall provide written notice to all enrollees in that county at least sixty (60) calendar days before the last day of service. The notice shall contain the same information as required for a notice of termination according to Attachment II, Section XVI, Terms and Conditions, Item Q., Termination Procedures. The Health Plan shall also provide written notice of the withdrawal to all providers and subcontractors in the county.

T.	MyFloridaMarketPlace Vendor Registration

The Health Plan is exempt under Rule 60A-1.030(3)d(ii), F.A.C., from being required to register in MyFloridaMarketPlace for this Contract.

U.	MyFloridaMarketplace Vendor Registration and Transaction Fee Exemption

The Health Plan is exempt from paying the one percent (1%) transaction fee per Rule 60A-1.032(1)(g), F.A.C., for this Contract.

V.	Ownership and Management Disclosure

The Health Plan shall fully disclose ownership, management and control of disclosing entities in accordance with state and federal law.

1.
Disclosure shall be made on forms prescribed by the Agency for the areas of ownership and control interest (42 CFR 455.104, Form CMS 1513); business transactions (42 CFR 455.105); conviction of crimes (42 CFR 455.106); public entity crimes (s. 287.133(3)(a), F.S.); and disbarment and suspension (52 Fed. Reg., pages 20360-20369, and Section 4707 of the Balanced Budget Act of 1997). The forms are available through the Agency and are to be submitted to HSD with the initial application for a Medicaid Health Plan and annually to HSD and BMHC by September 1 of each Contract year thereafter. In addition, the Health Plan shall submit to the BMHC and HSD full disclosure of ownership and control of the Health Plan and any changes in management within five calendar days of knowing the change will occur and at least sixty (60) calendar days before any change in the Health Plan’s ownership or control takes effect.

2.	The following definitions apply to ownership disclosure:

a.	A person with an ownership interest or control interest means a person or corporation that:

(1)	Owns, indirectly or directly, five percent (5%) or more of the Health Plan's capital or stock, or receives five percent (5%) or more of its profits;

(2)
Has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the Health Plan or by its property or assets and that interest is equal to or exceeds five percent of the total property or assets; or

(3)	Is an officer or director of the Health Plan, if organized as a corporation, or is a partner in the Health Plan, if organized as a partnership.

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WellCare of Florida, Inc.                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

b.
The percentage of direct ownership or control is calculated by multiplying the percent of interest that a person owns by the percent of the Health Plan’s assets used to secure the obligation. Thus, if a person owns ten percent (10%) of a note secured by sixty percent (60%) of the Health Plan’s assets, the person owns six percent (6%) of the Health Plan.

c.
The percent of indirect ownership or control is calculated by multiplying the percentage of ownership in each organization. Thus, if a person owns ten percent (10%) of the stock in a corporation, which owns eighty percent (80%) of the Health Plan’s stock, the person owns eight percent (8%) of the Health Plan.

3.	The following definitions apply to management disclosure:

a.
Changes in management are defined as any change in the management control of the Health Plan. Examples of such changes are those listed below and in Section X, Attachment II, or equivalent positions by another title.

b.	Changes in the board of directors or officers of the Health Plan, medical director, chief executive officer, administrator, and chief financial officer.

c.
Changes in the management of the Health Plan where the Health Plan has decided to contract out the operation of the Health Plan to a management corporation. The Health Plan shall disclose such changes in management control and provide a copy of the contract to the Agency for approval at least sixty (60) calendar days prior to the management contract start date.

4.
By September 1 of each Contract Year, the Health Plan shall conduct an annual background check or verify the Medicaid background screen eligibility (Level II), in accordance with s.435.12, F.S., on all persons with five percent (5%) or more ownership interest in the Health Plan, or who have executive management responsibility for the Health Plan, or have the ability to exercise effective control of the Health Plan (see ss. 409.912 and 435.04, F.S.). The Health Plan shall conduct this verification as follows:

a.
Upon Agency notice of implementation of a managed care electronic screening verification process, by requesting screening results through the Agency’s background screening system (see the Agency’s background screening website). If the person’s fingerprints are not retained in the Care Provider Background Screening Clearinghouse (see s. 435.12, F.S.) and/or eligibility results are not found, the Health Plan shall submit complete sets of the person’s fingerprints electronically for Medicaid Level II screening following the process described on the Agency’s background screening website and provide HSD with the results.

b.	Conduct this verification on all principals of the Health Plan prior to execution of this Contract. Principals of the Health Plan shall be as defined in s. 409.907, F.S.

c.	Conduct this verification on all newly hired principals (officers, directors, agents, and managing employees) within thirty (30) calendar days of the hire date.

5.	The Health Plan shall submit to the Agency, within five (5) business days, any information on any officer, director, agent, managing employee, or owner of stock or

AHCA Contract No. FA971, Attachment II, Page 240 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

beneficial interest in excess of five percent (5%) of the Health Plan who has been found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to, any of the offenses listed in s. 435.04, F.S. The Health Plan shall submit information to HSD for such persons who have a record of illegal conduct according to the background check. The Health Plan shall keep a record of all background checks to be available for Agency review upon request.

6.
The Agency shall not contract with a Health Plan that has an officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five percent (5%) of the Health Plan, who has committed any of the above listed offenses (see ss. 409.912 and 435.04, F.S.). In order to avoid termination, the Health Plan shall submit a corrective action plan, acceptable to the Agency, which ensures that such person is divested of all interest and/or control and has no role in the operation and/or management of the Health Plan.

7.
The Health Plan shall submit to the Agency a quarterly report regarding current administrative subcontractors and affiliates using the format and according to the schedule provided in the Health Plan Report Guide and as referenced in Attachment II, Section XII, Reporting Requirements.

W.	Minority Recruitment and Retention Plan

The Health Plan shall implement and maintain a minority recruitment and retention plan in accordance with s. 641.217, F.S. The Health Plan shall have policies and procedures for the implementation and maintenance of such a plan. The minority recruitment and retention plan may be company-wide for all product lines.

X.      Independent Provider

It is expressly agreed that the Health Plan and any agents, officers, and/or employees of the Health Plan or any subcontractors, in the performance of this Contract shall act in an independent capacity and not as officers and employees of the Agency or the State of Florida. It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the Health Plan or any subcontractor and the Agency and the State of Florida.

Y.	General Insurance Requirements

The Health Plan shall obtain and maintain the same adequate insurance coverage including general liability insurance, professional liability and malpractice insurance, fire and property insurance, and directors’ omission and error insurance. All insurance coverage for the Health Plan must comply with the provisions set forth for HMOs in Rule 69O-191.069, F.A.C.; excepting that the reporting, administrative, and approval requirements shall be to the Agency rather than to the Department of Financial Services, Office of Insurance Regulation (OIR). All insurance policies must be written by insurers licensed to do business in the State of Florida and in good standing with OIR. All policy declaration pages must be submitted to BMHC annually upon renewal. Each certificate of insurance shall provide for notification to the Agency in the event of termination of the policy.

Z.	Workers’ Compensation Insurance

AHCA Contract No. FA971, Attachment II, Page 241 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

The Health Plan shall secure and maintain during the life of the Contract, workers’ compensation insurance for all of its employees connected with the work under this Contract. Such insurance shall comply with the Florida Workers’ Compensation Law (see Chapter 440, F.S.). Policy declaration pages shall be submitted to BMHC annually upon renewal.

AA.	State Ownership

The Agency shall have the right to use, disclose, or duplicate all information and data developed, derived, documented, or furnished by the Health Plan resulting from this Contract. Nothing herein shall entitle the Agency to disclose to third parties data or information that would otherwise be protected from disclosure by state or federal law.

BB.	Emergency Management Plan

Before beginning operations and annually by May 31 of each Contract year, the Health Plan shall submit to BMHC for approval an emergency management plan specifying what actions the Health Plan shall conduct to ensure the ongoing provision of health services in a disaster or man-made emergency including, but not limited to, localized acts of nature, accidents, and technological and/or attack-related emergencies. If the emergency management plan is unchanged from the previous year, the Health Plan shall submit a certification to BMHC that the prior year’s plan is still in place.

CC.	Indemnification

(See Attachment II, Exhibit 16; Standard Contract applies unless indicated otherwise in Exhibit 16)

DD.	Authority to Act

Any person executing this Contract or any documents, instruments or assurances, created, presented or reasonably necessary or appropriate to carry out the full intent and purpose of this Contract, in a representative capacity, hereby warrants to the Agency that it has implied, express or delegated authority to enter into, execute, attest or certify this Contract or aforementioned documents on behalf of such party which it represents. The Health Plan shall not raise the fact that a person executing a document, instrument or assurance as set forth herein lacks authority to bind the Health Plan for which it is representing as a defense to the enforcement of this Contract or other document executed in connection with this Contract.

EE.	Proof of Execution by Electronic Copy or Facsimile

For purposes of executing this Contract or any documents, instruments and assurances created, presented or reasonably necessary or appropriate to carry out the full intent and purpose of this Contract, a document signed or electronically signed and transmitted by facsimile, email or other form of electronic transmission is to be treated as an original document. The signature or electronic signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be

AHCA Contract No. FA971, Attachment II, Page 242 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

considered to have the same binding effect as an original signature on an original document. At the request of the Agency, any document transmitted by facsimile, telecopy, email or other form of electronic transmission is to be executed in original form by the Health Plan. The Health Plan shall not raise the fact that any signature was transmitted through the use of a facsimile, email or other form of electronic transmission as a defense to the enforcement of this Contract or other document executed in connection with this Contract.

FF. Remedies Cumulative

Except as otherwise expressly provided herein, all rights, powers and privileges conferred hereunder upon the Health Plan are cumulative and not restrictive of those given by law. No remedy herein conferred is exclusive of any other available remedy; but each and every such remedy is cumulative and is in addition to every other remedy given by Contract or now or hereafter existing at law, in equity or by statute.

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AHCA Contract No. FA971, Attachment II, Page 243 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Section XVII

Liquidated Damages

A.	Damages

1.
If the Health Plan breaches this Contract, the Agency will be entitled to monetary damages in the form of actual, consequential, direct, indirect, special, and/or liquidated damages. In some cases, the actual damage to the Agency as a result of the Health Plan's failure to meet any aspect of the responsibilities of the Contract and/or to meet specific performance standards set forth in the Contract will be difficult or impossible to determine with precise accuracy. Therefore, in the event of a breach of this Contract, the Agency will impose liquidated damages in writing against the Health Plan. In the event of a breach the Agency will assess liquidated damages against the Health Plan regardless of whether the breach is the fault of the Health Plan (including the Plan's subcontractors, agents and/or consultants), provided the Agency has not materially caused or contributed to the breach.

2.
The liquidated damages prescribed in this section are not intended to be in the nature of a penalty, but are intended to be reasonable estimates of the Agency's projected financial loss and damage resulting from the Health Plan's nonperformance, including financial loss as a result of project delays. Accordingly, in the event the Health Plan fails to perform in accordance with the Contract, the Agency may assess liquidated damages as provided in this section.

3.
If the Health Plan fails to perform any of the services described in the Contract, the Agency may assess liquidated damages for each occurrence listed in the below table in Item B., Issues and Amounts. Any liquidated damages assessed by the Agency shall be due and payable to the Agency within thirty (30) calendar days after the Health Plan's receipt of the notice of damages, regardless of any dispute in the amount or interpretation which led to the notice. All interpretations of the Contract are handled by the Deputy Secretary for Medicaid or his/her delegate.

4.	The Agency may elect to collect liquidated damages:

a. Through direct assessment and demand for payment delivered to the Health Plan; or

b.
By deduction of amounts assessed as liquidated damages from, and as set-off against payments then due to the Health Plan or that become due at any time after assessment of the liquidated damages. The Agency will make deductions until it has collected the full amount payable by the Health Plan.

5.
The Health Plan will not pass through liquidated damages imposed under this Contract to a provider and/or subcontractor, unless the provider and/or subcontractor caused the damage through its own action or inaction. Nothing described herein shall prohibit a provider and/or a subcontractor from seeking judgment before an appropriate court in situations where it is unclear that the provider and/or the subcontractor caused the damage by an action or inaction.

6.	All liquidated damages imposed pursuant to this Contract, whether paid or due, shall be paid by the Health Plan out of administrative costs and profits.

AHCA Contract No. FA971, Attachment II, Page 244 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

7.
To dispute the imposition of liquidated damages under the Contract, the Health Plan must request that the Agency’s Deputy Secretary for Medicaid hear and decide the dispute. The Health Plan must submit, within twenty-one (21) calendar days after the notice of the imposition of liquidated damages, a written dispute of the Contract interpretation directly to the Deputy Secretary; this submission shall include all arguments, materials, data, and information necessary to resolve the dispute (to include all evidence, documentation and exhibits). The Health Plan waives any dispute not raised within twenty-one (21) calendar days of receiving a notice of imposition of liquidated damages. It also waives any arguments it fails to raise in writing within twenty-one (21) calendar days of receiving a notice of the imposition of liquidated damages, and waives the right to use any materials, data, and/or information not contained in or accompanying the Health Plan’s submission submitted within the twenty-one (21) calendar days following its receipt of the notice of the imposition of liquidated damages in any subsequent legal, equitable, or administrative proceeding (to include circuit court, federal court and any possible administrative venue).

8.
The Deputy Secretary or his/her designee will decide the dispute under the reasonableness standard, reduce the decision to writing and serve a copy to the Health Plan. This written decision will be final.

9.
The exclusive venue of any legal or equitable action that arises out of or relating to the Contract, including an appeal of the final decision of the Deputy Secretary or his/her designee, will be Circuit Court in Leon County, Florida; in any such action, the Health Plan agrees that the Circuit Court can only review the final decision for reasonableness, and Florida law shall apply. In the event the Agency issues any action under Florida Statutes or Florida Administrative Code apart from this Contract, the Agency will notice the Health Plan of the appropriate administrative remedy.

B.	Performance Measures

1.
The Agency may impose liquidated damages for performance measures as described below in the event that the Health Plan fails to perform at the level of the Agency’s expected minimum standards, as specified in sub-items 3 and 4. of this item.

2.
The Agency shall assign performance measures a point value that correlates to the National Committee for Quality Assurance HEDIS National Means and Percentiles. The scores will be assigned according to the table below. Individual performance measures will be grouped and the scores averaged within each group.

PM Ranking	Score
> 90th percentile	6
75th–89th percentile	5
60th–74th percentile	4
50th–59th percentile	3
25th–49th percentile	2
10th–24th percentile	1
< 10th percentile	0

AHCA Contract No. FA971, Attachment II, Page 245 of 285

WellCare of Florida, Inc.                                                            Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

3.
The Health Plan may receive a liquidated damage of up to $10,000 for each performance measure group where the group score is lower than three (3) but above zero (0). Performance measure groups are as follows:

a.	Mental Health and Substance Abuse

(1)	Follow-Up after Hospitalization for Mental Illness (7 day)

(2)	Antidepressant Medication Management

(3)	Follow-Up Care for Children Prescribed ADHD Medication

b.	Well-Child

(1)	Childhood Immunization Status

(2)	Well-Child Visits in the First 15 Months of Life (6 or more)

(3)	Well-Child Visits 3rd, 4th, 5th, and 6th Years of Life

(4)	Adolescent Well-Care Visits

(5)	Lead Screening in Children

c.	Other Preventive Care

(1)	Breast Cancer Screening

(2)	Cervical Cancer Screening

(3)	Adults’ Access to Preventive/Ambulatory Health Services

(4)	Annual Dental Visits

(5)	BMI Assessment

d.	Prenatal/Postpartum

(1)	Prenatal and Postpartum Care (includes two (2) measures)

(2)	Frequency of Ongoing Prenatal Care

e.	Chronic Care

(1)	Use of Appropriate Medications for People with Asthma

(2)	Controlling High Blood Pressure

f.	Diabetes - Comprehensive Diabetes Care (excluding the blood pressure submeasures)

AHCA Contract No. FA971, Attachment II, Page 246 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

4.
If the Health Plan receives a score of zero (0) on any of the individual measures in the following performance measure groups: Mental Health and Substance Abuse, Chronic Care, or Diabetes; the Health Plan may receive liquidated damages for individual performance measures, which will result in a liquidated damage of $500 for each member of the denominator not present in the numerator. If the Health Plan fails to improve these performance measures in subsequent years, the Agency shall impose a liquidated damage of $1,000 per member.

5.	The Agency may amend the performance measure groups with sixty (60) calendar days’ advance notice.

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AHCA Contract No. FA971, Attachment II, Page 247 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

C.	Issues and Amounts

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
	PROGRAM ISSUES	DAMAGE
1	Failure to obtain approval of enrollee and provider materials, subcontracts and provider agreements, as required by Attachment II, Sections II, IV, VII and XVI and Exhibit 5 of the Contract.	$500 per day for each calendar day that the Agency determines the Health Plan has provided enrollee or provider material, or provider agreements that had not been approved by the Agency.
2
Failure to respond to an Agency request or ad-hoc report for documentation (such as medical records, complaint logs, or Contract checklists) within the time prescribed by the Agency as described in Section II of the Contract.

$500 per day for each calendar day beyond the due date until provided to the Agency. However, after three (3) instances during the Contract period, the liquidated damage amount is increased by $1,000 per day.

3
Failure to comply in any way with encounter data submission requirements as described in Attachment II, Sections II and X of the Contract (excluding the failure to address or resolve problems with individual encounter records in a timely manner as required by the Agency).
$25,000 per occurrence.
4	Failure to comply with enrollee notice requirements as described in Attachment II, Sections III, IV, V, VII, and IX and Exhibits 3, 4, 5, and 7 of the Contract.
$1,000 per occurrence if the enrollee notice remains defective plus a per calendar day assessment in increasing increments of $500 ($500 for the first day, $1,000 for the second day, $1,500 for the third day, etc.) for each day the notice is late and/or remains defective.

5	Failure to comply with time frames for providing Enrollee Handbooks, I.D. cards, Provider Directories, as required in Attachment II, Sections IV and VII.	$5,000 for each occurrence.
6	Failure to update online provider directory in accordance with Contract requirements as described in Attachment II, Section IV of the Contract.	$1,000 per occurrence.

AHCA Contract No. FA971, Attachment II, Page 248 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
7
Failure to provide continuity of care and a seamless transition consistent with the services in place prior to the new enrollee’s enrollment in the Health Plan as described in Attachment II, Sections IV and VI of the Contract.
$500 per day beginning on the next calendar day after default by the Health Plan in addition to the cost of the services not provided.
8
Failure to complete a comprehensive assessment, develop a treatment or service plan, or authorize and initiate all behavioral health and/or medical services specified in the plan of care for an enrollee within specified timelines as described in Attachment II, Sections IV and VI and Exhibits 5 and 8 of the Contract.
$500 per day for each service not initiated timely beginning on the next calendar day after default by the Health Plan in addition to the cost of the services not provided.
9	Failure to comply in any way with staffing requirements as described in Attachment II, Sections IV, VI, VII and X of the Contract and Exhibit 5 of the Contract.	$250 per calendar day for each day that staffing requirements are not met.
10	Failure to notify enrollees of denials, reductions, or terminations of services within the timeframes specified in the Contract as described in Attachment II, Sections IV and IX of the Contract.
$1,000 per occurrence plus a per calendar day assessment in increasing increments of $500 ($500 for the first day, $1,000 for the second day, $1,500 for the third day, etc.) for each day the notice is late.

11	Failure to comply with community outreach or marketing requirements as described in Attachment II, Section IV and Exhibit 4 of the Contract.	$500 per recipient, per verified incident of promotion or marketing of Health Plan.
12	Failure to timely report staff or marketing or community outreach representative violations as described in Attachment II, Section IV and Exhibit 4 of the Contract.	$250 per occurrence.
13	Imposition of arbitrary utilization guidelines or other quantitative coverage limits as prohibited in Attachment II, Sections V, VI, VII, and VIII and Exhibit 8 of the Contract.	$25,000 per occurrence.
14	Failure to acknowledge or act timely upon a request for prior authorization in accordance with Attachment II, Sections V, VII, VIII, and Exhibit 5 of the Contract.	$1,000 per occurrence, plus $1,000 for each day that it is determined the Health Plan failed to acknowledge or act timely upon a request for prior authorization.

AHCA Contract No. FA971, Attachment II, Page 249 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
15
Failure to comply with the federal and/or state CHCUP sixty percent (60%) screening rate and/or federal eighty percent (80%) CHCUP participation rate requirements described in Sections V and XII of the Contract and the Health Plan Report Guide.
$25,000 per occurrence.
16
Failure to develop and document a treatment or service plan for an enrollee, that shall be documented in writing as described in Attachment II, Sections VI and VIII and Exhibits 5 and 8 of the Contract.
$500 per deficient/missing treatment or service plan.
17	Failure to facilitate transfers between health care settings as described in Attachment II, Section VI of the Contract.	$1,000 per occurrence. These amounts shall be multiplied by two (2) when the Health Plan has not complied with the case management requirements.
18
Failure to have a face-to-face contact between the case manager and/or behavioral health provider, if applicable, and each enrollee as described in Attachment II, Section VI and Exhibit 5 of the Contract.
$5,000 for each occurrence.
19	Failure to obtain and/or maintain managed behavioral health organization (MBHO) national accreditation as described in Attachment II, Section VI of the Contract.	$500 per day for every calendar day beyond the day accreditation status must be in place.
20	Failure to comply with the medical/clinical records documentation requirements pursuant to Attachment II, Sections VI, VII, and VIII, and Exhibits 5, 7 and 8 of the Contract.	$500 per enrollee file (medical/clinical) that does notinclude all of the required elements.
21	Failure to comply with provider network requirements specified in in Attachment II, Sections VI, and VII, and Exhibit 7 of the Contract.	$500 per day, per occurrence.
22	Failure to submit a Provider Network File that meets the Agency’s specifications as described in Attachment II, Sections VII and XII of the Contract.	$250 per day after the due date that the Provider Network File fails to meet the Agency’s specifications.

AHCA Contract No. FA971, Attachment II, Page 250 of 285

WellCare of Florida, Inc.                                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
23	Failure to timely report, or provide notice for, significant network changes as described in Section VII of the Contract.	$5,000 per occurrence.
24	Failure to cooperate fully with the Agency and/or state during an investigation of fraud or abuse, complaint, or grievances as described in Attachment II, Sections VII, X, XV, and XVI.	$500 per incident for failure to fully cooperate during an investigation.
25	Failure to report notice of provider termination of participation in the Health Plan as described in Attachment II, Sections VII and XII of the Contract.	$500 per day, per occurrence.
26	Failure to timely report notice of terminated providers due to imminent danger/impairment as described in Attachment II, Section VII of the Contract.	$5,000 per occurrence.
27	Failure to timely report termination or suspension of providers; for “for cause” terminations, including reasons for termination as described in Attachment II, Section VII of the Contract.	$250 per occurrence.
28	Failure to provide covered services within the appointment waiting times and geographic access standards in Attachment II, Section VII and Exhibit 7 of the Contract.	$500 per day, per occurrence.
29	Failure to meet provider credentialing requirements, including background screening requirements, specified in Attachment II, Section VII and Exhibit 7 of the Contract.	$500 per day, per occurrence.
30	Failure to comply with licensure or background screening requirements in Attachment II, Sections VII and XVI and Exhibits 5 and 16 of the Contract.
$5,000 per calendar day that the owner/staff/provider/driver/agent/subcontractor is not licensed or qualified as required by applicable state or local law plus the amount paid to the owner/staff/provider/driver/agent/subcontractor during that period.

 AHCA Contract No. FA971, Attachment II, Page 251 of 285

WellCare of Florida, Inc.                                                              Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
31	Failure to comply with the quality requirements specified in Attachment II, Section VIII of the Contract.	$1,000 per occurrence.
32	Failure to submit audited HEDIS, CAHPS, and Agency-defined measures results annually by July 1 as described in Attachment II, Section VIII of the Contract.	$250 per day for every calendar day reports are late.
33
Failure to provide continuation of services during the pendency of a Medicaid fair hearing and/or the Health Plan’s appeal process where the enrollee has challenged a reduction or elimination of services as required by Attachment II, Section IX of the Contract, applicable state or federal law, and all court orders governing appeal procedures as they become effective.

The value of the reduced or eliminated services as determined by the Agency for the timeframe specified by the Agency and $500 per day for each calendar day the Health Plan fails to provide continuation or restoration as required by the Agency.

34
Failure to provide restoration of services after the Health Plan receives an adverse determination as a result of a Medicaid fair hearing or the Health Plan’s appeal process as required by Attachment II, Section IX of the Contract, applicable state or federal law and all court orders governing appeal procedures as they become effective.

The value of the reduced or eliminated services as determined by the Agency and $500 per day for each calendar day the Health Plan fails to provide continuation or restoration as required by the Agency.

35	Failure to timely report changes in staffing as described in Attachment II, Section X of the Contract.	$500 per occurrence.
36	Failure to comply with claims processing as described in Attachment II Section X and Exhibits 5, 10 and 13 of this Contract.	$10,000 per month, for each month that the Agency determines that the Health Plan is not in compliance with the requirements.
37	Failure to address or resolve problems with individual encounter records in a timely manner as required by the Agency and described in Attachment II, Section X of the Contract.	$500 per calendar day, per occurrence.

AHCA Contract No. FA971, Attachment II, Page 252 of 285

WellCare of Florida, Inc.                                                                   Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
38
Failure to provide notice of noncompliance to the Agency within five (5) calendar days or other Contract-specified period of time in accordance with Attachment II, Section X and XI and Exhibit 10 of the Contract.
$500 per day beginning on the next calendar day after default by the Health Plan.
39
Failure to staff the Compliance Officer position with a qualified individual in accordance with Attachment II, Section X of the Contract.
Failure to comply with fraud and abuse provisions as described in Attachment II, Section X, excluding Section X, E., sub-items 3.a., 5., 5.b., 5.c.(8) and 8.a. and b., of this Attachment.
$500 per calendar day starting ninety (90) calendar days from the date of the position vacancy. $500 per calendar day per occurance/issue.
40
Failure to implement an anti-fraud plan or investigative unit as required in Attachment II, Section X, E., sub-items 3.a. and 5., of this Contract.
Failure to timely submit an acceptable anti-fraud plan, quarterly fraud and abuse report or the annual report referenced in Attachment II, Section X, E., sub-items 5., 5.b. and 8.a. and b., of this Contract and Health Plan Report Guide.
Failure to timely report, or report all required information for, all suspected or confirmed instances of provider or recipient fraud or abuse as required in Attachment II, Section X, E., sub-item 5.c.(8), of this Contract and the Health Plan Report Guide.
$10,000 $2,000 per calendar day, until MPI deems the Health Plan to be in compliance. $1,000 per calendar day, until MPI deems the Health Plan to be in compliance.

AHCA Contract No. FA971, Attachment II, Page 253 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
41
Failure by the Health Plan to ensure that all data containing protected health information (PHI), as defined by HIPAA, is secured through commercially reasonable methodology in compliance with the HITECH Act, such that it is rendered unusable, unreadable and indecipherable to unauthorized individuals through encryption or destruction, that compromises the security or privacy of the Agency enrollee’s PHI (see also ancillary business associate agreement requirements between the parties) as specified in Attachment II, Sections XI and XVI, and Attachment II  (Business Associate Agreement) of the Contract.

$1,000 per enrollee per occurrence. If the State determines credit monitoring and/or identity theft safeguards are needed to protect those enrollees whose PHI was placed at risk by Health Plan’s failure to comply with the terms of this Contract, the Health Plan shall also be liable for all costs associated with the provision of such monitoring and/or safeguard services.

42
Failure by the Health Plan to execute the appropriate agreements to effectuate transfer and exchange of enrollee PHI confidential information including, but not limited to, a data use agreement, trading partner agreement, business associate agreement or qualified protective order prior to the use or disclosure of PHI to a third party (see ancillary business associate agreement between the parties) pursuant to Attachment II, Sections XI and XVI and Attachment III of the Contract.
$500 per enrollee per occurrence.
43
Failure by the Health Plan to timely report violations in the access, use and disclosure of PHI or timely report a security incident or timely make a notification of breach or notification of provisional breach (see also ancillary business associate agreement between the parties) as described in Attachment II, Sections XI and XVI and Attachment III of the Contract.
$500 per enrollee per occurrence, not to exceed $10,000,000.
44	Failure to timely file required reports as described in Attachment II, Section XII of the Contract.	$500 per day beyond the due date until submitted.
45	Failure to file accurate reports as described in Attachment II, Section XII of the Contract and the Health Plan Report Guide.	$1,000 per occurrence.

AHCA Contract No. FA971, Attachment II, Page 254 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
46	Submission of inappropriate report certifications and/or failure to submit report attestations as described in Attachment II, Section XII of the Contract and the Health Plan Report Guide.	$250 per occurrence.
47	Failure to timely submit audited annual and quarterly unaudited financial statements as described in Attachment II, Sections XII and XV and Exhibit 15 of the Contract.	$500 per calendar day for each day that reporting requirements are not met.
48
Failure to comply with the notice requirements as described in Attachment II, Section XVI of the Contract, the Agency rules and regulations, and all court orders governing appeal procedures, as they become effective.

$500 per occurrence in addition to $500 per calendar day for each calendar day required notices are late or deficient or for each calendar day beyond the required time frame that the appeal is unanswered in each and every aspect and/or day beyond the required time frame that the appeal is unanswered in each and every aspect and/or each day the appeal is not handled according to the provisions set forth by this Contract or required by the Agency.
$1,000 per occurrence if the Agency notice remains defective plus a per calendar day assessment in increasing increments of $500 ($500 for the first day, $1,000 for the second day, $1,500 for the third day, etc.) for each day the notice is late and/or remains defective.

49	Failure to develop and/or implement a transition plan for recipients including the provision of data to the Agency, as specified in Attachment II, Section XVI of the Contract.	$10,000 per occurrence.
50	Failure to comply with conflict of interest or lobbying requirements as described in Attachment II, Section XVI of the Contract.	$10,000 per occurrence.
51	Failure to timely report changes in ownership and control as described in Attachment II, Section XVI of the Contract.	$5,000 per occurrence.

AHCA Contract No. FA971, Attachment II, Page 255 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
52	Failure to timely verify Medicaid background screening results of newly hired principals as described in Attachment II, Section XVI and Exhibit 16 of the Contract.	$500 per occurrence.
53	Failure to timely report information about offenses listed in s.435.04, F.S., as described in Attachment II, Section XVI of the Contract.	$500 per occurrence.
54	Failure to maintain and/or provide proof of required insurance as required in Attachment II, Section XVI of the Contract.	$500 per calendar day.
55
The Health Plan receives a score of lower than three (3), but more than zero (0) on the mental health and substance abuse performance measure group, as described in Attachment II, Section XVII, B., of the Contract.
$10,000 for the performance measure group.
56	The Health Plan receives a score of lower than three (3), but more than zero (0) on the chronic care performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000 for the performance measure group.
57	The Health Plan receives a score lower than three (3), but more than zero (0) on the diabetes performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000 for the performance measure group.
58	The Health Plan receives a score of lower than three (3), but more than zero (0) on the well-child performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000 for the performance measure group.
59
The Health Plan receives a score of lower than three (3), but more than zero (0) on the other preventive care performance measure group, as described in Attachment II, Section XVII, B., of the Contract.
$10,000 for the performance measure group.

AHCA Contract No. FA971, Attachment II, Page 256 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
60	The Health Plan receives a score of lower than three (3), but more than zero (0) on the prenatal-postpartum performance measure group, as described in Attachment II, Section XVII, B., of the Contract.	$10,000 for the performance measure group.
61
The Health Plan receives a score of zero (0) on one or more of the following individual measures:
(1)Follow-Up after Hospitalization for Mental Illness (7 day)
(2)Antidepressant Medication Management
(3)Follow-Up Care for Children Prescribed ADHD Medication
(4)Use of Appropriate Medications for People with Asthma
(5)Controlling High Blood Pressure
(6)Comprehensive Diabetes Care (excluding the blood pressure submeasures)
$500 for each enrollee of the denominator not present in the numerator. If no improvement in subsequent years, $1,000 for each enrollee of the denominator not present in the numerator.
62
For Frail/Elderly only, failure to comply with obligations and time frames in the delivery of annual face-to-face reassessments for Level of Care as described in Attachment II, Exhibit 5 of the Contract.
$1,000 per occurrence.
63	For HIV/AIDS plans only, failure to develop and use a treatment plan for chronic disease follow-up for enrollees as described in Attachment II, Exhibit 8 of the Contract.	$1,000 per occurrence.
64	Failure to achieve and/or maintain insolvency requirements in accordance with Attachment II, Exhibit 15 of the Contract.	$500 per calendar day for each day that financial requirements are not met.

AHCA Contract No. FA971, Attachment II, Page 257 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Liquidated Damages – Effective 09/01/2012 – 08/31/2015
PROGRAM ISSUES	DAMAGE
65	Failure to achieve and/or maintain financial surplus requirements as described in Attachment II, Section XV and Exhibit 15 of the Contract.	$1,000 per calendar day for each day Contract requirements are not met.
66	Failure to disclose lobbying activities and/or conflict of interest as required by the Contract Attachment IV.	$1,000 per day that disclosure is late.

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AHCA Contract No. FA971, Attachment II, Page 258 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 1
Definitions and Acronyms

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 1, Page 259 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 2
General Overview

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

All Health Plans Except Reform HMOs

Section II, General Overview, Item D., General Responsibilities of the Health Plan

A Health Plan shall furnish services in an amount, duration and scope that are no more restrictive than the services provided in the Medicaid FFS program and may reasonably be expected to achieve the purpose for which the services are furnished.

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AHCA Contract No. FA971, Attachment II, Exhibit 2, Page 260 of 285

WellCare of Florida, Inc.                                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 3
Eligibility and Enrollment

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 3, Page 261 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 4
Enrollee Services, Community Outreach and Marketing

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 4, Page 262 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 5
Covered Services

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

Non-Reform Health Plans covering dental as an optional service and Reform Health Plans

Section V, Covered Services, Item H., Coverage Provisions, sub-item 3., Dental Services

Dental services are defined in the Medicaid Dental Services Coverage and Limitations Handbook.

a.
For enrollees under age twenty-one (21), the Health Plan shall cover diagnostic services, preventive treatment, restorative treatment, endodontic treatment, periodontal treatment, surgical procedures and/or extractions, orthodontic treatment, complete and partial dentures, complete and partial denture relines and repairs, and adjunctive and emergency services. The Health Plan shall ensure the following for active orthodontia:

(1)	The Health Plan will ensure continuity of care for active orthodontia until completion of care, regardless of provider network affiliation;

(2)	The Health Plan will ensure reimbursement to providers for active orthodontia until completion of care, regardless of provider network affiliation;

(3)	The Health Plan shall ensure maintenance of written case management continuity of care protocol(s) that include the following minimum functions:

(a)	Appropriate referral of and scheduling assistance for enrollees needing specialty dental care.

(b)	Documentation of referral services in enrollees' dental records, including results.

(c)
Monitoring enrollees with ongoing dental conditions and coordination of services for high users such that the following functions are addressed as appropriate: acting as a liaison between the member and providers, ensuring the member is receiving routine dental care, ensuring that the member has adequate support at home, and assisting enrollees who are unable to access necessary care due to their medical or emotional conditions or who do not have adequate community resources to comply with their care.

(4)	Documentation in dental records of member emergency encounters with appropriate indicated follow-up.

b.
Adult services include adult full and partial denture services and medically necessary emergency dental procedures to alleviate pain or infection. Emergency dental care shall be limited to emergency oral examinations, necessary x-rays, extractions, and incision and drainage of abscess.

c.	If the Health Plan is approved to provide dental services through telemedicine, only the following medically necessary dental services may be provided:

AHCA Contract No. FA971, Attachment II, Exhibit 5, Page 263 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(1)	Oral prophylaxis,

(2)	Topical fluoride application, and

(3)	Oral hygiene instructions.

d.
The services listed in sub-item 3.c. above performed via telemedicine must be provided by a Florida-licensed dental hygienist at a spoke site with a supervising Florida-licensed dentist located at a hub site. For such dental services, mobile dental units as defined in the Dental Services Coverage and Limitations Handbook may be used as a spoke site.

All Capitated Health Plans

Section V, Covered Services, Item H., Coverage Provisions, sub-item 8., Out-of-Plan Use of Non-Emergency Services

a.
Unless otherwise specified in this Contract, where an enrollee uses non-emergency services available under the Health Plan from a non-participating provider, the Health Plan shall not be liable for the cost of such services unless the Health Plan referred the enrollee to the non-participating provider or authorized the out-of-network service.

b.
In accordance with s. 409.912, F.S., the Health Plan shall reimburse any hospital or physician that is outside the Health Plan’s authorized service area for Health-Plan-authorized services at a rate negotiated with the hospital or physician or according to the lesser of the following:

(1)	The usual and customary charge made to the general public by the hospital or provider; or

(2)	The Florida Medicaid reimbursement rate established for the hospital or provider.

c.	The Health Plan shall reimburse all out-of-network providers as described in s. 641.3155, F.S.

Capitated Health Plans

Section V, Covered Services, Item H., Coverage Provisions, sub-item 10., Hospital Services – Inpatient

The Health Plan may provide services in a nursing home as downward substitution for inpatient services. Such services shall not be counted as inpatient hospital days.

Non-Reform Health Plans not covering transportation as an optional service

Section V, Covered Services, Item H., Coverage Provisions, sub-item 20., Transportation Services

The Health Plan shall refer enrollees needing transportation to the Agency's contracted Commission for the Transportation Disadvantaged (CTD) provider in order to assist them to keep and travel to medical appointments.

AHCA Contract No. FA971, Attachment II, Exhibit 5, Page 264 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Non-Reform HMOs covering transportation as an optional service and Reform Health Plans

Section V, Covered Services, Item H., Coverage Provisions, sub-item 20., Transportation Services

The Health Plan shall provide transportation services, including emergency transportation, for its enrollees who have no other means of transportation available to any Medicaid-compensable, medically necessary service, including Medicaid services not covered by this Contract such as prescribed pediatric extended care (this example does not apply to the specialty plan for children with chronic conditions).

a.
The Health Plan shall comply with provisions of the Medicaid Transportation Services Coverage and Limitations Handbooks. In any instance when compliance conflicts with the terms of this Contract, the Contract prevails. In no instance may the limitations or exclusions imposed by the Health Plan be more stringent than those in the Medicaid Transportation Services Coverage and Limitations Handbooks.

b.
The Health Plan is not obligated to follow the requirements of the CTD or the Transportation Coordinating Boards as set forth in Chapter 427, F.S., unless the Health Plan has chosen to coordinate services with the CTD.

c.
The Health Plan may provide transportation services directly through its own network of transportation providers or through a provider contract relationship, which may include the CTD. In either case, the Health Plan is responsible for monitoring provision of services to its enrollees.

d.	The Health Plan shall:

(1)
Ensure that all transportation providers comply with standards set forth in Chapter 427, F.S., and Rules 41-2 and 14-90, F.A.C.. These standards include drug and alcohol testing, safety standards, driver accountability, and driver conduct.

(2)
Ensure that all transportation providers maintain vehicles and equipment in accordance with state and federal safety standards and the manufacturers’ mechanical operating and maintenance standards for any and all vehicles used for transportation of Medicaid recipients.

(3)
Ensure that all transportation providers comply with applicable state and federal laws, including, but not limited to, the Americans with Disabilities Act (ADA) and the Federal Transit Administration (FTA) regulations.

(4)
Ensure that transportation providers immediately remove from service any vehicle that does not meet the Florida Department of Highway Safety and Motor Vehicles licensing requirements, safety standards, ADA regulations, or Contract requirements and re-inspect the vehicle before it is eligible to provide transportation services for Medicaid recipients under this Contract. Vehicles shall not carry more passengers than the vehicle was designed to carry. All lift-equipped vehicles must comply with ADA regulations.

(5)
Ensure transportation services meet the needs of its enrollees including use of multiload vehicles, public transportation, wheelchair vehicles, stretcher vehicles, private volunteer transport, over-the-road bus service, or where applicable, commercial air carrier transport.

AHCA Contract No. FA971, Attachment II, Exhibit 5, Page 265 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(6)	Collect and submit encounter data, as required elsewhere in this Contract;

(7)	Ensure a transportation network of sufficient size so that failure of any one component will not impede the ability to provide the services required in this Contract;

(8)	Ensure that any subcontracts for transportation services meet the subcontracting requirements detailed in Attachment II, Section XVI, Terms and Conditions;

(9)	Maintain policies and procedures, consistent with 42 CFR 438.12 to ensure there is no discrimination in serving high-risk populations or people with conditions that require costly transportation;

(10) Ensure all transportation providers maintain sufficient liability insurance to meet requirements of Florida law.

e.
 The Health Plan shall be responsible for the cost of transporting an enrollee from a nonparticipating facility or hospital to a participating facility or hospital if the reason for transport is solely for the Health Plan's convenience.

f.	The Health Plan shall approve and process claims for transportation services in accordance with the requirements set forth in this Contract.

g.	If the Health Plan subcontracts for transportation services, it shall provide a copy of the model subcontract to BMHC for approval before use.

h.	Before providing transportation services, the Health Plan shall provide BMHC a copy of its policies and procedures for approval relating to the following:

(1)	How the Health Plan will determine eligibility for each enrollee and what type of transportation to provide that enrollee;

(2)	The Health Plan's procedure for providing prior authorization to enrollees requesting transportation services;

(3)
How the Health Plan will review transportation providers to prevent and/or identify those who falsify encounter or service reports, overstate reports or upcode service levels, or commit any form of fraud or abuse as defined in s. 409.913, F.S.;

(4)
How the Health Plan will deal with providers who alter, falsify or destroy records before the end of the retention period; make false statements about credentials; misrepresent medical information to justify referrals; fail to provide scheduled transportation; or charge enrollees for covered services; and

(5)	How the Health Plan will provide transportation services outside its service area.

i.
The Health Plan shall report within two (2) business days of the occurrence, in writing to BMHC, any transportation-related adverse or untoward incident (see s. 641.55, F.S.). The Health Plan shall also report, immediately upon identification, in writing to MPI, all instances of suspected

AHCA Contract No. FA971, Attachment II, Exhibit 5, Page 266 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

enrollee or transportation services provider fraud or abuse. (As defined in s. 409.913, F.S. See also Attachment II, Section X, Administration and Management, on fraud and abuse.)

j.
The Health Plan shall ensure compliance with the minimum liability insurance requirement of $100,000 per person and $200,000 per incident for all transportation services purchased or provided for the transportation disadvantaged through the Health Plan. (See s. 768.28(5), F.S.) The Health Plan shall indemnify and hold harmless the local, state, and federal governments and their entities and the Agency from any liabilities arising out of or due to an accident or negligence on the part of the Health Plan and/or all transportation providers under Contract to the Health Plan.

k.
The Health Plan shall ensure adequate seating for paratransit services for each enrollee and escort, child, or personal care attendant, and shall ensure that the vehicle meets the following requirements and does not transport more passengers than the registered passenger seating capacity in a vehicle at any time:

(1)
Enrollee property that can be carried by the passenger and/or driver, and can be stowed safely on the vehicle, shall be transported with the passenger at no additional charge. The driver shall provide transportation of the following items, as applicable, within the capabilities of the vehicle:

(a)	Wheelchairs;
(b)	Child seats;
(c)	Stretchers;
(d)	Secured oxygen;
(e)	Personal assistive devices; and/or
(f)	Intravenous devices.

(2)	Each vehicle shall have posted inside the Health Plan’s toll-free telephone number for enrollee complaints;

(3)
The interior of all vehicles shall be free from dirt, grime, oil, trash, torn upholstery, damaged or broken seats, protruding metal or other objects or materials which could soil items placed in the vehicle or cause discomfort to enrollees;

(4)
The transportation provider shall provide the enrollee with boarding assistance, if necessary or requested, to the seating portion of the vehicle. Such assistance shall include, but not be limited to, opening the vehicle door, fastening the seat belt or wheelchair securing devices, storage of mobility assistive devices and closing the vehicle door. In the door-through- door paratransit service category, the driver shall open and close doors to buildings, except in situations in which assistance in opening and/or closing building doors would not be safe for passengers remaining in the vehicle. The driver shall provide assisted access in a dignified manner;

(5)	Smoking, eating and drinking are prohibited in any vehicle, except in cases in which, as a medical necessity, the enrollee requires fluids or sustenance during transport;

(6)
All vehicles must be equipped with two-way communications, in good working order and audible to the driver at all times, by which to communicate with the transportation services hub or base of operations; and

AHCA Contract No. FA971, Attachment II, Exhibit 5, Page 267 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

(7)	All vehicles must have working air conditioners and heaters.

l.	Vehicle transfer points shall provide shelter, security, and safety of enrollees.

m.	The transportation provider shall maintain a passenger/trip database for each enrollee it transports.

n.
The Health Plan shall establish a minimum twenty-four (24) hour advance notification policy to obtain transportation services, and the Health Plan shall communicate that policy to its enrollees and transportation providers.

o.	The Health Plan shall establish enrollee pick-up windows and communicate those timeframes to enrollees and transportation providers.

p.
The Health Plan shall submit data on transportation performance measures as defined by the Agency and as specified in the Agency’s Performance Measures Specifications Manual. The Health Plan shall report on those measures to the Agency as specified in Attachment II, Section VIII, Quality Management, Item A., Quality Improvement, sub-item 3.d. and Attachment II, Section XII, Reporting Requirements, and the Health Plan Report Guide.

q.
The Health Plan shall provide an annual attestation to BMHC by January 1 of each Contract year that it is in full compliance with the policies and procedures relating to transportation services, and that all vehicles used for transportation services have received annual safety inspections.

r.
The Health Plan shall provide an annual attestation to BMHC by January 1 of each Contract Year that all drivers providing transportation services have passed background checks and meet all qualifications specified in law and in rule.

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AHCA Contract No. FA971, Attachment II, Exhibit 5, Page 268 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 6
Behavioral Health Care

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 6, Page 269 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 7
Provider Network

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

Non-Reform Capitated Health Plans and the Specialty Plan for Children with Chronic Conditions

Section VII, Provider Network, Item I., Provider Services

2.	Provider Handbook

In addition to other requirements specified in Attachment II, Section VII, Provider Network, Item I., Provider Services, regarding the provider handbook, the Health Plan shall include in its provider handbook a notice that the provider must not require a copayment for covered services nor may the provider charge enrollees for missed appointments.

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AHCA Contract No. FA971, Attachment II, Exhibit 7, Page 270 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 8
Quality Management

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

Non-Reform Health Plans

Section VIII, Quality Management, Item B., Utilization Management

5.	Disease Management – The Agency encourages the Health Plan to develop and implement disease management programs for enrollees living with chronic conditions.

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AHCA Contract No. FA971, Attachment II, Exhibit 8, Page 271 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 9
Grievance System

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 9, Page 272 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 10
Administration and Management

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

All Capitated Health Plans

Section X, Administration and Management, Item C., Claims

1.	The date of claim receipt is the date the Health Plan receives the claim at its designated claims receipt location.

2.	The date of Health Plan claim payment is the date of the check or other form of payment.

3.	For all electronically submitted claims for capitated services, the Health Plan shall:

a.
Within twenty-four (24) hours after the beginning of the next business day after receipt of the claim, provide electronic acknowledgment of the receipt of the claim to the electronic source submitting the claim.

b.
Within twenty (20) calendar days after receipt of the claim, pay the claim or notify the provider or designee that the claim is denied or contested. The notification to the provider of a contested claim shall include an itemized list of additional information or documents necessary to process the claim.

c.
Pay or deny the claim within ninety (90) calendar days after receipt of the claim. Failure to pay or deny the claim within one-hundred twenty (120) calendar days after receipt of the claim creates an uncontestable obligation for the Health Plan to pay the claim.

4.	For all non-electronically submitted claims for capitated services, the Health Plan shall:

a.
Within fifteen (15) calendar days after receipt of the claim, provide acknowledgment of receipt of the claim to the provider or designee or provide the provider or designee with electronic access to the status of a submitted claim.

b
Within forty (40) calendar days after receipt of the claim, pay the claim or notify the provider or designee that the claim is denied or contested. The notification to the provider of a contested claim shall include an itemized list of additional information or documents necessary to process the claim.

c.
Pay or deny the claim within one-hundred twenty (120) calendar days after receipt of the claim. Failure to pay or deny the claim within one-hundred forty (140) calendar days after receipt of the claim creates an uncontestable obligation for the Health Plan to pay the claim.

5.	The Health Plan shall reimburse providers for the delivery of authorized services as described in s. 641.3155, F.S., including, but not limited to:

AHCA Contract No. FA971, Attachment II, Exhibit 10, Page 273 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

a.	The provider must mail or electronically transfer (submit) the claim to the Health Plan within six (6) months after:

(1)	The date of service or discharge from an inpatient setting; or

(2)	The date that the provider was furnished with the correct name and address of the Health Plan.

b.	When the Health Plan is the secondary payer, the provider must submit the claim to the Health Plan within ninety (90) calendar days after the final determination of the primary payer.

6.
In accordance with s. 409.912, F.S., the Health Plan shall reimburse any hospital or physician that is outside the Health Plan’s authorized geographic service area for Health Plan authorized services provided by the hospital or physician to enrollees:

a.	At a rate negotiated with the hospital or physician; or

b.	The lesser of the following:

(1)	The usual and customary charge made to the general public by the hospital or physician; or

(2)	The Florida Medicaid reimbursement rate established for the hospital or physician.

7.	The Health Plan shall reimburse providers for Medicare deductibles and co-insurance payments for Medicare dually eligible members according to the lesser of the following:

a.	The rate negotiated with the provider; or

b.	The reimbursement amount as stipulated in s. 409.908 F.S.

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AHCA Contract No. FA971, Attachment II, Exhibit 10, Page 274 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 11
Information Management and Systems

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 11, Page 275 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 12
Reporting Requirements

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 12, Page 276 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 13
CAP-Non-Reform
Method of Payment

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

Non-Reform Capitated Health Plans

A.	Fixed Price Unit Contract

This is a fixed price (unit cost) Contract. The Agency, or its fiscal agent, shall make payments to the Health Plan on a monthly basis for the Health Plan’s satisfactory performance of its duties and responsibilities as set forth in this Contract. To accommodate payments, the Health Plan shall be eligible for and enrolled as a provider with the fiscal agent.

B.	Child Health Check-Up (CHCUP) Incentive Program

Health Plans will be eligible to participate in the CHCUP incentive program when the Health Plan has exceeded both the sixty percent (60%) state screening rate and the federal eighty percent (80%) participation ratio goals as outlined in Attachment II, Section V, Covered Services. The Agency will determine which Health Plans will participate based upon the audited CHCUP reports submitted each October as set forth in Attachment II, Section XII, Reporting Requirements.

1.
The amount of the incentive payment shall be calculated as follows: The ratio of a qualified Health Plan’s screenings to the total of all health plans’ screenings will be multiplied by the total amount in the fund for the incentive payment. The ratios will be based on the Health Plans’ audited CHCUP reports. The total amount in the fund will be determined at the discretion of the Agency. In no event shall the total monies allotted to the incentive program exceed the incentive payment fund.

2.
Pursuant to 42 CFR 438.6, (c)(5)(iii), the payment to any one Health Plan shall not be in excess of five percent (5%) of the capitation amount paid to all health plans for CHCUP services provided pursuant to this Contract.

C.	Capitation Rates

The Agency shall pay the applicable capitation rate for each eligible enrollee whose name appears on the HIPAA-compliant X12 820 file for each month, except that the Agency shall not pay for, and shall recoup, any part of the total enrollment that exceeds the maximum authorized enrollment level(s) expressed in Attachment I. The total payment amount to the Health Plan shall depend upon the number of enrollees in each eligibility category and each rate group, as provided for by this Contract, or as adjusted pursuant to the Contract when necessary. The Health Plan is obligated to provide services pursuant to the terms of this Contract for all enrollees for whom the Health Plan has received capitation payment and for whom the Agency has assured the Health Plan that capitation payment is forthcoming.

AHCA Contract No. FA971, Attachment II, Exhibit 13, Page 277 of 285

WellCare of Florida, Inc.                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

1.
The Agency’s capitation rates are developed using historical rates paid by Medicaid FFS for similar services in the same service area, adjusted for inflation, where applicable, in accordance with 42 CFR 438.6(c). These rates are included as Attachment I, titled “ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS.”

a.
The Agency may use, or may amend and use these rates, only after certification by its actuary and approval by the Centers for Medicare and Medicaid Services. Inclusion of these rates is not intended to convey or imply any rights, duties or obligations of either party, nor is it intended to restrict, restrain or control the rights of either party that may have existed independently of this section of the Contract.

b.
By signature on this Contract, the parties explicitly agree that this section shall not independently convey any inherent rights, responsibilities or obligations of either party, relative to these rates, and shall not itself be the basis for any cause of administrative, legal or equitable action brought by either party. In the event that the rates certified by the actuary and approved by CMS are different from the rates included in this Contract, the Health Plan agrees to accept a reconciliation performed by the Agency to bring payments to the Health Plan in line with the approved rates. The Agency may amend and use the CMS-approved rates by notice to the Health Plan through an amendment to the Contract.

2.
The capitation rates to be paid specific to the Health Plan shall be as indicated in Attachment I, which indicates the initial and maximum authorized enrollment levels and capitation rates applicable to each authorized eligibility category.

3.
At such time as the Agency receives legislative direction to assess Health Plans for enrollment and disenrollment services costs, the Agency shall apply assessments, in quarterly installments each Contract year, against the Health Plan’s next capitation payment to pay for the enrollment and disenrollment services contractor as follows:

a.	July 1, for costs estimated for the Agency’s enrollment and disenrollment services contractor system and Contract for July and the following two (2) months.

b.	October 1, for costs related to the third party enrollment and disenrollment services Contract for October and the following two (2) months.

c.	January 1, for costs related to maintaining the third party enrollment and services Contract for January and the following two (2) months.

d.	April 1, for costs related to maintaining the third party enrollment and disenrollment services contract for April and the following two (2) months.

4.
Unless otherwise specified in this Contract, the Health Plan shall accept the capitation payment received each month as payment in full by the Agency for all services provided to enrollees covered under this Contract and the administrative costs incurred by the Health Plan in providing or arranging for such services. Any and all costs incurred by the Health Plan in excess of the capitation payment shall be borne in total by the Health Plan.

5.
The Agency shall pay a retroactive capitation rate for each newborn enrolled in the Health Plan for up to the first three (3) months of life, provided the newborn was enrolled through the unborn activation process.

AHCA Contract No. FA971, Attachment II, Exhibit 13, Page 278 of 285

WellCare of Florida, Inc.                                                                  Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

a.
The Health Plan shall use the unborn activation process to enroll all babies born to pregnant enrollees as specified in Attachment II, Section III, Eligibility and Enrollment, Item B., Enrollment, sub-item 3., Unborn Activation and Newborn Enrollment.

b.	The Health Plan is responsible for payment of all covered services provided to newborns enrolled through the unborn activation process.

D.	Rate Adjustments and Payment Assessments

1	The Health Plan and the Agency acknowledge that the capitation rates paid under this Contract are subject to approval by the federal government.

2.
The Health Plan and the Agency acknowledge that adjustments to funds previously paid, and to funds yet to be paid, may be required. Funds previously paid shall be adjusted when capitation rate calculations are determined to have been in error, or when capitation rate payments have been made for enrollees who are determined not to have been eligible for Health Plan membership during the period for which the capitation rate payments were made. In such events, the Health Plan agrees to refund any overpayment and the Agency agrees to pay any underpayment.

3.
The Agency agrees to adjust capitation rates to reflect budgetary changes in the Medicaid FFS program. The rate of payment and total dollar amount may be adjusted with a properly executed amendment when Medicaid FFS expenditure changes have been established through the appropriations process and subsequently identified in the Agency's operating budget. Legislatively-mandated changes shall take effect on the dates specified in the legislation.

4.
At such time the Agency receives the appropriate legislative direction as specified above, the Agency shall annually, or more frequently, determine the actual expenditures for enrollment and disenrollment services. The Agency will compare capitation rate assessments to the actual costs for enrollment and disenrollment services. The following factors will enter into any cost settlement process:

a.
If the amount of capitation rate assessments are less than the actual cost of providing enrollment and disenrollment services, the Health Plan will return the difference to the Agency within thirty (30) calendar days of settlement.

b.
If the amount of capitation rate assessments exceeds the actual cost of providing enrollment and disenrollment services, the Agency will make up the difference to the Health Plan within thirty (30) calendar days of the settlement.

E.	Errors

The Health Plan shall carefully prepare all reports and monthly payment requests for submission to the Agency. If after preparation and electronic submission, the Health Plan discovers an error, including, but not limited to, errors resulting in capitated payments above the Health Plan’s authorized levels, either by the Health Plan or the Agency, the Health Plan has thirty (30) calendar days from its discovery of the error, or thirty (30) calendar days after receipt of notice by the Agency, to correct the error and re-submit accurate reports and/or invoices. Failure to respond

AHCA Contract No. FA971, Attachment II, Exhibit 13, Page 279 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

within the thirty (30) calendar day period shall result in a loss of any money due to the Health Plan for such errors and/or sanctions against the Health Plan pursuant to Attachment II, Section XIV, Sanctions.

F.	Member Payment Liability Protection

Pursuant to s. 1932 (b)(6), Social Security Act (as enacted by section 4704 of the Balanced Budget Act of 1997), the Health Plan shall not hold members liable for the following:

1.	For debts of the Health Plan, in the event of the Health Plan’s insolvency;

2.
For payment of covered services provided by the Health Plan if the Health Plan has not received payment from the Agency for the covered services, or if the provider, under contract or other arrangement with the Health Plan, fails to receive payment from the Agency or the Health Plan; and/or

3.
For payments to a provider, including referral providers, that furnished covered services under a contract, or other arrangements with the Health Plan, that are in excess of the amount that normally would be paid by the enrollee if the covered services had been received directly from the Health Plan.

G.	Transition to Medicaid Reform (Non-Reform Health Plans)

1.
The Health Plan understands that the state began Medicaid Reform in Broward County and Duval County on September 1, 2006, with Baker, Clay, and Nassau Counties added September 1, 2007, as authorized by the state. As a result, in all areas in which the state implements Medicaid Reform, the Health Plan’s enrollment will transition from coverage under this Contract to the Medicaid Reform Contract in accordance with the Agency’s implementation schedule.

2.
When the state authorizes expansion of Medicaid Reform into a new county in which the Health Plan is currently providing, or will provide, Medicaid services, the Health Plan acknowledges that it must request an amendment for an expansion of service under the Contract in order to continue to provide benefits in the new Medicaid Reform county. Upon implementation of Medicaid Reform, the Health Plan:

a.	Shall not engage in marketing or community outreach activities with regard to the services and/or benefits provided under this Contract; and

b.	Shall receive voluntary or mandatory enrollees for the Medicaid Reform county under this Contract.

H.	Cost Effectiveness

The Agency shall ensure that the Health Plan is cost-effective (see s. 409.912(42), F.S.). The Agency may not renew this Contract if it is not cost-effective.

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AHCA Contract No. FA971, Attachment II, Exhibit 13, Page 280 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 14
Sanctions

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 14, Page 281 of 285

WellCare of Florida, Inc.                                                                 Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 15
Financial Requirements

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

All Capitated Health Plans

Section XV, Financial Requirements, Item A., Insolvency Protection

1.
The Health Plan shall establish a restricted insolvency protection account with a federally guaranteed financial institution licensed to do business in Florida in accordance with s. 1903(m)(1) of the Social Security Act (amended by s. 4706 of the Balanced Budget Act of 1997), and s. 409.912, F.S., and, for capitated PSNs, the solvency requirements established in approved federal waivers. The Health Plan shall deposit into that account five percent (5%) of the capitation payments made by the Agency each month until a maximum total of two percent (2%) of the annualized total current Contract amount is reached and maintained. No interest may be withdrawn from this account until the maximum Contract amount is reached and withdrawal of the interest will not cause the balance to fall below the required maximum amount. This provision shall remain in effect as long as the Health Plan continues to contract with the Agency.

2.
The restricted Insolvency protection account may be drawn upon with the authorized signatures of two (2) persons designated by the Health Plan and two (2) representatives of the Agency. The Multiple Signature Agreement Form shall be resubmitted to BMHC within thirty (30) calendar days of Contract execution and resubmitted within thirty (30) calendar days after a change in authorized Health Plan personnel occurs. If the authorized persons remain the same, the Health Plan shall submit an attestation to this effect annually by April 1 of each Contract year to BMHC along with a copy of the latest bank statement. The Health Plan may obtain a sample Multiple Signature Verification Agreement form from the Agency or its agent or download from the BMHC website at:

http://ahca.myflorida.com/MCHQ/Managed_Health_Care/MHMO/med_prov.shtml All such agreements or other signature cards shall be approved in advance by BMHC.

3.
In the event that a determination is made by the Agency that the Health Plan is insolvent, as defined in Attachment II, Section I, Definitions and Acronyms, the Agency may draw upon the amount solely with the two (2) authorized signatures of representatives of the Agency and funds may be disbursed to meet financial obligations incurred by the Health Plan under this Contract. A statement of account balance shall be provided by the Health Plan within fifteen (15) calendar days of request of the Agency.

4.
If the Contract is terminated, expired, or not continued, the account balance shall be released by the Agency to the Health Plan upon receipt of proof of satisfaction of all outstanding obligations incurred under this Contract.

5.
In the event the Contract is terminated or not renewed and the Health Plan is insolvent, the Agency may draw upon the insolvency protection account to pay any outstanding debts the Health Plan owes the Agency including, but not limited to, overpayments made to the Health Plan, and fines imposed under the Contract or, for HMOs, s. 641.52, F.S., for which a final

AHCA Contract No. FA971, Attachment II, Exhibit 15, Page 282 of 285

WellCare of Florida, Inc.                                                             Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

order has been issued. In addition, if the Contract is terminated or not renewed and the Health Plan is unable to pay all of its outstanding debts to health care providers, the Agency and the Health Plan agree to the court appointment of an impartial receiver for the purpose of administering and distributing the funds contained in the Insolvency protection account. An appointed receiver shall give outstanding debts owed to the Agency priority over other claims.

All Capitated Health Plans

Section XV, Financial Requirements, Item H., Third Party Resources

1.	The Health Plan shall specify whether it will assume full responsibility for third party collections in accordance with this section.

2.	Pursuant to s. 409.910, F.S., Medicaid is the payer of last resort. The following standards govern recovery:

a. If the Health Plan has determined that third party liability exists for part or all of the services provided directly by the Health Plan to an enrollee, the Health Plan shall make reasonable efforts to recover from third party liable sources the value of services rendered.

b.
If the Health Plan has determined that third party liability exists for part or all of the services provided to an enrollee by a subcontractor or referral provider, and the third party is reasonably expected to make payment within one-hundred twenty (120) calendar days, the Health Plan may pay the subcontractor or referral provider only the amount, if any, by which the subcontractor's allowable claim exceeds the amount of the anticipated third party payment; or, the Health Plan may assume full responsibility for third party collections for service provided through the subcontractor or referral provider.

c.
The Health Plan may not withhold payment for services provided to an enrollee if third party liability or the amount of liability cannot be determined, or if payment shall not be available within a reasonable time, beyond one-hundred twenty (120) calendar days from the date of receipt.

d.
When the Agency has a FFS lien against a third party resource and the Health Plan has also extended services potentially reimbursable from the same third party resource, the Agency’s lien shall be entitled to priority.

e.
The Agency may, at its sole discretion, offer to provide third party recovery services to the Health Plan. If the Health Plan elects to authorize the Agency to recover on its behalf, the Health Plan shall be required to provide the necessary data for recovery in the format prescribed by the Agency. All recoveries, less the Agency’s cost to recover, shall be income to the Health Plan. The cost to recover shall be expressed as a percentage of recoveries and shall be fixed at the time the Health Plan elects to authorize the Agency to recover on its behalf.

e.	All funds recovered from third parties shall be treated as income for the Health Plan.

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AHCA Contract No. FA971, Attachment II, Exhibit 15, Page 283 of 285

WellCare of Florida, Inc.                                                               Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 16
Terms and Conditions

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

Reform and Non-Reform HMOs

Section XVI, Term and Conditions, Item L., Licensing

In accordance with s. 409.912, F.S., all entities that provide Medicaid health care services must be commercially licensed in accordance with the provisions of Part I and Part III of Chapter 641, F.S.

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AHCA Contract No. FA971, Attachment II, Exhibit 16, Page 284 of 285

WellCare of Florida, Inc.                                                                Medicaid HMO Non-Reform Contract
d/b/a Staywell Health Plan of Florida

Exhibit 17
Liquidated Damages

NOTE: This exhibit provides Health Plan requirements in addition to Attachment II of this Contract, unless otherwise specified.

N/A

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AHCA Contract No. FA971, Attachment II, Exhibit 17, Page 285 of 285

ATTACHMENT III

BUSINESS ASSOCIATE AGREEMENT

The parties to this Attachment agree that the following provisions constitute a business associate agreement for purposes of complying with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). This Attachment is applicable if the Vendor is a business associate within the meaning of the Privacy and Security Regulations, 45 C.F.R. 160 and 164.

The Vendor certifies and agrees as to abide by the following:

1.	Definitions. Unless specifically stated in this Attachment, the definition of the terms contained herein shall have the same meaning and effect as defined in 45 C.F.R. 160 and 164.

1.a
Protected Health Information. For purposes of this Attachment, protected health information shall have the same meaning and effect as defined in 45 C.F.R. 160 and 164, limited to the information created, received, maintained or transmitted by the Vendor from, or on behalf of, the Agency.

1.b
Security Incident. For purposes of this Attachment, security incident shall mean any event resulting in computer systems, networks, or data being viewed, manipulated, damaged, destroyed or made inaccessible by an unauthorized activity. See National Institute of Standards and Technology (NIST) Special Publication 800-61, "Computer Security Incident Handling Guide,” for more information.

2.
Applicability of HITECH and HIPAA Privacy Rule and Security Rule Provisions.  As provided by federal law, Title XIII of the American Recovery and Reinvestment Act of 2009 (ARRA), also known as the Health Information Technology Economic and Clinical Health (HITECH) Act, requires a Business Associate (Vendor) that contracts with the Agency, a HIPAA covered entity, to comply with the provisions of the HIPAA Privacy and Security Rules (45 C.F.R. 160 and 164).

3.
Use and Disclosure of Protected Health Information. The Vendor shall not use or disclose protected health information other than as permitted by this Contract or by federal and state law. The Vendor will use appropriate safeguards to prevent the use or disclosure of protected health information for any purpose not in conformity with this Contract and federal and state law. The Vendor will implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of electronic protected health information the Vendor creates, receives, maintains, or transmits on behalf of the Agency.

4.
Use and Disclosure of Information for Management. Administration, and Legal Responsibilities. The Vendor is permitted to use and disclose protected health information received from the Agency for the proper management and administration of the Vendor or to

AHCA Contract No. FA971, Attachment III, Page 1 of 4
AHCA Form 2100-0017 (Rev. AUG 09)

carry out the legal responsibilities of the Vendor, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where the Vendor obtains reasonable assurances from the person to whom the protected health information is disclosed that: (1) the protected health information will be held confidentially, (2) the protected health information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies the Vendor of any instance of which it is aware in which the confidentiality of the protected health information has been breached.

5.
Disclosure to Third Parties. The Vendor will not divulge, disclose, or communicate protected health information to any third party for any purpose not in conformity with this Contract without prior written approval from the Agency. The Vendor shall ensure that any agent, including a subcontractor, to whom it provides protected health information received from, or created or received by the Vendor on behalf of, the Agency agrees to the same terms, conditions, and restrictions that apply to the Vendor with respect to protected health information.

6.
Access to Information. The Vendor shall make protected health information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the protected health information in accordance with 45 C.F.R. 164.524.

7.
Amendment and Incorporation of Amendments. The Vendor shall make protected health information available for amendment and to incorporate any amendments to the protected health information in accordance with 45 C.F.R. 164.526.

8.
Accounting for Disclosures. The Vendor shall make protected health information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. 164.528. The Vendor shall document all disclosures of protected health information as needed for the Agency to respond to a request for an accounting of disclosures in accordance with 45 C.F.R. 164.528.

9.
Access to Books and Records. The Vendor shall make its internal practices, books, and records relating to the use and disclosure of protected health information received from, or created or received by the Vendor on behalf of the Agency, available to the Secretary of the Department of Health and Human Services or the Secretary’s designee for purposes of determining compliance with the Department of Health and Human Services Privacy Regulations.

10.	Reporting. The Vendor shall make a good faith effort to identify any use or disclosure of protected health information not provided for in this Contract.

10a.
To Agency.  The Vendor will report to the Agency, within ten (10) business days of discovery, any use or disclosure of protected health information not provided for in this Contract of which the Vendor is aware. The Vendor will report to the Agency, within twenty-four (24) hours of discovery, any security incident of which the Vendor is aware. A violation of this paragraph shall be a material violation of this Contract.

AHCA Contract No. FA971, Attachment III, Page 2 of 4
AHCA Form 2100-0017 (Rev. AUG 09)

Such notice shall include the identification of each individual whose unsecured protected health information has been, or is reasonably believed by the Vendor to have been, accessed, acquired, or disclosed during such breach.

10b.
To Individuals.  In the case of a breach of protected health information discovered by the Vendor, the Vendor shall first notify the Agency of the pertinent details of the breach and upon prior approval of the Agency shall notify each individual whose unsecured protected health information has been, or is reasonably believed by the Vendor to have been, accessed, acquired or disclosed as a result of such breach. Such notification shall be in writing by first-class mail to the individual (or the next of kin if the individual is deceased) at the last known address of the individual or next of kin, respectively, or, if specified as a preference by the individual, by electronic mail. Where there is insufficient, or out-of-date contract information (including a phone number, email address, or any other form of appropriate communication) that precludes written (or, if specifically requested, electronic) notification to the individual, a substitute form of notice shall be provided, including, in the case that there are 10 or more individuals for which there is insufficient or out-of-date contact information, a conspicuous posting on the Web site of the covered entity involved or notice in major print of broadcast media, including major media in the geographic areas where the individuals affected by the breach likely reside. In any case deemed by the Vendor to require urgency because of possible imminent misuse of unsecured protected health information, the Vendor may also provide information to individuals by telephone or other means, as appropriate.

10.c.
To Media. In the case of a breach of protected health information discovered by the Vendor where the unsecured protected health information of more than 500 persons is reasonably believed to have been, accessed, acquired, or disclosed, after prior approval by the Agency, the Vendor shall provide notice to prominent media outlets serving the State or relevant portion of the State involved.

10.d
To Secretary of Health and Human Services. The Vendor shall cooperate with the Agency to provide notice to the Secretary of Health and Human Services of unsecured protected health information that has been acquired or disclosed in a breach. If the breach was with respect to 500 or more individuals, such notice must be provided immediately. If the breach was with respect to less than 500 individuals, the Vendor may maintain a log of such breach occurring and annually submit such log to the Agency so that it may satisfy its obligation to notify the Secretary of Health and Human Services documenting such breaches occurring in the year involved.

10.e
Content of Notices. All notices required under this Attachment shall include the content set forth Section 13402(f), Title XIII of the American Recovery and Reinvestment Act of 2009, except that references therein to a “covered entity” shall be read as references to the Vendor.

10.f	Financial Responsibility. The Vendor shall be responsible for all costs related to the notices required under this Attachment.

AHCA Contract No. FA971, Attachment III, Page 3 of 4
AHCA Form 2100-0017 (Rev. AUG 09)

11.	Mitigation. Vendor shall mitigate, to the extent practicable, any harmful effect that is known to the Vendor of a use or disclosure of protected health information in violation of this Attachment.

12.	Termination. Upon the Agency's discovery of a material breach of this Attachment, the Agency shall have the right to terminate this Contract.

12.a
Effect of Termination. At the termination of this Contract, the Vendor shall return all protected health information that the Vendor still maintains in any form, including any copies or hybrid or merged databases made by the Vendor; or with prior written approval of the Agency, the protected health information may be destroyed by the Vendor after its use. If the protected health information is destroyed pursuant to the Agency's prior written approval, the Vendor must provide a written confirmation of such destruction to the Agency. If return or destruction of the protected health information is determined not feasible by the Agency, the Vendor agrees to protect the protected health information and treat it as strictly confidential.

The Vendor has caused this Attachment to be signed and delivered by its duly authorized representative, as of the date set forth below.

Vendor Name:

/s/Christina Cooper	8/28/12
Signature	Date

Christina Cooper, President
Name and Title of Authorized Signer

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AHCA Contract No. FA971, Attachment III, Page 4 of 4
AHCA Form 2100-0017 (Rev. AUG 09)

ATTACHMENT IV

CERTIFICATION REGARDING LOBBYING
CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE AGREEMENTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1)
No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement.

(2)
If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with this federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

(3)
The undersigned shall require that the language of this certification be included in the award documents for all sub-awards at all tiers (including subcontracts, sub-grants, and contracts under grants, loans, and cooperative agreements) and that all sub-recipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

/s/Christina Cooper	8/28/12
Signature	Date

Christina Cooper	FA971
Name of Authorized Individual	Application or Contract Number

WellCare of Florida, Inc., 8735 Henderson Rd. Tampa, FL 33634
Name and Address of Organization

AHCA Contract No. FA971, Attachment IV, Page 1 of 1
AHCA Form 2100-0010 (Rev.OCT02)

ATTACHMENT V

CERTIFICATION REGARDING
DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION
CONTRACTS/SUBCONTRACTS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, signed February 18, 1986. The guidelines were published in the May 29, 1987, Federal Register (52 Fed. Reg., pages 20360-20369).

INSTRUCTIONS

1.
Each Vendor whose contract/subcontract equals or exceeds $25,000 in federal monies must sign this certification prior to execution of each contract/subcontract. Additionally, Vendors who audit federal programs must also sign, regardless of the contract amount. The Agency for Health Care Administration cannot contract with these types of Vendors if they are debarred or suspended by the federal government.

2.
This certification is a material representation of fact upon which reliance is placed when this contract/subcontract is entered into. If it is later determined that the signer knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

3.
The Vendor shall provide immediate written notice to the contract manager at any time the Vendor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

4.
The terms "debarred," "suspended," "ineligible," "person," "principal," and "voluntarily excluded," as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the contract manager for assistance in obtaining a copy of those regulations.

5.
The Vendor agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract/subcontract unless authorized by the Federal Government.

6.
The Vendor further agrees by submitting this certification that it will require each subcontractor of this contract/subcontract, whose payment will equal or exceed $25,000 in federal monies, to submit a signed copy of this certification.

7.
The Agency for Health Care Administration may rely upon a certification of a Vendor that it is not debarred, suspended, ineligible, or voluntarily excluded from contracting/subcontracting unless it knows that the certification is erroneous.

8.	This signed certification must be kept in the contract manager's contract file. Subcontractor's certifications must be kept at the contractor's business location.

CERTIFICATION

(1)
The prospective Vendor certifies, by signing this certification, that neither he nor his principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this contract/subcontract by any federal department or agency.

(2)	Where the prospective Vendor is unable to certify to any of the statements in this certification, such prospective vendor shall attach an explanation to this certification.

/s/Christina Cooper	8/28/12
Signature	Date

Christina Cooper, President
Name and Title of Authorized Signer

AHCA Contract No. FA971, Attachment V, Page 1 of 1
AHCA Form 2100-0009 (JAN 03)

ATTACHMENT VI
VENDOR CERTIFICATION REGARDING
SCRUTINIZED COMPANIES LISTS

Vendor Name:  WellCare of Florida, Inc.
Vendor FEIN:  59-2583622
Vendor’s Authorized Representative Name and Title: Christina Cooper, President
Address:  8735 Henderson Rd
City:  Tampa                                       State: FL                                                           Zip:33634
Telephone Number:  813-206-3213
Email Address:  Christina.Cooper@wellcare.com

Section 287.135, Florida Statutes, prohibits agencies from contracting with companies, for goods or services over $1,000,000, that are on either the Scrutinized Companies with Activities in Sudan List or the Scrutinized Companies with Activities in the Iran Petroleum Energy Sector List.  Both lists are created pursuant to section 215.273, Florida Statutes.

As the person authorized to sign on behalf of the Vendor, I hereby certify that the company identified above in the section entitled “Vendor name” is not listed on either the Scrutinized Companies with Activities in Sudan List or the Scrutinized Companies with Activities in the Iran Petroleum Energy Sector List.  I understand that pursuant to section 287.135, Florida Statutes, the submission of a false certification may subject company to civil penalties, attorney’s fees, and/or costs.

Certified By: /s/ Christina Cooper , who is authorized to sign on behalf of the above referenced company. Authorized Signature Print Name and Title: Christina Cooper, President

AHCA Contract No. FA971, Attachment VI, Page 1 of 1